As filed with the Securities and Exchange Commission on October 19, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Activant Solutions Inc.
(Exact name of registrant issuer as specified in its charter)
SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	7371	94-2160013
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7683 Southfront Road, Livermore, CA 94551
(800) 678-7423
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Timothy F. Taich
Vice President and General Counsel
7683 Southfront Road, Livermore, CA 94551
(925) 449-0606
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Richard A. Fenyes, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Tel: (212) 455-2000

     Approximate date of commencement of proposed exchange offers:  As soon as practicable after this Registration Statement is declared effective.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to	Maximum	Maximum
Title of Each Class of	be	Offering	Aggregate	Amount of
Securities to be Registered	Registered	Price Per Note	Offering Price(1)	Registration Fee

9 1/2% Senior Subordinated Notes due 2016	$175,000,000	100%	$175,000,000	$18,725

Guarantees of 9 1/2% Senior Subordinated Notes due 2016	N/A(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	See inside facing page for additional registrant guarantors.

(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

State or Other
Exact Name of	Jurisdiction of	I.R.S. Employer		Address, Including Zip Code and Telephone
Registrant Guarantor as	Incorporation or	Identification		Number, Including Area Code, of Registrant
Specified in its Charter	Organization	Number		Guarantor’s Principal Executive Offices

CCI/ ARD, Inc.	Delaware	74-3006451		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
CCI/ Triad Gem, Inc.	Texas	74-2864793		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Distributor Information Systems Corporation	Connecticut	06-0997271		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Enterprise Computer Systems, Inc.	South Carolina	57-0672234		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
HM Coop, LLC	Delaware	94-2160013 (Parent EIN	)	804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Prelude Systems, Inc.	Texas	75-1772775		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Prophet 21 Canada, Inc.	Delaware	90-0160480		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Prophet 21, Inc.	Delaware	23-2746447		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Prophet 21 Investment Corporation	Delaware	51-0284432		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Prophet 21 (New Jersey), Inc.	New Jersey	22-2048638		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
SDI Merger Corporation	Illinois	36-2906268		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Speedware Holdings, Inc.	Delaware	32-0070686		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Speedware USA Inc.	New York	13-3320017		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Stanpak Systems, Inc.	Massachusetts	04-2689074		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Trade Service Systems, Inc.	Pennsylvania	23-2334940		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Triad Data Corporation	California	74-2982437		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Triad Systems Corporation	Delaware	74-2982438		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300
Triad Systems Financial Corporation	California	94-2525826		804 Las Cimas Parkway Austin, Texas 78746 (Travis County) 512-328-2300

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED OCTOBER 19, 2006
PRELIMINARY PROSPECTUS
Activant Solutions Inc.
Offers to Exchange
       $175,000,000 aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2016 (the “notes”), which have been registered under the Securities Act of 1933, for any and all of its outstanding 9 1/2% Senior Subordinated Notes due 2016.

       We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.
The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 12:00 a.m. midnight, New York City time, on , unless extended. We do not currently intend to extend the expiration date.

•	The exchange notes to be issued in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.
Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on a national market.
      All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

       See “Risk Factors” beginning on page 17 for a discussion of certain risks that you should consider before participating in the exchange offer.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2006.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer if these securities in any state where the offer is not permitted.
TRADEMARKS AND SERVICE MARKS
      Gemini, CSD, IDW, IDX, Eclipse, Loadstar, ECS Pro, Eagle, Falcon, Prism, Dimensions, Cover to Cover and Prelude are trademarks of ours and Activant, A-DIS, ACONNEX, Activant Eagle, Activant Falcon, Activant iNet, J-CON, PartExpert, Prophet 21, ePartInsight, Enterprise, LaserCat, Speedware and Vista are registered trademarks of ours. Other products, services and company names mentioned in this prospectus are the service marks/trademarks of their respective owners.
INDUSTRY AND MARKET DATA
      In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Although we believe that these sources are reliable, we have not independently verified and do not guarantee the accuracy and completeness of this information.

Page

Prospectus Summary	1
Summary Historical and Pro Forma Consolidated Financial Data of Activant Holdings	15
Risk Factors	17
Forward-Looking Statements	27
The Transactions	28
Use of Proceeds	30
Capitalization	31
Unaudited Pro Forma Condensed Consolidated Financial Information	32
Selected Historical Consolidated Financial Data	39
Management’s Discussion and Analysis of Financial Condition and Results of Operations	41
Business	64
Management	80
Security Ownership of Certain Beneficial Owners	89
Certain Relationships and Related Party Transactions	91
Description of Other Indebtedness	95
The Exchange Offer	97
Description of Notes	107
United States Federal Income Tax Consequences of the Exchange Offer	160
Certain ERISA Considerations	160
Plan of Distribution	161
Legal Matters	162
Experts	162
Where You Can Find More Information	162
Index to Consolidated Financial Statements	F-1
Atricles of Incorporation of Activant Solutions Inc.
Bylaws of Activant Solutions Inc.
Atricles of Incorporation of CCI/ARD, Inc.
Bylaws of CCI/ARD, Inc.
Atricles of Incorporation of CCI/Triad Gem, Inc.
Bylaws of CCI/Triad Gem, Inc.
Atricles of Incorporation of Distributor Information Systems Corporation
Bylaws of Distributor Information Systems Corporation
Atricles of Incorporation of Enterprise Computer Systems, Inc.
Bylaws of Enterprise Computer Systems, Inc.
Certificate of Formation of HM Coop, Inc.
Limited Liability Company Agreement of HM Coop, Inc.
Atricles of Incorporation of Prelude Systems, Inc.
Bylaws of Prelude Systems, Inc.
Atricles of Incorporation of Prophet 21 Canada, Inc.
Bylaws of Prophet 21 Canada, Inc.
Atricles of Incorporation of Prophet 21, Inc.
Bylaws of Prophet 21, Inc.
Atricles of Incorporation of Prophet 21 Investment Corporation
Bylaws of Prophet 21 Investment Corporation
Atricles of Incorporation of Prophet 21 (New Jersey), Inc.
Bylaws of Prophet 21 (New Jersey), Inc.
Atricles of Incorporation of SDI Merger Corporation
Bylaws of SDI Merger Corporation
Atricles of Incorporation of Speedware Holdings, Inc.
Bylaws of Speedware Holdings, Inc.
Atricles of Incorporation of Speedware USA Inc.
Bylaws of Speedware USA Inc.
Atricles of Incorporation of Stanpak Systems, Inc.
Bylaws of Stanpak Systems, Inc.
Atricles of Incorporation of Trade Service Systems, Inc.
Bylaws of Trade Service Systems, Inc.
Atricles of Incorporation of Triad Data Corporation
Bylaws of Triad Data Corporation
Atricles of Incorporation of Triad Systems Corporation
Bylaws of Triad Systems Corporation
Atricles of Incorporation of Triad Systems Financial Corporation
Bylaws of Triad Systems Financial Corporation
Indenture
Credit Agreement
Guarantee Agreement
Security Agreement
Intellectual Property Security Agreement
Employment Agreement
Stockholders Agreement
Computation of Ratio of Earnings to Fixed Charges
List of Subsidiaries
Consent of Ernst & Young LLP
Consent of KPMG LLP (Montreal)
Consent of KPMG LLP (Philadelphia)
Power of Attorney of Activant Solutions Inc.
Power of Attorney of CCI/ARD, Inc.
Power of Attorney of CCI/Triad Gem, Inc.
Power of Attorney of Distributor Information Systems Corporation
Power of Attorney of Enterprise Computer Systems, Inc.
Power of Attorney of HM Coop, LLC
Power of Attorney of Prelude Systems, Inc.
Power of Attorney of Prophet 21 Canada, Inc.
Power of Attorney of Prophet 21, Inc.
Power of Attorney of Prophet 21 Investment Corporation
Power of Attorney of Prophet 21 (New Jersey), Inc.
Power of Attorney of SDI Merger Corporation
Power of Attorney of Speedware Holdings, Inc.
Power of Attorney of Speedware USA Inc.
Power of Attorney of Stanpak Systems, Inc.
Power of Attorney of Trade Service Systems, Inc.
Power of Attorney of Triad Data Corporation
Power of Attorney of Triad Systems Corporation
Power of Attorney of Triad Systems Financial Corporation
Form T-1 Statement of Eligibility

i

PROSPECTUS SUMMARY
      This summary highlights information appearing elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should carefully read the entire prospectus, including the financial data and related notes and section entitled “Risk Factors.” On March 12, 2006, Lone Star Holdings Corp., a Delaware corporation (“Acquisition Holdings”), and Lone Star Merger Corp., a Delaware corporation (“Merger Sub”), entities formed by investment funds associated with Hellman & Friedman LLC and Thoma Cressey Equity Partners, entered into an agreement and plan of merger (the “Merger Agreement”) with Activant Solutions Holdings Inc. (“Activant Holdings” or the “Predecessor”) pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub merged with and into Activant Holdings. Immediately after that merger, Activant Holdings, as the survivor of that merger, merged with and into Activant Solutions Inc. (“Activant” or the “Successor”). In this prospectus, we refer to these two mergers as the “Mergers.” Unless the context otherwise requires, references in this prospectus to “we,” “our,” “us” and “the company” refer to Activant Solutions Inc. and its consolidated subsidiaries or its Predecessor. “Speedware” refers to Speedware Corporation Inc. and its subsidiaries and “Prophet 21” refers to Prophet 21, Inc. and its subsidiaries. The “Acquisitions” refers to the acquisitions of Speedware and Prophet 21 in March 2005 and September 2005, respectively. References to “fiscal year” or “fiscal years” in this prospectus mean our fiscal year or years beginning October 1 and ending September 30.
Our Company
      We are a leading provider of vertical business management solutions with vertical-specific functionality to distribution businesses. With over 30 years of operating history, we have developed substantial expertise in serving businesses in three primary vertical markets: hardlines and lumber; wholesale distribution; and the automotive parts aftermarket. The vertical markets we serve have the shared characteristic of being complex distribution businesses with advanced inventory management needs. Using a combination of proprietary software and extensive expertise in these vertical markets, we provide complete business management solutions consisting of tailored systems, product support and content and supply chain services designed to meet the unique requirements of our customers. Our fully integrated systems and services include point-of-sale, inventory management, general accounting and enhanced data management that enable our customers to manage their day-to-day operations. We believe our solutions allow our customers to increase sales, boost productivity, operate more cost efficiently, improve inventory turns and enhance trading partner relationships.
      We have built a large base of approximately 13,500 product support customers, which are small and medium-sized retail and wholesale distribution businesses, operating in approximately 30,000 business locations. Our electronic automotive parts and applications catalog is used in approximately 27,000 business locations (a subset of which includes certain product support customers). Based on number of customers and revenues, we believe we have the leading position in the United States serving the hardlines and lumber vertical market, the automotive parts aftermarket and one of the leading positions serving the wholesale distribution vertical market.
      Our systems consist of proprietary software applications, implementation and training and third-party software, hardware and peripherals. Depending on our customers’ size, complexity of business and technology requirements, we have a range of systems offerings that enables us to access a broad segment of the addressable market in each of the vertical markets we serve. We also provide add-on modules, such as business intelligence, credit card signature capture and delivery tracking, that provide our customers with flexibility to deploy or implement our offerings individually or incrementally.
      Our services consist of product support, content and data services and other services. Our services revenues are generally recurring in nature since they are derived primarily from subscriptions to our support and maintenance services, our electronic automotive parts and application catalog, databases, connectivity and other services. For fiscal year 2005, our services revenues accounted for approximately 61% of our total revenues.

      In our experience, our systems and services are integral to the operations of our customers’ businesses and switching from our systems generally requires a great deal of time and expense and may present a significant operating risk for our customers. As a result, we have high levels of customer retention. For example, our average annual product support retention rates for the fiscal years 2003, 2004 and 2005 for our Eagle, Falcon, Prelude and Prophet 21 products, four of our primary business management solutions, have been greater than 94%.
      We have developed strategic relationships with many well known and influential market participants in each of our primary vertical markets who have a significant effect on their customers’ buying decisions. For example, in the hardlines segment we are a preferred or recommended business management solutions provider for the members of Ace Hardware Corp. and Do it Best Corp. cooperatives pursuant to agreements we have entered into with each of them and their members who are our customers. Similarly, we have entered into an agreement with Aftermarket Auto Parts Alliance, Inc. to provide their members in the automotive parts aftermarket business management systems. In addition, we have licensing agreements with many well known participants in each of the vertical markets we serve, including O’Reilly Automotive, Inc., the Industry Data Exchange Association and Meeks Building Centers, each of which is one of our top five customers within their vertical market and sales to each of which represented less than 2% of our total revenues for fiscal year 2005. We believe that these relationships are evidence of the strength of our solutions and differentiate us from our competitors within these vertical markets.
Market Opportunity
      The vast majority of our customer base is comprised of small and medium-sized businesses. We believe that these businesses are increasingly taking advantage of information technology to more effectively manage their operations. Based on market research and analysis, information technology spending, including spending on systems and services such as ours and other technology, by businesses with fewer than 1,000 employees was expected to grow by approximately 8.0% in 2005, outpacing the growth in spending by larger enterprises. We have identified a number of common factors driving this demand for technology solutions within small and medium-sized retail and wholesale distribution businesses in our vertical markets:

•	Need for turnkey business management solutions with vertical-specific functionality. To meet the challenges of today’s competitive environment, our customers demand turnkey products and services designed to fulfill unique business needs within a particular vertical market.

•	Complex supply chains. Our customers operate in markets that have multi-level supply chains consisting of service dealers, builders and other professional installers and do-it-yourselfers that order parts or products from local or regional stores, distributors and warehouses.

•	Inventory management. Our customers operate in complex distribution environments and manage, market and sell large quantities of diverse types of products, requiring them to manage extensive inventory.

•	Under-utilization of technology. We believe small and medium-sized businesses are under-utilizing technology and need to upgrade their older systems or purchase new systems in order to remain competitive.

•	High customer service requirements. Our customers seek to differentiate themselves in their respective marketplaces by providing a high degree of customer service.
Vertical Market Focus
      Our business management solutions serve distribution customers that operate in three primary vertical markets where we have developed specific expertise and have a significant presence as a technology provider.
      Hardlines and lumber. The hardlines and lumber vertical market consists of independent hardware retailers, home improvement centers, paint, glass and wallpaper stores, farm supply stores, retail nurseries and gardens and independent lumber and building material yards. Based on market research and analysis, we believe that as of April 2006, there were approximately 29,000 small and medium-sized businesses (as we define by annual revenues ranging from $500,000 to $1.0 billion) operating in the hardlines and lumber vertical market in the United States, which generate approximately $104 billion in annual revenues. Approximately 6,300 of these businesses are our customers.
      Wholesale distribution. The wholesale distribution vertical market includes distributors of a range of products including electrical supply, medical supply, plumbing, heating and air conditioning, brick, stone and related materials, roofing, siding, insulation, industrial machinery and equipment, industrial supplies and service establishment equipment. Based on market research and analysis, we believe that as of April 2006 there were approximately 31,000 small and medium-sized businesses (as we define by annual revenues ranging from $1.5 million to $1.0 billion) operating in the wholesale distribution vertical market in the United States, which generate approximately $275 billion in annual revenues. Approximately 3,800 of these businesses are our customers.
      Automotive parts aftermarket. The automotive parts aftermarket consists of businesses engaged in the manufacture, distribution, sale and installation of new and remanufactured parts used in the maintenance and repair of automobiles and light trucks. Based on market research and analysis, we believe that as of April 2006 there were approximately 20,000 small and medium-sized businesses (as we define by annual revenues ranging from $500,000 to $1.0 billion) operating in the automotive parts aftermarket in the United States, which generate approximately $69 billion in annual revenues. Approximately 2,600 of these businesses are our customers, which excludes our service dealer customers, our customers that only subscribe to our electronic automotive parts catalog and our European customers.
Growth Strategy
      Our objective is to maintain and enhance our position as a leading provider of turnkey vertical oriented business management solutions to businesses with complex distribution requirements. The key components of our growth strategy to achieve this objective are:

•	Grow our customer base through new systems sales in the hardlines and lumber, wholesale distribution and automotive parts aftermarkets vertical markets;

•	Upgrade existing customers from older products to next generation platforms;

•	Penetrate our installed base of customers by cross-selling additional products and services;

•	Invest in product development;

•	Enhance the features of our product portfolio to better address the needs of customers in certain sub-verticals of our current markets; and

•	Selectively pursue strategic acquisitions.
      In connection with the implementation of our growth strategy through the pursuit of strategic acquisitions, we acquired Prophet 21 in September 2005 for approximately $218.2 million and we acquired Speedware in March 2005 for approximately $100.8 million. We believe that the Prophet 21 and Speedware acquisitions have been operationally substantially integrated and expected synergies from the acquisitions have been substantially realized.
The Transactions
      On March 12, 2006, Lone Star Holding Corp. (which we refer to as “Acquisition Holdings”), Lone Star Merger Corp., a wholly-owned subsidiary of Acquisition Holdings (which we refer to as “Merger Sub”), and Activant Solutions Holdings Inc. (which we refer to as “Activant Holdings” or the “Predecessor”), entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which Merger Sub merged with and into Activant Holdings, subject to the terms and conditions set forth in the Merger Agreement. The survivor merged with and into Activant Solutions, Inc. (“Activant” or the “Successor”). These transactions are referred to in this prospectus as the “Mergers.” At the effective time of the merger of Merger Sub into Activant Holdings, each share of (a) Activant Holdings common stock issued and outstanding immediately prior to the effective time of that merger (other than shares held in the treasury of Activant Holdings, owned by Merger Sub, Acquisition Holdings or any direct or indirect wholly-owned subsidiary of Activant Holdings or held by stockholders who were entitled to and who properly exercised appraisal rights under Delaware law) were converted into the right to receive $4.00 in cash, without interest, and (b) Activant Holdings Class A common stock issued and outstanding immediately prior to the effective time of that merger (other than shares held in the treasury of Activant Holdings, owned by Merger Sub, Acquisition Holdings or any direct or indirect wholly-owned subsidiary of Activant Holdings or held by stockholders who were entitled to and who properly exercised appraisal rights under Delaware law) were converted into the right to receive $7.2965 per share in cash, without interest. In addition, except with respect to any members of our management who agreed prior to the merger of Merger Sub with and into Activant Holdings to retain some or all of their existing options, all options to acquire Activant Holdings common stock that were vested and exercisable immediately prior to that merger were cancelled and converted into the right to receive a payment in cash, without interest, equal to the product of (A) the total number of shares of Activant Holdings common stock as to which the option is vested and exercisable immediately prior to the Mergers and (B) the excess, if any, of $4.00 over the exercise price per share of Activant Holdings common stock subject to such option, less applicable withholding taxes. All other options were cancelled and terminated without the right to receive any payment.
      As described below and in “The Transactions” and “Certain Relationships and Related Party Transactions,” Pervez Qureshi, who was the chief operating officer of Activant Holdings and Activant, became our chief executive officer and president upon completion of the Mergers and made an equity investment in the surviving corporation in connection with the Mergers. Other members of our management made equity investments in Acquisition Holdings’ through the assumption and/or substitution of their stock options for Acquisition Holdings stock options and/or the acquisition of common stock of Acquisition Holdings. Mr. Qureshi and these other members of our management are referred to collectively in this prospectus as the “Management Participants.”
      In addition, investment funds affiliated with Hellman & Friedman LLC invested approximately $185.8 million, investment funds affiliated with Thoma Cressey Equity Partners, Inc. invested approximately $48.9 million and investment funds affiliated with JMI Equity invested approximately $10.0 million in equity securities of Acquisition Holdings in connection with the Mergers. Further, there were approximately $0.9 million of investments in Acquisition Holdings by the Management Participants. These investment funds are referred to in this prospectus as the “Investors.”
      On March 30, 2006, we commenced cash tender offers to purchase Activant’s outstanding 10 1/2% Senior Notes due 2011 ($156.8 million aggregate principal amount outstanding) and outstanding Floating Rate Notes due 2010 ($265.0 million aggregate principal amount outstanding) (the “Existing Notes”) and solicitations of consents from the holders of the Existing Notes with respect to an amendment to the indenture governing the Existing Notes that would eliminate substantially all of the restrictive covenants contained in the indenture and in the Existing Notes and also eliminate certain events of default, certain covenants relating to mergers and certain conditions to legal defeasance and covenant defeasance, but would not eliminate, among other things, certain repurchase obligations in respect of the Existing Notes. At 5:00 p.m. New York time on April 12, 2006, the holders of a majority in aggregate principal amount of each series of the Existing Notes had validly tendered, and not validly withdrawn, their Existing Notes and consented to, and not withdrawn their consents relating to, the amendment to the indenture with respect to the Existing Notes. On April 13, 2006, we executed the proposed amendment to the indenture for the Existing Notes, which amendment became operative immediately prior to the Mergers.
      The Mergers, the repurchase of the Existing Notes and the fees and expenses relating to the Transactions were financed by borrowings under Activant’s senior secured credit agreement, the issuance of the notes offered in the Transactions, the equity investments and participations described above and the company’s cash on hand at the closing of the Mergers.

      The initial offering of the notes, the initial borrowings under Activant’s senior secured credit facilities, the tender offers and consent solicitations with respect to the Existing Notes, the equity investment and participations by the Investors and the Management Participants, the Mergers and the other related transactions are collectively referred to in this prospectus as the “Transactions.” For a more complete description of the Transactions, see “The Transactions,” “Certain Relationships and Related Party Transactions” and “Description of Other Indebtedness— Senior Secured Credit Facilities.”
Corporate Structure

(1)	The revolving credit facility was undrawn at the consummation of the Transactions and approximately $39.5 million was available for borrowing, after giving effect to $0.5 million letters of credit outstanding.
(2)	Foreign Subsidiaries do not guarantee the notes or the senior secured credit facilities.

The Sponsors
      Approximately 75.6% of Acquisition Holdings’ outstanding common stock is owned by funds affiliated with Hellman & Friedman LLC and its permitted assignees, approximately 19.9% of Acquisition Holdings’ common stock is owned by funds affiliated with Thoma Cressey Equity Partners, Inc. and approximately 4.1% of Acquisition Holdings’ common stock is owned by funds affiliated with JMI Equity. The “Sponsors” refers collectively to Hellman & Friedman LLC, Thoma Cressey Equity Partners, Inc. and JMI Equity.
      Hellman & Friedman LLC is a San Francisco-based private equity investment firm with additional offices in New York City and London. Since its founding in 1984, Hellman & Friedman has raised, and through its affiliated funds managed, over $8 billion of committed capital. Hellman & Friedman’s strategy is to invest in superior business franchises and to be a value-added partner to management in select industries including financial services, media, professional services, energy and information services and software. Hellman & Friedman is one of the leading private equity firms investing in vertical market software businesses. Its relevant current and prior investments include Blackbaud, Inc. (BLKB), DoubleClick, Inc., Mitchell International, Inc. and Vertafore, Inc.
      Thoma Cressey Equity Partners, Inc. is a leading private equity investment firm that has been providing equity and strategic support to experienced management teams building growing companies for more than 25 years. In the software industry, Thoma Cressey has amassed a portfolio of software earnings in excess of $250 million. Thoma Cressey’s investment focus is on companies in the software, healthcare, business services and consumer products industries. Thoma Cressey currently manages approximately $2 billion of equity capital. Its portfolio companies include Datatel, Inc., Attachmate Corporation, Made2Manage Systems, Inc. and JDA Software Group, Inc. Thoma Cressey has offices in Boston, Massachusetts, Chicago, Illinois and San Francisco, California.
      JMI Equity, based in Baltimore and San Diego, is a private equity firm exclusively focused on investments in the software and business services industries. Founded in 1992, JMI has invested in over 70 companies throughout North America and has approximately $700 million of capital under management. JMI invests in growing businesses. The firm’s focus is on providing the first institutional capital to self-funded companies. JMI also invests in select recapitalization and management buyout financings. Representative investments include Blackbaud (Nasdaq: BLKB), DoubleClick, Jackson Hewitt (NYSE: JTX), NEON Systems (Nasdaq: NEON), Transaction Systems Architects (Nasdaq: TSAI) and Unica Corporation (Nasdaq: UNCA).
Corporate Information
      Each of Lone Star Holding Corp. and Lone Star Merger Corp. was incorporated under the laws of Delaware on March 7, 2006. Activant Solutions Holdings Inc. was incorporated under the laws of Texas in 1976 and re-incorporated under the laws of Delaware in 1999. Activant Solutions Inc. was incorporated under the laws of California in 1972 and re-incorporated under the laws of Delaware in 1997. On May 2, 2006, Lone Star Merger Corp. merged with and into Activant Solutions Holdings Inc. and the survivor then merged with and into Activant Solutions Inc., with Activant Solutions Inc. continuing as the surviving corporation. Activant’s principal executive offices are located at 7683 Southfront Road, Livermore, CA 94551 and our telephone number is (800) 678-7423.

Sources and Uses
      The sources and uses of the funds for the Transactions are shown in the table below.

Sources		Uses

(Dollars in millions)
Revolving credit facility(1)	$0.0	Merger consideration and related amounts(5)	$295.1
Term loan facility(2)	390.0	Refinance existing debt and pay accrued
Notes	175.0	interest and liquidated damages(6)	495.9
Equity contribution(3)	245.6	Transactions fees and expenses(7)	31.1
Cash from balance sheet(4)	11.5

Total sources	$822.1	Total uses	$822.1

(1)	Upon the closing of the Transactions, we entered into a $40.0 million senior secured revolving credit facility with a five-year maturity.

(2)	Upon the closing of the Transactions, we entered into a $390.0 million senior secured term loan facility with a seven-year maturity.

(3)	Represents approximately $245.6 million of cash invested in equity securities of Acquisition Holdings by investment funds associated with the Sponsors and by the Management Participants.

(4)	Balance sheet cash used in connection with the consummation of the Mergers.

(5)	The holders of outstanding shares of common stock received $4.00 in cash per share and the holders of outstanding shares of Class A common stock received $7.2965 in cash per share, in each case in connection with the merger of Merger Sub with and into Activant Holdings. Includes (i) approximately 19.4 million outstanding shares of common stock, (ii) 25 million outstanding shares of Class A common stock and (iii) net option value of approximately $18.1 million. This amount also includes approximately $17.0 million of transaction-related bonuses paid to certain members of our management.

(6)	On March 30, 2006, we commenced tender offers and the related consent solicitations with respect to our Existing Notes. See “The Transactions” and “Description of Other Indebtedness— Tender Offers and Consent Solicitations”.

(7)	Reflects other fees and expenses associated with the Transactions, including placement and other financing fees, advisory fees, legal fees and other transaction costs and professional fees.

The Exchange Offer
      In this prospectus, the term “outstanding notes” refers to the 9 1/2% Senior Subordinated Notes due 2016. The term “exchange notes” refers to the 9 1/2% Senior Subordinated Notes due 2016, as registered under the Securities Act of 1933, as amended (the “Securities Act”). The term “notes” refers collectively to the outstanding notes and the exchange notes. On May 2, 2006, Activant Solutions Inc. issued $175,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2016 in a private offering.

General	In connection with the private offering, Activant Solutions Inc. and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to complete the exchange offer within 270 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

• the exchange notes have been registered under the Securities Act;

• the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the registration rights agreement; and

• the liquidated damages provisions of the registration rights agreement are no longer applicable.

The Exchange Offer	Activant Solutions Inc. is offering to exchange $175,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2016, which have been registered under that Securities Act for any and all of its existing 9 1/2% Senior Subordinated Notes due 2016

You may only exchange outstanding notes in integral multiples of $2,000.

Resale	Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

• is our affiliate;

• does not acquire exchange notes in the ordinary course of its business; or

• tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated available July 2, 1993, or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 12:00 a.m. midnight, New York City time, on , unless extended by Activant Solutions Inc. Activant Solutions Inc. does not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. Activant Solutions Inc. will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	Each exchange offer is subject to customary conditions, which Activant Solutions Inc. may waive. See “The Exchange Offer— Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in either exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

• you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

• you do not have arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

• you are acquiring the exchange notes in the ordinary course of your business; and

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer— Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, Activant Solutions Inc. and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except Activant Solutions Inc. and the guarantors of the notes will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, Activant Solutions Inc. and the guarantors of the notes do not currently anticipate that they will register the outstanding notes under the Securities Act.

United States Federal Income Tax Consequences of the Exchange Offer	The exchange of outstanding notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “United States Federal Income Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes
      The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	Activant Solutions Inc.

Securities Offered	$175.0 million aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2016.

Maturity	The exchange notes will mature on May 1, 2016.

Interest Rate	The exchange notes will bear interest at a rate of 9 1/2% per annum.

Interest Payment Dates	May 1 and November 1, beginning on November 1, 2006. Interest will accrue from the issue date of the notes.

Ranking	The exchange notes will be our unsecured, senior subordinated obligations and will:

• be subordinated in right of payment to our existing and future senior debt, including our senior secured credit facilities and any Existing Notes remaining after the tender offers;

• rank equally in right of payment to all of our future senior subordinated debt;

• be effectively subordinated in right of payment to all of our existing and future secured debt (including our senior secured credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the notes; and

• rank senior in right of payment to all of our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes.

Similarly, the note guarantees will be unsecured senior subordinated obligations of the guarantors and will:

• be subordinated in right of payment to all of the applicable guarantor’s existing and future senior debt, including such guarantor’s guarantee under our senior secured credit facilities and any Existing Notes remaining after the tender offers;

• rank equally in right of payment to all of the applicable guarantor’s future senior subordinated debt;

• be effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the notes; and

• rank senior in right of payment to all of the applicable guarantor’s future subordinated debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes.

As of June 30, 2006, (1) the notes and related guarantees ranked effectively junior to approximately $389.0 million of senior indebtedness under the senior secured credit facilities and (2) we had an additional $39.5 million of unutilized capacity under our senior secured revolving credit facility, after giving effect to $0.5 million of outstanding letters of credit.

Guarantees	Each of our wholly owned domestic subsidiaries that guarantees the obligations under our senior secured credit facilities will initially jointly and severally and unconditionally guarantee the exchange notes on an unsecured senior subordinated basis.

Optional Redemption	Prior to May 1, 2011, we will have the option to redeem some or all of the exchange notes for cash at a redemption price equal to 100% of their principal amount plus a make-whole premium (as described in “Description of Notes—Optional Redemption”) plus accrued and unpaid interest to the redemption date. Beginning on May 1, 2011, we may redeem some or all of the exchange notes at the redemption prices listed under “Description of Notes—Optional Redemption” plus accrued interest on the exchange notes to the date of redemption.

Optional Redemption After Certain Equity Offerings	At any time (which may be more than once) before May 1, 2009, we may choose to redeem up to 35% of the exchange notes at a redemption price equal to 109.500% of the principal amount thereof with proceeds that we or our parent company raise in one or more equity offerings, as long as at least 65% of the aggregate principal amount of the exchange notes issued remains outstanding afterwards.

See “Description of Notes—Optional Redemption.”

Change of Control Offer	Upon the occurrence of a change of control, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

We may not be able to pay you the required price for exchange notes you present to us at the time of a change of control, because:

• we may not have enough funds at that time; or

• terms of our senior debt may prevent us from making such payment.

Your right to require us to repurchase your notes upon the occurrence of a change of control will be suspended during any time that the notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

Certain Indenture Provisions	The indenture governing the exchange notes will contain covenants limiting our ability and the ability of our restricted subsidiaries to:

• incur additional debt or issue certain preferred shares;

• pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

• make certain investments;

• sell certain assets;

• create liens on certain assets to secure certain debt;

• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

• enter into certain transactions with our affiliates; and

• designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of Notes.” Most of these covenants will cease to apply to the notes at all times after the notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

No Public Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. The initial purchasers are not obligated, however, to make a market in the exchange notes, and any such market-making may be discontinued by the initial purchasers in their discretion at any time without notice.
Risk Factors
      You should carefully consider all the information in the prospectus prior to exchanging your outstanding notes. In particular, we urge you to consider carefully consider the factors set forth under the heading “Risk Factors.”

SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
OF ACTIVANT SOLUTIONS, INC.
      Set forth below is summary historical consolidated financial data and summary unaudited pro forma consolidated financial data of our business, at the dates and for the periods indicated. The historical data for the periods ended June 30, 2005 and the periods from October 1, 2005 through May 2, 2006 have been derived from the unaudited historical consolidated financial statements of Activant Solutions Holdings Inc. (Predecessor). The historical data for the period beginning upon the consummation of the Transactions (our “Inception”) on May 2, 2006 through June 30, 2006 have been derived from our unaudited historical consolidated financial statements (Activant Solutions Inc. or Successor) included elsewhere in this prospectus, which have been prepared on a basis consistent with our annual audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. The historical data for the fiscal years ended September 30, 2003, 2004 and 2005 have been derived from the audited consolidated financial statements of Predecessor included elsewhere in this prospectus.
      The summary unaudited pro forma consolidated financial data for the nine months ended June 30, 2006 have been prepared to give effect to the Transactions as if they had occurred on October 1, 2005. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The summary unaudited consolidated financial data do not purport to represent what our results actually would have been if the Transactions had occurred at any date, and such data do not purport to project the results of operations for any future period.
      The Transaction was accounted for using the purchase method of accounting. The total purchase price was allocated to our net tangible and identifiable intangible assets based on their estimated fair values as of May 2, 2006. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. The preliminary allocation of the purchase price for property and equipment, intangible assets and deferred income taxes was based upon preliminary valuation data and the estimates and assumptions are subject to change, based on the finalization of the asset and liability valuation analyses.
      The summary historical and unaudited pro forma consolidated financial data should be read in conjunction with “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Historical Consolidated Financial Data,” “Selected Historical Consolidated Financial Data,” Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.
      Our historical results of operations include the results of Speedware (commencing after the consummation of the Speedware acquisition on March 30, 2005) and Prophet 21 (commencing after the consummation of the Prophet 21 acquisition on September 13, 2005). Accordingly, our historical results of operations for periods commencing prior to March 30, 2005 are not directly comparable to periods commencing after March 30, 2005.

	Predecessor
									Successor	Combined(1)		Predecessor		Pro Forma
							October 1,
							2005		Inception	Nine Months		Nine Months		Nine Months
	Year Ended September 30,						through		through	Ended		Ended		Ended
							May 2,		June 30,	June 30,		June 30,		June 30,
	2003		2004		2005		2006		2006	2006		2005		2006

							(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)
	(Dollars in thousands)
Statement of Operations Data:
Revenues	$221,546		$225,806		$265,991		$225,215		$63,416	$288,631		$192,509		$288,631
Cost of revenues (exclusive of depreciation and amortization shown separately below)	93,887		97,137		118,126		97,688		27,789	125,477		84,498		124,409

Gross profit	127,659		128,669		147,865		127,527		35,627	163,154		108,011		164,222
Operating expenses(2)	94,254		88,025		103,637		121,201		28,141	149,342		69,648		128,329

Operating income	33,405		40,644		44,228		6,326		7,486	13,812		38,363		35,893
Net income (loss)(3)	$7,815		$16,767		$13,283		$(45,478)		$(504)	$(45,982)		$13,876		$(3,394)

Other Financial Data:
Depreciation and amortization	$22,768		$16,584		$16,114		$15,511		$6,971	$22,482		$10,204		$31,212
Interest expense	14,782		19,367		25,728		32,982		8,184	41,166		17,206		35,634
Capital expenditures	12,525		10,057		9,462		7,041		1,456	8,497		6,518		8,497
Ratio of earnings to fixed charges	1.8	x	2.3	x	1.7	x	0.2	x	0.9x	0.4	x	2.2	x	1.0x

(1)	The combined results for the nine months ended June 30, 2006 represent the combination of the predecessor period from October 1, 2005 through May 2, 2006 and the successor period from Inception through June 30, 2006. This combination does not comply with GAAP or with the rules for unaudited pro forma presentation, but is presented because we believe it provides the most meaningful comparison of our results.

(2)	Operating expenses for the period October 1, 2005 through May 2, 2006 and for the combined nine months ended June 30, 2006 include approximately $31,700 of transaction costs related to the mergers.

(3)	Net income (loss) for the period October 1, 2005 through May 2, 2006 and for the combined nine months ended June 30, 2006 is after $42,665 of write offs of deferred financing fees and premiums on debt repurchases related to the mergers.

RISK FACTORS
      You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the exchange notes could decline or we may not be able to make payments of interest and principal on the exchange notes and you may lose all or part of your original investment.
Risks Relating to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.
      If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the prospectus distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary— The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.
      The tender of outstanding notes under the exchange offer will reduce the outstanding amount of each series of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.
Risks Relating to Our Business

If we cannot successfully anticipate or respond to our customers’ needs and requirements, our revenues could decline significantly and our operating results could be materially adversely affected.
      The business management solutions industry is characterized by technological advances, adoption of evolving industry standards in computer hardware and software technology and new product introductions. Our future success will depend in part on our ability to:

•	maintain and enhance our systems and services;

•	successfully anticipate or respond to our customers’ needs and requirements; and

•	develop and market our electronic automotive parts and applications catalog and other products and services in order to meet changing customer needs.
      We may not be able to effectively respond to the changing technological requirements of the vertical markets we serve. To the extent we determine that new software and hardware technologies are required to remain competitive or our customers demand more advanced offerings, the development, acquisition and implementation of these technologies are likely to require significant capital investments by us. Capital may not be available for these purposes and investments in technologies may not result in commercially viable products. In addition, we may not be able to maintain our electronic automotive parts and applications catalog or introduce new versions or releases in a timely manner, and we may not be able to implement these new versions or releases in a manner that will meet the needs of our customers and maintain their proprietary nature. In the event we are not able to respond to changing technological requirements in the vertical markets we serve or our customers’ needs, our revenues could decline significantly and our operating results could be materially adversely affected.

If we do not develop new relationships and maintain our existing relationships with key customers and/or well-known market participants, our revenues could decline significantly and our operating results could be materially adversely affected.
      We have developed strategic relationships with many well-known market participants in the hardlines and lumber vertical market and the automotive parts aftermarket. For example, we are a preferred or a recommended business management solutions provider for the members of the Ace Hardware Corp. and Do it Best Corp. cooperatives and Aftermarket Auto Parts Alliance, Inc. We believe that our ability to increase revenues depends in part upon maintaining our existing customer and market relationships and developing new relationships. Also, we are currently in discussions with True Value Company regarding a new agreement with them following the prior agreement’s expiration on December 31, 2005. We may not be able to renew or replace our existing licensing agreements upon expiration or maintain our market relationships that allow us to market and sell our products effectively. The loss of key relationships, in whole or in part, could materially adversely impact our business.
General Parts, Inc., one of our largest customers, intends to discontinue the use of certain of our products and, as a result, our revenues in the automotive parts aftermarket could decline significantly and our operating results could be materially adversely affected.
      In June 2004, General Parts, Inc., one of our largest customers, informed us of its intention to replace our J-CON parts store system with its own branded product at its company-owned stores and to recommend that its independent affiliated stores also replace the J-CON system. We believe the majority of this transition will be completed by the end of the calendar year 2006. J-CON system sales revenues and product support revenues for all of General Parts’ company-owned stores and independent affiliated stores were approximately $0.1 million and $6.8 million, respectively, for the fiscal year 2005.
Approximately 58% of our total revenues is derived from product support and content and data services, which generally are subscription based and not governed by long-term contracts, and therefore, if our current customers do not continue their subscriptions, our revenues could decline significantly and our operating results could be materially adversely affected.
      Our product support and content and data services are typically provided on a subscription basis, subject to cancellation on 30 to 60 days’ notice without penalty. Accordingly, our customers may not continue to subscribe to our services. As we stop actively improving and selling several of our older systems, we experience reduced rates of customer retention, which has been particularly evident in the automotive parts aftermarket. These developments have resulted in a decrease in our automotive parts aftermarket product support revenues from $37.7 million for fiscal year 2004 to $34.5 million for fiscal year 2005, representing a decrease of 8.6%. We expect the decreases in automotive parts aftermarket product support revenues to continue, although we cannot predict with certainty the magnitude and timing of future decreases.
Our success is dependent in part upon the performance and integration of our new chief executive officer and our ability to attract and retain qualified management personnel to replace members of our senior management who will leave us during 2006 and 2007. If we are unable to integrate our new chief executive officer or attract and retain qualified management personnel to replace members of our senior management who are terminating their employment, there could be a negative effect on our ability to operate our business.
      Our success and ability to implement our business strategy, including integrating acquisitions, depend upon the continued contributions of our management team and others, including our technical employees. On May 2, 2006, Pervez Qureshi became our chief executive officer and president. Our business and operations are substantially dependent on the performance and integration of our new chief executive officer and president. We have also relocated our headquarters to our Livermore, California office. Greg. Petersen, our executive vice president and chief financial officer, and Chris Speltz, our senior vice president of finance and treasurer, have indicated that they will be unable to relocate to Livermore. Mr. Richard Rew, our former vice president, general counsel and secretary, resigned effective July 14, 2006. Mr. Petersen and Mr. Speltz have executed agreements that provide for lump sum severance payments and the termination of their employment with us in early 2007. We have initiated a search for a new chief financial officer. Our future success depends on our ability to attract and retain qualified personnel. A failure to retain members of our senior management team or attract other qualified personnel could reduce our revenues, increase our expenses and reduce our profitability.

Our Eagle product being developed for the automotive parts aftermarket is a key element to our strategy to re-establish growth in the automotive parts aftermarket, and if this product does not gain market acceptance within that market our future growth and operating results could be adversely affected.
      A component of our business strategy is to re-establish growth in the automotive parts aftermarket through the introduction of new systems and services. We are currently developing a version of our Eagle product, a Windows-based system that has versions currently targeted at the hardlines and lumber and wholesale distribution vertical markets, that will target the automotive parts aftermarket. In the event our version of the Eagle product for the automotive parts aftermarket does not gain acceptance within that market, our future growth and operating results could be adversely affected.

The costs and difficulties of integrating future acquisitions could impede our future growth, diminish our competitiveness and materially adversely affect our operations.
      In September 2005, we acquired Prophet 21. This acquisition increased the size and geographic scope of our operations. We may pursue further acquisitions as part of our expansion strategy or to augment our sales, including additional acquisitions that extend our presence outside of North America. However, we may be unable to identify additional potential acquisition targets, integrate and manage successfully any acquired businesses or achieve a substantial portion of any anticipated cost savings or other anticipated benefits from other acquisition or other acquisitions in the timeframe we anticipate, or at all. Acquisitions, including Prophet 21, involve numerous risks, such as difficulties in the assimilation of the operations, technologies, services and products of the acquired companies, market acceptance of our integrated product offerings, risks related to potential unknown liabilities associated with acquired businesses, personnel turnover, the diversion of management’s attention from other business concerns and the risk that customers may elect to convert to a competitive system or elect to terminate support services. Acquisitions of foreign businesses involve numerous additional risks, including difficulty enforcing agreements and collecting receivables under foreign laws and regulations, unexpected political, legal, trade or economic changes or instability, more stringent regulatory requirements or rules relating to labor or the environment, difficulty enforcing our intellectual property rights and increased exposure to foreign exchange rate fluctuations.

A significant portion of our total assets consist of goodwill and other intangible assets, which may be subject to impairment charges in the future depending upon the financial results of our business.
      Approximately $542.8 million of the purchase price paid in connection with the Transactions was allocated to acquired goodwill, which must be assessed for impairment at least annually. In the future, if our business does not yield expected financial results, we may be required to take charges to our earnings based on this impairment assessment process, which could materially adversely affect our financial position.

We rely on third-party information for our electronic automotive parts and applications catalog and we are increasingly facing pressure to present our electronic automotive parts and applications catalog in a flexible format, each of which could expose us to a variety of risks, including increased pressure on our pricing.
      We are dependent upon third parties to supply information for our electronic automotive parts and applications catalog. Currently, we obtain most of this information without a contract. In the future, more third-party suppliers may require us to enter into a license agreement and/or pay a fee for the use of the information or may make it more generally available to others. For example, an industry association is currently developing a data collection format that would make this information more accessible to consumers and provide it in a more usable format. We rely on this third-party information to continuously update our catalog. In addition, as a result of competitive pressures, we may begin providing our electronic automotive parts and applications catalog in a flexible format which could make it more difficult for us to maintain control over the way information presented in our catalog is used. Any change in the manner or basis on which we currently receive this information or in which it is made available to others who are or who could become competitors could have a material adverse effect on our electronic automotive parts and applications catalog business, which could have a material adverse effect on our business and results of operations.

If our existing customers who operate systems that we no longer actively sell do not upgrade or delay upgrading to our current generation of systems or upgrade to a system not sold by us, our operating results could be materially adversely affected.
      Approximately half of our existing customers currently operate systems that we service and maintain but do not actively sell. Although we have developed upgrade paths to newer technologies for substantially all of these older systems, we cannot predict if or when our customers will upgrade to these newer technologies. If our customers do not upgrade or delay the upgrade cycle, or if they upgrade to a competitive system, our systems sales and services revenues and operating results could be materially adversely affected.

We compete with many other technology providers in connection with the sale of our business management solutions to the retail and wholesale distribution market and our failure to effectively compete could erode our market share and/or profit margins.
      The retail and wholesale distribution market is highly fragmented and the technology needs in this market are supplied by many competitors. In the hardlines and lumber vertical market we compete primarily with smaller, niche-focused companies, many of which target specific geographic regions. In the automotive parts aftermarket, we compete primarily with smaller software companies that operate regionally or in a specific niche of the market. Many of these competitors price their products and services below our prices which over time may impact our pricing and profit margins. We compete with several companies in the wholesale distribution vertical market that are larger than we are, including Infor Global Solutions, Inc. and Intuit Inc. There are also several niche competitors in the wholesale distribution vertical market. Further, several large software companies have made public announcements regarding the attractiveness of various small and medium-sized business markets and their intention to expand their focus in these markets, including Intuit Inc., Microsoft Corporation, Oracle Corporation, SAP AG and The Sage Group plc. To date, we have rarely competed directly with any of these larger software companies; however, we may do so in the future. Our present and future competitors may have greater financial and other resources than we do and may develop better solutions than those offered by us. If increased spending is required to maintain market share or a rapid technological change in the industry occurs, we may encounter additional competitive pressures which could materially adversely affect our market share and/or profit margin.

Because of the varying sales cycles applicable to our systems sales, our quarterly systems revenues and other operating results can be difficult to predict and may fluctuate substantially.
      Our systems revenues have increased from approximately 27% of our total revenues for fiscal year 2002 to approximately 39% of our total revenues for fiscal year 2005. We expect our systems revenues to continue to represent a material percentage of our total revenues. The sales cycle for our systems generally ranges from 30 days to 12 months, and it may be difficult to predict when a sale will close, if at all. It is therefore difficult to predict the quarter in which a particular sale will occur and to plan our expenditures accordingly. The delay or failure to complete systems sales in a particular quarter would reduce our revenues in that quarter and until any such sale is made.
      Because of quarterly fluctuations, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful. The delay or failure to complete systems sales in a particular quarter would reduce our revenues in that quarter and until any such sale is made, and increase revenues in any subsequent quarters over which revenues for any such sale would likely be recognized.

Future consolidation among our customers and other businesses in the markets in which we operate may reduce our revenues, which would negatively impact our financial performance.
      The markets we serve are highly fragmented. These markets have in the past and are expected to continue to experience consolidation. For example, the hardlines and lumber vertical market has experienced consolidation as retail hardware stores and lumber and building materials dealers try to compete with mass merchandisers such as The Home Depot Inc., Lowe’s Companies, Inc. and Menard, Inc. In addition, some of the mass merchandisers and many large distributors have been acquiring smaller chains and independent stores. We may lose customers as a result of this consolidation. Our customers may be acquired by companies with their own proprietary business management systems or by companies that utilize a competitor’s system, or our customers may be forced to shut-down due to this competition. Additionally, if original equipment manufacturers successfully increase sales into the automotive parts aftermarket, our customers in this vertical market may lose revenues, which could adversely affect their ability to purchase and maintain our solutions or stay in business.

If we fail to adequately protect our proprietary rights and intellectual property, we may incur unanticipated costs and our competitive position may suffer.
      Our success and ability to compete effectively depend in part on our proprietary technology. We have approximately 275 registered copyrights, 90 registered trademarks and four registered patents in the United States. We attempt to protect our proprietary technology through the use of trademarks, patents, copyrights, trade secrets and confidentiality agreements. Legal protections for information products may be limited and technical means may not be available to protect against unauthorized use, access, display, reproduction or distribution. We may not be able to adequately protect our technology and competitors may develop similar technology independently.

If we become subject to adverse claims alleging infringement of third-party proprietary rights, we may incur unanticipated costs and our competitive position may suffer.
      We are subject to the risk that we are infringing on the proprietary rights of third parties. Although we are not aware of any infringement by our technology on the proprietary rights of others and are not currently subject to any legal proceedings involving claimed infringements by our products, we may be subject to such third-party claims, litigation or indemnity demands and these claims may be successful. If a claim or indemnity demand were to be brought against us, it could result in costly litigation or product shipment delays or force us to stop selling such product or providing such services or to enter into royalty or license agreements that may require substantial royalty or licensing payments.

Our software and information services could contain design defects or errors that could affect our reputation, result in significant costs to us and impair our ability to sell our products.
      Our software and information services are highly complex and sophisticated and could, from time to time, contain design defects or errors. Additionally, third-party information supplied to us for inclusion in our electronic automotive parts and applications catalog may not be complete, accurate or timely. These defects or errors may delay the release or shipment of our products or, if the defect or error is discovered only after customers have received the products, these defects or errors may result in increased costs, litigation, customer attrition, reduced market acceptance of our systems and services or damage to our reputation.

Interruptions in our connectivity applications could disrupt the services that we provide and materially adversely affect our business and results of operations.
      Certain of our customers depend on the efficient and uninterrupted operation of our software connectivity applications, such as AConneX, which are maintained in our data center located in Austin, Texas. These applications are vulnerable to damage or interruption from a variety of sources, including natural disasters, telecommunications failures and electricity brownouts or blackouts. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures in our connectivity applications.

We have concluded it is not cost effective at this time to maintain any secondary “off-site” systems to replicate our connectivity applications, and we do not maintain and are not contractually required to maintain a formal disaster recovery plan with respect to these applications. To the extent that any disruptions result in a loss or damage to our data center and our connectivity applications, it could result in damage to our reputation and lost revenues due to adverse customer reactions.

In the event of a failure in a customer’s computer system installed by us, a claim for damages may be made against us regardless of our responsibility for the failure, which could expose us to liability.
      We provide business management solutions that we believe are critical to the operations of our customers’ businesses and provide benefits that may be difficult to quantify. Any failure of a customer’s system installed by us could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although we attempt to limit our contractual liability for damages resulting from negligent acts, errors, mistakes or omissions in rendering our services, the limitations on liability we include in our agreements may not be enforceable in all cases, and those limitations on liability may not otherwise protect us from liability for damages. Furthermore, our insurance coverage may not be adequate and that coverage may not remain available at acceptable costs. Successful claims brought against us in excess of our insurance coverage could seriously harm our business, prospects, financial condition and results of operations. Even if not successful, large claims against us could result in significant legal and other costs and may be a distraction to our senior management.

Because we sell to small and medium-sized retail and wholesale distribution businesses, prolonged unfavorable general economic and market conditions could negatively impact our sales.
      We sell our systems and services to a large number of small and medium-sized businesses. These businesses may be more likely to be impacted by unfavorable general economic and market conditions than larger and better capitalized companies. Furthermore, the businesses of our customers in the hardlines and lumber vertical market are affected by trends in the new housing and home improvements market, and our customers in the wholesale distribution vertical market are affected by trends in general construction and industrial production markets, which could be negatively impacted by an increase in interest rates or a decline in the general economy. Therefore, unfavorable general economic and market conditions in the United States (including as a result of terrorist activities) could have a negative impact on our sales.

The interests of our controlling stockholders or investors may differ from the interests of the holders of the notes.
      The Sponsors beneficially own, in the aggregate, over 99% of Acquisition Holdings’ common stock and an affiliate of Hellman & Friedman LLC beneficially owns the only authorized share of Acquisition Holdings’ Series A preferred stock. In addition, a stockholders agreement entered into by Acquisition Holdings, Merger Sub and the Sponsors prior to the Mergers provide affiliates of Hellman & Friedman LLC with the right to vote the shares of Acquisition Holdings common stock held by the other Sponsors under certain circumstances. See “Certain Relationships and Related Party Transactions—Agreements Related to the Mergers.” As a result of this ownership of common stock and the share of Series A preferred stock and the terms of the stockholders agreement, these affiliates of Hellman & Friedman LLC are entitled to elect directors with majority voting power with respect to the Acquisition Holdings board of directors, to appoint new management and to approve most actions requiring the approval of the holders of outstanding Acquisition Holdings voting shares as a single class, including adopting most amendments to the Acquisition Holdings certificate of incorporation and approving mergers or sales of all or substantially all of our assets. These affiliates of Hellman & Friedman LLC, through their control of Acquisition Holdings, will also control us and all of our guarantors.
      The interests of the Sponsors may differ from yours in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Sponsors and their affiliates, as equity holders of Acquisition Holdings, might conflict with your interests as a note holder. The Sponsors and their affiliates may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a note holder, including the incurrence of additional indebtedness. Additionally, the indenture governing the notes permits us to pay fees, dividends or make other restricted payments under certain circumstances, and the Sponsors may have an interest in our doing so.
      The Sponsors and their affiliates are in the business of making investments in companies and may, from time to time in the future, acquire interests in businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. You should consider that the interests of the Sponsors may differ from yours in material respects. See “Security Ownership and Our Principal Stockholders,” “Certain Relationships and Related Party Transactions,” “Description of Other Indebtedness,” and “Description of Notes.”
Risks Relating to the Exchange Notes and the Exchange Offer

Our substantial indebtedness could adversely affect our business and prevent us from fulfilling our obligations under the notes.
      We have, and after this offering will continue to have, a substantial amount of indebtedness. As of June 30, 2006, we had total debt of $566.0 million and $39.5 million was available for additional borrowing under our senior secured revolving credit facility, after giving effect to $0.5 million of outstanding letters of credit. Our substantial indebtedness may have important consequences to you, including:

•	making it more difficult for us to satisfy our obligations with respect to the notes;

•	limiting cash flow available to fund our working capital, capital expenditures or other general corporate requirements;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, other general corporate requirements and acquisitions;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

•	placing us at a competitive disadvantage compared to our competitors with less indebtedness.
      In addition, our senior secured credit facilities and the indenture governing the notes will permit us to incur substantial additional indebtedness in the future. If new indebtedness is added to our and our subsidiaries’ current debt levels, the risks described above would intensify.

We may be unable to service our indebtedness, including the notes.
      Our ability to make scheduled payments on or to refinance our obligations with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which will be affected by general economic, financial, competitive, business and other factors beyond our control. Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us under our senior secured revolving credit facility in an amount sufficient to enable us to service our debt, including the notes, or to fund our other liquidity needs. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to restructure or refinance all or a portion of our debt, including the notes, or sell certain of our assets on or before the maturity of our debt. We may not be able to restructure or refinance any of our debt, including the notes, on commercially reasonable terms, if at all, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

Our operations will be substantially restricted by the terms of our indebtedness, which could adversely affect us.
      Our senior secured credit facilities and the indenture governing the notes contain a number of significant covenants. These covenants will limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness and issue additional preferred stock;

•	make capital expenditures and other investments;

•	merge, consolidate or dispose of our assets or the capital stock or assets of any restricted subsidiary;

•	engage in sale-leaseback transactions;

•	pay dividends, make distributions or redeem capital stock;

•	change our line of business;

•	enter into transactions with our affiliates; and

•	grant liens on our assets or the assets of our restricted subsidiaries.
      Our senior secured credit facilities require us to meet certain financial tests. The failure to comply with any of these covenants or tests would cause a default under our senior secured credit facilities. A default, if not waived, could result in acceleration of the outstanding indebtedness under the notes and our senior secured credit facilities, in which case the debt would become immediately due and payable. In addition, a default or acceleration of indebtedness under the notes or our senior secured credit facilities could result in a default or acceleration of other indebtedness we may incur with cross-default or cross-acceleration provisions. If this occurs, we may not be able to pay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be available on terms that are acceptable to us. Complying with these covenants and tests may cause us to take actions that we otherwise would not take or not take actions that we otherwise could take.

We may not be able to purchase the notes upon a change of control.
      Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes or that restrictions in our senior secured credit facilities or other indebtedness will not allow such repurchase.

Your right to receive payments on the notes is junior to our senior indebtedness and the senior indebtedness of the guarantors, including that outstanding under our senior secured credit facilities and possibly all of our future borrowings
      The exchange notes and the guarantees thereof rank behind all of our, and the guarantors’, existing indebtedness and all of our and their future borrowings except any future indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the exchange notes and the guarantees thereof. As a result of these subordination provisions in the notes, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors of our or their property, the holders of our and the guarantors’ senior indebtedness will be entitled to be paid in full in cash and before any payment may be made with respect to the notes or the guarantees thereof.
      In addition, all payments on the notes and the guarantees thereof will be blocked in the event of a payment default on our senior indebtedness, and for limited periods, upon the occurrence of other defaults under our senior secured credit facilities or certain other senior indebtedness, including any remaining Existing Notes. In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes will participate with trade creditors and all other holders of our and the guarantors’ subordinated indebtedness in the assets remaining after we and the guarantors have paid all of our secured indebtedness. However, because the indenture governing the notes will require that amounts otherwise payable to holders of the notes and guarantees thereof in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the notes and guarantees thereof may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of notes and guarantees thereof may receive less, ratably, than the holders of our senior indebtedness.
      As of June 30, 2006, the notes and the guarantees thereof were subordinated to $389.0 million of senior debt, and approximately $39.5 million was available for borrowing as additional senior indebtedness under our senior secured revolving credit facility, after giving effect to $0.5 million letters of credit outstanding. In addition, we will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture.

The notes are unsecured and are effectively subordinated to all of our existing secured obligations to the extent of the collateral securing such obligations.
      The notes are unsecured and are effectively subordinated to all of our existing and future secured obligations to the extent of the collateral securing such obligations. Our senior secured credit facilities are secured by liens on substantially all of our assets and those of our existing and future restricted subsidiaries. As of June 30, 2006, we had $389.0 million of debt outstanding and additional $39.5 million of borrowings available under our senior secured credit facilities, after giving effect to $0.5 million letters of credit outstanding. If we were to default on our senior secured debt, the lenders could foreclose on the collateral regardless of any default with respect to the notes. Our senior secured lenders will be entitled to receive payment of all amounts due to them before the holders of the notes upon any sale, payment or distribution of our assets constituting collateral in any liquidation or insolvency or reorganization proceedings. As a result, we may not have sufficient assets remaining to make payments on amounts due on any or all of the notes then outstanding. In addition, we also have the ability to incur additional secured indebtedness subject to limitations contained in our senior secured credit facilities, and the covenants contained in the indenture governing the notes.

The guarantees of the notes may be subject to judicial review under applicable fraudulent conveyance and bankruptcy laws.
      The issuance of the guarantees of the notes may be subject to review under applicable fraudulent conveyance or transfer laws in a bankruptcy or similar proceeding involving one or more of the subsidiary guarantors or in a lawsuit brought by or on behalf of the creditors of one or more of the guarantors. Under these laws, if a court were to find that, at the time a guarantor issued its guarantee,

•	the guarantor issued the guarantee with the intent to hinder, delay or defraud any of its present or future creditors or that it contemplated insolvency with a design to favor one or more creditors to the exclusion, in whole or in part, of others, or

•	the guarantor did not receive fair consideration or reasonably equivalent value for incurring the guarantee and, at the time it issued the guarantee:

•	the guarantor was insolvent or rendered insolvent by reason of that issuance,

•	the guarantor was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital, or

•	the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, then the court could determine not to enforce the guarantee, subordinate the guarantee to other indebtedness of the guarantor or take other action detrimental to the holders of the notes. Among other things, a legal challenge of a guarantee issued by a guarantor on fraudulent conveyance grounds might focus on the benefits, if any, realized by the guarantor as a result of the issuer’s issuance of the notes and its guarantee. Since the issuance of the notes and the guarantees are expected to fund, in part, the refinancing of the Existing Notes and the release of existing guarantees of some of the initial guarantors of the Existing Notes, the benefits to each of those initial guarantors of the issuance of the Existing Notes and the enforceability of any such guarantor’s guarantee may depend on whether the issuance of that guarantor’s existing guarantee of the Existing Notes was itself a fraudulent conveyance or was otherwise unenforceable. Furthermore, other guarantors may not receive any direct benefit from the issuance of the notes. The indenture governing the notes contains a savings clause, which generally purports to limit the obligations of each guarantor under its guarantee to the maximum amount as will, after giving effect to all the liabilities of such guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent the guarantee of any guarantor is voided as a fraudulent conveyance or held unenforceable for any reason, the holders of the notes would cease to have any claim against that guarantor and would be creditors solely of Activant and any guarantor whose guarantee is not voided or held to be unenforceable.
      The measure of insolvency for purposes of the considerations described above will vary depending on the law applied in any such proceeding. Generally, however, an entity may be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair market value of all its assets at a fair valuation; or

•	the present fair market value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature.
      Based on historical financial information, recent operating history and other information currently available to us, we believe the guarantees to be issued concurrently with the issuance of the notes will be issued and granted for proper purposes and in good faith and that, after giving effect to the issuance of such guarantees, each guarantor will be solvent and will continue to be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they become absolute and mature. A court passing on those issues may not reach the same conclusions. Furthermore, those standards may not be satisfied in the case of any existing or future subsidiary of Activant that becomes a guarantor after the date the notes are first issued because a determination as to whether those standards would be satisfied will depend on, among other circumstances, the financial condition of that guarantor at the time of the incurrence of its obligations in respect of its guarantee.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.
      We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in May 2006 to institutional investors and are eligible for trading in the PORTAL market
      We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes.

FORWARD-LOOKING STATEMENTS
      This prospectus includes forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this prospectus under the headings “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements such as we believe that we have sufficient liquidity to fund our business operations for at least the next twelve months. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, these forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual results may differ materially from those suggested by these forward-looking statements for various reasons, including those discussed in this prospectus under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the key factors that could cause actual results to differ from our expectations are:

•	failure of our proprietary technology to support our customers’ future needs or it becoming obsolete;

•	failure to maintain relationships with key industry participants and/or key customers and/or loss of significant customer revenues;

•	intent by one of our largest customers to discontinue the use of certain of our products;

•	loss of recurring subscription service revenues;

•	transition of certain of our senior management personnel following the Transactions and the failure to attract, retain and integrate qualified management personnel;

•	failure of our Eagle product to gain acceptance within the automotive parts aftermarket;

•	changes in the manner or basis on which we receive third-party information used to maintain our electronic automotive parts and applications catalog;

•	failure by certain of our existing customers to upgrade to our current generation of systems;

•	failure to effectively compete;

•	failure to maintain current systems sales levels of one-time sales of software licenses and hardware;

•	consolidation trends among our customers and consolidation trends in the market segments in which we operate;

•	failure to adequately protect our proprietary rights and intellectual property or limitations on the availability of legal or technical means of effecting such protection;

•	claims by third parties that we are infringing on their proprietary rights or other adverse claims;

•	defects or errors in our software and information services;

•	interruptions of our connectivity applications;

•	claims for damages against us in the event of a failure of our customers’ systems;

•	prolonged unfavorable general economic and market conditions;

•	our substantial indebtedness following consummation of the Transactions described in this prospectus;

•	certain covenants in our debt documents following the consummation of the Transactions described in this prospectus; and

•	the other factors described under the section entitled “Risk Factors” and elsewhere in this prospectus.
      Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

THE TRANSACTIONS
      On March 12, 2006, Lone Star Holding Corp., or Acquisition Holdings, Lone Star Merger Corp., or Merger Sub, and Activant Solutions Holdings Inc., or Activant Holdings or Predecessor, entered into an agreement and plan of merger, or the Merger Agreement, pursuant to which Merger Sub merged with and into Activant Holdings. Activant Holdings then merged with and into Activant Solutions Inc., which we refer to as Activant or Successor, with Activant continuing as the surviving corporation and wholly-owned subsidiary of Acquisition Holdings. These mergers are referred to in this prospectus as the “Mergers.”
      Effect of the Mergers on Activant Holdings Common Stock. Upon completion of the merger of Merger Sub with and into Activant Holdings, each share of (a) Activant Holdings common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held in the treasury of Activant Holdings, owned by Acquisition Holdings, Merger Sub or any direct or indirect wholly-owned subsidiary of Activant Holdings or held by stockholders who were entitled to and who properly exercised appraisal rights under Delaware law) were converted into the right to receive $4.00 in cash, without interest, and (b) Activant Holdings Class A common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held in the treasury of Activant Holdings, owned by Acquisition Holdings, Merger Sub or any direct or indirect wholly-owned subsidiary of Activant Holdings or held by stockholders who were entitled to and who properly exercised appraisal rights under Delaware law) were converted into the right to receive $7.2965 in cash, without interest.
      Treatment of Activant Holdings Stock Options. Except with respect to any members of our management who agreed prior to the Mergers to rollover some or all of their existing options, all options to acquire Activant Holdings common stock that were vested and exercisable immediately prior to the merger of Merger Sub with and into Activant Holdings were cancelled and converted into the right to receive a payment in cash, without interest, equal to the product of (A) the total number of shares of Activant Holdings common stock as to which the option was vested and exercisable immediately prior to the merger and (B) the excess, if any, of $4.00 over the exercise price per share of Activant Holdings common stock subject to such option, less applicable withholding taxes. All other options were cancelled and terminated without the right to receive any payment.
      Letter Agreement with Hicks, Muse & Co. Partners, L.P. In connection with the Merger Agreement, Hicks, Muse & Co. Partners, L.P., which we refer to as HMCo, agreed to pay, reimburse and hold harmless Activant Holdings and its subsidiaries for all “transaction fees and expenses” (as such term is defined in a letter agreement delivered by HMCo) incurred by Activant Holdings or its subsidiaries, in excess of $13.5 million. HMCo also agreed to waive payment of all fees pursuant to its agreements with Activant Holdings, except a “final payment” pursuant to a Financial Advisory Agreement, dated as of February 27, 1997, among Activant Holdings, Activant and HMCo, which will be reduced by the amount, if any, that the transaction fees and expenses exceed $13.5 million. In addition, prior to the Mergers, HMCo and certain of its affiliates have agreed to terminate the Financial Advisory Agreement, as well as a Monitoring and Oversight Agreement, dated as of February 27, 1997, among Activant Holdings, Activant, HMCo and its affiliates.
      Management Investment. As described in greater detail in “Management” and “Certain Relationships and Related Party Transactions— Agreements Related to the Mergers,” Pervez Qureshi, who was our chief operating officer, became our chief executive officer and president upon completion of the Mergers and made an equity investment in Acquisition Holdings in connection with the Mergers. In addition, other members of our management made equity investments in Acquisition Holdings through the assumption and/or substitution of their stock options for Acquisition Holdings stock options and/or the acquisition of common stock of Acquisition Holdings. Mr. Qureshi and these other members of our management are referred to collectively in this prospectus as the “Management Participants.”
      Equity Financing. Investment funds affiliated with Hellman & Friedman LLC, or Hellman & Friedman, invested approximately $185.8 million, investment funds affiliated with Thoma Cressey Equity Partners, Inc., or Thoma Cressey, invested approximately $48.9 million and investment funds affiliated with JMI Equity, or JMI, invested approximately $10.0 million, in each case, in equity securities of Acquisition Holdings in connection with the Mergers. Further, there was approximately $0.9 million of investments in Acquisition Holdings by the Management Participants. These investment funds and other entities are referred to in this prospectus as the “Investors.”
      Upon completion of the equity financings and the Mergers, approximately 75.6% of Acquisition Holdings’ common stock was owned by funds affiliated with Hellman & Friedman and its permitted assignees, approximately 19.9% of Acquisition Holdings’ common stock was owned by funds affiliated with Thoma Cressey and approximately 4.1% of Acquisition Holdings’ common stock was owned by funds affiliated with JMI. See “Security Ownership and Our Principal Stockholders.” In addition, a fund affiliated with Hellman & Friedman owns the one authorized share of Series A preferred stock of Acquisition Holdings, which share entitles it to designate a member of the Acquisition Holdings board of directors who generally is able to determine the outcome of all matters decided by the board of directors. In connection with these investments, Acquisition Holdings, Merger Sub and each of the Investors entered into a stockholders agreement, which contains provisions relating to, among other things, the composition of the Acquisition Holdings board and the voting and transfer of equity securities of Acquisition Holdings. See “Certain Relationships and Related Party Transactions.”
      Debt Financing. In connection with the Mergers, we (1) entered into a senior secured credit agreement, which provides for senior secured borrowings consisting of a $390.0 million senior secured term loan facility and a $40.0 million senior secured revolving credit facility, and (2) issued the $175.0 million aggregate principal amount of notes. See “Description of Other Indebtedness.”
      Tender Offers and Consent Solicitations. On March 30, 2006, we commenced cash tender offers to repurchase our Existing Notes and solicitations of consents from the holders of our Existing Notes with respect to the amendment to the indenture for the Existing Notes that eliminated substantially all of the restrictive covenants contained in such indenture and in the Existing Notes and also eliminated certain events of default, certain covenants relating to mergers and certain conditions to legal defeasance and covenant defeasance, but did not eliminate, among other things, certain repurchase obligations in respect of the Existing Notes. At 5:00 p.m. New York time on April 12, 2006, the holders of a majority in aggregate principal amount of each series of the Existing Notes had validly tendered, and not validly withdrawn, their Existing Notes and consented to, and not withdrawn their consents relating to, the amendment to the indenture with respect to the Existing Notes. On April 13, 2006, Activant executed the proposed amendment to the indenture for the Existing Notes, which amendment became operative immediately prior to the Mergers. We used a portion of the proceeds from this offering, together with the borrowings under the term portion of our senior secured credit facilities, the proceeds from the equity investments by the Investors and the Management Participants and cash on hand, to purchase the Existing Notes pursuant to the tender offers and consent solicitations and to pay related fees and expenses.
      The offering of the notes, the initial borrowings under Activant’s senior secured credit facilities, the equity investments and participations by Investors and the Management Participants, the Mergers and the other related transactions are collectively referred to in this prospectus as the “Transactions.”

USE OF PROCEEDS
      We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization

CAPITALIZATION
      The following table sets forth our capitalization as of June 30, 2006. The information in this table should be read in conjunction with “The Transactions,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Historical Consolidated Financial Data of Activant,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

As of June 30, 2006

(Unaudited)
(Dollars in millions)
Cash and cash equivalents	$21.2
Debt:
Senior secured credit facilities:
Revolving credit facility(1)	—
Term loan facility(2)	389.0
Exchange notes	175.0
Existing notes(3)	2.0
Total debt	566.0
Stockholders’ equity	246.5

Total capitalization	$812.5

(1)	Upon the closing of the Transactions, we entered into a new $40.0 million senior secured revolving credit facility with a five-year maturity.

(2)	Upon the closing of the Transactions, we entered into a $390.0 million senior secured term loan facility with a seven-year maturity. The senior secured term loan facility requires principal payments of .25% (approximately $1.0 million) quarterly beginning June 30, 2006.

(3)	On March 30, 2006, we commenced tender offers and the related consent solicitations with respect to our Existing Notes, which consisted of Activant’s outstanding 10 1/2% Senior Notes due 2011 ($156.8 million aggregate principal amount outstanding) and our Floating Rate Notes due 2010 and 2011 ($305.0 million aggregate principal amount outstanding).

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
      The following unaudited pro forma condensed consolidated financial information has been derived by applying pro forma adjustments to the historical audited and unaudited consolidated financial statements of Activant Solutions Holding Inc. (“Predecessor”) and Activant Solutions, Inc. (“Successor”) appearing elsewhere in this prospectus. The unaudited pro forma condensed consolidated statements of income give effect to (i) the Transactions and (ii) the Speedware and Prophet 21 acquisitions (collectively, the “Acquisitions”) as if they had occurred on October 1, 2004. The results of operations of the Acquisitions were included in the historical financial statements for the nine months ended June 30, 2006 and thus no pro forma adjustments for the Acquisitions were necessary.
      The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the Transactions and Acquisitions actually occurred on the dates indicated and they do not purport to project our results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the information contained in “The Transactions,” “Selected Historical Consolidated Financial Data of Activant,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated financial statements.
      Operating results for businesses acquired by Speedware or Prophet 21 are reflected in the unaudited pro forma statement of operations for the year ended September 30, 2005 only to the extent recorded in Speedware’s or Prophet 21’s historical operating results following the date of the applicable acquisition. The Speedware acquisition occurred on March 20, 2005 and the Prophet 21 acquisition occurred on September 13, 2005. The results of operations of Speedware and Prophet 21 were included in the historical statement of operations for the nine months quarter ended June 30, 2006. No pro forma adjustments have been made to give effect to the historical operating results of such acquired businesses for any period prior to acquisition. As a result, period to period comparisons may be affected by such acquisitions. See the notes to the historical financial statements of Speedware and Prophet 21 included elsewhere in this prospectus for further information regarding these acquisitions.
      The Transaction was accounted for using the purchase method of accounting. The purchase price was allocated to our net tangible and identifiable intangible assets based on their estimated values as of May 2, 2006. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. The preliminary allocation of the purchase price for property and equipment, intangible assets and deferred income taxes was based upon preliminary valuation data and the estimates and assumptions are subject to change, based on the finalization of the asset and liability valuation analyses.

Unaudited Pro Forma Condensed Consolidated Statement of Income
for the Fiscal Year Ended September 30, 2005

									Pro Forma
				Adjustments		Pro Forma	Adjustments		for the
		Speedware	Prophet 21	for the		for the	for the		Acquisitions &
	Historical(a)	Historical(b)	Historical(c)	Acquisitions		Acquisitions(a)	Transactions		Transactions(a)

	(Dollars in thousands)
Revenues	$265,991	$26,038	$77,323	$—		$369,352	$—		$369,352
Cost of revenues (exclusive of depreciation and amortization shown separately below)	118,126	7,440	27,065	—		152,631	—		152,631

Gross profit	147,865	18,598	50,258	—		216,721	—		216,721
Selling, general & administrative	66,144	9,541	17,418	(4,131	) (d)	88,972	—		88,972
Product development	21,379	4,293	12,655	—		38,327	—		38,327
Depreciation and amortization	16,114	1,094	8,512	5,405	(e)	31,125	10,920	(h)	42,045

Total operating expenses	103,637	14,928	38,585	1,274		158,424	10,920		169,344
Income (loss) from operations	44,228	3,670	11,673	(1,274)		58,297	(10,920)		47,377
Interest income (expense)	(25,728)	(25)	(3,972)	(23,853	) (f)	(53,578)	6,066	(i)	(47,512)
Other income (expense), net	428	68	—	—		496	—		496

Income (loss) before taxes	18,928	3,713	7,701	(25,127)		5,215	(4,854)		361
Provision (benefit) for taxes	5,645	1,373	3,178	(9,900	) (g)	296	(1,913	) (j)	(1,617)

Net income (loss)	$13,283	$2,340	$4,523	$(15,227)		$4,919	$(2,941)		$1,978

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

Unaudited Pro Forma Condensed Consolidated Statement of Income
for the Nine Months Ended June 30, 2006

	October 1,
	2005	Inception
	through	through		Adjustments
	May 2,	June 30,		for the
	2006	2006	Combined	Transactions		Pro Forma

	(Dollars in thousands)
Revenues	$225,215	$63,416	$288,631	$—		$288,631
Cost of revenues (exclusive of depreciation and amortization shown separately below)	97,688	27,789	125,477	(1,068	) (k)	124,409

Gross profit	127,527	35,627	163,154	1,068		164,222
Sales and marketing	37,167	9,065	46,232	(6,549	) (k)	39,683
Product development	23,819	6,084	29,903	(1,675	) (k)	28,228
General and administrative	44,704	6,021	50,725	(21,519	) (l)	29,206
Depreciation and amortization	15,511	6,971	22,482	8,730	(m)	31,212

Total operating expenses	121,201	28,141	149,342	(21,013)		128,329

Income from operations	6,326	7,486	13,812	22,081		35,893
Interest income (expense)	(32,982)	(8,184)	(41,166)	5,532	(n)	(35,634)
Write-off of prior deferred financing costs	(15,994)	—	(15,994)	15,994	(o)	—
Premium on debt repurchase	(26,671)	—	(26,671)	26,671	(p)	—
Other income (loss), net	810	(115)	695	—		695

Income (loss) before income taxes	(68,511)	(813)	(69,324)	70,278		954
Income tax expense (benefit)	(23,033)	(309)	(23,342)	27,690	(q)	4,348

Net income (loss)	$(45,478)	$(504)	$(45,982)	$42,588		$(3,394)

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income
(Dollars in thousands)

(a)	The historical operating results include the following Prophet 21 operating results for the period from September 13, 2005, which is the date we acquired Prophet 21, through September 30, 2005:

Revenues	$4,022
Cost of revenues	1,742

Gross profit	2,280
Total operating expenses	1,778

Operating income	$502

We have not made adjustments to the historical results of operations with respect to such operating results.

(b)	For the fiscal year ended September 30, 2005, this represents Speedware operating results for the six months ended March 31, 2005, the period prior to the Speedware acquisition. Operating results for Speedware for the period after March 31, 2005 are recorded in Activant’s historical operating results. Effective October 1, 2004, Speedware adopted the U.S. dollar as its reporting currency. Accordingly, Speedware’s historical operating results for the six months ended March 31, 2005 are reported in U.S. dollars. The following adjustments were made to Speedware’s historical operating results to conform Speedware’s financial presentation to our presentation:

•	Operating expenses were increased by $57 to reclassify research and development tax credits to income tax expense;

•	Operating expenses were reduced by $740 to reflect certain adjustments to reconcile Canadian GAAP to U.S. GAAP. See “Note 21— U.S. GAAP Reconciliation” in the notes to the unaudited historical consolidated financial statements of Speedware for the six months ended March 31, 2005 included elsewhere in this prospectus; and

•	Income tax expense was reduced by $57 to reclassify research and development tax credits from operating expense.

Speedware historically accounted for certain revenues, primarily hardware revenues, on a net revenue basis whereby Speedware recorded revenue based on the net amount retained from a sales transaction; that is the amount billed to a customer less the amount paid to a supplier. Activant accounts for hardware revenue on a gross basis recording the revenue and cost of revenue. Speedware’s historical revenues and cost of revenues would each increase by $2,893 if hardware revenue were accounted for on a gross basis.

(c)	Operating results for Prophet 21 represent results for its fiscal year ended June 30, 2005.

(d)	Reflects the following adjustments relating to the Speedware and Prophet 21 acquisitions for the fiscal year ended September 30, 2005:

Elimination of compensation expense related to the termination of certain employees of Prophet 21 in connection with the Prophet 21 acquisition	$(1,556)
Elimination of costs, primarily severance, associated with the Speedware acquisition	(2,114)
Elimination of compensation expense related to the termination of certain employees of Speedware in connection with the Speedware acquisition	(316)
Elimination of annual fees paid to certain Speedware shareholders under a management services agreement, net of management fee increase payable by us associated with the Speedware acquisition	(145)

Total adjustments to operating expense	$(4,131)

(e)	Reflects the following adjustments for the fiscal year ended September 30, 2005:

Amortization of intangibles related to the Speedware acquisition for six months	$2,222
Elimination of intangible amortization in Speedware’s historical operating results	(733)
Amortization of intangibles related to the Prophet 21 acquisition for one year	9,715
Elimination of intangible amortization in Prophet 21’s historical operating results	(5,208)
Elimination of intangible amortization in Activant’s historical operating results in connection with the Prophet 21 acquisition for the seventeen-day period from September 14, 2005 through September 30, 2005	(591)

Net intangible amortization increase related to the Speedware and Prophet 21 acquisitions	$5,405

(f)	Reflects the following adjustments for the fiscal year ended September 30, 2005:

Interest expense on our $120,000 aggregate principal amount of floating rate senior notes due 2010 based upon an interest rate of 10.05%	$(6,033)
Amortization of debt financing costs related to our $120,000 aggregate principal amount of floating rate senior notes due 2010, amortized over 5 years	(344)
Interest expense on our $145,000 aggregate principal amount of floating rate senior notes due 2010 at an initial interest rate of 10.05%, less $688 of interest expense on the $140,000 senior unsecured bridge loan in our historical operating results that was repaid with the proceeds from our offering of $145,000 aggregate principal amount of floating rate senior notes due 2010	(13,890)
Amortization of debt financing costs related to $145,000 aggregate principal amount of our floating rate senior notes due 2010 amortized over 4.5 years	(996)
Interest expense on Activant Holdings’ $40,000 senior floating rate PIK Notes due 2011 at an initial interest rate of 12.62%, less $238 of interest expense on the $40,000 senior unsecured bridge loan in our historical operating results	(4,810)
Amortization of debt financing costs related to Activant Holdings’ $40,000 senior floating rate PIK Notes due 2011, amortized over 6 years	(252)
Write-off of deferred financing fees on the $180,000 senior unsecured bridge loans that were repaid with the proceeds from our offering of $145,000 aggregate principal amount of floating rate senior notes due 2010 and Activant Holdings’ offering of $40,000 aggregate principal amount of senior floating rate PIK notes due 2011	(1,500)
Elimination of interest expense on Prophet 21 indebtedness that was repaid on the closing of the Prophet 21 acquisition	3,972

Total adjustments to interest expense	$(23,853)

(g)	Represents the tax effect of the adjustments set forth in the “Adjustments for the Acquisitions” column above based upon statutory federal and state tax rate of 39.4%.

(h)	Reflects the following adjustments related to the amortization of intangible assets:

Amortization of technology over 7 years	$19,142
Amortization of customer relations over 9 years	16,447
Less: historical amortization expense	(19,264)
Less: pro forma adjustment for acquisition of Speedware and Prophet 21	(5,405)

Pro forma adjustment	$10,920

(i)	Reflects pro forma interest expense resulting from our new capital structure (using applicable LIBOR rates at closing of Transactions).

Interest on the $175,000 9.5% senior subordinated notes	$16,625
Interest on the $390,000 senior secured term loan(1)	28,464
Interest on $2,000 10 1/2% senior notes	210
Commitment fees of 0.5% on $40 million credit line	200
Amortization of deferred financing costs over 7.9 years	2,013

47,512
Less: historical interest expense	(53,578)

Pro forma adjustment	$(6,066)

(1)	Assumes weighted average interest rate of 7.3% after adjustment for interest rate swaps.

(j)	Represents the tax effect of the adjustments at Activant’s statutory federal and state tax rate of 39.4%.

(k)	Reflects bonuses and other compensation expenses related to the Transactions.

(l)	Reflects the following adjustments related to the Transactions:

Bonuses and other compensation expense	$8,460
Fees related to the cancelled IPO	7,092
Seller fees	3,500
Transaction costs	1,198
Severance costs	1,167

Total costs related to the transactions	21,417
Elimination of historical fees paid to an affiliate of Activant Holdings for monitoring and oversight activities	102

Pro forma adjustment	$21,519

(m)	Reflects the following adjustments related to the amortization of intangible assets:

Amortization of technology over 7 years	$14,357
Amortization of customer relations over 9 years	12,335
Less: historical amortization expense	(17,962)

Pro forma adjustment	$8,730

(n)	Reflects pro forma interest expense resulting from our new capital structure (using LIBOR rates at closing of the Transactions) for the 9 months ended June 30, 2006:

Interest on the $175,000 9.5% senior subordinated notes	$12,469
Interest on the $390,000 senior secured term loan(1)	21,348
Interest on $2,000 10 1/2% senior notes	158
Commitment fees of 0.5% on $40 million credit line	150
Amortization of deferred financing costs over 7.9 years	1,509

35,634
Less: historical interest expense	(41,166)

Pro forma adjustment	$(5,532)

(1)	Assumes weighted average interest rate of 7.3% after adjustment for interest rate swaps.

(o)	Reflects write-off of prior debt financing costs.

(p)	Reflects premiums to repurchase prior debt.

(q)	Represents the tax effect of the adjustments set forth in the “Adjustments for the Transactions” based upon statutory federal and state rates of 39.4%.

Interest Rate Sensitivity

A 0.125% change in interest rates would change the pro forma cash interest expense for the fiscal year ended September 30, 2005 and nine months ended June 30, 2006 for the new term loan facility by $180 and $135, respectively, after giving effect to interest rate swaps.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
      The selected historical consolidated statement of operations data and other financial data for each of the fiscal years ended September 30, 2003, 2004 and 2005 were derived from our Predecessor’s audited historical consolidated financial statements appearing elsewhere in this prospectus. The selected consolidated statement of operations and other financial data for the fiscal year ended September 30, 2002 were derived from the unaudited historical consolidated financial statements that are not included in this prospectus. The selected consolidated financial data and other financial data for the nine month periods ended June 30, 2005 and 2006 were derived from our and our Predecessor’s unaudited consolidated financial statements included in this prospectus.
      The selected consolidated financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited consolidated financial statements, and the respective notes related thereto, of Activant, included elsewhere in this prospectus.
      Our and our Predecessor’s results of operations include results of Speedware commencing after the consummation of the Speedware acquisition on March 30, 2005 and results of Prophet 21 commencing after the consummation of the Prophet 21 acquisition on September 13, 2005. Accordingly, the results of operations for such periods are not directly comparable to periods ending prior to such date.

											Activant
	Predecessor										Solutions Inc.	Combined(1)

								Nine	October 1,			Nine
								Months	2005		Inception	Months
	Fiscal Year Ended September 30,							Ended	through		through	Ended
								June 30,	May 2,		June 30,	June 30,
	2001	2002	2003		2004		2005	2005	2006		2006	2006

								(unaudited)	(unaudited)		(unaudited)	(unaudited)
	(Dollars in thousands)
Statement of operations data:
Revenues	$211,035	$218,705	$221,546		$225,806		$265,991	$192,509	$225,215		$63,416	$288,631
Cost of revenues (exclusive of depreciation and amortization shown separately below)	96,819	96,187	93,887		97,137		118,126	84,498	97,688		27,789	125,477

Gross profit	114,216	122,518	127,659		128,669		147,865	108,011	127,527		35,627	163,154

Operating expenses:
Sales and marketing	38,378	33,520	31,589		31,596		38,076	26,271	37,167		9,065	46,232
Product development	16,366	16,469	15,653		15,562		21,379	14,248	23,819		6,084	29,903
General and administrative	23,720	24,023	24,244		24,283		28,068	18,925	44,704		6,021	50,725
Depreciation and amortization	32,176 (2)	19,329	22,768		16,584		16,114	10,204	15,511		6,971	22,482

Total operating expenses(3)	110,640	93,341	94,254		88,025		103,637	69,648	121,201		28,141	149,342

Operating income (loss)	3,576	29,177	33,405		40,644		44,228	38,363	6,326		7,486	13,812
Interest expense	(17,804)	(14,054)	(14,782)		(19,367)		(25,728)	(17,206)	(32,982)		(8,184)	(41,166)
Expenses related to debt refinancing and redemption	—	—	(6,313	) (4)	(524	) (5)	—	—	(42,665	) (6)	—	(42,665)
Gain on sale of assets	—	211 (7)	—		6,270	(8)	—	—	—		—	—
Other income (expense)	(647)	(91)	(144)		305		428	838	810		(115)	695

Income (loss) before income taxes	(14,875)	15,243	12,166		27,328		18,928	21,995	(68,511)		(813)	(69,324)
Income tax expense (benefit)	(1,932)	5,875	4,351		10,561		5,645	8,119	(23,033)		(309)	(23,342)

Net income (loss)	$(12,943)	$9,368	$7,815		$16,767		$13,283	$13,876	$(45,478)		$(504)	$(45,982)

	Predecessor													Activant	Combined(1)
														Solutions Inc.
												October 1,			Nine
										Nine Months		2005		Inception	Months
	Fiscal Year Ended September 30,									Ended		through		through	Ended
										June 30,		May 2,		June 30,	June 30,
	2001	2002		2003		2004		2005		2005		2006		2006	2006

						(unaudited)		(unaudited)		(unaudited)		(unaudited)		(unaudited)	(unaudited)
	(Dollars in thousands)
Selected balance sheet data (at end of period):
Cash and cash equivalents	$3,897	$398		$10,215		$32,065		$10,952		$48,064		$—		$21,222	$21,222
Working capital	2,756	(8,889)		21,214		28,549		(3,752)		51,010		—		27,058	27,058
Total assets	222,787	185,787		202,285		188,905		576,317		339,290		—		990,700	990,700
Total debt, including current maturities(9)	176,757	137,997		173,300		155,714		455,477		275,677		—		566,025	566,025
Stockholders’ deficit	(75,817)	(83,844)		(36,662)		(20,020)		(5,674)		(6,409)		—		246,483	246,483
Other financial data:
Depreciation and amortization	$32,176	$19,329		$22,768		$16,584		$16,114		10,204		15,511		6,971	22,482
Capital expenditures	15,675	13,161		12,525		10,057		9,462		6,518		7,041		1,456	8,497
Ratio of earnings to fixed charges(10)	—	2.0	x	1.8	x	2.3	x	1.7	x	2.2	x	0.2	x	0.9x	0.4	x

(1)	Our combined results for the nine months ended June 30, 2006 represent the addition of the predecessor period from October 1, 2005 through May 2, 2006 and the successor period from Inception through June 30, 2006.

(2)	SFAS No. 142 was adopted in fiscal year 2002 and goodwill was no longer amortized.

(3)	Operating expenses for the period October 1, 2005 through May 2, 2006 and for the combined nine months ended June 30, 2006 include approximately $31,700 of transaction costs related to the mergers.

(4)	Reflects expense related to our June 2003 debt refinancing.

(5)	Reflects expense related to the redemption of the remaining $17,500 of our 9% senior subordinated notes due 2008 in June 2004.

(6)	Reflects write offs of deferred financing fees and premiums on debt repurchases related to the mergers.

(7)	Reflects the gain on sale of real estate in Newton, New Jersey in fiscal year 2002.

(8)	Reflects the net gain on the October 1, 2003 sale of certain non-core assets consisting of our automotive recycling product line.

(9)	Total debt does not include amounts relating to lease receivables that we have sold.

(10)	For purposes of computing the ratio of earnings to fixed charges, earnings represents the sum of income (loss) before income taxes and fixed charges. Fixed charges represents the sum of interest expense, the interest portion of rental expense and the amortization of debt issuance costs. For the fiscal year ended September 30, 2001, earnings were insufficient to cover fixed charges by $14,264.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
      The following discussion and analysis of our results of operations and financial condition includes Predecessor periods prior to the consummation of the Transactions. Accordingly, the discussion and analysis of historical periods does not reflect the significant impact that the Transactions will have on us, including significantly increased leverage and liquidity requirements. We refer to the operations of both the Predecessor and Successor as ours, unless specifically stated otherwise. You should read the following discussion of our results of operations and financial condition with the “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Historical Condensed Consolidated Financial Data of Activant” and the audited and unaudited historical consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.
Overview
      We are a leading provider of business management solutions with vertical-specific functionality to distribution businesses. With over 25 years of operating history, we have developed substantial expertise in serving businesses with complex distribution requirements in three primary vertical markets: hardlines and lumber; wholesale distribution; and the automotive parts aftermarket (“Auto”). The vertical markets we serve have the shared characteristic of being complex distribution businesses with advanced inventory management needs. Using a combination of proprietary software and extensive expertise in these vertical markets, we provide complete business management solutions consisting of tailored systems, product support and content and data services designed to meet the unique requirements of our customers. Our fully integrated systems and services include point-of-sale, inventory management, general accounting and enhanced data management that enable our customers to manage their day-to-day operations. Our revenues are derived from our four reporting segments which are organized around the following business management solutions:

•	Systems, which is comprised primarily of proprietary software applications, implementation and training and third-party software, hardware and peripherals. For the fiscal year ended September 30, 2005, systems revenues accounted for approximately 39% of our total revenues.

•	Product support, which is comprised primarily of customer support activities, including support through our advice line, software updates, preventive and remedial on-site maintenance and depot repair services. Our product support services are generally provided on a subscription basis, and accordingly, revenues from this segment are generally recurring in nature. For the fiscal year ended September 30, 2005, product support revenues accounted for approximately 36% of our total revenues.

•	Content and data services, which is comprised primarily of proprietary database and data management products for the vertical markets we serve (such as our comprehensive electronic automotive parts and applications catalog and point-of-sale business analysis data), connectivity services, e-commerce, networking and security monitoring management solutions. Our content and data services are generally provided on a monthly subscription basis, and accordingly, revenues from this segment are generally recurring in nature. For the fiscal year ended September 30, 2005, content and data services revenues accounted for approximately 21% of our total revenues; and

•	Other services, which is comprised primarily of business products, such as forms and other paper products. For the fiscal year ended September 30, 2005, other services revenues accounted for approximately 3% of our total revenues.
      For the fiscal year ended September 30, 2005, our revenues were derived primarily from customers that operate in three vertical markets— hardlines and lumber, wholesale distribution and Auto— and from our productivity tools business.

•	The hardlines and lumber vertical market consists of independent hardware retailers, home improvement centers, paint, glass and wallpaper stores, farm supply stores, retail nurseries and gardens, and independent lumber and building material yards, primarily in the United States.

•	The wholesale distribution vertical market includes distributors of a range of products including electrical supply, medical supply, plumbing, heating and air conditioning, brick, stone and related materials, roofing, siding, insulation, industrial machinery and equipment, industrial supplies, and service establishment equipment, primarily in the United States.

•	Auto consists of customers involved in the manufacture, distribution, sale and installation of new and remanufactured parts used in the maintenance and repair of automobiles and light trucks, and includes manufacturers, warehouse distributors, parts stores, professional installers and service chains in North America and Europe.

•	The productivity tools business, which primarily consists of software migration and application development tools, was acquired as a part of the Speedware acquisition.
Key Components of Results of Operations
      Revenues. We derive revenues primarily from three of our four reporting segments: systems; product support; and content and data services. Systems revenues include the sale of our proprietary software applications, implementation and training and third-party software, hardware and peripherals. These revenues are generally derived from one-time sales. Product support revenues generally consist of revenues associated with the software and hardware support and maintenance of our systems. Content and data services revenues consist of the sale of proprietary database and data management products, including our electronic automotive parts and applications catalog, exchanges and other information services. Product support and content and data services are provided on a subscription basis and, accordingly, the revenues are generally recurring in nature.
      Cost of revenues (exclusive of depreciation and amortization shown separately). Cost of systems revenues primarily includes computer hardware and peripherals purchased from third parties, the labor and overhead associated with integrating, shipping, installing and training customers on our systems. Cost of product support revenues primarily includes personnel costs associated with the software and hardware support and maintenance of our systems. Cost of content and data services revenues primarily includes personnel costs associated with data entry into our information databases, telecommunications costs and facility costs. We capitalize these in accordance with Statement of Financial Accounting Standards or SFAS, No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.
      Sales and marketing expense. Sales and marketing expense primarily consists of personnel costs associated with our sales and marketing efforts, commissions, bad debt expense related to our accounts receivable, telecommunication costs and facility costs.
      Product development expense. Product development expense primarily consists of personnel and contract services associated with the development and maintenance of our software and databases, telecommunication costs and facility costs.
      General and administrative expense. These costs include departmental costs for executive, legal, administrative services, finance, telecommunications, facilities and information technology.
      Depreciation and amortization expense. These costs include all depreciation on fixed assets and amortization of software, databases and other intangible assets.

Key Trends
      We have noted several trends that we believe are significant in understanding our financial results and condition.

•	Growth in our revenues from the hardlines and lumber and wholesale distribution vertical markets. Our systems revenues from the hardlines and lumber and wholesale distribution vertical markets have grown at a compound annual rate of approximately 26% from fiscal year 2002 through fiscal year 2005, without giving effect to acquisitions. This growth has been primarily a result of the development of stronger relationships and licensing agreements with the three primary cooperatives in the hardlines and lumber vertical market during that period. As these relationships have begun to mature, we do not expect to continue to grow our revenues within these vertical markets at such a rapid rate in the future. Increased systems revenues generally result in increased product support revenues in future years as we add new customers and new products. In each of the last three fiscal years, product support revenues have increased as we added new customers to our product support business and sold additional add-on modules. In addition to organic growth, our recent acquisitions of Speedware and Prophet 21 have increased our revenues from the hardlines and lumber and wholesale distribution vertical markets.

•	Lower customer retention in Auto. As we stop actively developing and selling several of our older systems, especially in Auto, and as a result of the decision by General Parts Inc. to begin replacing our J-CON system with its own branded store system, we have experienced reduced rates of customer retention. We have developed various upgrade paths for these customers and have undertaken a specific customer services campaign to increase retention rates for customers who elect to continue to operate with our older systems. Despite our efforts, we have experienced year-over-year decreases in Auto product support revenues and we expect lower levels of customer retention to continue. We are developing our Eagle platform as an upgrade path for our Auto customers on our J-CON system.

•	Consolidation of our customers’ vertical markets. Our customers are undergoing consolidation. When one of our customers acquires a company that does not currently use our systems, we typically benefit from new systems sales and increased services revenues associated with that customer. When a company not currently using our systems acquires one of our customers, we typically lose services revenues. We believe that consolidation has been neither a material benefit nor a material detriment to our operating results over the past three years. Recent trends in the automotive marketplace may cause additional consolidation to become detrimental in future years.
Acquisitions
      Speedware Corporation Inc. In March and April 2005, we acquired the common stock of Speedware for cash consideration of $100.8 million. The Speedware acquisition solidifies our position as a provider of business management solutions to the hardlines and lumber vertical market through the addition of over 700 customers in this vertical market.
      The Systems House, Inc. On May 16, 2005, we purchased substantially all of the assets of The Systems House, Inc. The System House, Inc.’s next generation business management solution, Vision, is designed for warehouse distributors in the automotive parts aftermarket. The total consideration paid for the acquisition was approximately $2.6 million in cash.
      Prophet 21, Inc. In September 2005, we acquired all of the outstanding capital stock of Prophet 21, Inc. (“Prophet 21”) for cash of $218.2 million. Prophet 21 is a provider of business management solutions to the wholesale distribution vertical market. We believe that the integration of Prophet 21 into our operations has significantly enhanced our position and expertise serving the wholesale distribution vertical market and provided additional systems and service offerings for our customers.
      Our results of operations include results of Speedware commencing after the consummation of the Speedware acquisition on March 30, 2005 and results of Prophet 21 commencing after the consummation of the Prophet 21 acquisition on September 13, 2005. Accordingly, our results of operations for the nine months ended June 30, 2006 and June 30, 2005 are not directly comparable.
General Parts, Inc. Relationship
      In June 2004, General Parts, Inc., one of our largest customers, informed us of its intention to replace our J-CON parts store system with its own branded product at its company-owned stores and to recommend that its independent affiliated stores also replace the J-CON system. We believe the majority of this transition will be completed by the end of the calendar year 2006. J-CON revenues, primarily product support, for all of General Parts’ company-owned stores and independent affiliated stores was approximately $6.9 million for the year ended September 30, 2005.
Segment Reporting and Classification
      We organize our business around four reportable segments (the “Segments”) consisting of (i) Systems, (ii) Product Support, (iii) Content and Data Services and (iv) Other Services. We sell our products and services to three distinct vertical markets consisting of hardlines and lumber, wholesale distribution and auto and through our productivity tools business. Revenue for each Segment is also reported by each of these three vertical markets and productivity tools.
      Pervez Qureshi, our president and chief executive officer (the “CEO”), has been identified as the chief operating decision maker in assessing the performance of our Segments and the allocation of resources to them. Each Segment is managed separately. The CEO relies on the information derived directly from our management reporting system. The primary financial measure used by the CEO in assessing performance and allocating resources to the Segments is gross profit, a measure that is comprised of revenues less cost of revenues, each of which is described above under “Key Components of Results of Operations.”

Results of Operations
Nine Months Ended June 30, 2006 Compared to Nine Months Ended June 30, 2005

			Activant
	Predecessor		Solutions Inc.	Combined

	Nine	October 1,
	Months	2005	Inception	October 1,
	Ended	through	through	2005 to
	June 30,	May 2,	June 30,	June 30,
	2005	2006	2006	2006	Variance

	(Dollars in thousands)
Systems Revenues:
Hardlines and lumber	$61,786	$49,784	$12,693	$62,477	$691
Auto	11,311	10,590	2,296	12,886	1,575
Wholesale distribution	1,812	27,108	8,990	36,098	34,286
Productivity tools	1,327	3,922	1,888	5,810	4,483

Total systems revenues	$76,236	$91,404	$25,867	$117,271	$41,035

Product support revenues:
Hardlines and lumber	$37,464	$38,012	$11,331	$49,343	$11,879
Auto	26,296	17,612	4,647	22,259	(4,037)
Wholesale distribution	2,347	31,365	8,342	39,707	37,360
Productivity tools	1,691	4,750	1,026	5,776	4,085

Total product support revenues	$67,798	$91,739	$25,346	$117,085	$49,287

Content and data services revenues:
Hardlines and lumber	$5,500	$4,607	$1,520	$6,127	$627
Auto	37,481	27,935	7,705	35,640	(1,841)
Wholesale distribution	—	4,123	1,471	5,594	5,594
Productivity tools	—	—	—	—	—

Total content and data services revenues	$42,981	$36,665	$10,696	$47,361	$4,380

Other revenues:
Hardlines and lumber	$5,480	$5,407	$1,507	$6,914	$1,434
Auto	14	—	—	—	(14)
Wholesale distribution	—	—	—	—	—
Productivity tools	—	—	—	—	—

Total other revenues	$5,494	$5,407	$1,507	$6,914	$1,420

Total revenues:
Hardlines and lumber	$110,230	$97,810	$27,051	$124,861	$14,631
Auto	75,102	56,137	14,648	70,785	(4,317)
Wholesale distribution	4,159	62,596	18,803	81,399	77,240
Productivity tools	3,018	8,672	2,914	11,586	8,568

Total revenues	$192,509	$225,215	$63,416	$288,631	$96,122

      The combined results for the nine months ended June 30, 2006 represent the combination of the predecessor period from October 1, 2005 through May 2, 2006 and the successor period from Inception through June 30, 2006. This combination does not comply with GAAP but is presented because we believe it provides the most meaningful comparison of our results.

      Revenues. The preceding table sets forth, for the periods indicated, our Segment revenues by vertical market and for productivity tools and the variance thereof.
      Total revenues for the nine months ended June 30, 2006 increased by $96.1 million, or 49.9%, compared to the nine months ended June 30, 2005. This increase was attributable to the Speedware, The Systems House and Prophet 21 acquisitions, partially offset by lower Auto revenues.
Factors Affecting Systems Revenues for the Nine Months Ended June 30, 2006.

•	Systems revenues from our hardlines and lumber vertical market increased by $0.7 million, or 1.1%, primarily due to $3.7 million of revenues attributable to the Speedware acquisition and $1.1 million of increased sales of our Falcon platform to lumber and building material customers, partially offset by a decline in demand for our Eagle platform.

•	Systems revenue for Auto increased by $1.6 million, or 13.9%, primarily due to a focus on migrating customers to the Prism and Vision platforms as well as higher sales of TPW and Ultimate peripherals and upgrades.

•	Systems revenue from our wholesale distribution vertical market increased by $34.3 million primarily due to $33.5 million of revenues attributable to the Speedware and Prophet 21 acquisitions.

•	The $4.5 million increase in productivity tools systems revenues is attributable to the Speedware acquisition.
Factors Affecting Product Support Revenues for the Nine Months Ended June 30, 2006.

•	Product Support revenue from our hardlines and lumber vertical market increased by $11.9 million, or 31.7%, partially due to $8.1 million of revenues attributable to the Speedware acquisition. The remaining increase is attributable to increased systems sales, which over time, results in increased Product Support revenues.

•	Auto Product Support revenues declined by $4.0 million, or 15.4%. Auto experienced a decline of approximately $1.4 million in product support revenues associated with customer attrition from our older systems that we continue to support but do not actively sell to new customers. We expect that product support revenues from our older systems will continue to decline. Approximately $2.3 million of the decline was associated with General Parts, Inc.’s decision to begin replacing our J-CON system with its own branded store system. We do not expect to recapture this product support revenue.

•	The $37.4 million increase in Product Support revenues from our wholesale distribution vertical market is primarily attributable to the Speedware and Prophet 21 acquisitions.

•	The $4.1 million increase in productivity tools Product Support revenues is attributable to the Speedware acquisition.
Factors Affecting Content and Data Services Revenues for the Nine Months Ended June 30, 2006.

•	Content and Data Services revenues from our hardlines and lumber vertical market increased by $0.6 million, or 11.4% primarily attributable to increased revenues from our point-of-sale business analysis data.

•	Auto Content and Data Services revenues declined by $1.8 million, or 4.9%, due to a decline of approximately $1.2 million associated with customer attrition from our older systems that we continue to support but do not actively sell to new customers. An additional decline of $1.9 million was related to a new contract and simplified service terms with a large customer. These declines were partially offset by $1.0 million of new electronic automotive parts and applications catalog sales to non-systems customers and a $0.4 million increase in revenues from our AConneX connectivity product.

•	Content and Data Services revenues from our wholesale distribution vertical market increased by $5.6 million, primarily due to the Prophet 21 acquisition.

Total cost of revenues and gross margins as a percentage of revenues.
      The following table sets forth, for the periods indicated, our cost of revenues and the variance thereof.

	Predecessor		Successor	Combined

	Nine	October 1,
	Months	2005	Inception	October 1,
	Ended	through	through	2005 to
	June 30,	May 2,	June 30,	June 30,
	2005	2006	2006	2006	Variance

	(Dollars in thousands)
Cost of revenues:
Systems	$42,667	$47,613	$13,590	$61,203	$18,536
Product support	29,252	38,188	10,504	48,692	19,440
Content and data services	8,965	8,125	2,555	10,680	1,715
Other services	3,614	3,762	1,140	4,902	1,288

Total cost of revenues	$84,498	$97,688	$27,789	$125,477	$40,979

      The following table sets forth, for the periods indicated, our gross margin as a percentage of revenues.

	Predecessor		Successor	Combined

	Nine	October 1,
	Months	2005	Inception	October 1,
	Ended	through	through	2005 to
	June 30,	May 2,	June 30,	June 30,
	2005	2006	2006	2006

Gross margin as a percentage of revenues by segment:
Systems	44.0%	47.9%	47.5%	47.8%
Product support	56.9%	58.4%	58.6%	58.4%
Content and data services	79.1%	77.8%	76.1%	77.4%
Other services	34.2%	30.4%	24.4%	29.1%

Total gross margin as a percentage of revenues	56.1%	56.6%	56.2%	56.5%

      Cost of Revenues. Total cost of revenues for the nine months ended June 30, 2006 increased by $41.0 million, or 48.5%, compared to the nine months ended June 30, 2005. This increase was comprised primarily of costs attributable to Speedware, The Systems House and Prophet 21 product sales. Gross margin as a percentage of revenues increased from 56.1% for the nine months ended June 30, 2005 to 56.5% for the nine months ended June 30, 2006.

•	Cost of Systems Revenues. Cost of Systems revenues for the nine months ended June 30, 2006 increased by $18.5 million, or 43.4%, compared to the nine months ended June 30, 2005. This increase was comprised of $17.3 million in costs attributable to Speedware and Prophet 21 Systems revenues and higher systems sales volumes. Gross margin as a percentage of revenues increased from 44.0% for the nine months ended June 30, 2005 to 47.8% for the nine months ended June 30, 2006. The improvement in Systems gross margin is predominantly due to the higher margins associated with sales of Speedware and Prophet 21 systems products.

•	Cost of Product Support Revenues. Cost of Product Support revenues for the nine months ended June 30, 2006 increased by $19.4 million, or 66.5%, compared to the nine months ended June 30, 2005. This increase was comprised primarily of $15.8 million in costs attributable to Speedware and Prophet 21 Product Support sales and $1.1 million of transaction costs associated with the mergers and investments made in additional people and tools for our advice line customer support. Gross margin as a percentage of revenues increased from 56.9% for the nine months ended June 30, 2005 to 58.4% for the nine months ended June 30, 2006. The improvement in Product Support gross margin is predominantly due to costs increasing at a lower rate than revenue increases.

•	Cost of Content and Data Services Revenues. Cost of Content and Data Services revenues for the nine months ended June 30, 2006 increased by $1.7 million, or 19.1%, compared to the nine months ended June 30, 2005. About $1.1 million of the increase was due to the Prophet 21 acquisition while the remaining increase represented additional investments in our electronic automotive parts and applications catalog and our point-of-sale business analysis data. Gross margin as a percentage of Content and Data Services revenues decreased from 79.1% for the nine months ended June 30, 2005, to 77.4% for the nine months ended June 30, 2006. We expect our cost of Content and Data Services revenues to continue to increase as we raise our investment in our electronic catalog for Auto and point-of-sale business analysis data.
      Total Operating Expenses. The following table sets forth, for the periods indicated, operating expenses and the variance thereof.

	Predecessor Company		Successor	Combined

	Nine	October 1,		October 1,
	Months	2005	Inception	2005
	Ended	through	through	through
	June 30,	May 2,	June 30,	June 30,
	2005	2006	2006	2006	Variance

	(Dollars in thousands)
Sales and marketing expense	$26,271	$37,167	$9,065	$46,232	$19,961
Product development expense	14,248	23,819	6,084	29,903	15,655
General and administrative expense	18,925	44,704	6,021	50,725	31,800
Depreciation and amortization	10,204	15,511	6,971	22,482	12,278

Total operating expenses	$69,648	$121,201	$28,141	$149,342	$79,694

      The following table sets forth, for the periods indicated, our operating expenses as a percentage of revenues.
      Operating expenses as a percentage of revenues:

	Predecessor		Successor

		October 1,	Inception
	Nine Months	2005	through
	Ended	through	June 30,
	June 30, 2005	May 2, 2006	2006

Sales and marketing expense	13.6%	16.5%	14.3%
Product development expense	7.4%	10.6%	9.6%
General and administrative expense	9.8%	19.8%	9.5%
Depreciation and amortization	5.3%	6.9%	11.0%

Total operating expenses as a percentage of revenues	36.2%	53.8%	44.4%

      Total operating expenses increased by $79.7 million, or 114.4%, for the nine months ended June 30, 2006 compared to the nine months ended June 30, 2005. The increase was primarily a result of the inclusion of Speedware and Prophet 21 operating expenses subsequent to the acquisitions of $34.2 million, transaction costs related to the mergers of $30.5 million and increased amortization of purchased intangibles of $12.3 million.

•	Sales and Marketing Expense. Sales and marketing expense increased by $20.0 million, or 76.0%, for the nine months ended June 30, 2006 compared to the nine months ended June 30, 2005. The increase was primarily a result of the inclusion of $13.5 million of sales and marketing costs related to the Speedware, The Systems House and Prophet 21 acquisitions and bonus related transaction costs associated with the mergers of $6.7 million.

•	Product Development Expense. Product development expense increased by $15.7 million, or 109.9%, for the nine months ended June 30, 2006 compared to the nine months ended June 30, 2005. Approximately $14.1 million of the increase was related to the inclusion of product development costs related to the Speedware, The Systems House and Prophet 21 acquisitions. The remaining increase represents bonus related transaction costs associated with the mergers.

•	General and Administrative Expense. General and administrative expense increased by $31.8 million, or 168.0%, for the nine months ended June 30, 2006 compared to the nine months ended June 30, 2005. The increase was primarily a result of the inclusion of $6.6 million general and administrative costs related to the Speedware and Prophet 21 acquisitions, $1.8 for other professional service expenses incurred in connection with an initial public offering of our common stock, which offering was withdrawn in connection with the mergers, and $21.8 million of transaction fees associated with the mergers.

•	Depreciation and Amortization. Depreciation and amortization expense was $22.5 million for the nine months ended June 30, 2006 compared to $10.2 million for the nine months ended June 30, 2005. The increase resulted from the amortization of the intangibles associated with previous acquisitions and the merger.

      Operating Income. Operating income decreased from $38.4 million for the nine months ended June 30, 2005 to $13.8 million for the nine months ended June 30, 2006. The operating income decrease was due to $31.7 million of transaction costs related to the mergers and $12.3 million of increased depreciation and amortization associated with the acquisitions of Speedware and Prophet 21.
      Interest Expense. Interest expense for the nine months ended June 30, 2006 was $41.2 million compared to $17.2 million for the nine months ended June 30, 2005, an increase of $24.0 million. The increase is primarily a result of interest expense associated with our debt offerings, which we used to finance the Speedware and Prophet 21 acquisitions.
      Income Tax Expense. We recognized an income tax benefit of $23.0 million, or 33.7% of pretax losses for the nine months ended June 30, 2006. Amounts recoverable through carryback to prior tax years or as refunds of current year estimated payments are reflected as an income tax receivable. The remainder of the benefit is recognized as a deferred tax asset. We believe this future benefit is fully realizable and no reserve is established thereon.
      Net Income. As a result of the above factors, we realized a net loss of $46.0 million for the nine months ended June 30, 2006, compared to a net income of $13.9 million for the nine months ended June 30, 2005.

Fiscal Year Ended September 30, 2005 Compared to Fiscal Year Ended September 30, 2004
      The following table sets forth, for the periods indicated, our segment revenues by vertical market and the variance.

	Predecessor

	Fiscal Year Ended
	September 30,

	2004	2005	Variance $	Variance %

	(Dollars in thousands)
Systems revenues:
Hardlines and lumber	$63,116	$79,971	$16,855	26.7%
Auto	16,083	14,543	(1,540)	(9.6)%
Wholesale distribution	2,757	8,937	6,180	224.2%
Productivity tools	—	1,338	1,338	—

Total systems revenues	$81,956	$104,789	$22,833	27.9%

Product support revenues:
Hardlines and lumber	$39,860	$50,031	$10,171	25.5%
Auto	37,716	34,484	(3,232)	(8.6)%
Wholesale distribution	1,617	8,033	6,416	396.8%
Productivity tools	—	3,719	3,719	—

Total product support revenues	$79,193	$96,267	$17,074	21.6%

Content and data services revenues:
Hardlines and lumber	$4,427	$5,336	$909	20.5%
Auto	51,193	49,578	(1,615)	(3.2)%
Wholesale distribution	1,725	2,178	453	26.3%
Productivity tools	—	2	2	—

Total content and data services revenues	$57,345	$57,094	$(251)	(0.4)%

Other service revenues:
Hardlines and lumber	$6,072	$7,104	$1,032	17.0%
Auto	932	415	(517)	(55.5)%
Wholesale distribution	308	322	14	(4.5)%
Productivity tools	—	—	—	—

Total other services revenues	$7,312	$7,841	$529	7.2%

Total revenues:
Hardlines and lumber	$113,475	$142,442	$28,967	25.5%
Auto	105,924	99,020	(6,904)	(6.5)%
Wholesale distribution	6,407	19,470	13,063	203.9%
Productivity tools	—	5,059	5,059	—

Total revenues	$225,806	$265,991	$40,185	17.8%

      Total Revenues. Total revenues for fiscal year 2005 increased by $40.2 million, or 17.8%, compared to fiscal year 2004. This increase was comprised primarily of a $28.5 million increase attributable to the Speedware acquisition for the six month period beginning April 1, 2005 and ending September 30, 2005, and a $4.0 million increase in revenues attributable to the Prophet 21 acquisition for the seventeen days beginning September 14, 2005 and ending September 30, 2005. The remaining increase of $7.7 million was primarily a result of increased system sales, mostly in the hardlines and lumber vertical market, offset by revenue decreases in Auto.

Factors Affecting Our Systems Revenues for the Fiscal Year Ended September 30, 2005.

•	Systems revenues from the hardlines and lumber vertical market increased by $16.9 million, or 26.7%, primarily due to increased sales of new and upgraded software applications to new and existing customers affiliated with the three largest cooperatives in the retail hardware market. During March 2005, we signed a new systems licensing and marketing agreement with Do it Best Corp. in the hardlines and lumber vertical market. In addition, the acquisition of Speedware contributed $5.4 million of the increase in systems revenues.

•	Systems revenues for Auto decreased $1.5 million, or 9.6%, primarily due to lower sales to General Parts. associated with its replacement of our J-CON system with its own branded store system. We do not expect to sell additional J-CON systems to General Parts.

•	Systems revenues for the wholesale distribution vertical market increased by $6.2 million, or 224.2%, for fiscal year 2005 compared to fiscal year 2004. The increase is primarily due to revenue increases of $4.0 million and $2.2 million attributable to the Speedware acquisition and the Prophet 21 acquisition, respectively.

•	The $1.3 million increase in productivity tools systems revenues is attributable to the Speedware acquisition.
Factors Affecting Our Product Support Revenues for the Fiscal Year Ended September 30, 2005.

•	The $10.2 million, or 25.5%, increase in product support revenues from the hardlines and lumber vertical market is primarily due to a revenue increase of $8.2 million attributable to the Speedware acquisition. The remaining $2.0 million increase is attributable to increased systems sales, which generated increased product support revenues.

•	Auto product support revenues declined by $3.2 million, or 8.6%. Auto experienced a decline of approximately $1.8 million in product support revenues associated with customer attrition from our older systems that we continue to support, but do not actively sell to new customers. We expect that product support revenues from our older systems will continue to decline. Approximately $0.7 million of the decline was associated with General Parts’ decision to begin replacing our J-CON system with its own branded store system and approximately $0.4 million of the decline was due to the transfer of several of our product support employees to General Parts. Prior to the transfer of these employees, General Parts paid us a fee substantially equivalent to the salary and benefits of these employees plus a markup. We do not expect to recapture this product support revenue.

•	The $6.4 million, or 396.8%, increase in product support revenues from the wholesale distribution vertical market is primarily attributable to the Speedware and Prophet 21 acquisitions.

•	The $3.7 million increase in productivity tools product support revenues is attributable to the Speedware acquisition.
Factors Affecting Our Content and Data Services Revenues for the Fiscal Year Ended September 30, 2005.

•	Content and data services revenues from the hardlines and lumber vertical market increased by $0.9 million, or 20.5%, primarily due to an increase in manufacturers’ acceptance of our information point-of-sale database and additional use of our INet e-commerce connectivity product.

•	Auto content and data services revenues declined by $1.6 million, or 3.2%, due to a decline of approximately $2.3 million associated with customer attrition from our older systems that we continue to support, but do not actively sell to new customers. An additional decline of $1.2 million was related to a new contract and simplified service terms with a large customer. These declines were offset by $1.1 million of new electronic automotive parts and applications catalog sales to non-systems customers and a $0.8 million increase in revenues from our AConneX connectivity product.

•	Content and data services revenues from our wholesale distribution vertical market increased by $0.5 million, or 26.3%, primarily due to the Prophet 21 acquisition.
Factors Affecting Our Other Services Revenues for the Fiscal Year Ended September 30, 2005.

•	The $0.5 million, or 55.5%, decrease in other revenues in Auto was a result of declining revenues from our leasing operations in which new lease originations ceased in 2001. The $1.0 million increase in other revenues in the hardlines and lumber vertical market was from the sales of business products by the acquired Speedware companies.
      Total Cost of Revenues and Gross Margin as a Percentage of Revenues. The following table sets forth, for the periods indicated, our cost of revenues and the variance between the periods both as a dollar amount and a percentage.

	Predecessor

	Year Ended September 30,

	2004	2005	Variance $	Variance %

	(Dollars in thousands)
Cost of revenues:
Systems	$45,034	$59,179	$14,145	31.4%
Product Support	35,209	41,616	6,407	18.2%
Content and Data Services	12,592	12,036	(556)	(4.4)%
Other Services	4,302	5,295	993	23.1%

Total cost of revenues	$97,137	$118,126	$20,989	21.6%

      The following table sets forth, for the periods indicated, our gross margin as a percentage or revenues.

	Year Ended
	September 30,

	2004	2005

Gross margin as a percentage of revenues by segment:
Systems	45.1%	43.5%
Product Support	55.5%	56.8%
Content and Data Services	78.0%	78.9%
Other Services	41.2%	32.5%

Total gross margin as a percentage of revenues	57.0%	55.6%

      Total cost of revenues for the year ended September 30, 2005 increased by $21.0 million, or 21.6%, compared to the year ended September 30, 2004. This was comprised primarily of $11.7 million and $1.5 million in costs attributable to Speedware and Prophet 21 product sales, respectively. Approximately $14.1 million of the increase was attributable to increased system sales. Gross margin as a percentage of revenues decreased from 57.0% for the year ended September 30, 2004 to 55.6% for the year ended September 30, 2005.

•	Cost of Systems Revenues. Cost of systems revenues for the year ended September 30, 2005 increased by $14.1 million, or 31.4%, compared to the year ended September 30, 2004 primarily resulting from increased systems revenues. Gross margin as a percentage of revenues decreased from 45.1% for the year ended September 30, 2004 to 43.5% for the year ended September 30, 2005. The decline in systems gross margin is predominantly due to increased installation and training personnel expenses associated with the overall higher level of systems sales, in the year ended September 30, 2005.

•	Cost of Product Support Revenues. Cost of product support revenues for the year ended September 30, 2005 increased by $6.4 million, or 18.2%, compared to the year ended September 30, 2004. This increase was comprised primarily of $7.1 million in costs attributable to Speedware and

Prophet 21 product sales. Gross margin as a percentage of revenues increased from 55.5% for the year ended September 30, 2004 to 56.8% for the year ended September 30, 2005. The decline in product support gross margin is predominantly due to lower facility and telecommunication costs of $1.1 million.

•	Cost of Content and Data Services Revenues. Cost of content and data services revenues for the year ended September 30, 2005 decreased by $0.6 million, or 4.4%, compared to the year ended September 30, 2004. Gross margin as a percentage of content and data services revenues improved from 78.0% for the year ended September 30, 2004 to 78.9% for the year ended September 30, 2005. We expect our cost of content and data services revenues to increase as we raise our investment in our electronic catalog for Auto.

      Operating Expenses. The following table sets forth, for the periods indicated, operating expenses and the variance thereof.

	Predecessor

	Fiscal Year Ended September 30,

	2004	2005	Variance $	Variance %

	(Dollars in thousands)
Sales and marketing expense	$31,596	$38,076	$6,480	20.5%
Product development expense	15,562	21,379	5,817	37.4%
General and administrative expense	24,283	28,068	3,785	15.6%
Depreciation and amortization expense	16,584	16,114	(470)	(2.8)%

Total operating expenses	$88,025	$103,637	$15,612	17.7%

      Total operating expenses increased by $15.6 million, or 17.7%, for the year ended September 30, 2005 compared to the year ended September 30, 2004. The increase was primarily a result of the inclusion of Speedware and Prophet 21 results subsequent to the acquisitions, which included related operating expenses of $13.9 million.

•	Sales and Marketing Expense. Sales and marketing expense increased by $6.5 million, or 20.5%, for the year ended September 30, 2005 compared to the year ended September 30, 2004. The increase resulted from the inclusion of $2.9 million of sales and marketing costs related to the Speedware and Prophet 21 acquisitions. The remaining $3.6 million was related to an increase in existing sales force and higher commission and travel expenses related to higher systems sales and increased bad debt expense. In the fiscal year ended September 30, 2004, we reduced our lease loss reserve by approximately $1.5 million as a result of selling, without any recourse, approximately $1.8 million, or 55%, of our owned leases to a third-party lease provider and due to more favorable lease loss experience compared to previous periods.

•	Product Development Expense. Produce development expense increased by $5.8 million, or 37.4%, for the year ended September 30, 2005 compared to the year ended September 30, 2004. Approximately $4.3 million of the increase was related to the inclusion of product development costs related to the Speedware and Prophet 21 acquisitions. The remaining $1.5 million increase was largely due to an increase in development employees resulting from an increased level of investment and development activity associated with projects in early stage development.

•	General and Administrative Expense. General and administrative expense increased $3.8 million, or 15.6%, for the year ended September 30, 2005 compared to the year ended September 30, 2004. The increase was primarily a result of the inclusion of $3.8 million general and administrative costs related to the Speedware and Prophet 21 acquisitions.

•	Depreciation and Amortization Expense. Depreciation and amortization expense was $16.1 million for the year ended September 30, 2005 compared to $16.6 million for the year ended September 30, 2004. Software capitalization for the year ended September 30, 2005 declined by approximately $2.2 million compared to the year ended September 30, 2004 because many of these projects had not yet reached technological feasibility. Database amortization also decreased by $2.0 million from the year ended September 30, 2004 to the year ended September 30, 2005. During fiscal year 2004, the database amortization time period was reduced to 36 months or less resulting in higher amortization expense in that year. Future database amortization expense is expected to be comparable to the $3.7 million recorded during fiscal year 2005. These decreases were offset by the amortization of the intangibles acquired from Speedware and Prophet 21.

      Operating Income. Due to the above factors, operating income for the year ended September 30, 2005 increased by $3.6 million, or 8.8%. Operating income as a percentage of total revenues decreased to 16.6% of total revenues, from 18.0% of total revenues, for the years ended September 30, 2005 and 2004, respectively. The decrease in operating income as a percentage of total revenues was primarily a result of the higher gross margin for the year ended September 30, 2005 offset by the additional amortization of purchased intangibles associated with the Speedware and Prophet 21 acquisitions and the increased investment in product development expense.
      Interest Expense. Interest expense for the year ended September 30, 2005 was $25.7 million compared to $19.9 million for the year ended September 30, 2004, an increase of $5.8 million, or 29.3%. The increase is primarily a result of $2.7 million interest expense associated with our offering of $120.0 million aggregate principal amount of floating rate senior notes due 2010 on March 30, 2005 and $0.8 million of interest expense associated with our and Activant’s borrowing of $180.0 million senior unsecured bridge loan on September 13, 2005. The year ended September 30, 2004 included $0.4 million interest expense on the remaining $17.5 million of our 9% senior subordinated notes due 2008, which were redeemed in June 2004, and $0.5 million of related costs. See “—Liquidity and Capital Resources.”
      Net Income. As a result of the above factors, we realized net income of $13.3 million for the year ended September 30, 2005, compared to net income of $16.8 million for the year ended September 30, 2004. Excluding fiscal year 2004’s $3.9 million after-tax gain on the sale of certain non-core assets consisting of our automotive recycling product line, our fiscal year 2005 net income increased by $0.4 million, or 3.1%.
Liquidity and Capital Resources
      Our principal liquidity requirements are for debt service, capital expenditures and working capital.
      Our ability to service our indebtedness will depend on our ability to generate cash in the future. From Inception through June 30, 2006, our net cash provided by operating activities was $11.8 million. Included in net cash flow from operating activities were depreciation and amortization expenses of $1.0 million and $5.9 million, respectively. We expect to incur approximately $36 million per year in amortization of purchased intangible assets.
      Our cash balance as of June 30, 2006 was $21.2 million. As of June 30, 2006, we had $566.0 million in outstanding indebtedness comprised primarily of $389.0 million of a senior secured term loan pursuant to our senior secured credit agreement, $175.0 million senior subordinated notes due 2016, and $2.0 million aggregate principal amount of 10 1/2% senior notes due 2011. Our senior secured credit agreement provides for maximum borrowings of up to $40.0 million, including letters of credit up to a maximum limit of $5.0 million. As of June 30, 2006, we had $0.5 million of letters of credit issued and outstanding.
      On May 2, 2006, in connection with the consummation of the Transactions, we entered into a senior secured credit agreement. The senior secured credit agreement provides for (i) a seven-year term loan in the amount of $390.0 million, amortized at a rate of 1.00% per year on a quarterly basis for the first six and three-quarters years after May 2, 2006, with the balance paid at maturity, and (ii) a five-year revolving credit facility that permits loans in an aggregate amount of up to $40.0 million, which includes a letter of credit facility and a swing line facility. Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, five years from May 2, 2006. In addition, subject to certain terms and conditions, the senior secured credit agreement provides for one or more uncommitted incremental term loan and/or revolving credit facilities in an aggregate amount not to exceed $75.0 million. Proceeds of the term loan on the initial borrowing date were used to partially finance the Transactions.

      The borrowings under the senior secured credit agreement bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank Trust Company Americas, and (2) the federal funds rate plus 1/2 of 1%; or (b) a reserve adjusted Eurodollar rate on deposits for periods of one, two, three, or six months (or, to the extent agreed to by each applicable lender, nine or twelve months or less than one month). The initial applicable margin for borrowings is:

•	under the revolving credit facility, 1.25% with respect to base rate borrowings and 2.25% with respect to Eurodollar rate borrowings, which may be reduced subject to our attainment of certain leverage ratios; and

•	under the term loan facilities, 1.00% with respect to base rate borrowings and 2.00% with respect to Eurodollar rate borrowings.
      In addition to paying interest on outstanding principal under the senior secured credit agreement, we will be required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The commitment fee rate may be reduced subject to our attaining certain leverage ratios. We must also pay customary letter of credit fees for issued and outstanding letters of credit.
      On April 27, 2006, we issued $175.0 million aggregate principal amount of 9.50% senior subordinated notes due May 2, 2016. The notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act and are being exchanged for substantially identical notes registered with the SEC hereby.
      Each of our domestic subsidiaries, as primary obligors and not merely as sureties, jointly and severally, irrevocably and unconditionally guaranteed, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all of our obligations under the indenture and the notes. The notes are our unsecured senior subordinated obligations and are subordinated in right of payment to all of our existing and future senior indebtedness (including the senior secured credit agreement), are effectively subordinated to all of our secured indebtedness (including the senior secured credit agreement); and senior in right of payment to all of our existing and future subordinated indebtedness.
      The terms of the senior secured credit agreement and the senior subordinated notes restrict certain activities, the most significant of which include limitations on additional indebtedness, liens, guarantees, payment or declaration of dividends, sale of assets and transactions with affiliates. In addition, the senior secured credit agreement requires us to maintain a maximum total net leverage ratio and a minimum interest coverage ratio. The senior secured credit agreement also contains certain customary affirmative covenants and events of default. As of June 30, 2006, we were in compliance with all of the senior secured credit agreement’s and the senior subordinated notes’ covenants.
      We believe that cash flows from operations, together with amounts available under the senior secured credit agreement, will be sufficient to fund our working capital, capital expenditures and debt service requirements for at least the next twelve months. Our ability to meet our working capital and debt service requirements, however, is subject to future economic conditions and to financial, business and other factors, many of which are beyond our control. If we are not able to meet such requirements, we may be required to seek additional financing. There can be no assurance that we will be able to obtain financing from other sources on terms acceptable to us, if at all.
      From time to time, we intend to pursue acquisitions, but the timing, size or success of any acquisition effort and the related potential capital commitments cannot be predicted. We expect to fund future acquisitions primarily with cash flow from operations and borrowings, including borrowing from amounts available under our senior secured credit agreement or through new debt issuances. We may also issue additional equity either directly or in connection with any such acquisitions. There can be no assurance that acquisition funds will be available on terms acceptable to us, or at all.

      Our current sources of short-term funding are our operating cash flows and our existing senior revolving credit facility. Our existing senior revolving credit facility contains customary terms and conditions, including minimum levels of interest coverage and maximum levels of leverage. As of June 30, 2006, we were in compliance with all of the terms and conditions of our existing senior secured credit agreement and $175.0 million aggregate principal amount of 9.50% senior subordinated notes due 2016.
Year Ended September 30, 2005 Compared to Year Ended September 30, 2004
      Our net cash provided by operating activities was $20.2 million and $42.3 million for the fiscal years ended September 30, 2005 and 2004, respectively. The decrease in cash flow provided by operating activities for the fiscal year ended September 30, 2005 compared to the fiscal year ended September 30, 2004 was primarily due to higher interest expense and a $7.3 million difference in the change in operating assets and liabilities compared to the prior period.
      Our investing activities used net cash of $330.6 million and $2.6 million during the fiscal years ended September 30, 2005 and 2004, respectively. During the fiscal year ended September 30, 2005, we used $100.8 million in cash to acquire the outstanding stock of Speedware and $217.7 million in cash to acquire the outstanding stock of Prophet 21. The cash provided in investing activities for the fiscal year ended September 30, 2004 included the $7.2 million received from the sale of certain non-core assets consisting of our automotive recycling product line. Our capital expenditures were $9.5 million and $10.1 million for the fiscal years ended September 30, 2005 and 2004, respectively. These amounts included capitalized computer software and database costs of $5.1 million and $5.5 million for the fiscal years ended September 30, 2005 and 2004, respectively.
      Our financing activities generated cash of $289.3 million for the fiscal year ended September 30, 2005, primarily consisting of the issuance by Activant of $120.0 million aggregate principle amount of floating rate senior notes due 2010, the issuance by Activant of a $140.0 million senior unsecured bridge loan and the issuance by Activant Holdings of a $40.0 million senior unsecured bridge loan, net in the aggregate of $10.3 million of related fees. Our financing activities used cash of $17.8 million for the fiscal year ended September 30, 2004.
Contractual Obligations and Commercial Commitments
      The following table summarizes our contractual obligations and payments as of June 30, 2006:

		Payment Due or Expiration by Fiscal Year

	Total	2007	2008-9	2010-11	2012+

		(Dollars in thousands)
Debt:
9 1/2% senior subordinated notes due 2016	$175,000	$—	$—	$—	$175,000
Term loan facility	389,025	3,900	7,800	7,800	369,525
10 1/2% senior notes due 2011	2,000	—	—	2,000	—

Total debt	566,025	3,900	7,800	9,800	544,525
Operating leases	41,000	6,900	12,000	8,600	13,500

Total	$607,025	$10,800	$19,800	$18,400	$558,025

      The following table summarizes our commercial commitments as of June 30, 2006:

		Expiration by Fiscal Year

	Total	2007	2008-9	2010-11	2012+

		(Dollars in thousands)
Standby letters of credit	$465	$465	$—	$—	$—
Guarantees	14	14	—	—	—

Total	$479	$479	$—	$—	$—

Senior Secured Credit Facilities
      Amortization. Activant is required to repay installments on the loans under the term loan facility in quarterly principal amounts of 1.0% of their funded total principal amount for the first six years and nine months, with the remaining amount payable on the date that is seven years from the date of the closing of the senior secured credit facilities.
      Certain Covenants and Events of Default. The senior secured credit agreement will contain a number of covenants that, among other things, restrict, subject to certain exceptions, Activant’s ability to:

•	incur additional indebtedness (including contingent liabilities and seller notes);

•	create liens on assets;

•	enter into sale-leaseback transactions;

•	engage in mergers or acquisitions;

•	dispose of assets;

•	pay dividends and restricted payments;

•	make investments (including joint ventures);

•	make capital expenditures;

•	prepay other indebtedness (including the notes);

•	engage in certain transactions with affiliates;

•	amend agreements governing our subordinated indebtedness (including the notes);

•	amend organizational documents and other material agreements; and

•	change the nature of our business.
      In addition, the senior secured credit agreement will require Activant to maintain the following financial covenants:

•	a maximum total net leverage ratio; and

•	a minimum interest coverage ratio.
      The senior secured credit agreement will also contain certain customary affirmative covenants and events of default. See “Description of Other Indebtedness.”
Covenant Compliance
      Under the senior secured credit facilities, we are required to satisfy a maximum total leverage ratio, a minimum interest coverage ratio and other financial conditions tests. As of June 30, 2006, we are in compliance with the financial and nonfinancial covenants. Our continued ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those ratios and tests. A breach of any of these covenants could result in a default under the senior secured credit facilities. Upon the occurrence of an event of default under the senior secured credit facilities, the lenders could elect to declare all amounts outstanding under the senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit.
      Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP measure used to determine our compliance with certain covenants contained in the indentures governing the notes and in our senior secured credit facilities. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures governing the notes and our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants.
      The breach of covenants in our senior secured credit facilities that are tied to ratios based on Adjusted EBITDA could result in a default under that agreement, in which case the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under our indentures governing the notes. Additionally, under our debt agreements, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is also tied to ratios based on Adjusted EBITDA.
      Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we may consider not to be indicative of our ongoing operations. In particular, the definition of Adjusted EBITDA in the indentures allows us to add back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income (loss). However, these are expenses that may recur, vary greatly and are difficult to predict. Further, our debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.
      The following is a reconciliation of net income (loss), which is a GAAP measure of our operating results, to Adjusted EBITDA as defined in our debt agreements, and the calculation of the fixed charge coverage ratio, net debt and net debt to Adjusted EBITDA ratio under the indentures governing the notes. The terms and related calculations are defined in the indentures governing the notes.

	Predecessor						Activant
							Solutions Inc	Predecessor	Combined	Pro Forma
						October 1,
						2005	Inception	Nine Months	Nine Months	Nine Months
	Year Ended September 30,					through	through	Ended	Ended	Ended
						May 2,	June 30,	June 30,	June 30,	June 30,
	2003		2004		2005	2006	2006	2005	2006	2006

							(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(Dollars in thousands)
Net income (loss)	$7,815		$16,767		$13,283	$(45,478)	$(504)	$13,876	$(45,982)	$(3,394)
Interest expense, net	14,782		19,367		25,728	32,982	8,184	17,206	41,166	35,634
Income tax (benefit)	4,351		10,561		5,645	(23,033)	(309)	8,119	(23,342)	4,348
Depreciation and amortization	22,768		16,584		16,114	15,511	6,971	10,204	22,482	31,212

EBITDA	$49,716		$63,279		$60,770	$(20,018)	$14,342	$49,405	$(5,676)	$67,800

Expenses related to debt refinancing and redemption	6,313	(a)	524	(b)	—	42,665 (c)	—	—	42,665 (c)	—
Acquisition transaction expenses	—		—		—	30,515	194	—	30,709	—
Gain on sale of assets	—		(6,270	) (d)	—	—	—	—	—	—
Stock compensation expense	—		—		—	1,393	—	—	1,393	1,393
Foreign exchange (gain) loss	36		156		565	31	(54)	(151)	(23)	(23)
Other	611	(e)	—		—	1,356 (f)	1,454 (g)	—	2,810 (h)	2,810 (h)

Adjusted EBITDA	$56,676		$57,689		$61,335	$55,942	$15,936	$49,254	$71,878	71,980

(a)	Reflects expense related to our June 2003 debt refinancing.

(b)	Reflects expense related to the redemption of the remaining $17,500 of our 9% senior subordinated notes due 2008 in June 2004.

(c)	Reflects expense related to the March 2006 tender offers for the Existing Notes.

(d)	Reflects the net gain on the October 1, 2003 sale of certain non-core assets consisting of our automotive recycling product line.

(e)	Reflects our share of losses of Internet Autoparts, Inc. based on the equity method of accounting.

(f)	Reflects the net effect of a $420 gain on interest rate swaps offset by the write off of capitalized initial public offering costs of $1,776.

(g)	Reflects the elimination of the purchase accounting adjustment to deferred revenue on the acquisition of Activant via the Merger Agreement of $1,200 plus a $254 loss on interest rate swaps.

(h)	Reflects the net effect of a $166 gain on interest rate swaps offset by the write off of capitalized initial public offering costs of $1,776 and the elimination of the purchase accounting adjustments to deferred revenue on the acquisition of Activant via the Merger Agreement of $1,200.
      Beginning with the quarter ending December 31, 2006, and for each quarter thereafter, we are required under the senior secured credit facilities to comply with certain ratios for the following financial covenants:
      As of December 31, 2006, under our senior secured credit facilities, we will be required to maintain the following financial covenants:

•	a maximum consolidated total debt to Adjusted EBITDA ratio

•	a minimum Adjusted EBITDA to consolidated interest expense ratio
      In addition, the notes limit our ability to incur additional indebtedness or make certain restricted payments. For example, per the notes indenture, in order to incur additional indebtedness, we must achieve a minimum Adjusted EBITDA to fixed charges (consolidated interest expense plus cash dividends) ratio of at least 2.0 to 1.0 as of the twelve month period tested. As of June 30, 2006, our ratio of Adjusted EBITDA to fixed charges was 1.9 to 1.0.
The Notes
      The indenture governing the notes being will limit Activant’s (and most or all of Activant’s subsidiaries’) ability to:

•	incur additional indebtedness;

•	pay dividends on or make other distributions or repurchase Activant’s capital stock;

•	make certain investments;

•	enter into certain types of transactions with affiliates;

•	use assets as security in other transactions; and

•	sell certain assets or merge with or into other companies.
      Subject to certain exceptions, the indenture governing the notes will permit Activant and its restricted subsidiaries to incur additional indebtedness, including secured indebtedness. See “Description of Notes.”
Income from Partnership Investments
      As of September 30, 2005, we owned an approximate 20% general partnership interest in four separate partnerships, that have been in existence for periods ranging from 8 to 28 years, each with certain customers, and which expire in 2007. During fiscal year 2005, we provided management information systems and services to these partnerships. For fiscal years 2003, 2004 and 2005, we recorded services revenues from these partnerships of $3.9 million, $3.9 million and $3.7 million, respectively. During fiscal years 2003, 2004 and 2005, we recorded investment income from these partnerships of $0.3 million, $0.3 million and

$0.3 million, respectively. In December of 2005 we disposed of our interest in one of these partnerships. In January of 2006 we dissolved another partnership and entered into alternative arrangements to provide services to our former partners similar to the services we previously provided to each of those partnerships.
Critical Accounting Policies and Estimates
      The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an on-going basis, management evaluates estimates, including those discussed below. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.
Software and Database Development Costs
      In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, costs incurred internally in creating computer software products are expensed until technological feasibility has been established, which is typically evidenced by a completed program design. Thereafter, applicable software development costs are capitalized and subsequently reported at the lower of amortized cost or net realizable value. Costs incurred related to the accumulation of data for the development of databases are capitalized and subsequently reported at the lower of amortized cost or net realizable value. Capitalized costs are amortized using the greater of the amount computed using (a) the ratio that current gross revenues bear to the total anticipated future gross revenues or (b) the straight-line method over the estimated economic life of the product not to exceed five years. We are required to use our professional judgment in determining whether software development costs meet the criteria for immediate expense or capitalization using the criteria described above and evaluate software and database development costs for impairment at each balance sheet date by comparing the unamortized capitalized costs to the net realizable value. The amount by which unamortized capitalized costs exceed the net realizable value of the asset is written off and recorded in results of operations during the period of such impairment. The net realizable value is the estimated future gross revenue from that product reduced by the estimated future costs of completing, maintaining and disposing of the product.
Revenue Recognition
      We recognize revenue in accordance with Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, as amended by Staff Accounting Bulletin No. 104, Revenue Recognition, Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, and Statement of Position 97-2, Software Revenue Recognition. We derive revenue from software license fees, computer hardware, implementation and training, software and hardware maintenance and support, content and data services and other services. We generally utilize written contracts as the means to establish the terms and conditions by which our licenses, products, maintenance and services are sold to our customers. Revenue is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations remain, the fee is fixed and determinable and collection is probable.
      We use the following revenue recognition policies for sales of our systems, which generally consist of software, hardware, implementation and training:

•	Residual Method. For the majority of systems sales, we use the residual method of revenue recognition. Under the residual method, we have established vendor specific objective evidence of fair value for each undelivered element of the system sale (i.e., implementation and training). We have determined that undelivered elements are not essential to the functionality of the delivered elements. The revenues of the undelivered elements of the system sale are deferred based upon their fair values and recognized over the period services are provided. The revenue for the hardware and software portion of the system sale are recognized upon shipment, using the residual value of the contract.

•	Percentage of Completion. For those systems that include significant customization or modification of the software and where estimates of costs to complete and monitor the progress of the customization or modification are reasonably dependable, percentage of completion contract accounting is applied to both the software and implementation and training elements of the sale. Systems revenue from the software and implementation and training elements are recognized on a percentage-of-completion method with progress-to-completion measured based upon installation hours incurred. For example, a system that is 50% complete will have 50% of the software and implementation and training revenue and 50% of the expense recognized.

•	Completed Contract. For those systems that include significant customization or modification of the software and where costs or estimates are not dependable, systems revenue from these sales are recognized at completion of the implementation and training based upon the completed contract method.

•	Upon Shipment. When products are shipped to a customer and no contractual obligation exists that would warrant the percentage of completion method or the completed contract method, the revenue is recognized at time of shipment. For example, we recognize revenues upon shipment when a current customer purchases additional hardware or software licenses.

      Product support and data and content services are primarily provided on a monthly subscription basis and are therefore recognized on the same monthly basis.
      These policies require our management, at the time of the transaction, to assess whether the amounts due are fixed and determinable, collection is reasonably assured and future performance obligations exist. These assessments are based on the terms of the agreement with the customer, past history and the customer’s credit worthiness. If management determines that collection is not reasonably assured or future performance obligations exist, revenue recognition is deferred until these conditions are satisfied.
Allowance for Doubtful Accounts
      In accordance with SFAS No. 5, Accounting for Contingencies, we maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers was to deteriorate due to industry factors, general economic factors or otherwise, resulting in an impairment of their ability to make payments, additional allowances may be required.
Valuation of Goodwill and Other Intangibles
      We account for intangible assets in accordance with SFAS No. 141, Business Combinations, SFAS No. 142, Goodwill and Other Intangible Assets, and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Business acquisitions typically result in goodwill and other intangible assets, and the recorded values of those assets may become impaired in the future. The determination of the value of these intangible assets requires management to make estimates and assumptions that affect our consolidated financial statements. We assess potential impairments to intangible assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. Our judgments regarding the existence of impairment indicators and future cash flows related to intangible assets are based on the operational performance of the acquired businesses, market conditions and other factors. Future events could cause us to conclude that impairment indicators exist and that goodwill associated with the acquired businesses is impaired. Any resulting impairment loss could have a material adverse impact on our results of operations.

Recently Issued Accounting Pronouncements
      In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R”), which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees.” This revised standard addresses the accounting for stock-based payment transactions in which a company receives employee services in exchange for either equity instruments of the company or liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after June 15, 2005, with early adoption encouraged.
      The Predecessor Company adopted SFAS 123R in the quarter ended December 31, 2005 using the prospective method for all options granted prior to June 2, 2005, the date they became a public company as defined by SFAS 123. Under this transition method, awards continue to be accounted for under APB 25 until they are modified, cancelled, or settled. As a result, there is no compensation cost recognized in the income statement for these awards. For all awards granted after June 2, 2005, they used the modified prospective method. Under this transition method, compensation cost recognized in fiscal 2006 includes compensation cost for all share-based payments granted subsequent to June 2, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). Results for prior periods have not been restated. The Predecessor Company recorded a charge of approximately $0.2 million to cost of sales, $0.2 million to sales and marketing expense, $0.3 million to product development expense, and $0.7 million in general and administrative operating expenses for the period October 1, 2005 through May 2, 2006. The total income tax benefit recognized in the income statement was approximately $0.5 million.
      From Inception through June 30, 2006, there were no grants of stock options and no unvested stock options outstanding, thus, no compensation expense was recorded during this period.
Quantitative and Qualitative Disclosures About Market Risk
      In May 2006, we issued $390.0 million of floating rate debt. During the same period, we entered into four interest rate swaps to manage and reduce the risk inherent in interest rate fluctuations and to effectively convert a notional amount of $245.0 million of floating rate debt to fixed rate debt. As of June 30, 2006, the fair value of our interest rate swaps were as follows (dollars in thousands):

Notional Amount	Maturity Date	Fixed Rate	Fair Value

$140,000	2011	5.42%	$773
$50,000	2009	5.32%	$353
$30,000	2008	5.29%	$185
$25,000	2007	5.23%	$112
      We account for the interest rate swaps discussed above as cash flow hedges. The realized gains and losses on these instruments are recorded in earnings as adjustments to interest expense. The unrealized gains are recognized in other comprehensive income. For the period from Inception to June 30, 2006, we recorded an unrealized gain of $1.4 million ($0.9 million, net of tax) in other comprehensive income on these hedges.
Interest Rate Risk
      Effective October 31, 2005, we entered into a two-year interest rate swap, for a notional amount of $100.0 million, to achieve a more equal mix of fixed and floating rate debt. The interest rate swap effectively converts $100.0 million of floating rate debt to fixed rate debt by fixing the three month LIBOR we pay at 4.72%. In April 2006, we also entered into an interest rate swap that converts a notional amount of $200 million of 5.21% fixed rate debt to variable debt. We account for these swaps as derivative financial instruments, thus the change in the fair value of the swaps for the period is recorded into earnings as other income and expense. For the period from October 1, 2005 to May 2, 2006, we recorded a gain of $420,000. For the period of Inception to June 30, 2006, we recorded a loss of $254,000.

      In August 2006, we sold the $100 million and $200 million interest rate swaps for a net gain of $430,000.
      Giving effect to the $100.0 million interest rate swap discussed above, a 0.25% increase in floating rates would increase our interest expense, without giving pro forma effect to the Transactions, by $0.5 million annually.
      As of June 30, 2006, we had outstanding $177.0 million in aggregate principal amount of notes, $389.0 million of indebtedness under our senior secured term facility and no borrowings under our new senior revolving credit facilities. Our new senior credit facilities bears interest at a floating rate.
Foreign Currency Risk
      The majority of our operations are based in the United States and, accordingly, the majority of our transactions are denominated in U.S. dollars; however, we do have foreign based operations where transactions are denominated in foreign currencies and are subject to market risk with respect to fluctuations in the relative value of currencies. Currently, we have operations in Canada, the United Kingdom, Ireland and France and conduct transactions in the local currency of each location.
      At June 30, 2006, we had no foreign currency contracts outstanding.

BUSINESS
Overview
      We are a leading provider of vertical business management solutions with vertical-specific functionality to distribution businesses. With over 30 years of operating history, we have developed substantial expertise in serving businesses in three primary vertical markets: hardlines and lumber; wholesale distribution; and the automotive parts aftermarket. The vertical markets we serve have the shared characteristic of being complex distribution businesses with advanced inventory management needs. Using a combination of proprietary software and extensive expertise in these vertical markets, we provide complete business management solutions consisting of tailored systems, product support and content and supply chain services designed to meet the unique requirements of our customers. Our fully integrated systems and services include point-of-sale, inventory management, general accounting and enhanced data management that enable our customers to manage their day-to-day operations. We believe our solutions allow our customers to increase sales, boost productivity, operate more cost efficiently, improve inventory turns and enhance trading partner relationships.
      We have built a large base of approximately 13,500 product support customers, which are small and medium-sized retail and wholesale distribution businesses, operating in approximately 30,000 business locations. Our electronic automotive parts and applications catalog is used in approximately 27,000 business locations (a subset of which includes certain product support customers). We have developed strategic relationships with many well known and influential market participants in each of our primary vertical markets who have a significant effect on their customers’ buying decisions. For example, we are a preferred or recommended business management solutions provider for the members of Ace Hardware Corp. and Do it Best Corp. cooperatives and for Aftermarket Auto Parts Alliance, Inc. pursuant to agreements we have entered into with each of them and their members who are our customers. In addition, we have licensing agreements with many well known participants in each of the vertical markets we serve, including O’Reilly Automotive, Inc., the Industry Data Exchange and Meeks Building Centers, each of which is one of our top five customers within their vertical market and sales to each of which represented less than 2% of our total revenues for fiscal year 2005. Based on number of customers and revenues, we believe we have the leading market position in the United States serving the hardlines and lumber vertical market and the automotive parts aftermarket. Following the Prophet 21 acquisition, we believe we are one of the leading providers of business management solutions to the United States wholesale distribution vertical market based upon the total number of business locations where our solutions are installed.
      Activant Holdings was incorporated in Texas in 1976 under the name Cooperative Computing, Inc. and changed its name to Cooperative Computing Holding Company, Inc. in 1997. It was reincorporated in Delaware in 1999, and in October 2003, it changed its name to Activant Solutions Holdings Inc. Activant Holdings conducts its operations through its wholly-owned subsidiary, Activant Solutions Inc. Activant Solutions Inc. was incorporated in 1972 under the name of Triad Systems Corporation. In 1997 it merged into CCI Acquisition Corp., becoming a Delaware corporation named Cooperative Computing, Inc., and in October 2003, it changed its name to Activant Solutions Inc.
      In March and April of 2005, we acquired all of the outstanding common stock of Speedware for $100.8 million in cash. In addition, in September 2005 we acquired all of the outstanding common stock of Prophet 21 for $218.2 million in cash.
Market Opportunity
      We focus our products and services on distribution customers that operate in three primary vertical markets: hardlines and lumber; wholesale distribution; and the automotive parts aftermarket. The vast majority of our customer base is comprised of small and medium-sized businesses. We believe that these businesses are increasingly taking advantage of information technology to more effectively manage their operations. Based on market research and analysis, information technology spending, including spending on systems and services such as ours and other technology, by businesses with less than 1,000 employees was expected to grow approximately 8.0% in 2005, outpacing the growth in spending by larger enterprises.

      We have identified a number of common factors driving this demand for technology solutions within our vertical market customers:

•	Need for turnkey business management solutions with vertical-specific functionality. To meet the challenges of today’s competitive environment, small and medium-sized businesses demand turnkey products and services designed to fulfill unique business needs that are particular to their industries. We believe that software applications from vendors such as Intuit Inc., Microsoft Corporation, Oracle Corporation, The Sage Group PLC and SAP AG, with a broad, general or horizontal approach, do not adequately address the needs of businesses that have specific functionality requirements. In addition, small and medium-sized businesses generally do not have dedicated technology teams to plan, purchase, integrate and manage information technology solutions. As a result, these businesses prefer a single vendor to provide and support their technology infrastructure that includes software, hardware, product support and content and data services.

•	Complex supply chains. Our customers operate in markets that have multi-level supply chains consisting of service dealers, builders and other professional installers and do-it-yourselfers that order parts or products from local or regional stores and distributors. These stores, in turn, are connected to one or more warehouses or distributors, which, in turn, are connected to manufacturers. Many of these connections are now Internet-based to facilitate e-commerce. Businesses with complex supply chains require more sophisticated systems to operate efficiently.

•	Inventory management. Our customers operate in complex distribution environments and manage, market and sell large quantities of diverse types of products, requiring them to manage extensive inventory. Their ability to track and manage that inventory more efficiently can improve their operational and financial performance.

•	Under-utilization of technology. We believe small and medium-sized businesses are under-utilizing technology and need to upgrade their older systems or purchase new systems in order to remain competitive. Many of the systems currently in use in the vertical markets we serve are older, character-based or in-house systems with limited functionality. These businesses will need to replace their older systems with more modern, comprehensive business management solutions.

•	High customer service requirements. Our customers seek to differentiate themselves in their respective marketplaces by providing a high degree of customer service. For example, professional contractors expect on-time delivery of complex orders to their building sites, the ability to charge the orders to their account and the ability to receive a credit for any unused materials. In order to meet these high service requirements, businesses in the vertical markets we serve are increasingly adopting more advanced business management solutions.
      We believe an opportunity exists for technology providers offering turnkey business management solutions and a high degree of services tailored to small and medium-sized retail and wholesale distribution businesses. We believe these small and medium-sized businesses, including our customers, will continue to upgrade technology to be more competitive, resulting in improved sales, reduced operating costs, increased productivity and streamlined inventory management and supply chain processes.
Our Business Model
      Our products and services provide turnkey business management solutions tailored to retail and wholesale distribution businesses in the vertical markets we serve. The majority of the customers within the vertical markets we serve are small to medium-sized businesses that are increasingly utilizing technology to more effectively manage their operations and supply chains. Our business management solutions allow our customers to improve sales, operate more cost efficiently, increase productivity, increase inventory turns and improve trading partner relationships. We deliver a combination of vertically focused systems and services that our customers use to manage their day-to-day operations. Our systems revenues are generally derived from one-time sales while our services revenues generally consist of subscription-based sales that are generally recurring in nature. For fiscal year 2005, our systems revenues were 39% of our total revenues and our services revenues accounted for approximately 61% of our total revenues. Our services revenues consist of product support, content and data services and other services. The key components of our business management solutions include:
Systems
      We provide proprietary vertical-specific software applications, implementation and training, and third-party software, hardware and peripherals. Our software applications are tailored to the unique business processes of our target vertical markets. Depending on the vertical market and specific customer requirements, these systems can provide in-store, retail, contractor and distributor-based solutions with fully integrated applications that manage the workflows of a customer’s business operations. In addition, our systems include productivity tools, add-on modules, replacement hardware and upgrade applications for our existing installed base of customers. Our selling prices for systems can range from $15,000 to $900,000 depending on the size of the customer, the software applications needed and the complexity of the implementation.
Product Support
      We provide comprehensive maintenance and customer support. Because our customers are principally small and medium-sized businesses, they require a high level of service, training and customer support to maintain and improve their systems. We sell a variety of post-sale support programs that can include customer support activities, including support through our advice line, software updates, preventive and remedial on-site maintenance and depot repair services. Our product support is generally provided on a subscription basis, and accordingly, revenues are generally recurring in nature. Virtually all new systems customers subscribe to product support and continue to subscribe as long as they use the system.
Content and Data Services
      We provide a full range of additional value-added products and services to our customers. Our content and data services include proprietary database and data management products for the vertical markets we serve (such as our comprehensive electronic automotive parts and applications catalog and point-of-sale business analysis data), connectivity services, e-commerce, networking and security monitoring management solutions. We sell a majority of these content and data services on a subscription basis.
Other Services
      Our other services are comprised primarily of business products, such as forms and other paper products, and income from our legacy customer lease portfolios. Subsequent to June 2001, we outsourced all future customer leasing originations to an independent third party and thus have not originated, or had any interest in or contingency on, any new leases since that time.
Vertical Market Focus
      Our business management solutions serve customers that operate in three primary vertical markets where we have developed specific expertise and have a significant presence as a technology provider. The vertical markets we serve have the shared characteristic of being complex distribution businesses with unique needs that our software addresses.
Hardlines and Lumber
      The hardlines and lumber vertical market consists of independent hardware retailers, home improvement centers, paint, glass and wallpaper stores, farm supply stores, retail nurseries and gardens, and independent lumber and building material yards. Hardware stores predominately sell a large variety of hardware, hand and power tools, plumbing and electrical supplies, paint and home décor and lawn and garden supplies to consumers. Independent lumber and building material yards purchase directly from mills or buying groups. These businesses carry a broad assortment of products including commodity lumber items, engineered wood products and high value assembled products including doors and windows. Lumber and building materials dealers are primarily focused on meeting the needs of professional builders and contractors that have specific service requirements. Independent hardware and lumber retailers are often affiliated with cooperatives and buying groups, such as Ace Hardware Corp., True Value Company or Do it Best Corp., that enable member retailers to compete through optimized product assortment, buying power, brand and member-wide customer loyalty programs and promotions. These cooperatives also influence the information technology buying decisions of their large groups of members. Due to their size, chain home centers, such as The Home Depot Inc., Lowe’s Companies, Inc. and Menard, Inc., generally customize and support their own information technology systems. The adoption of advanced in-house technology within chain home centers has created a higher standard in customer-facing technology at other hardware and lumber retailers. We believe that growth in this vertical market is being driven by a number of recent trends, including new home construction and sales, increased spending on home improvement, favorable demographic trends and generally positive economic conditions, among others. Based on market research and analysis, we believe that as of April 2006 there were approximately 29,000 small and medium-sized businesses (as we define by annual revenues ranging from $500,000 to $1.0 billion) operating in the hardlines and lumber vertical market in the United States, which generate approximately $104 billion in annual revenues. Approximately 6,300 of these businesses are our customers.
Wholesale Distribution
      The wholesale distribution vertical market includes distributors of a range of products including electrical supply, medical supply, plumbing, heating and air conditioning, brick, stone and related materials, roofing, siding, insulation, industrial machinery and equipment, industrial supplies and service establishment equipment.
      The business of wholesale distributors revolves around tracking and managing product inventory and servicing customers with high service level requirements, such as product knowledge and availability, flexible delivery schedules, returns management and complex invoicing. In addition, wholesale distributors operate in multiple locations. The ability to manage these operations with a single inventory management system is essential to the success of their business. Wholesale distributors are increasingly using more sophisticated information technology systems to improve merchandising, increase sales, reduce carrying and other operating costs and improve customer service.
      We believe that growth in this vertical market is being driven by increased spending on commercial and residential construction, industrial production and generally positive economic conditions, among others. Based on market research and analysis, we believe that as of April 2006 there were approximately 31,000 small and medium-sized businesses (as we define by annual revenues ranging from $1.5 million to $1.0 billion) operating in the wholesale distribution vertical market in the United States, which generate approximately $275 billion in annual revenues. Approximately 3,800 of these businesses are our customers.
Automotive Parts Aftermarket
      There are three distinct distribution channels through which automotive parts distribution occurs: the wholesale, retail and new car manufacturer channels. The automotive parts aftermarket consists of businesses engaged in the manufacture, distribution, sale and installation of new and remanufactured parts used in the maintenance and repair of automobiles and light trucks. Our systems solutions target primarily the wholesale channel and our content and data services target the wholesale and retail channel.
      There is substantial inefficiency in the automotive parts aftermarket supply chain. Based on statistical data analysis of parts stores’ inventory from our ePartInsight Data Warehouse product, approximately 20% of parts sold are not stocked locally and approximately 22% of parts stocked are not sold within 24 months. In addition, according to industry sources, approximately 27% of parts sold are eventually returned. Participants in the automotive parts aftermarket are required to manage large quantities of data. There are over 4.5 million different stock-keeping units, or SKUs, available to parts sellers. As a result, most automotive parts aftermarket participants require comprehensive inventory management systems and catalogs to keep track of these parts. Also, consumer demand for same-day repair service and the need to quickly turn repair bays encourage professional installers to require prompt delivery of specific parts from their suppliers. Therefore, the ability of either a warehouse distributor or parts store to access information about a part’s availability and price and to promptly supply the required product is critical to its success.
      We believe that growth in the automotive parts aftermarket in the United States will be driven by a number of factors, including growth in the aggregate number of vehicles in use, increases in the average age of vehicles in operation and increased vehicle complexity. Based on market research and analysis, we believe that as of April 2006 there were approximately 20,000 small and medium-sized businesses (as we define by annual revenues ranging from $500,000 to $1.0 billion) operating in the automotive parts aftermarket in the United States, which generate approximately $69 billion in annual revenues. Approximately 2,600 of these businesses, which exclude service dealer, catalog-only and European customers, are our customers.
Competitive Strengths
      We believe that the following strengths have contributed to the growth of our systems revenues and our high customer retention rate. Systems revenues grew at a compound annual rate of 15% from fiscal year 2001 through fiscal year 2005, excluding the impact of the Speedware and Prophet 21 acquisitions. We believe that systems revenue is a factor that influences growth in our subscription-based product support revenues.
      Provide a Turnkey Business Management Solution to the Vertical Markets We Serve. Using a combination of proprietary software and extensive expertise in the vertical markets we serve, we provide complete solutions for our customers. Our solutions provide tailored systems, product support and content and data services that are designed to meet the unique requirements of our customers and enable them to interact with a single vendor for their business management solutions. For this reason, many of our customers have chosen to outsource their information technology requirements to us because they do not have significant in-house information technology capabilities. We believe that our focus on specific vertical markets makes our sales, marketing and product development efforts more efficient, knowledgeable and effective.
      Leading Market Position in the Vertical Markets We Serve. With over 30 years of operating history, we have developed substantial expertise in serving businesses with complex distribution requirements. Based on number of customers and revenues, we believe we have the leading position in the United States serving the hardlines and lumber vertical market and the automotive parts aftermarket. The Prophet 21 acquisition enhanced significantly our position in the wholesale distribution vertical market through the addition of over 3,400 customers and $77.3 million in annual revenues, based on Prophet 21’s revenues for its fiscal year ended June 30, 2005. Following the Prophet 21 acquisition, we believe we are one of the leading providers of business management solutions to the wholesale distribution vertical market in the United States based upon the total number of business locations where our solutions are installed.
      Large Base of Customers with High Retention. We have built a large base of approximately 13,500 product support customers operating in approximately 30,000 business locations. Our electronic automotive parts and applications catalog is used in approximately 27,000 business locations (a subset of which includes certain product support customers). In our experience, our systems and services are integral to the operations of our customers’ businesses and switching from our systems generally requires a great deal of time and expense and may present a significant operating risk for our customers. As a result, we have high levels of customer retention. For example, our average annual product support retention rates for the last three fiscal years for our Eagle Falcon, Prelude and Prophet 21 products, four of our key business management solutions, have been greater than 94%.
      Relationships with Well Known Market Participants. We have developed strategic relationships with many well known market participants in the hardlines and lumber vertical market and the automotive parts aftermarket. For example, we are the preferred or a recommended business management solutions provider for members of Ace Hardware Corp. and Do it Best Corp. cooperatives and for Aftermarket Auto Parts Alliance, Inc. pursuant to agreements we have entered into with each of them and their members who are our customers. In addition, we have licensing agreements with many well known participants in each of the vertical markets we serve, including O’Reilly Automotive, Inc., the Industry Data Exchange and Meeks Building Centers, each of which is one of our top five customers within their vertical market and sales to each of which represented less than 2% of our total revenues for fiscal year 2005. We believe that these relationships are evidence of the strength of our solutions and differentiate us from our competitors within these vertical markets.
      Flexible Systems Offerings. Depending on our customers’ size, complexity of business and technology requirements, we have a range of systems offerings. In our hardlines and lumber and wholesale distribution vertical markets, we provide our Eagle product that, while still tailored to the vertical markets it serves, has a more standard functionality for customers with lower complexity of operations and technology needs. This product is currently being adapted as a replacement for our J-CON product in the automotive parts aftermarket with expectation for a 2006 introduction to our customers in this market. In each of the vertical markets we serve, we also provide a higher-end business management solution for customers with more complex operations and technology needs. By providing flexible systems offerings, we are able to access a broader segment of the addressable market in each of the vertical markets we serve. In addition, the modular design of our productivity tools and add-on modules provides our customers with flexibility to deploy all of our add-on offerings at once or to implement our offerings individually or incrementally.
      Large Base of Recurring Subscription Revenues. Product support and content and data services revenues comprise nearly all of our services revenues. These revenues are generally recurring in nature since they are derived primarily from subscriptions to our support and maintenance services, our electronic automotive parts and applications catalog, databases, connectivity and other services. Services revenues accounted for approximately 61% of our total revenues for fiscal year 2005. We believe that the generally recurring nature of our product support and content and data service revenues provides us with a more predictable and stable stream of revenues relative to systems revenues that are primarily one-time purchases. Virtually all new systems customers subscribe to product support and continue to subscribe as long as they use the system.
Growth Strategy
      Our objective is to maintain and enhance our position as a leading provider of turnkey vertical oriented business management solutions to businesses with complex distribution requirements. The key components of our growth strategy to achieve this objective are:
      Grow our customer base through new systems sales. We intend to expand our customer base in the hardlines and lumber, wholesale distribution and automotive parts aftermarket vertical markets we serve. While we believe we have established leadership positions in these vertical markets, the fragmented nature of these markets presents an opportunity to increase our penetration. Examples of ways we intend to expand our customer base include:

•	Hardlines and Lumber. In March 2004, we entered into an endorsement and marketing agreement with Do it Best Corp., one of the largest member-owned hardware and lumber cooperatives in the United States. As part of this relationship, we are actively selling our business management solutions to many of the cooperative’s 4,100 independent hardware and building materials retailers. In addition, we intend to continue to focus on further penetrating the professional lumber segment that services the needs of professional builders and contractors with our Falcon product.

•	Wholesale Distribution. As a result of the Prophet 21 and Speedware acquisitions, we acquired a solid base of customers and several key products in the wholesale distribution vertical market. We plan to further penetrate specific sub-verticals of the wholesale distribution vertical market, including industrial supply, electrical supply, plumbing and heating and air-conditioning.

•	Automotive Parts Aftermarket. We are pursuing a number of technology and service improvements that we believe will provide a foundation for growth in the automotive parts aftermarket. We are currently developing our Eagle platform as an upgrade path for our J-CON customers. We expect to begin offering this product to our customer base in 2006. In April 2005, we entered into an agreement with Aftermarket Auto Parts Alliance, Inc. in which they will use our electronic automotive parts and applications catalog through 2008 and have committed to install our Eagle platform as their next generation system. Furthermore, we are launching a next generation version of our electronic automotive parts and applications catalog which will reduce the time it takes to input new parts into the catalog, approximately doubling the number of annual updates and adding significant additional parts information.

      Upgrade existing customers from older products to next generation platforms. We have developed our current generation of products based on Intel platforms with Windows, Linux, AIX and several UNIX platforms. A large number of our existing customers currently operate older systems that we service and maintain but do not actively sell. Our current generation of products has been developed to provide an efficient migration path while preserving existing embedded, vertical functionality. We believe there is a significant opportunity to upgrade these customers operating older systems to our current generation of new products. For example, over 1,100 customers have upgraded to our Eagle for Windows platform in the last five years.
      Penetrate our installed base of customers by cross-selling additional products and services. We plan to continue to capitalize on our existing customer base by increasing the number of products and services they use. We have developed a range of productivity tools and add-on modules, such as business intelligence, credit card signature capture and delivery tracking tools, that can be sold into our customer base as incremental solutions. We sell to our installed base of customers through an inside sales force of over 90 sales professionals. We also intend to enhance our service value by making improvements to our service processes, offering incremental service plans and selling additional catalog and data services to our customers. Such services are typically subscription-based and will reinforce the portion of our revenues that are generally recurring in nature. In addition, we have recently deployed a new customer relationship management system to improve our call center infrastructure and provide better service to our customers.
      Invest in product development. We will continue to invest in product development and technology that can be combined with our extensive knowledge and experience in our vertical markets to better serve our customers. We are developing additional innovative software applications and proprietary content that will allow our customers to manage their business operations more efficiently. For example, we have developed a range of productivity tools, such as delivery tracking, estimating and business intelligence solutions that will allow our customers to more effectively operate their supply chains. In addition, we are enhancing e-commerce and connectivity services to allow our customers to interact with their trading partners more efficiently.
      Enhance the features of our product portfolio to better address the needs of customers in certain sub-verticals of our current markets. We have continued to expand our product portfolio to enable us to offer our fully integrated business management solutions to other companies within our three targeted vertical markets. We believe that we can broaden our customer base by expanding into certain sub-verticals within our current vertical markets. For example, our research has identified more than 15,000 businesses in the retail flooring, florist and wholesale lumber sub-verticals of the hardlines and lumber vertical. We believe that our business management solutions can be reasonably adapted to service the needs of these customers. We also believe that significant opportunities exist in certain sub-verticals of the wholesale distribution and automotive parts aftermarket.
      Selectively pursue strategic acquisitions. We intend to continue to grow our business through select, strategic acquisitions. Our acquisition of Speedware enhanced our already strong position in the hardlines and lumber vertical market while our acquisition of Prophet 21 significantly enhanced our market expertise and leadership in the wholesale distribution vertical market. We believe that there are other companies providing products and services in our target vertical markets that may be attractive acquisition candidates. We expect to continue to use acquisitions to expand our products and services offerings, reinforce our technology base, enhance our leadership position within our target vertical markets and expand our geographic presence outside of North America.

Products and Services
      Our principal products and services offerings consist of:

•	Systems. We provide vertical-specific proprietary software applications, implementation and training and third-party software, hardware and peripherals.

•	Product Support. We sell a variety of post-sale support programs that include daily operating support through our advice line, software updates, preventive and remedial on-site maintenance and depot repair services.

•	Content and Data Services. Our content and data services include proprietary database and data management products for the vertical markets we serve (such as our comprehensive electronic automotive parts and applications catalog and point-of-sale business analysis data), connectivity services, e-commerce, networking and security monitoring management solutions.
Systems
      We offer systems consisting of proprietary vertical-specific software applications, implementation and training and third-party software, hardware and peripherals. Our products provide in-store, retail, distributor and warehouse-based solutions with fully-integrated applications that manage the workflows and data relating to a customer’s typical sales transaction and, automate and streamline a customer’s inventory, sales and distribution operations. These applications include order management and fulfillment, barcode scanning and processing, inventory control, pricing, purchasing, accounts receivables and payables, special order processing, quote and bid processing, vendor and manufacturer communications, payroll, general ledger and credit and debit card authorization. The selling price of our products depends on a variety of factors, including the number of locations and users and the products requirements of the customer.
      In addition, we offer productivity tools and add-on modules to our customers to enhance the capabilities of our products. The modular design of our productivity tools and add-on modules, such as business intelligence, credit card signature capture and delivery tracking, provides our customers with flexibility to deploy or implement our offerings individually or incrementally.
      When we sell a new system or add-on module, our education and training team works to minimize disruption during the conversion process and to optimize our customers’ use of the product by training them to use the primary and specialized features of the software. In addition, we integrate most of our products with hardware components and software products of third-party vendors prior to distributing the products to our customers. We primarily use Dell Inc.’s industry standard server and workstation hardware to power our software solutions. In addition, we offer hardware solutions from International Business Machines Incorporated and Hewlett-Packard Company for certain of our solutions.
      Our primary product offerings serve customers with varying operations and technical requirements. Customers with lower complexity of operations typically operate fewer than 50 locations, and often operate a single location. Customers with higher complexity of operations often operate multiple locations, have complex inventory requirements and have more advanced in-house information technology resources.
      The following table outlines our primary systems offerings:

Vertical Market	Lower Customer Complexity	Higher Customer Complexity

Hardlines and lumber	Activant Eagle	Activant Falcon ECS Pro
Automotive parts aftermarket	Prism Eagle for J-CON	A-DIS Vision
Wholesale distribution	Eagle for Distribution Prophet 21	Prelude Prophet 21
      Eagle. Our Eagle product is designed for small and medium-sized retail stores across multiple vertical markets, including hardware and home center, lumber and building materials and wholesale distribution.

Eagle is generally designed for customers with less complex business needs. While the majority of the Eagle products are used by single store locations, the Eagle product can operate up to 50 locations. We are currently developing a version of Eagle targeted at the automotive parts aftermarket, which is currently installed at several beta sites, and we expect to release the product in 2006. The selling price of our Eagle product ranges from $15,000 to $300,000.
      Prophet 21. Our Prophet 21 product, formerly known as CommerceCenter, is designed for distributors across multiple segments of the wholesale distribution vertical market including industrial, electrical, fastener, fluid power, tile and floor covering, and medical supply. Prophet 21 is a solution that includes order management, inventory management, warehouse management, purchasing, financial management and data reporting and analysis and can be used by wholesale distributors across the spectrum of lower customer complexity products to higher customer complexity products. The selling price of our Prophet 21 product typically ranges from $30,000 to $500,000.
      Prism. Our Prism product is designed to meet the needs of both national and independent stores as well as smaller businesses in the automotive parts aftermarket. Prism is a distribution management system designed to improve point-of-sale operations, fine-tune pricing, optimize inventory and manage cash flow. The selling price of our Prism product typically ranges from $10,000 to $90,000.
      Falcon. Our Falcon product is designed for large multi-location hardlines and lumber operations. Falcon provides flexibility in tailoring the product to meet the separate needs of individuals, groups, departments and single or multiple store locations. The selling price of our Falcon product typically ranges from $90,000 to $850,000.
      ECS Pro. ECS Pro, a product that we obtained through the Speedware acquisition, is targeted at the hardlines and lumber vertical market. The selling price of our ECS Pro product typically ranges from $20,000 to $250,000.
      A-DIS. Our A-DIS product is designed for large warehouse distributors in the automotive parts aftermarket. A-DIS is fully integrated with our J-CON product, which is used primarily by parts stores and is described below. The selling price of our A-DIS product typically ranges from $100,000 to $250,000.
      Prelude. Prelude, a product that we obtained through the Speedware acquisition, provides comprehensive business management software solutions to wholesale distributors with more complex business needs. Prelude is a feature-intensive solution that includes integrated customer relationship management, returned goods processing, accounts receivable collections and forecasting, requisition, purchasing and vendor invoice reconciliation. The selling price of our Prelude system typically ranges from $90,000 to $900,000.
      Vision. Our Vision product, which we obtained in our acquisition of The Systems House, Inc. in May 2005, is designed for, and targeted to, local, regional and national warehouse distributors in the automotive parts aftermarket and office product market. The selling price of our Vision system typically ranges from $50,000 to $250,000.
      Systems We Continue to Support. In addition to our primary system offerings, we also service and maintain, but do not actively sell to new customers, additional systems including:

•	J-CON. Our J-CON product is designed to manage stores that are members of a national account program in the automotive parts aftermarket. J-CON serves as an inventory management and electronic purchasing tool, trading principally with a single warehouse distributor or multiple warehouse distributors on an A-DIS system.

•	CSD and Gemini. These products were designed for medium to large-sized hardlines and lumber distributors.

•	Loadstar/ S-12/ Service Dealer/ Eclipse. These products were designed for independent distributors and professional service installers in the automotive parts aftermarket.

•	Dimensions/ Version 2/4GL. Acquired in the Speedware acquisition, these systems are older character-based systems that have broad functionality and are actively used by customers in the hardlines and lumber vertical market.

•	Prophet 21 UNIX-based systems. Acquired in the Prophet 21 acquisition, these systems operate on UNIX platforms and are designed for specific segments of the wholesale distribution vertical market.

•	Ultimate. Our Ultimate system is designed for local, regional and national warehouse distributors in the automotive parts aftermarket.
      Currently, we realize significant product support revenues from customers using these products. We have built upgrade and conversion paths for the customers of our J-CON product to our Eagle for J-CON product; CSD and Gemini products to our Eagle or Falcon product; Dimensions, Version 2 and 4GL products to our Falcon product; Prophet 21 UNIX-based products to our Prophet 21 product; Ultimate products to our Vision product; and S-12 and Eclipse products to our Prism product. We are targeting our sales and marketing efforts to these customers and expect many of them to continue to upgrade to our current products over the next five years.
Product Support
      We provide comprehensive maintenance and customer support for each of our products. Our customers are principally small and medium-sized businesses that require a high level of service, training and customer support to train users and to maintain their systems. We believe that we offer the broadest set of implementation and support services to businesses in our vertical markets. Our product support offerings include:

•	Access to Software Updates. We provide our product support customers with regular software updates which, among other things, provide bug fixes, general functionality enhancements and efficiency improvements.

•	Advice Line Support. Our team of software and applications specialists provides customers with telephonic and Internet training, troubleshooting and other support related to our software and hardware. This team provides technical and industry specific support for our systems through real-time diagnostics, access to our extensive knowledge-base and assistance in optimizing our customers’ usage of our systems for their businesses. We offer our customers several service plan options to accommodate their support needs and requirements for their businesses. In addition, our product development team is available to address the most complex systems issues.

•	Nationwide Hardware and Networking Specialists. Our field service team can be dispatched throughout the United States, Canada and Puerto Rico to diagnose and repair hardware and software on-site. We believe that this team of service professionals provides us with a competitive advantage. Because these services are provided on site, the customer often develops a working relationship with its hardware and networking specialist. We do not believe any primary competitor offers nationwide on-site support and service.

•	Server and Peripheral Repair. We support server and peripheral repair via overnight exchange and other programs from our repair facility in Tracy, California and through outsourced peripheral repair services.
      We have web-based product support that allows customers direct access to a call tracking system, on-line product training courses and an on-line knowledge base. These features allow customers to request support services, review specific calls or their entire call history, increase employee system knowledge through on-line coursework or search a knowledge base to obtain immediate answers to questions. In addition, we have recently deployed a new customer relationship management system to improve our call center infrastructure and provide better service to our customers.
      Virtually all new systems customers subscribe to product support and continue to subscribe as long as they use the system. Product support subscriptions vary from a monthly to an annual basis depending on the product, and the subscription fees vary by system size, number of users and configuration. In addition, we offer seminars and workshops to assist customers in understanding the capabilities of their systems. We strive to provide comprehensive information technology support to small and medium-sized business customers to build customer relationships, enhance customer satisfaction and maximize customer retention rates.

Content and Data Services
      Our content and data services include information services, such as database services with information and reports related to point-of-sale activity and connectivity services. These services are specific to the retail and wholesale trade vertical markets we serve and complement our systems offerings.
      Automotive Parts Aftermarket: We provide electronic catalogs, bar codes, related repair information and reports based on point-of-sale activity through a variety of data services. These proprietary database products and services generate recurring revenues through period (generally monthly) subscription fees and differentiate our products from those of our competitors. We offer data services to our automotive parts aftermarket customers, including warehouse distributors, manufacturers and parts stores and professional installers. Our principal content and data services are:

•	PartExpert. Our electronic automotive parts and application catalog provides access to a database of over 72 million unique automobile part applications for approximately 6,500 automotive parts aftermarket product lines. These products significantly reduce the time-consuming and cumbersome use of printed catalogs and are designed to increase productivity and accuracy in parts selection and handling. Our systems are integrated with PartExpert. For our PartExpert product, we acquire, enter, clean, standardize and format data from over 800 automotive parts manufacturers in an original, creative and unique manner. This data comes from manufacturers in paper or electronic format. We generally produce catalog updates on compact discs approximately ten to twelve times per year from our facilities in Livermore, California, Austin, Texas and Longford, Ireland.

•	ePartExpert. ePartExpert enables service professionals and consumers to access our automotive parts database online. This product is used by the manufacturer, warehouse distributor and professional installer segments of the automotive parts aftermarket.

•	ePartInsight. ePartInsight provides data hub capability that allows large buying groups to access inventory and sales information throughout the buying group simultaneously, which allows better visibility into product sales and inventory trends. This data warehouse product can be connected to all of our automotive parts aftermarket warehouse distributor and parts store products as well as third-party software.

•	Manufacturer Services. We provide a number of fee-based services to the manufacturer segment of the automotive parts aftermarket. These services include catalog content comparisons to similar product groups from other manufacturers, pricing comparisons to similar parts available in the market and electronic catalog data mapping and format conversion.

•	Connectivity Services. We offer Internet and modem-based communication services that connect the automotive parts aftermarket from manufacturers through warehouse distributors and parts stores to professional installers. Our flagship service, AConneX, uses the Internet to allow communication between and among our software systems and other companies’ software systems. AconneX enables parts to be ordered by professional installers from eStore partners and creates a trading network among parts stores and warehouse distributors. In addition, we offer an electronic data interchange interface between warehouse distributors and manufacturers.
      We also market the following content and data services to our vertical markets.

•	Trading Partner Connect. Our Trading Partner Connect offering, which we obtained through the Prophet 21 acquisition, is an Internet trading network that streamlines the commerce process between distributors, their manufacturers and/or suppliers, and end-users, thereby increasing sales and improving customer service while reducing operating costs. Through Trading Partner Connect, distributors can access millions of items, enabling them to compete on a larger scale and improve customer service. Distributors further benefit from reduced costs related to EDI and surplus inventory. Trading Partner Connect also provides distributors with a Web-based storefront to give end-users online customer service as well as ordering capabilities 24 hours a day, seven days a week. Trading Partner Connect offers several components, including B2B Marketplace, B2B Buyer, B2B Alliance, B2B Gateway and B2B Seller.

•	Networking Support & Security Monitoring. Our Networking Support & Security Monitoring offerings are targeted primarily at the hardlines and lumber vertical market and the automotive parts aftermarket, but are applicable to all of our three vertical markets. These offerings provide network installation, provisioning, troubleshooting and problem resolution, fire wall installation and configuration and virus protection services.

•	VISTA. Our VISTA offering is targeted for manufacturers in the hardlines and lumber vertical market. VISTA provides ongoing measurement of brand and item movement with major product classifications using point-of-sale business analysis data from independent hardware stores and consumer survey data. Information provided by the VISTA product gives manufacturers insight into how a specific product or brand performs against its competitors and the market in general. For our VISTA product, we partner with a third-party provider to identify, query and receive information from customer survey participations. We provide this data to our customers in a variety of formats.

•	IDW and IDX. Our IDW and IDX offerings are targeted at the wholesale distribution vertical market. They enable electrical parts manufacturers and warehouse distributors to exchange purchase order and related documents using electronic data interchange and internet technologies.

•	Inet. Our Inet offering is targeted at the hardlines and lumber and wholesale distribution vertical markets. Inet provides e-commerce capabilities to our customers such as the ability to conduct business online with their vendors and customers, including e-store ordering, invoicing and e-statement functionality.

Other Offerings
      In addition to systems, product support and content and data services offerings, we offer our customers migration and application development tools, OpenERP solutions and other business products.

•	Migration and Application Development Tools. We provide a complete suite of professional services and software tools for customers who wish to migrate their applications and databases from the Hewlett-Packard e3000 to other HP platforms. In November 2001, the Hewlett-Packard Company announced that it is ending sale and support for this platform over a five-year period, that will likely result in the decline of our migration business. Our application development tools are designed for use by software programmers for the design and development of computer applications which can be executed on a variety of computer systems other than those platforms used to develop the software application. These application tools substantially improve programmer productivity by facilitating the development of better quality business applications in much less time than traditional tools.

•	OpenERP Solutions. OpenERP Solutions was launched in 2004 as a solution for discrete manufacturers with the simultaneous acquisition of the legacy enterprise resource planning, or ERP, applications and related customer base from eXegeSys, Inc. and licensing of a brand new open-source-based ERP application. These modules have been utilized by customers as building blocks of internally-developed ERP systems. OpenERP Solutions has developed a program to retain as many ERP customers as possible by offering a lower-risk and lower-cost upgrade from ERP to OpenERP.

•	Business Products. We offer both standard and custom third-party record-keeping and sales forms and other office supplies, primarily to our existing customer base. These forms and supplies include purchase order forms, checks, invoices, ink, toner and ribbons that are compatible with our software and hardware systems.

Sales and Marketing
      We have dedicated sales groups to each of the hardlines and lumber and wholesale distribution vertical markets and the automotive parts aftermarket. We have more than 225 commission-based sales employees. Our sales and marketing strategy is to provide relevant business expertise to target customers by using sales representatives with strong industry-specific knowledge.
      Within these vertical markets, we use a combination of field sales, inside sales, value-added resellers and national account programs. We seek to partner with large customers or groups of customers and leverage these program groups to sell to their members. Incentive pay is a significant portion of the total compensation package for all sales representatives and sales managers. Our field sales teams generally focus on identifying and selling to new customers, while our inside sales team focuses on selling upgrades and new software applications to our installed base of customers.
      Our marketing approach is to develop strategic relationships with many of the well known market participants in the hardlines and lumber vertical market. For example, we are a preferred or recommended business management solutions provider for the members of Ace Hardware Corp. and Do it Best Corp. cooperatives and Aftermarket Auto Parts Alliance, Inc. pursuant to agreements we have entered into with each of them and their members who are our customers. In addition, we have licensing agreements with many of the well known participants in each of the vertical markets, including O’Reilly Automotive, Inc., the Industry Data Exchange and Meeks Building Centers, each of which is one of our top five customers within their vertical market and sales to each of which represented less than 2% of our total revenues for fiscal year 2005. This strategy includes obtaining endorsements and developing exclusive relationships, warehouse distributor partnerships and other alliances. The goal of these programs is to enhance the productivity of the field sales team and to create leveraged selling opportunities for system sales and content and data services. These relationships have allowed us to streamline the distribution channel and to reduce our direct sales costs.
Product Development
      Our product development strategy combines innovation and the introduction of new technology with our commitment to the long-term support of the unique needs of our customers. We seek to enhance our existing product lines, offer streamlined upgrade and migration options for our existing customers and develop compelling new products for our existing customer base and prospective new customers.
      Our customer base includes long-term customers using our older, character-based systems (which we no longer actively sell), as well as those who have upgraded to our most recently developed products running on Intel platforms with Windows, Linux, AIX and several UNIX platforms. A large portion of our current installed customer base is using older character-based systems, especially in the automotive parts aftermarket. We believe there is a significant opportunity for us to migrate these customers to our current generation of systems offerings running on more modern technology platforms. We have developed our current generation of products to provide an efficient migration path for customers operating older systems while preserving existing functionality and offering significant advantages in ease of use and new e-commerce capabilities.
      In the development of our software, we use industry standard tools such as JAVA, Microsoft toolsets, Progress and a variety of open source-based technologies. The recent Speedware acquisition has further enriched our technology offerings with new add-on modules, innovative technologies such as OpenERP, new Java-based ERP modules, and an experienced, vertically focused engineering team. We are also developing a next generation industry catalog and continuing to expand our next generation e-commerce and connectivity offerings.
      We also leverage a set of key technology relationships with third-party vendors to offer a complete turnkey business management solution to our customers. We have relationships with several third-party vendors including (1) Dell Inc., International Business Machines Incorporated, Hewlett-Packard Company and Symbol Technologies Inc. for hardware platforms, (2) Microsoft for tools, operating systems and databases, (3) Progress Software for development tools, (4) Sterling Commerce for EDI and (5) SonicWALL, Inc. for security solutions.

      We have a centrally managed development organization of about 375 employees designed to develop shared products and technologies that are used across multiple vertical markets as well as specific vertical markets.
Customers
      Our diversified customer base consists primarily of small and medium-sized businesses. For fiscal year 2005, no single customer accounted for more than 10% of our total revenues, and including General Parts, our top ten customers accounted for 12.1% of our total revenues. Some of our top ten customers included (1) Ace Hardware Corp. and True Value Company in the hardlines and lumber vertical market, (2) the Industry Data Exchange Association, a joint venture formed by the National Electrical Manufacturers Association and the National Association of Electrical Distributors, in the wholesale distribution vertical market and (3) General Parts, Inc., Aftermarket Auto Parts Alliance, Inc. and O’Reilly Automotive, Inc. in the automotive parts aftermarket. In June 2004, General Parts, our largest customer, informed us of its intention to replace our J-CON parts store system with its own branded product at its company-owned stores and to recommend that its independent affiliated stores also replace the J-CON system. See “Risk Factors — General Parts, Inc., our largest customer, intends to discontinue the use of certain of our products and, as a result, our revenues in the automotive parts aftermarket could decline significantly and our operating results could be materially adversely affected.” We have approximately 13,500 customers, of which approximately 4,400 were added as a result of the Speedware and Prophet 21 acquisitions.
Competition
      The vertical markets we serve are highly fragmented and served by many competitors. In all of the vertical markets we serve, we primarily compete against smaller software companies with solutions for a single vertical market. The key factors influencing customers’ technology purchase decisions in the vertical markets we serve include, among others: ability to provide a turnkey business management solution with vertical-specific functionality, depth of vertical expertise, pricing, level of services offered and credibility and scale of the technology vendor. Many of our smaller competitors offer solutions that contain fewer features and compete by pricing their products and services below our prices.
      In the hardlines and lumber vertical market we compete primarily with smaller, niche-focused companies, many of which target specific geographic regions. Some of our competitors in this vertical market include Spruce Computer Systems, Inc., Advantage Business Computer Systems, Inc. and Distribution Management Systems, Inc.
      We compete with several other vertically-focused software providers in the wholesale distribution vertical market, including a division of Infor Global Solutions, Inc., and Intuit Inc.’s Eclipse product line. Other competitors include vertically-focused software vendors in the building material, distribution and manufacturing markets, as well as independent software vendors, software tool developers and vendors and database vendors in other markets.
      In the automotive parts aftermarket we compete primarily with smaller software and content companies that operate regionally or in a specific niche of the market. Some of our competitors in this vertical market include Autologue Computer Systems Inc., in systems, and Wrenchead, Inc., in systems and content and data services. Additionally, we are working to displace in-house systems or catalogs. For example, AutoZone, Inc. and Genuine Parts Company’s NAPA Parts Group both produce their own systems and electronic automotive parts catalogs for their stores and members.
      Several large software companies have made public announcements regarding the attractiveness of various small and medium-sized business markets and their intention to expand their focus in these markets, including Intuit Inc., Microsoft Corporation, Oracle Corporation, SAP AG and The Sage Group plc. These large software companies have rarely competed directly with us. However, they may do so in the future.

Suppliers
      For fiscal year 2005, Dell Inc. was our largest supplier of hardware supplies used in our solutions, and we paid approximately $8.1 million to Dell Inc. for such supplies. No other supplier accounted for more than 10% of our total hardware supply expense. We have a number of competitive sources for supplies used in our operations.
Employees
      We have approximately 2,000 employees as of June 30, 2006. None of our employees are represented by unions. We have not experienced any labor problems resulting in a work stoppage and believe we have good relations with our employees.
Joint Venture
      We own approximately 48% of the outstanding common stock of Internet Autoparts, Inc., or Internet Autoparts, a joint venture among us and some of our key customers and other investors, which was formed in May 2000. Internet Autoparts provides the automotive parts aftermarket with a web-based parts ordering and communications platform linking automotive service providers with wholesale distributors and other trading partners.
      We granted certain non-exclusive, perpetual, non-transferable licenses to Internet Autoparts in connection with our investment in Internet Autoparts. Internet Autoparts agreed, subject to certain exceptions, not to compete with us in the businesses in which we are engaged. In addition, we agreed, subject to certain exceptions, not to compete with Internet Autoparts in the business of selling new or rebuilt automotive parts over the Internet to professional installers and consumers.
      Internet Autoparts utilizes our web-based parts catalog, ePartExpert, and has access to our Internet communications gateway, AconneX, which provides seamless communications among its various business platforms and third-party management systems. AconneX is available for licensing to third-party management systems in addition to Internet Autoparts. The licenses granted to Internet Autoparts provide for the payment to us of royalties based upon a percentage of net sales made by Internet Autoparts using the licensed technology. We have no commitment to invest additional funds in Internet Autoparts, although, we are obligated to provide service and support for AconneX.
Properties
      Our properties are leased and include integration and distribution, software development and data entry facilities and administrative, executive, sales and customer support offices. Upon consummation of the Transactions, our principal executive offices were relocated to our current offices at 7683 Southfront Road, Livermore, CA 94551. We consider our properties to be suitable for their present and intended purposes and adequate for our current level of operations.

      As of June 30, 2006, our facilities consist of the principal properties listed in the table below.

	Approx.
	Size		Lease
Location	(sq. ft.)	Description of Use	Termination

Livermore, California	79,000	Management offices; software development; data entry; sales; administrative	2012
Austin, Texas	70,000	Management offices; software development; sales; administrative	2015
Yardley, Pennsylvania	65,000	Management sales, product support and development	2007
Westminster, Colorado	30,000	Administrative; sales; software development	2011
Greenville, South Carolina	23,400	Sales, product support	2007	*
Austin, Texas	23,000	Systems integration and distribution	2008
Longford, Ireland	21,000	Data entry; administrative; sales	2027
Plano, Texas	21,000	Sales, product support	2007
Westminister, Colorado	17,500	Product support	2008
Montreal, Quebec	14,800	Management, sales product support	2010
Austin, Texas	11,000	Hardware computer repair	2010
Austin, Texas	9,000	Data center	2008

*	During September 2006, the lease termination was extended to 2012 and the size reduced to approximately 19,000 square feet.
      In addition, we have leases on over 40 sales offices and field service locations in the United States, Canada, the United Kingdom and France.
Legal Proceedings
      We are a party to various legal proceedings and administrative actions, all of which are of an ordinary or routine nature incidental to our operations. We do not believe that such proceedings and actions should, individually or in the aggregate, have a material adverse effect on our results of operations, financial condition or cash flows.

MANAGEMENT
      Our executive officers and the members of the board of directors of Acquisition Holdings are as follows:

Name	Age	Position

Pervez Qureshi	49	Director, President and Chief Executive Officer
Greg Petersen	43	Executive Vice President and Chief Financial Officer
Christopher Speltz	44	Senior Vice President of Finance and Treasurer
Bill Wilson	47	Senior Vice President of Product Development
Steve McLaughlin	49	Senior Vice President and General Manager of Wholesale Distribution
Peter Donnelly	41	Senior Vice President of Operations
Timothy F. Taich	49	Vice President and General Counsel
Andy Ballard	34	Director
Paul Barber	44	Director
Marcel Bernard	68	Director
Orlando Bravo	36	Director
S. Scott Crabill	36	Director
Allen Thorpe	35	Director
David Tunnell	36	Director
      Mr. Qureshi has been employed by us since 1994 and has been our Executive Vice President and Chief Operating Officer since October 2005. He was appointed as President and Chief Executive Officer at the effective time of the Mergers. Mr. Qureshi joined us as Director of Marketing in 1994. He became General Manager of our non-automotive vertical markets in 1999 and became our Senior Vice President in 2003. He became Group President of our vertical markets in 2004, and Senior Vice President and Chief Operating Officer in April 2005. Prior to joining us, Mr. Qureshi was President of a management consulting company he founded and was Vice President of Marketing at Harvest Software. He has also held management positions at Metaphor Computer Systems, Hewlett-Packard Company and International Business Machines Incorporated. Mr. Qureshi holds an M.B.A. from the Darden Graduate School of Business at the University of Virginia and a B.S.E.E. degree from the University of Lowell, in Lowell, Massachusetts.
      Mr. Petersen has been employed by us since September 2001 and has been our Executive Vice President and Chief Financial Officer since October 2005. From September 2001 to October 2005, Mr. Petersen served as our Senior Vice President and Chief Financial Officer. Prior to joining us, Mr. Petersen served as Vice President of Finance for Trilogy Software from 2000 until 2001 and as its Treasurer from 1999 until 2000. From 1997 to 1999, Mr. Petersen was Senior Vice President of Planning and Business Development for RailTex. From 1989 to 1997, Mr. Petersen held various finance and strategy positions at American Airlines, most recently as managing director of corporate development. Mr. Petersen has an M.B.A. from Fuqua School of Business at Duke University and a B.A. in Economics from Boston College.
      Mr. Speltz joined us as Vice President and Treasurer in 1999, became Vice President of Finance, Treasurer and Assistant Secretary in 2001 and was promoted to Senior Vice President of Finance, Treasurer and Assistant Secretary in October 2005. Prior to joining us, from 1990 through 1999, Mr. Speltz worked at the investment and commercial banking firm Societe Generale, most recently as Director and Manager of the Dallas office. Mr. Speltz has an M.B.A. from the University of Texas at Arlington and a B.S. from Indiana University.
      Mr. Wilson joined us in 1981 as a software engineer. He became Vice President of Product Development for our non-automotive vertical markets in 1999 and for all of our vertical markets in 2004. Mr. Wilson was promoted to Senior Vice President of Product Development in October 2005. Prior to joining us, Mr. Wilson worked at the consulting firm of Towers Perrin. Mr. Wilson has a B.A. from Yale University.

      Mr. McLaughlin has been employed by us since 1982 and has been our Senior Vice President and General Manager of Wholesale Distribution since October 2005. Mr. McLaughlin joined us as a Sales Representative in our Automotive/ Tire Division in 1982 and has served in several sales and sales management capacities since then. Mr. McLaughlin became Vice President and General Manager of the Lumber and Building Materials Group in October 1999 and held that role until October 2005. Mr. McLaughlin has a B.S. from the University of San Francisco.
      Mr. Donnelly joined us on September 25, 2006 as Senior Vice President of Operations. Prior to joining us, Mr. Donnelly served from 2001 to 2006 in various operating positions with Symantec Corporation (and previously at VERITAS Software, which was acquired by Symantec in 2005), most recently serving as Vice President, Worldwide Pricing & Licensing. From 1992 to 2000, Mr. Donnelly held various finance and operating roles at Oracle Corporation and from 1987 to 1992, Mr. Donnelly served in the audit and consulting practices of KPMG in both London and Silicon Valley. Mr. Donnelly holds a bachelor’s degree in Business Management from Surrey University in England and is a member of the Institute of Chartered Accountants of England and Wales.
      Mr. Taich joined us on September 18, 2006 as Vice President and General Counsel. Prior to joining us, Mr. Taich held various positions from 2001 to 2006 in the legal department at Maxtor Corporation, including most recently acting General Counsel. Mr. Taich served as Corporate Legal Counsel for Triad Systems Corporation from 1991 to 1997, a publicly traded company and predecessor of Activant. Mr. Taich also served in the Legal Department of Compaq Computer Corporation (and previously Tandem Computers, which was acquired by Compaq in 1998) from 1997 to 1999, and as a principal and venture partner of Palo Alto Ventures and WingSpring Ventures, respectively. Mr. Taich began his career as an associate at the law firm of Ware & Friedenrich (now DLA Piper Rudnick) from 1986 to 1991. He is a member of the California Bar and holds a J.D. from the University of California, Berkeley (Boalt Hall) and a B.S. in Business from the University of Colorado, Boulder.
      Mr. Ballard became one of our directors at the effective time of the Mergers. Mr. Ballard is a Director at Hellman & Friedman LLC. He also serves as a director of DoubleClick, Inc. and Vertafore, Inc. Prior to joining Hellman & Friedman in 2004, Mr. Ballard was employed by Bain Capital in San Francisco and Boston. Prior to that, he worked for Bain & Company. Mr. Ballard graduated from Harvard College and has an M.B.A. from the Stanford Graduate School of Business.
      Mr. Barber became one of our directors at the effective time of the Mergers. Mr. Barber is a General Partner of JMI Equity. Mr. Barber joined JMI in 1998. He serves on the board of directors of Blackbaud, Inc., Burr Wolff Management, Inc., DoubleClick, Inc., Mitchell International, Inc., Service-now.com and Vertafore, Inc. Mr. Barber was formerly a Director of Sterling Software, Inc. and a Trustee of Stanford University. From 1990 to 1998, Mr. Barber was employed by Alex.Brown serving as a Managing Director and Head of the Software Investment Banking Practice where he specialized in advising clients in the enterprise applications, systems management and electronic commerce markets. In 1989, Mr. Barber worked in Product Marketing at Microsoft Corporation. Mr. Barber began his career at Merrill Lynch & Co. Mr. Barber received an A.B. from Stanford University and an M.B.A. from Harvard Business School.
      Mr. Bernard became one of our directors at the effective time of the Mergers. Mr. Bernard is an executive business consultant. From 1994 to 2000, Mr. Bernard was Corporate Vice President, Operations, of Geac Computer Corporation, a performance management software company, where he was responsible for the management and overall performance of several company businesses located in North America, Europe and the United Kingdom, representing $250 million in annual revenues. From 1992 to 1994, Mr. Bernard was Senior Vice President, Ontario Division, of St. Lawrence Cement, a Canadian producer and supplier of products and services to the construction industry. At St. Lawrence Cement, Mr. Bernard was responsible for the management of all Ontario business units, representing over $400 million in revenues. From 1991 to 1992, Mr. Bernard was President and CEO of SaskTel, Saskatchewan’s largest phone company with $600 million in revenues and over 4,200 employees. Prior to this, Mr. Bernard occupied various positions at Motorola, most notably as President of Motorola Canada from 1982 to 1991. Mr. Bernard serves or has served on the Board of several organizations, including most recently Datatel, Inc., Prophet 21, Inc. and VECTORsgi, Inc. (now a subsidiary of Metavante).
      Mr. Bravo became one of our directors at the effective time of the Mergers. Mr. Bravo is a Partner at Thoma Cressey Equity Partners Inc. Mr. Bravo joined Thoma Cressey at its formation in 1998. He previously worked in the Mergers & Acquisitions group of Morgan Stanley & Co. based in New York. He is a director of Datatel, Inc. and Made2Manage Systems, Inc. Mr. Bravo has undergraduate degrees in Economics and Government from Brown University, a J.D. from the Stanford Law School and an M.B.A. from the Stanford Graduate School of Business.
      Mr. Crabill became one of our directors at the effective time of the Mergers. Mr. Crabill is a Partner at Thoma Cressey Equity Partners Inc. Mr. Crabill joined Thoma Cressey from Summit Partners a leading private equity firm, where he invested in and worked with companies in many growth sectors, including software and electronics. Previously, he was with the private equity firm of Whitney & Co, Stamford, CT, where he was active in middle-market buyouts and growth equity financings. His other experience includes employment with Hewlett-Packard as a product manager and with Alex. Brown & Sons in corporate finance and mergers & acquisitions. Mr. Crabill earned a B.S. in Industrial Engineering from Stanford University and an M.B.A from Stanford’s Graduate School of Business. He is a Director of AttachmateWRQ, Inc.
      Mr. Thorpe became one of our directors at the effective time of the Mergers. Mr. Thorpe is a Managing Director at Hellman & Friedman LLC. Prior to joining the firm in 1999, Mr. Thorpe was a vice president of Pacific Equity Partners in Sydney and a manager at Bain & Company in Sydney. He was previously a consultant in Bain’s San Francisco office. Mr. Thorpe graduated from Stanford University and was a Baker Scholar at the Harvard Business School. Mr. Thorpe is currently a director of Mitchell International, Inc., Mondrian Investment Partners, and Vertafore, Inc. and serves as the President of the Board of Directors of the Bay Area Video Coalition.
      Mr. Tunnell became one of our directors at the effective time of the Mergers. Mr. Tunnell is a Managing Director at Hellman & Friedman LLC. He is also a director of Arch Capital Group Ltd., Blackbaud, Inc., GeoVera Insurance Group Holdings, Ltd., as well as the Chairman of the Board of Directors of Vertafore, Inc. He was formerly a Director of Eastern Sea Laem Chabang Terminal Co., Ltd. Prior to joining the Hellman & Friedman in 1994, Mr. Tunnell was employed by the Banking Group of Lazard Frères & Co. in New York. Mr. Tunnell graduated from Harvard College and has an M.B.A. from the Harvard Business School.
Composition of the Board of Directors
      The composition of our board of directors was established by the terms of the stockholders agreement entered into among Acquisition Holdings, Merger Sub, the Investors and the Management Investors. Among other things, this stockholders agreement provides that, prior to an initial public offering, and subject to additional terms and conditions, the Acquisition Holdings board of directors will be composed of the following persons:

•	our chief executive officer,

•	up to two board members designated by the Investors affiliated with Thoma Cressey,

•	one board member designated by the Investors affiliated with JMI Equity, and

•	the remaining board members designated by the Investors affiliated with Hellman & Friedman and their assignees.
      In connection with the equity investments that were made by the Investors, an affiliate of Hellman & Friedman was issued the one authorized share of Series A preferred stock of Acquisition Holdings, which share entitles one of the members of the Acquisition Holdings board of directors designated by such affiliate to determine the outcome of all matters decided by the board. See “Certain Relationships and Related Party Transactions.”

Director Compensation
      In connection with the agreement of Marcel Bernard to serve on the board of directors of Acquisition Holdings, Acquisition Holdings has agreed to grant Mr. Bernard 61,406 stock options to purchase shares of common stock of Acquisition Holdings, with an exercise price equal to $4.00 per share, which options vest over five years. In addition, Mr. Bernard receives a cash consulting fee of $100,000 per year, payable quarterly in advance.
      We reimburse the non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as directors, but, except with respect to the agreement with Mr. Bernard above, we do not pay any fees to directors for attendance at meetings or their service as members of the board of directors.
Executive Employment Agreements
      In connection with the Merger Agreement, Mr. Qureshi entered into a definitive employment agreement with Acquisition Holdings effective as of the completion of the Mergers that governs the terms of his employment with Activant after the completion of the Mergers, the material terms of which include the following:

•	Mr. Qureshi serves as the president and chief executive officer of Acquisition Holdings.

•	The employment agreement took effect upon the closing of the Mergers and the term of the employment agreement is for an indefinite period. However, the executive or Acquisition Holdings may end the employment at any time.

•	Mr. Qureshi is paid a base salary of $400,000 per annum. Any adjustments to the base salary are made by the compensation committee of the Acquisition Holdings board of directors.

•	Mr. Qureshi is provided the opportunity to earn annual cash performance bonuses in amounts equal to up to 175% of base salary based upon the achievement of cumulative quarterly or annual performance targets established by the compensation committee and the board of directors of Acquisition Holdings, consistent with our existing fiscal year 2006 incentive performance plan.

•	Subsequent to June 30, 2006, Mr. Qureshi was granted 2,166,667 options to purchase shares of Acquisition Holdings common stock with an exercise price of $4.00 per share. These options vest over five years, provided that these options will become fully vested and exercisable in the event of a sale or change of control of Acquisition Holdings.

•	Mr. Qureshi is provided with employee benefits in accordance with our programs as in effect from time to time and applicable to our executive officers, as well as a life insurance benefit of up to $2.0 million.

•	Subject to his execution of an effective release of claims in favor of Activant and certain other parties, and his continued compliance with the restrictive covenants described below, Mr. Qureshi will has the right to receive the following severance payments and benefits in the event that he is involuntarily terminated by Activant without “cause,” as defined in the agreement, or if he resigns for “good reason,” as defined in the agreement:

•	base salary through the date of termination, any earned but unpaid portion of the annual or quarterly performance bonus award, any accrued but unused vacation, reimbursement for any unreimbursed business expenses properly incurred by him in accordance with our policy prior to the date of termination and any employee benefits to which the executive may be entitled under any employee benefit plans, such amounts, and any other severance benefits owed, reduced by any amounts owed to Acquisition Holdings or its affiliates by the executive,

•	pro rata portion of any annual performance bonus that an executive would have earned in the year in which such termination of employment occurs, generally payable within ten days of the termination date,

•	termination payment equal to 150% of the executive’s then effective annual base salary, generally payable within ten business days of the termination date, and an additional termination payment equal to 150% of the executive’s then effective annual base salary, payable in equal monthly payments over the nine month period following termination,

•	continued coverage for a period of eighteen months following termination of employment under our health plans in accordance with the terms thereof, and

•	accelerated vesting of his options equal to the number of shares that would have vested if the executive had continued to be employed by us for an additional six months and a period of 180 days following termination to exercise all vested options.

•	While Activant’s common stock is not publicly traded, Mr. Qureshi and Activant will use commercially reasonable efforts to obtain stockholder approval in accordance with the terms of section 280G of the Internal Revenue Code for any payments and benefits contingent upon the occurrence of a change in control. The executive’s employment agreement also contains a clause cutting back such payments and benefits for the purposes of Section 280G of the Internal Revenue Code in the event that such a cutback would allow the executive to obtain a higher after-tax value from such payments and benefits.

•	While employed by Activant and for a period of eighteen months thereafter, except for the confidentiality covenant whose duration is for an indefinite term, Mr. Qureshi is subject to compliance with various restrictive covenants, including non-competition and non-solicitation/non-hire, for the benefit of Activant and certain other parties. See “Certain Relationships and Related Party Transactions.”
      At the effective time of the Mergers, Mr. Qureshi also entered into an option rollover agreement pursuant to which he agreed to rollover $1 million of spread value of his then outstanding stock options into 333,334 vested stock options to purchase shares of common stock of Activant Holdings at an exercise price of $1.00 per share. Pursuant to the rollover agreement, Activant Holdings agreed to assume these options pursuant to the terms of the stock option plan under which they were originally granted.
      Michael A. Aviles. Effective as of October 7, 2004, we terminated the employment of Michael A. Aviles as our President and Chief Executive Officer, and Mr. Aviles was removed as a member of our Board of Directors and as Chairman of the Board. In connection with the termination of Mr. Aviles, we terminated his executive employment agreement, which provided for an initial base salary of $375,000 (subject to increases as determined by the Board of Directors), annual incentive bonuses with a target of at least $300,000 and severance in an amount equal to 18 months base salary and the target annual incentive bonus for the fiscal year in which the termination occurred, payable monthly in arrears over the 18 months following the effective date of termination, if Mr. Aviles was terminated without good cause. Mr. Aviles’s base salary for fiscal year 2004 was $375,000 per annum, and his target annual incentive bonus for fiscal year 2004 was $300,000. The employment agreement also provided Mr. Aviles the opportunity to earn up to $2.0 million annually in additional special cash incentives if we met certain cash flow improvement hurdles. Under a separate change of control bonus agreement, Mr. Aviles was entitled to a cash bonus in the event a change of control or significant divestiture occurred during the term of his employment or, under certain circumstances (including circumstances involving a termination of Mr. Aviles without good cause), in the event a change of control or significant divestiture occurred within 180 days following such termination (which period has expired).
      On November 23, 2005, we entered into a Stock Repurchase, Separation Agreement and General Release with Mr. Aviles. The agreement with Mr. Aviles provided for a payment to Mr. Aviles of $1,634,744.17 in cash in consideration for the following: (i) the cancellation of currently exercisable options held by Mr. Aviles to purchase 300,000 shares of our common stock; (ii) a general release by Mr. Aviles in favor of us and certain affiliates of ours; (iii) a waiver by Mr. Aviles relating to any rights or claims arising under the Age Discrimination in Employment Act of 1967; and (iv) the remaining severance payments and COBRA benefit payments due to Mr. Aviles pursuant to the Executive Employment Agreement between Mr. Aviles and us. The cash consideration paid to Mr. Aviles pursuant to this agreement is net of the exercise price payable by Mr. Aviles in respect of his stock options. In addition, this agreement provides for a general release of Mr. Aviles by us and certain affiliates of ours. Pursuant to this agreement, we also reaffirmed our obligation under the employment agreement with Mr. Aviles to indemnify him and include him as an additional insured on our directors’ and officers’ liability insurance policy.
      Bill Wilson. On February 14, 2005, we entered into a letter agreement with Bill Wilson containing the terms of our severance obligations to Mr. Wilson. The letter agreement provides that if his employment is involuntarily terminated by us without cause or if he voluntarily terminates his employment for good reason, Mr. Wilson will be entitled to receive severance in a lump sum amount equal to the sum of (i) nine months of base salary, (ii) nine months of his incentive bonus, and (iii) nine months of COBRA payments, subject to the terms of our severance plans.
      Steve McLaughlin. In September of 2005 we entered into a letter agreement with Steve McLaughlin containing the terms of our severance obligations to Mr. McLaughlin. The letter agreement provides that if his employment is involuntarily terminated by us without cause, Mr. McLaughlin will be entitled to receive severance in a lump sum amount equal to the sum of (i) nine months of base salary, (ii) nine months of his incentive bonus, and (iii) nine months of COBRA payments, subject to the terms of our severance plans. This letter agreement became effective upon his relocation to the Yardley, Pennsylvania offices.
      A. Laurence Jones. On October 7, 2004, A. Laurence Jones was elected to replace Mr. Aviles as our President and Chief Executive Officer. On December 15, 2004, and effective as of October 7, 2004, we had entered into a written employment agreement with Mr. Jones. The employment agreement provided for a signing bonus in the amount of $150,000, an initial base salary of $375,000 subject to increases as determined by the Board of Directors, and eligibility to receive an annual bonus of 100% of his base salary (which annual bonus may exceed 100% of his base salary if we exceeded certain revenue and other financial targets in our budget for the applicable fiscal year). Mr. Jones was entitled to a minimum annual bonus of 50% of his base salary for fiscal year 2005, provided Mr. Jones continued to be employed by us as of the end of such fiscal year. In the event Mr. Jones’ employment were terminated without cause or in the event he resigned for good reason, in addition to the salary and benefits listed above, Mr. Jones, subject to his execution of a release in our favor, was entitled to a severance payment equal to 18 months of his then effective base salary, payable in a lump sum in cash, a pro-rated annual bonus and any earned but unpaid annual bonus in respect of any full fiscal year ended prior to his termination. If Mr. Jones’ employment were terminated by us for cause or by Mr. Jones other than for good reason, or if his employment were terminated by reason of his death or disability, we had no further payment obligations other than for payment of any accrued benefits, salary and bonus. Mr. Jones’ employment agreement provided for an 18-month non-competition and non-solicitation requirement after his employment with us was terminated.
      Concurrently with the execution of Mr. Jones’s employment agreement, we and Activant Holdings entered into a stock option agreement with Mr. Jones pursuant to which we granted to Mr. Jones stock options under the 2000 Stock Option Plan, exercisable for an aggregate of 3,000,000 shares of Activant Holdings’ common stock, par value $0.000125, at an exercise price of $2.25 per share. The stock options provided for the following:

•	vesting in four equal installments over four years from October 7, 2004;

•	full vesting upon the occurrence of a change of control of the Company; and

•	that upon Mr. Jones’ voluntary termination of his employment or upon termination of his employment by us, Mr. Jones would have 360 days following such termination to exercise any vested but unexercised options.
      In addition, if Mr. Jones’ employment were terminated without cause or if he resigned for good reason, Mr. Jones would receive accelerated vesting of stock options covering the lesser of 1,125,000 shares or all remaining unvested stock options. All other unvested stock options would be cancelled. Mr. Jones’ employment was terminated effective May 2, 2006 and he received the termination benefits set forth above pursuant to the terms of his employment agreement.

      Mary Beth Loesch. On February 1, 2005, we entered into a letter agreement with Mary Beth Loesch, effective as of November 1, 2004, containing the terms of Ms. Loesch’s employment as Vice President of Business Development of the Company. The agreement with Ms. Loesch provided for (i) an initial annual base salary of $200,000, (ii) an annual incentive bonus with an annualized target of $100,000, (iii) a grant of 300,000 stock options at an exercise price of $2.25 per share and vesting in four equal annual installments beginning on November 2, 2005 and (iv) severance payable in a lump sum amount equal to the sum of (A) nine months of base salary; (B) nine months pro-rated target incentive bonus; and (C) nine months of COBRA payments if Ms. Loesch were involuntarily terminated by us without cause or if Ms. Loesch voluntarily terminated her employment for good reason. Ms. Loesch’s employment was terminated effective May 2, 2006 and she received the termination benefits set forth above pursuant to the terms of her employment agreement.
Transition Agreements
      Soon after the consummation of the Transactions, we relocated our headquarters to our Livermore, California office. Mr. Petersen and Mr. Speltz indicated that they were unable to relocate to Livermore. Mr. Petersen and Mr. Speltz executed agreements that provide for lump sum severance payments in the amount of $500,000 and $195,000, respectively, in addition to certain other benefits, and the termination of their employment with us in early 2007. These agreements became effective upon consummation of the Mergers.
Severance Plans
      On February 1, 2005, we adopted the Activant Executive Severance Plan (the “Executive Plan”) effective as of January 1, 2005. The Executive Plan is available to each employee who is an officer, vice president or other senior executive employee of us (other than our Chief Executive Officer) and who is designated as an “Eligible Employee” by and in the discretion of the plan administrator. An Eligible Employee is entitled to severance under the Executive Plan if such Eligible Employee is involuntarily terminated without cause and not as a result of such Eligible Employee’s death or disability (a “Qualified Termination”). Upon a Qualified Termination, an Eligible Employee is entitled to receive a single lump sum severance payment equal to six months base salary if the Eligible Employee executes a release of all claims against us. Notwithstanding the foregoing, in no event will such severance payment, when aggregated with all other payments to such Eligible Employee on account of the same Qualified Termination under any of our other sponsored severance arrangements, exceed twice the annual compensation of such Eligible Employee for the calendar year immediately preceding the calendar year during which the Qualified Termination occurred.
      On February 1, 2005, we amended and restated the Activant Severance Plan for Select Employees (as amended, the “Select Plan”). The Select Plan is a broad-based plan available to each employee who is designated as an “Eligible Employee” in the sole and absolute discretion of the plan administrator. An Eligible Employee is entitled to severance under the Select Plan if such Eligible Employee’s termination is designated by the plan administrator in its discretion as a qualified termination and such termination is not as a result of the death of such Eligible Employee (a “Qualified Termination”). Upon a Qualified Termination, an Eligible Employee is entitled to a severance payment in an amount determined by the plan administrator in its sole and absolute discretion and approved by our Chief Executive Officer, to be paid as quickly as administratively practicable after termination if the Eligible Employee executes a release of all claims against us. Notwithstanding the foregoing, in no event will such severance payment, when aggregated with all other payments to such Eligible Employee on account of the same Qualified Termination under any of our other sponsored severance arrangements, exceed twice the annual compensation of such Eligible Employee for the calendar year immediately preceding the calendar year during which the Qualified Termination occurred. Mr. Qureshi, Mr. Wilson and Mr. McLaughlin would be entitled to receive severance benefits pursuant to their employment agreements granted pursuant to the Select Plan. Mr. Petersen and Mr. Speltz will receive such benefits pursuant to their transition agreements. See “Executive Employment Agreements— Transition Agreements”.

New Stock Incentive Plan
      Following the completion of the Mergers, Acquisition Holdings terminated all of its outstanding equity incentive plans and established the 2006 Stock Incentive Plan (the “Plan”), which governs, among other things, the grant of options to purchase common stock of Acquisition Holdings to members of management following the completion of the Mergers. Each grant of options under the Plan specifies the applicable option exercise period, option exercise price and such other terms and conditions as deemed appropriate. All options granted under the Plan will expire no later than ten years from the date of grant, but generally will terminate earlier upon termination of employment. These options are also be subject to accelerated vesting in certain circumstances.
Option Grants in Fiscal 2005
      The following Named Executive Officers were granted options to purchase shares of Acquisition Holdings common stock during the year ended September 30, 2005. All of these options were cancelled in connection with the completion of the Mergers for the consideration provided pursuant to the terms thereof, with the exception of certain stock options awarded to Mr. Qureshi which were assumed by Acquisition Holdings. See “Certain Relationships and Related Party Transactions— Agreements Related to Mergers— Qureshi Letter Agreement”.

	Individual Grants
					Potential Realizable Value at
	Number of	Percentage of			Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation
	Underlying	Granted to			for Option Term(1)
	Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal Year	Price	Date	5%	10%

A. Laurence Jones	3,000,000	57.32%	$2.25	12/15/2014	$4,245,039	$10,757,762
Pervez Qureshi	500,000	9.56%	2.25	02/01/2015	707,507	1,792,960
Greg Petersen	400,000	7.65%	2.25	02/01/2015	566,005	1,434,369
Mary Beth Loesch	300,000	5.74%	2.25	02/01/2015	424,504	1,078,777
Bill Wilson	150,000	2.87%	2.25	02/01/2015	212,252	537,888

(1)	The dollar amounts set forth under these columns are the result of calculations at the five percent and ten percent assumed rates set by the Securities and Exchange Commission. These assumed annual rates of appreciation would result in a stock price in ten years of $3.67 and $5.84, respectively.
Aggregate Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Values
No options were exercised by the Named Executive Officers in fiscal 2005. The following table sets forth information concerning the fiscal year end number of unexercised options with respect to the Named Executive Officers as of September 30, 2005. All of these options were cancelled in connection with the completion of the Mergers for the consideration provided pursuant to the terms thereof, with the exception of certain stock options awarded to Mr. Qureshi which were assumed by Acquisition Holdings. See “Certain Relationships and Related Party Transactions—Agreements Related to Mergers—Qureshi Letter Agreements.”

	Number of Securities
	Underlying Unexercised
	Options at
	September 30, 2005

Name	Exercisable	Unexercisable

Michael A. Aviles	300,000	—
A. Laurence Jones	132,082	3,004,168
Pervez Qureshi	276,332	541,668
Greg Petersen	199,999	425,001
Mary Beth Loesch	—	300,000
Bill Wilson	210,999	160,001

Executive Compensation
      The following table summarizes the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers during fiscal years 2003, 2004 and 2005 (each such person is referred to as a “named executive officer”).

					Long-Term
		Annual Compensation			Compensation

					Securities
	Fiscal				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		Options(1)	Compensation($)

A. Lawrence Jones(2)	2005	365,000	753,000	(7)	3,000,000	—
Former President and Chief	2004	—	—		—	—
Executive Officer	2003	—	—		—	—

Michael A. Aviles	2005	58,218	—			667,672	(3)
Former Chairman of the	2004	375,000	2,130,800	(5)	—	—
Board, President and Chief	2003	354,210	2,162,800	(5)	—	—
Executive Officer

Pervez Qureshi(4)	2005	308,846	323,000	(8)	500,000	—
President and Chief	2004	250,004	226,750	(8)	50,000	—
Executive Officer	2003	250,648	275,500	(8)	25,000	—

Greg Petersen(5)	2005	259,615	243,000	(8)	400,000	—
Executive Vice President and	2004	250,000	211,750	(8)	25,000	—
Chief Financial Officer	2003	247,846	232,500	(8)	25,000	—

Mary Beth Loesch(6)	2005	176,923	149,400	(8)	300,000	—
Former Senior Vice President of	2004	—	—		—	—
Business Development	2003	—	—		—	—

Bill Wilson	2005	203,923	161,075	(8)	150,000	—
Senior Vice President of Product	2004	176,527	121,300	(8)	10,000	—
Development	2003	171,188	104,235	(8)	10,000	—

(2)	Mr. Jones’ employment was terminated effective May 2, 2006; he received the severance payments and other benefits provided under the terms of his employment agreement. See “Management—Executive Employment Agreements.”

(3)	In the fiscal year 2005, Mr. Aviles received severance in the amount of $667,672.

(4)	Mr. Qureshi was appointed President and Chief Executive Officer effective May 2, 2006. See “Management—Executive Employment Agreements.”

(5)	Has executed a transition agreement. See “Management—Executive Employment Agreements” and “Certain Relationships and Related Party Transactions—Agreements Related to the Mergers.”

(6)	Ms. Loesch’s employment was terminated effective May 2, 2006; she received the severance payments and other benefits provided under the terms of her employment agreement. See “Management—Executive Employment Agreements.”

(7)	Includes a 401(k) matching contribution of $3,000 and a signing bonus of $150,000.

(8)	Includes a 401(k) matching contribution of $3,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      All of Acquisition Holdings’ capital stock is owned by the Investors and the Management Participants. Funds affiliated with Hellman & Friedman LLC own, in the aggregate, approximately 75.6% of the common stock of Acquisition Holdings funds affiliated with Thoma Cressey Equity Partners, Inc. own, in the aggregate, approximately 19.9% of the common stock of Acquisition Holdings and funds affiliated with JMI Equity own, in the aggregate, approximately 4.1% of the common stock of Acquisition Holdings.
      All members of the board of directors of Acquisition Holdings affiliated with the Investors may be deemed to beneficially own shares owned by such Investors. Each such individual disclaims beneficial ownership of any such shares in which such individual does not have a pecuniary interest.
      The remainder of Acquisition Holdings’ common stock is owned by the Management Participants. Pervez Qureshi, our chief executive officer and president, made an equity investment in Acquisition Holdings in connection with the Mergers. Other members of our management also made equity investments in Acquisition Holdings through the assumption and/or substitution of their stock options for Acquisition Holdings stock options and/or the acquisition of common stock of Acquisition Holdings.
      The Investors are able to control all actions by the board of directors of Acquisition Holdings by virtue of their being able to appoint a majority of the directors, their rights under the stockholders agreement and the beneficial ownership by an affiliate of Hellman & Friedman LLC of the only authorized and outstanding share of Series A preferred stock issued in connection with the Mergers. See “Certain Relationships and Related Party Transactions.”

      All of our issued and outstanding shares of capital stock are held by Acquisition Holdings. The following table sets forth as of October 15, 2006, certain information regarding the beneficial ownership of the voting securities of Acquisition Holdings by each person who beneficially owns more than five percent of Acquisition Holdings common stock, and by the directors and executive officers of us and Acquisition Holdings, individually, and by the directors and executive officers of us and Acquisition Holdings as a group.

	Beneficial Ownership of Acquisition
	Holdings Common Stock

Name of Beneficial Owner	Number of Shares		Percentage

5% Stockholders:
Funds affiliated with Hellman & Friedman LLC	46,440,270	(1)	75.63%
Funds affiliated with Thoma Cressey Equity Partners, Inc.	12,235,066	(2)	19.92%
Funds affiliated with JMI Equity Fund V, L.P.	2,500,000	(3)	4.07%
Directors and Executive Officers:
C. Andrew Ballard(1)	46,440,270		75.63%
Paul Barber(3)	2,500,000		4.07%
Marcel Bernard(4)	—		—
Orlando Bravo(2)	12,235,066		19.92%
S. Scott Crabill(2)	12,235,066		19.92%
Allen Thorpe(1)	46,440,270		75.63%
David Tunnell(1)	46,440,270		75.63%
Pervez Qureshi(4)	333,334	(5)	0.54%
Greg Petersen(4)	—		—
Christopher Speltz(4)	—		—
William Wilson(4)	50,000		0.08%
Stephen A. McLaughlin(4)	62,500		0.10%
Peter Donnelly(4)	—		—
Timothy F. Taich(4)	—		—
All directors and executive officers as a group(6)	61,621,170		99.81%

(1)	Consists of 40,830,287 shares held by Hellman & Friedman Capital Partners V, L.P. (“HFCP V”), 5,586,763 shares held by Hellman & Friedman Capital Partners V (Parallel), L.P. (“HFCP V (Parallel)”, and 23,220 shares held by Hellman & Friedman Capital Associates V, LLC (“HFCA V”, and together with HFCP V and HFCP V (Parallel), the “H&F Entities”). Hellman & Friedman Investors V, LLC (“H&F V”) is the general partner of HFCP V and HFCP V (Parallel). Hellman & Friedman LLC is the managing member of HFCA V and H&F V. The investment decisions of each of the H&F Entities are made by the investment committee of Hellman & Friedman LLC, which exercises voting and dispositive power over these shares. Messrs. Thorpe and Tunnell are managing directors and Mr. Ballard is a director of H&F V. Messrs. Ballard, Thorpe and Tunnell disclaim beneficial ownership of these shares except to the extent of their individual pecuniary interest in these entities. The address for the H&F Entities, Messrs. Ballard, Thorpe and Tunnell is One Maritime Plaza, 12th Floor, San Francisco, CA 94111.

(2)	Consists of 6,023,445 shares held by Thoma Cressey Fund VII, L.P. (“TCF VII”), 94,088 shares held by Thoma Cressey Friends Fund VII, L.P. (“TCFF VII”), and 6,117,533 shares held by Thoma Cressey Fund VIII, L.P. (“TCF VIII”, and together with TCF VII and TCFF VII, the “TCEP Entities”). TC Partners VII, L.P. (“TC Partners VII”), as the general partner of TCF VII and TCFF VII, and TC Partners VIII, L.P. (“TC Partners VII”), as the general partner of TCF VIII may, for purposes of Rule I3d-3 under the Securities Exchange Act of 1934, as amended, be deemed to beneficially own the shares held by TCF VII and TCFF VII, and TCF VIII, respectively. Thoma Cressey Equity Partners, Inc. (“TCEP”), as the general partner of TC Partners VII and TC Partners VIII, may, for purposes of Rule 13d-3, be deemed to own beneficially the shares held by TCF VII, TCFF VII and TCF VIII. Carl D. Thoma is the sole stockholder of TCEP and accordingly possesses voting and dispositive power over all of the shares owned by the TCEP entities. Messrs. Bravo and Crabill disclaim beneficial ownership of these shares except to the extent of their individual pecuniary interest in these entities. The address for the TCEP Entities, Messrs. Bravo and Crabill is 600 Montgomery Street, 32nd Floor, San Francisco, CA 94111.

(3)	Consists of 2,363,131 shares held by JMI Equity Fund V, L.P. (“JMI V”) and 136,869 shares held by JMI Equity Fund V (AI), L.P. (“JMI V (Al)”, and together with JMI V, the “JMI Entities”). JMI Associates V, L.L.C. is the general partner of each of the JMI Entities and may be deemed the beneficial owner of the shares held by such entities. Charles E. Noell III, Harry S. Gruner, Paul V. Barber, Robert F. Smith, Bradford D. Woloson and Peter C. Arrowsmith are managing members, and Messrs. Noell and Gruner are executive officers, of JMI Associates V, L.L.C. and may be deemed the beneficial owners of the shares beneficially owned by JMI Associates V, L.L.C. Messrs. Noell, Gruner, Barber, Smith, Woloson and Arrowsmith disclaim beneficial ownership of the shares beneficially owned by JMI Associates V, L.L.C., JMI Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P., except to the extent of their respective pecuniary interests therein.

(4)	The address of this individual is c/o Activant Solutions Inc., 7683 Southfront Road, Livermore, CA 94551,

(5)	Consists of 333,334 shares subject to options that are exercisable within 60 days of October 19, 2006.

(6)	Includes 333,334 shares subject to options that are exercisable within 60 days of October 19, 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Agreements Related to the Mergers
      Acquisition Holdings and Merger Sub entered into several related party agreements in contemplation of the Mergers, to which Activant succeeded by operation of law as a result of the Mergers.
Equity Commitment Letter
      In connection with the Mergers, Acquisition Holdings and certain funds affiliated with Hellman & Friedman LLC, or Hellman & Friedman, and Thoma Cressey Equity Partners, Inc., or Thoma Cressey, which we together refer to as the “Investors,” entered into an equity commitment letter agreement, dated as of March 12, 2006, pursuant to which the parties to the agreement agreed to make cash investments in Acquisition Holdings immediately prior to the completion of the Mergers. In connection with the closing of the Mergers, the funds affiliated with Hellman & Friedman invested approximately $195.0 million and the funds affiliated with Thoma Cressey invested approximately $48.7 million. The commitments of the Investors were reduced on a pro rata basis by the amount of equity investments in Acquisition Holdings by the Management Participants. Prior to the mergers, the funds affiliated with Hellman & Friedman assigned an aggregate of approximately $10.0 million of the amount they committed to invest to affiliates of JMI Equity, at which time these affiliates of JMI Equity became “Investors” along with the funds affiliated with Hellman & Friedman and Thoma Cressey that made investments in Acquisition Holdings. In exchange for these investments, Acquisition Holdings issued shares of its common stock to the Investors and issued one share of its Series A preferred stock to a fund affiliated with Hellman & Friedman.
      The commitments of the Investors to make these investments were conditioned solely on the satisfaction or waiver of the conditions of Acquisition Holdings and Merger Sub obligations to complete the merger of Merger Sub with and into Activant Holdings pursuant to the Merger Agreement. See “The Transactions.”
      The one share of Series A preferred stock, which ranks senior to Acquisition Holdings common stock as to rights of payment upon liquidation, is the only outstanding share of Series A preferred stock of Acquisition Holdings. The share of Series A preferred stock is not entitled to receive or participate in any dividends. The holder of the Series A preferred stock, voting as a separate class, has the right to elect one director of Acquisition Holdings, and the director designated by the holder of the series A preferred stock is entitled at any meeting of the board of directors to exercise one vote more than all votes entitled to be cast by all other directors at such time.
      Acquisition Holdings is required to redeem the series A preferred stock for $1.00 upon the earliest of the following to occur:

•	Hellman & Friedman and its affiliates, in the aggregate, no longer beneficially own a number of outstanding share equivalents that is at least (a) 40% of Acquisition Holdings’ outstanding “share equivalents” and (b) 200% more than the number of outstanding share equivalents beneficially owned by Thomas Cressey and its affiliates, in the aggregate;

•	Hellman & Friedman and their affiliates, in the aggregate, no longer beneficially own at least 20% of the outstanding share equivalents of Acquisition Holdings; or

•	the consummation of an underwritten public offering of Acquisition Holdings common stock registered under the Securities Act.
      For purposes of the Series A preferred stock and the stockholders agreement described below, “share equivalents” are shares of Acquisition Holdings common stock and the number of shares of common stock issuable, without payment to Acquisition Holdings of additional consideration, upon exercise, conversion or exchange of any other security.

Stockholders Agreement
      In connection with the closing of the Mergers, Acquisition Holdings, Merger Sub, funds affiliated with Hellman & Friedman, which we refer to as the Hellman & Friedman Investors, funds affiliated with Thoma Cressey, which we refer to as the Thoma Cressey Investors, funds affiliated with JMI Equity, which we refer to as the JMI Investors, and the Management Investors entered into a stockholders agreement generally contains the following provisions:
      Board of Directors. The stockholders agreement requires that, until an initial public offering of shares of Acquisition Holdings’ common stock, the parties that beneficially own shares of Acquisition Holdings common stock will vote those shares to elect a board of directors of Acquisition Holdings comprised of the following persons:

•	the chief executive officer of Acquisition Holdings,

•	up to two board members designated by the Thoma Cressey Investors,

•	one board member designated by the JMI Investors, and

•	the remaining board members designated by the Hellman & Friedman Investors.
      In addition, in the event that the Thoma Cressey Investors are only entitled to designate one director, the Thoma Cressey Investors will have the right to designate one non-voting observer to the board of directors of Acquisition Holdings. The board representation rights of the Thoma Cressey Investors and the JMI Investors are subject to reduction if their beneficial ownership of Acquisition Holdings share equivalents decreases below specified thresholds and are not transferable in connection with any transfer of Activant Holdings’ shares.
      As described in greater detail in the section above titled “Equity Commitment Letter,” the share of Series A preferred stock held by one of the Hellman & Friedman Investors entitle it to elect a director of Acquisition Holdings with the power to determine the outcome of all votes of the board of directors prior to an initial public offering.
      After an initial public offering of common stock of Acquisition Holdings:

•	the Thoma Cressey Investors will have the right to nominate one individual for election to the board of directors, provided the Thoma Cressey Investors and its permitted transferees beneficially own at least a specified amount of the outstanding share equivalents of Acquisition Holdings;

•	the JMI Investors will have the right to nominate one individual for election to the board of directors, provided the JMI Investors and its permitted transferees beneficially own at least a specified amount of the outstanding share equivalents of Acquisition Holdings; and

•	the Hellman & Friedman Investors and their affiliates will have the right to nominate the number of individuals for election to the board of directors that is equal to the product of the percentage of share equivalents of Acquisition Holdings held by the Hellman & Friedman Investors and their affiliates, multiplied by the number of directors then on the board, rounded up to the nearest whole number.
For so long as the Thoma Cressey Investors, the JMI Investors and/or the Hellman & Friedman Investors are entitled to nominate an individual for election to the board of directors, Acquisition Holdings is required to nominate such individual for election as a director as part of the slate that is included in the proxy statement or consent solicitation relating to such election and provide the highest level of support for the election of such individual as it provides to any other individual standing for election as part of Acquisition Holdings’ slate.
      Voting Rights and Minority Rights. For as long as the Hellman & Friedman Investors own at least 20% of all outstanding share equivalents of Acquisition Holdings, all of the Other Investors must vote their shares in the same manner as the Hellman & Friedman Investors vote their shares of common stock with respect to any of the following:

•	altering or amending the Acquisition Holdings certificate of incorporation or bylaws (except with respect to any alteration or amendment that is detrimental to the rights of the Thoma Cressey Investors or the JMI Investors relative to the Hellman & Friedman Investors);

•	engaging in any liquidation or dissolution; or

•	approving any employee benefit, stock option or equity incentive plan recommended by the board of directors of Acquisition Holdings.
      The stockholders agreement also provides the following minority rights with respect to certain of the Investors that will apply prior to an initial public offering:

•	the consent of the Thoma Cressey Investors and the JMI Investors is required with respect to specified types of transactions between the Hellman & Friedman Investors or their affiliates, on the one hand, and Acquisition Holdings or any of its subsidiaries, on the other hand;

•	for so long as the Thoma Cressey Investors beneficially own, in the aggregate, at least 5% of the outstanding share equivalents of Acquisition Holdings, the consent of the Thoma Cressey Investors are required with respect to any acquisition by Acquisition Holdings or its subsidiaries involving a purchase price of less than $100.0 million; and

•	with respect to certain future issuances of equity securities to the Hellman & Friedman Investors or their affiliates, the Thoma Cressey Investors are able to require Acquisition Holdings to engage an independent third party to establish the fair market value of such securities.
      Indemnification. Acquisition Holdings and Merger Sub generally are required to indemnify and hold harmless each of the stockholders that is party to the stockholders agreement, together with its partners, stockholders, members, affiliates, directors, officers, fiduciaries, controlling persons, employees and agents from any losses arising out of either of the following, subject to limited exceptions:

•	the stockholder’s or its affiliate’s ownership of securities of Acquisition Holdings and Merger Sub or its ability to control or influence Acquisition Holdings and Merger Sub, and

•	the business, operations, properties, assets or other rights or liabilities of Acquisition Holdings, Merger Sub or any of its subsidiaries.
      Participation Rights. Subject to specified exceptions, until an initial public offering, Acquisition Holdings may not issue equity securities without permitting each Investor the opportunity to purchase a pro rata share of the securities being issued. Also prior to an initial public offering, if Acquisition Holdings or any of its subsidiaries issues debt securities to the Hellman & Friedman Investors or their affiliates, each of the other Investors will be provided the opportunity to purchase a pro rata portion of such debt securities, based on the Investors respective ownership of share equivalents at that time.
      Transfer Provisions and Registration Rights. The stockholders agreement also contains (1) transfer restrictions applicable to the share equivalents held by the Thoma Cressey Investors, the JMI Investors and the Management Investors, (2) tag-along rights in favor of the Thoma Cressey Investors, the JMI Investors and the Management Investors, (3) drag-along rights in favor of the Hellman & Friedman Investors, (4) repurchase rights in favor of Acquisition Holdings and the Investors with respect to the shares equivalents of the Management Investors, including any share equivalents they receive upon exercise of options, in the event of the termination of a Management Investor’s employment with Acquisition Holdings and (5) certain registration rights (including customary indemnification) and Rule 144 sale provisions applicable to the Investors and their affiliates and the Management Investors.

Qureshi Letter Agreement
      In connection with entering into the Merger Agreement and in contemplation of the Mergers, as of March 12, 2006, Pervez Qureshi, who is our chief executive officer and president, entered into a letter agreement with Acquisition Holdings, pursuant to which:

•	At the effective time of the Mergers, Mr. Qureshi became our chief executive officer and president.

•	At the effective time of the Mergers, Mr. Qureshi rolled over $1 million of the spread value of his current stock options in Activant Holdings into 333,334 stock options to purchase shares of common stock of Acquisition Holdings, with an exercise price of $1.00 pursuant to the equity commitment letter described above and the terms of his option rollover agreement.

•	The common stock and options in Acquisition Holdings issued to Mr. Qureshi, including the additional stock options granted to him pursuant to his new employment agreement referred to in the following bullet point below, and the other Management Participants are subject to the stockholders agreement described above, which they signed prior to the closing of the Mergers.

•	Acquisition Holdings and Mr. Qureshi entered into an employment agreement and related agreements that became effective as of the closing of the Mergers, which set forth the terms and conditions of his employment after the closing of the Mergers, the terms of which are described in “Management—Executive Employment Agreements.”
Transition Agreements
      Soon after the consummation of the Transactions, we relocated our headquarters to our Livermore, California office. Mr. Petersen and Mr. Speltz indicated that they were unable to relocate to Livermore. Mr. Petersen and Mr. Speltz executed agreements that provide for lump sum severance payments in the amount of $500,000 and $195,000, respectively, in addition to certain other benefits and the termination of their employment with us in early 2007. These agreements became effective upon consummation of the Mergers. Richard Rew II had likewise executed a transition agreement pursuant to which he received a lump sum of $20,000 in connection with his termination of employment in July 2006.
Cash Incentive Payments
      We entered into letter agreements with certain of our employees that provided for the payment of cash incentive bonuses to them in an aggregate amount of $16,960,000 upon the consummation of the Mergers, which were subject to prior approval of such payments by our stockholders. These cash payments were in lieu of the granting of shares of our restricted common stock as previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2006. A portion of these cash incentive bonus payments were made to our “named executive officers” (as defined in the section of this prospectus titled “Management”) and other executive officers as follows: $3,200,000 to Pervez Qureshi; $2,200,000 to Greg Petersen; $1,600,000 to A. Laurence Jones; $1,400,000 to Bill Wilson; $1,000,000 to Steve McLaughlin; $1,000,000 to Christopher Speltz; $400,000 to Mary Beth Loesch and $400,000 to Richard Rew II.
Indemnification of Directors and Officers
      Activant, as the surviving corporation, for a period of six years following the effective time of the Mergers, will indemnify each of the present and former directors and officers of Activant Holdings to the fullest extent permitted by Delaware law against claims arising out of or pertaining to the fact that the person is or was an officer or director of Activant Holdings or any of its subsidiaries prior to the Mergers. The certificate of incorporation of the surviving corporation provides that it will indemnify each of our directors and officers to the fullest extent permitted by law for claims arising by reason of the fact that he or she is a director, officer or employee of Activant Holdings or any of its subsidiaries.

DESCRIPTION OF OTHER INDEBTEDNESS
Senior Secured Credit Facilities
Overview
      In connection with the Transactions, we entered into a senior secured credit agreement with Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. as co-lead arrangers, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc., as joint bookrunners, and the lenders party thereto. Deutsche Bank Trust Company Americas act as administrative agent and JPMorgan Chase Bank, N.A. act as syndication agent for the senior secured credit agreement.
      The senior secured credit facilities provide senior secured financing of $430.0 million, consisting of:

•	$390.0 million in term loan facility; and

•	a $40.0 million revolving credit facility.
      Activant Solutions Inc. is the borrower under the senior secured credit facilities. The revolving credit facility includes borrowing capacity available for letters of credit.
Interest Rate and Fees
      Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank Trust Company Americas and (2) the federal funds rate plus 1/2 of 1% or (b) a reserve adjusted Eurodollar rate on deposits for one-, two-, three-, six-, nine- or twelve-month periods (in the case of nine or 12 months, to the extent available to all applicable lenders). The initial applicable margin for borrowings is, under the revolving credit facility, 1.25% with respect to base rate borrowings and 2.25% with respect to Eurodollar rate borrowings and, under the term loan facilities, 1.00% with respect to base rate borrowings and 2.00% with respect to Eurodollar rate borrowings. The applicable margin for borrowings under the revolving credit facility may be reduced subject to our attaining certain leverage ratios.
      In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The commitment fee rate may be reduced subject to our attaining certain leverage ratios. We must also pay customary letter of credit fees.
Prepayments
      The senior secured credit agreement requires us to prepay outstanding term loans, subject to certain exceptions, with:

•	100% of the net proceeds from non-ordinary course asset sales by Acquisition Holdings and its subsidiaries (with a 100% reinvestment exception to be determined);

•	100% of the net proceeds from issuances of debt, other than proceeds from debt permitted under the senior secured credit agreement;

•	50% (which percentage is reduced to 0% subject to certain leverage tests so long as no default or event of default under the senior secured credit agreement is in existence) of our annual excess cash flow; and

•	100% of the net proceeds from insurance recovery and condemnation events of Acquisition Holdings and its subsidiaries (with a 100% reinvestment exception to be determined).
      The foregoing mandatory prepayments are applied in the direct order of maturity of the remaining amortization payments under the term loan facilities.

      We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurodollar rate loans.
Amortization
      We are required to repay installments on the loans under the term loan facilities in quarterly principal amounts of 1.0% of their funded total principal amount for the first six years and nine months, with the remaining amount payable on the date that is seven years from the date of the closing of the senior secured credit facilities.
      Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, five years from the date of the closing of the senior secured credit facilities.
Guarantee and Security
      All obligations under the senior secured credit agreement are unconditionally guaranteed by Acquisition Holdings and each of our direct and indirect subsidiaries (other than our non-U.S. subsidiaries that are “controlled foreign corporations”), referred to, collectively, as Guarantors.
      All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all the following assets, us and each Guarantor, subject to certain exceptions:

•	all stock, other equity interests and promissory notes owned by us and the Guarantors (but not more than 65% of the total outstanding voting stock of any first-tier non-U.S. subsidiary of that is a “controlled foreign corporation”); and

•	a first priority perfected security interest in all of our and the Guarantors’ tangible and intangible assets (subject to certain exceptions).
Certain Covenants and Events of Default
      The senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to exceptions, our ability to:

•	incur additional indebtedness (including contingent liabilities and seller notes);

•	create liens on assets;

•	enter into sale-leaseback transactions;

•	engage in mergers or acquisitions;

•	dispose of assets;

•	pay dividends and make restricted payments;

•	make investments (including joint ventures);

•	make capital expenditures;

•	prepay other indebtedness (including the notes);

•	engage in certain transactions with affiliates;

•	amend agreements governing our subordinated indebtedness (including the notes);

•	amend organizational documents and other material agreements; and

•	change the nature of our business.
      In addition, the senior secured credit agreement requires us to maintain the following financial covenants:

•	a maximum total net leverage ratio; and

•	a minimum interest coverage ratio.
      The senior secured credit agreement also contains certain customary affirmative covenants and events of default.

THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
      Activant and the guarantors of the notes have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which they agreed, under certain circumstances, to use their reasonable best efforts to file a registration statement relating to offers to exchange the outstanding notes for exchange notes and thereafter cause the registration statement to become effective under the Securities Act no later than 270 days following the closing date of the issuances of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on May 2, 2006.
      Under the circumstances set forth below, Activant and the guarantors will use their reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•	if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

•	if the exchange offer is not consummated within 270 days after the date of issuance of the outstanding notes;

•	if any initial purchaser so requests with respect to the outstanding notes not eligible to be exchanged for the exchange notes and held by it within 30 days after the consummation of the exchange offer; or

•	if any holder that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered outstanding notes.
      Under the registration rights agreement, if Activant fails to complete the exchange offer (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 270 days after the issue date (the “target registration date”), the interest rate on the outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target registration date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case, until the exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC or the outstanding notes cease to constitute transfer restricted notes, up to a maximum of 1.00% per annum of additional interest. Copies of the registration rights agreement have been filed as exhibits to the registration statement of which this prospectus is a part.
      If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.
      Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”
Resale of Exchange Notes
      Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.
      If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.
      This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.
Terms of the Exchange Offer
      On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, Activant will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in multiples of $2,000. Activant will issue $2,000 principal amount of exchange notes in exchange for each $2,000 principal amount of outstanding notes surrendered in the exchange offer.
      The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of the Notes.”
      The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

      As of the date of this prospectus, $175 million aggregate principal amount of the 9 1/2% Senior Subordinate Notes due 2016 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. Activant intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ series of outstanding notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.
      Activant will be deemed to have accepted for exchange properly tendered outstanding notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, Activant expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”
      If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.
Expiration Date; Extensions, Amendments
      As used in this prospectus, the term “expiration date” means 12:00 a.m. midnight, New York City time, on                     , 2006. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.
      To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
      Activant reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (if we amend or extend the exchange offer);

•	to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.
      Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If Activant amends an exchange offer in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer
      Despite any other term of the exchange offer, Activant will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in its reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.
      In addition, Activant will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution;” or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.
      Activant expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, Activant may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. Activant will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.
      Activant expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. Activant will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
      These conditions are for our sole benefit and Activant may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If Activant fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.
      In addition, Activant will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).
Procedures for Tendering Outstanding Notes
      To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent— Notes” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

•	In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.
      Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.
      The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.
      If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.
      The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.
      Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.
      If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.
      If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.
      The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.
      DTC is referred to herein as a “book-entry transfer facility.”
Acceptance of Exchange Notes
      In all cases, Activant will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.
      By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.
      In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”
      Activant will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. Activant reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.
      Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither Activant, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.
Book-Entry Delivery Procedures
      Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.
      Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.
Guaranteed Delivery Procedures
      If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.
      Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights
      Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.
      For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

•	Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.
      If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an eligible guarantor institution.
      If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “— Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.
Exchange Agent
      Wells Fargo Bank, N.A. has been appointed as the exchange agent for the exchange offer. The Bank of New York also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail:	By Overnight Courier or Hand Delivery:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
MAC # N9303-121	MAC # N9303-121	Northstar East Building,
Corporate Trust Operations	Corporate Trust Operations	12th Floor
P.O. Box 1517	Sixth Street & Marquette Avenue	Corporate Trust Services
Minneapolis, MN 55480	Minneapolis, MN 55479	608 — 2nd Avenue South Minneapolis, MN 55402
By Facsimile Transmission:
(eligible institutions only):
(612) 667-4927
Telephone Inquiries:
(800) 344-5128
      Note: Delivery of this instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.
      If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.
Fees and Expenses
      The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.
      We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.
Accounting Treatment
      We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes
      We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.
      If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.
      Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.
Consequences of Failure to Exchange
      If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offerings of the outstanding notes.
      In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.
Other
      Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
      We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES
General
      Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we”, “our” and “us”each refer to (a) prior to the consummation of the Acquisition, Lone Star Merger Corp. and not any of its Affiliates and (b) from and after the consummation of the Acquisition, Activant Solutions Inc. (“Activant”) and its consolidated Subsidiaries, assuming completion of the Transaction; and (ii) the term “Issuer” refers only to (a) prior to the consummation of the Acquisition, Lone Star Merger Corp. and not any of its Affiliates and (b) from and after the consummation of the Acquisition, Activant Solutions Inc. and not any of its Subsidiaries.
      The Issuer issued $175,000,000 aggregate principal amount of 9 1/2% senior subordinated notes due 2016 (the “Notes”) under an indenture to be dated May 2, 2006 (the “Indenture”) among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. See “Notice to Investors.” The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.
      The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Prospectus Summary.”
Brief Description of Notes
      The Notes are:

•	unsecured senior subordinated obligations of the Issuer;

•	subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the Issuer;

•	effectively subordinated to all secured Indebtedness of the Issuer (including the Senior Credit Facilities);

•	senior in right of payment to all existing and future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuer;

•	initially guaranteed on an unsecured senior subordinated basis by each Restricted Subsidiary that guarantees the Senior Credit Facilities; and

•	subject to registration with the SEC pursuant to a Registration Rights Agreement.
Guarantees
      The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of or interest on or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.
      The Restricted Subsidiaries (other than as detailed below) guarantee the Notes. Each of the Guarantees of the Notes is a general unsecured obligation of each Guarantor, subordinated in right of payment to all existing and future Senior Indebtedness of each such entity and is effectively subordinated to all secured Indebtedness of each such entity. The Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuer that do not Guarantee the Notes.

      Not all of the Issuer’s Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Foreign Subsidiaries, non-Wholly Owned Subsidiaries (subject to certain limited exceptions) or any Receivables Subsidiary guarantee the Notes. As of June 30, 2006, 2006 the substantial majority of our consolidated assets and revenues were attributable to the Issuer and the Guarantors.
      The obligations of each Guarantor under its Guarantees are limited as necessary to prevent the Guarantees from constituting a fraudulent conveyance under applicable law.
      Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
      If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors— Risks Related to the Notes— The guarantees of the notes may be subject to judicial review under applicable fraudulent conveyance and bankruptcy laws.”
      A Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(d) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) the Issuer delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.
Ranking

Senior Indebtedness Versus the Notes
      The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee are subordinated in right of payment to the prior payment in cash in full of all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities.
      The Notes are also effectively subordinated to all of the Issuer’s and the Guarantor’s existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of June 30, 2006, Activant had $389.0 million of Senior Indebtedness (of which $389.0 million was secured Indebtedness), consisting substantially entirely of secured Indebtedness under the Senior Credit Facilities, and $39.5 million of undrawn commitments under the revolving portion of the Senior Credit Facilities, after giving effect to $0.5 million of outstanding letters of credit.

      Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial. See “Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”
Paying Agent and Registrar for the Notes
      The Issuer maintains one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.
      The Issuer also maintains a registrar. The initial registrar will be the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuer.
      The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.
Subordination of the Notes
      Any Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness ranks senior to the Notes and the Guarantees in accordance with the provisions of the Indenture. The Notes and Guarantees in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and the relevant Guarantor, respectively.
      We will agree in the Indenture that the Issuer and the Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.
      Neither the Issuer nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Notes (or pay any other Obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge” below and may not purchase, redeem or otherwise retire or acquire for cash or property any Notes (collectively, “pay the notes”) (except in the form of Permitted Junior Securities of the type referred to in clause (2) of the definition thereof) if either of the following occurs (a “Payment Default”):

(1) any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due; or

(2) any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;
unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuer is permitted to pay the Notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.
      During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer is not permitted to pay the Notes (except in the form of Permitted Junior Securities of the type referred to in clause (2) of the definition thereof) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice

(a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.
      Notwithstanding the provisions described above (but subject to the subordination provisions in the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default has occurred and is continuing, the Issuer and related Guarantors are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of Non-Payment Defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Non-Payment Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to any Designated Senior Indebtedness and that was the basis for the initiation of such Payment Blockage Period will be, or be made, the basis for a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).
      In connection with the Notes, in the event of any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution, reorganization, insolvency or bankruptcy of or similar proceeding relating to the Issuer or its property:

(1) the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes; and

(2) until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Notes may receive Permitted Junior Securities.
      If a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.
      The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuer to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Issuer must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions described herein. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice may be given only by the Representative thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Issuer is outstanding, neither the Issuer nor any Guarantor may pay the Notes until five Business Days after the Representatives of all the holders of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.
      Each Guarantor’s obligations under its Guarantee are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer’s obligations under the Notes apply equally to the obligations of such Guarantor under its Guarantee.
      A Holder by its acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.
      By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Notes.
      The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge,” if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions and such deposit was otherwise made in accordance with such provisions.
Transfer and Exchange
      A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
Principal, Maturity and Interest
      The Issuer issued $175,000,000 of Notes in this offering. The Notes will mature on May 1, 2016. Subject to compliance with the covenant described below under the caption “Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes from time to time after this offering under the Indenture (“Additional Notes”). The Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.
      Interest on the Notes will accrue at the rate of 9 1/2% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2006, to the Holders of record on the immediately preceding April 15 and October 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest
      Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
      The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” We may at any time and from time to time purchase Notes in the open market or otherwise.
Optional Redemption
      Except as set forth below, the Issuer is not entitled to redeem Notes at its option prior to May 1, 2011.
      At any time prior to May 1, 2011, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
      On and after May 1, 2011, the Issuer may redeem the Notes, in whole or in part, upon notice as described under the heading “Repurchase at the Option of Holders— Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage

2011	104.750%
2012	103.167%
2013	101.583%
2014 and thereafter	100.000%
      In addition, until May 1, 2009, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

      Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection and Notice
      If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable.
      Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.
      The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.
Repurchase at the Option of Holders

Change of Control
      The Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple thereof; and

(8) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.
      The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.
      On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.
      The Senior Credit Facilities may prohibit or limit, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture after any giving of notice and lapse of time.
      The Senior Credit Facilities provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable.
      The Indenture provides that in the event a Change of Control occurs at a time when the Issuer is prohibited by the terms of any Senior Indebtedness from purchasing Notes, then prior to the mailing of the notice of a Change of Control to holders of Notes but in any event within 45 days following any Change of Control, the Issuer undertakes to (1) repay in full all Obligations, and terminate all commitments, under the Senior Credit Facilities and all other Senior Indebtedness, the terms of which require repayment and/or termination of commitments upon a Change of Control or offer to repay in full all Obligations, and terminate all commitments, under the Senior Credit Facilities and all other such Senior Indebtedness and to repay the Obligations owed to (and terminate all commitments of) each lender which has accepted such offer or

(2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the Notes. If such a consent is not obtained or borrowings repaid, the Issuer will remain prohibited from purchasing the Notes.
      The Issuer shall first comply with the covenant in the immediately preceding paragraph before it shall be required to repurchase Notes pursuant to the provisions described above. The Issuer’s failure to comply with the covenant described in the immediately preceding paragraph (and any failure to send a notice of Change of Control as a result of the prohibition in the preceding paragraph) may (with notice and lapse of time) constitute an Event of Default described in clause (3), but shall not constitute an Event of Default described in clause (1), under “Events of Default” below.
      Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.
      The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants— Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.
      We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
      The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.
      The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales
      The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.
      Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under Senior Indebtedness; and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Senior Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto) or reduce Obligations under such Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer (in accordance with the procedures set forth below); provided that in the case of a reduction of Obligations other than under the Notes the Issuer shall use commercially reasonable efforts to equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business or that replace the businesses, properties and/or assets that are the subject of such Asset Sale, provided that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.
      Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is an integral multiple of $2,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.
      To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes and such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
      Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Senior Notes shall not be deemed Excess Proceeds.
      Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.
      The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.
      The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the Notes under certain circumstances.
Certain Covenants
      Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the covenants specifically listed under the following captions in this “Description of Notes” section of this offering memorandum will no longer be applicable to the Notes:

(1) “Repurchase at the Option of Holders—Asset Sales”;

(2) “— Limitation on Restricted Payments”;

(3) “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “— Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “— Transactions with Affiliates”;

(6) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(7) “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”; and

(8) “— Limitations on Layering”.
      In addition, during any period of time that: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the covenant described under “Repurchase at the Option of Holders— Change of Control” (the “Suspended Covenant”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenant under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.
      There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments
      The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
      (I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;
      (II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

      (III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or
      (IV) make any Restricted Investment
(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning April 1, 2006, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock

and (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by a Restricted Subsidiary and other than any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (which, if the fair market value of such Investment may exceed $20.0 million, shall be set forth in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.
      The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock of the Issuer) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount no greater than the aggregate amount of dividends that could have been paid on such Treasury Capital Stock in reliance on clause (6) of this paragraph immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium paid (including reasonable tender premiums) and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $7.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $15.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under

“— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (or Refunding Capital Stock issued in exchange therefor) issued by the Issuer after the Issue Date, provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Issuer from the sale of such Designated Preferred Stock; or

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (or Refunding Capital Stock issued in exchange therefor) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $20.0 million and (y) 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (x) $20.0 million or (y) 2.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund the Transaction and the fees and expenses related thereto or owed to Affiliates, in each case to the extent described in the offering memorandum;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions applicable thereto similar to those described under the captions “Repurchase at the Option of Holders— Change of Control” and “Repurchase at the Option of Holders— Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(16) the distribution, dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.
      As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (16) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock
      The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness, Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $15.0 million at any one time outstanding.
      The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $515.0 million outstanding at any one time, less any permanent payments actually made by the borrower thereunder following the Issue Date in respect of Indebtedness thereunder with Net Proceeds from an Asset Sale;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount not to exceed $20.0 million at any time outstanding;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a) such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than (v) proceeds of Disqualified Stock of the Issuer, (w) proceeds of sales of Equity Interests to or contributions received from the Issuer or any of its Subsidiaries (x) amounts that increased the amount available for Restricted Payments pursuant to clause (3) of the first paragraph of “— Limitation on Restricted Payments”, (y) proceeds of Refunding Capital Stock and (z) proceeds of Excluded Contributions) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $50.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by the Issuer or any Restricted Subsidiary, of the Issuer of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer, that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Senior Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer incurred not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred or outstanding for the purposes of the first paragraph of this covenant from and after the first date on which the applicable Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant);

(19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; and

(20) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “— Limitation on Restricted Payments.”
      For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (20) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will at all times be deemed to be outstanding in reliance on clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.
      Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.
      For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
      The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens
      The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees and (b) Liens securing Senior Indebtedness of the Issuer or any Guarantor.

Merger, Consolidation or Sale of All or Substantially All Assets
      The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.
      The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.
      No Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders— Asset Sales.”
      In the case of clause (1) above, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Transactions with Affiliates
      The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.
      The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(4) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(5) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(6) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(7) the Transaction and the payment of all fees and expenses related to the Transaction, in each case as disclosed in this offering memorandum;

(8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(10) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(11) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

(12) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(13) Investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(14) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors in an aggregate amount in any fiscal year not to exceed the greater of (x) $1.0 million and (y) 1.0% of EBITDA for such fiscal year.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
      The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date;

(b) the Indenture, the Notes and the Credit Facilities;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, that impose restrictions on the assets to be sold;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries
      The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;
provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitation on Layering
      The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

(1) equal in right of payment with the Notes or such Guarantor’s Guarantee of the Notes, as the case may be; or

(2) expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, as the case may be.
The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and Other Information
      Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;
in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to completion of the exchange offer or the effectiveness of the shelf registration statement with respect to the Notes, in which event the Issuer will post such information on its website and make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
      In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.
      Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of any registration statement or other filing, or any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.
Events of Default and Remedies
      The Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes (whether or not prohibited by the subordination provisions of the Indenture);

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary; or

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.
      If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

(1) acceleration of any such Indebtedness under the Senior Credit Facilities; or

(2) five Business Days after the giving of written notice of such acceleration to the Issuer and the Representative under the Senior Credit Facilities.
      Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.
      The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.
      Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
      Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.
      The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within ten Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
      No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Legal Defeasance and Covenant Defeasance
      The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than the obligations specified in clause (2) below) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.
      In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant

Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.
      In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge
      The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
      In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Amendment, Supplement and Waiver
      Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).
      The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change in the subordination provisions thereof that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantee of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

      Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

(12) making any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

      However, no amendment to or waiver of the subordination provisions of the Indenture (or the component definitions used therein) may be made without the consent of a majority of the holders of the Designated Senior Indebtedness of the Issuer and the Guarantors (or their Representative).
      The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Notices
      Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.
Concerning the Trustee
      The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
      The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs.
Governing Law
      The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.
Certain Definitions
      Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.
      “Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
      “Acquisition” means the transactions contemplated by the Transaction Agreement and the merger of the surviving company in the merger between Lone Star Merger Corp. and Activant Solutions Holdings Inc. into Activant Solutions Inc., with Activant Solutions Inc. continuing as the surviving corporation.
      “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

      “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at May 1, 2011 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through May 1, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.
      “Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions; in each case, other than:

(a) any disposition of Cash Equivalents or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions permitted by the Indenture.
      “Business Day” means each day which is not a Legal Holiday.

      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
      “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
      “Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.
      “Cash Equivalents” means:

(1) United States dollars;

(2) (a) euro, or any national currency of any participating member of the EMU; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.
      Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
      “Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.
      “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
      “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (w) any Additional Interest, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

      “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, and

(12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded.
      Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.
      “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
      “Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
      “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
      “Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.
      “Designated Senior Indebtedness” means:

(1) any Indebtedness outstanding under the Senior Credit Facilities; and

(2) any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $20.0 million or more and that has been specifically designated by the Issuer as “Designated Senior Indebtedness” for purposes of the Indenture in the instrument evidencing or governing such Senior Indebtedness.
      “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
      “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(i) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”; plus

(j) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Limitation on Affiliate Transactions”; plus

(k) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 12 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (k) shall not exceed $10.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).
      “EMU” means economic and monetary union as contemplated in the Treaty on European Union.
      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
      “Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.
      “euro” means the single currency of participating member states of the EMU.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      “Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,
in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”
      “fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith; provided that if the fair market value is equal to or exceeds $20.0 million, such determination shall be made by the Board of Directors of the Issuer.
      “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
      For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.
      For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.
      “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.
      “Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.
      “GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.
      “Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
      “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
      “Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.
      “Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.
      “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.
      “Holder” means the Person in whose name a Note is registered on the registrar’s books.

      “Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.
      “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.
      “Initial Purchasers” means Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc.
      “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
      “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such

Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.
      “Investors” means Hellman & Friedman Capital Partners V, L.P., Thoma Cressa Fund VII, L.P. and JMI Equity and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.
      “Issue Date” means May 2, 2006.
      “Issuer” has the meaning set forth in the first paragraph under “General”.
      “Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the city in which the corporate trust office or Paying Agent is located.
      “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
      “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
      “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
      “Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness secured by a Lien on the assets disposed of required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
      “Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

      “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.
      “Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.
      “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.
      “Parent Company” means any direct or indirect parent company of the Issuer which directly or indirectly holds 100% of the total voting power of the Voting Stock of the Issuer and which the Permitted Holders (other than such Parent Company) holds 50% or more of the total voting power of the Voting Stock of such parent company.
      “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant.
      “Permitted Holders” means each of the Investors and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date, any Parent Company and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.
      “Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $15.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and the creation of liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with the covenant described in “Certain Covenants—Liens”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2) and (5) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $20.0 million and (y) 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility;

(15) loans and advances to, or guarantees of Indebtedness of, officers, directors and employees in an amount not to exceed $2.0 million at any time outstanding; and

(16) loans and advances to officers, directors and employees for business related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business consistent with past practice.
      “Permitted Junior Securities” means:

(1) Equity Interests in any direct or indirect parent of the Issuer; or

(2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indenture and which (i) do not mature or become subject to a mandatory redemption obligation prior to the final maturity of the Notes, (ii) do not require the cash, payment of interest or other cash amounts until all Senior Indebtedness then outstanding has been paid in full in cash and (iii) if guaranteed, are only guaranteed by Subsidiaries of the Issuer that have guaranteed Senior Indebtedness of the Issuer; provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

      “Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) of the second paragraph under “Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens extend only to the assets of Foreign Subsidiaries;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations;

(12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $10.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business.

      For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.
      “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
      “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
      “Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.
      “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
      “Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.
      “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
      “Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.
      “Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.
      “Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
      “Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer or any Guarantor.
      “Restricted Investment” means an Investment other than a Permitted Investment.

      “Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
      “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
      “Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.
      “SEC” means the U.S. Securities and Exchange Commission.
      “Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.
      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
      “Senior Credit Facilities” means the Credit Facility under the Credit Agreement to be entered into as of the Issue Date by and among Lone Star Holding Corp., the Issuer, the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank Trust Company Americas, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.
      “Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Credit Facilities (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing at any time to a lender or an affiliate of a lender under any Credit Facilities;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred pursuant to the Credit Facilities shall not be excluded pursuant to this clause (c);

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture; provided, however, that (x) with respect to any Indebtedness incurred under any of the Credit Facilities, no such violation shall be deemed to exist for the purposes of this clause (e) if the holders of such Indebtedness or their representative shall have received an Officer’s Certificate (or representation and warranty) to the effect that the incurrence of the Indebtedness does not (or, in the case of a revolving credit facility thereunder, the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the Indenture; or

(f) the Notes or the Guarantees of the Notes.
      “Senior Subordinated Indebtedness” means:

(1) with respect to the Issuer, Indebtedness which ranks equal in right of payment to the Notes issued by the Issuer; and

(2) with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of Notes.
      “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
      “Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.
      “Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.
      “Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which
      (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
      (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
      “Tender Offers” means the offers to purchase all outstanding debt securities of Activant Solutions Holdings Inc. and Activant Solutions Inc. on the Issue Date as described in this offering memorandum.

      “Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.
      “Transaction” means the Acquisition, the issuance of the Notes, the Tender Offers and borrowings under the Senior Credit Facilities as in effect on the Issue Date and the other related transactions to be consummated in connection with the foregoing on or shortly following the Closing Date and any redemption, purchase, defeasance or other acquisition or retirement for value of any debt securities of Activant Solutions Inc. that were outstanding immediately prior to the Issue Date in accordance with the terms of the indentures governing such securities.
      “Transaction Agreement” means the Agreement and Plan of Merger, dated as of March 12, 2006 between Lone Star Holding Corp., Lone Star Merger Corp. and Activant Solutions Holdings Inc. as the same may be amended prior to the Issue Date.
      “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 1, 2011; provided, however, that if the period from the Redemption Date to May 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).
      “Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.
      The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

      The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.
      Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.
      “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER
      The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.
      In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.
CERTAIN ERISA CONSIDERATIONS
      The following is a summary of certain considerations associated with the purchase of the notes and exchange notes by employee benefit plans that are subject to Title I of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).
General Fiduciary Matters
      ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
      In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
      Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we or the initial purchasers are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although all of the conditions of any such exemptions may not be satisfied. Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.
Representation
      Accordingly, by acceptance of a note or an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes (and the exchange of notes for exchange notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
      The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes (and holding the notes or exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding of the notes.
PLAN OF DISTRIBUTION
      Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.
      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      For a period of 180 days after the consummation of the registered exchange offers we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
      Certain legal matters in connection with the offering will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
      The consolidated financial statements of Activant Solutions Holdings, Inc. and Subsidiaries at September 30, 2005 and 2004, and for each of the three years in the period ended September 30, 2005, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
      KPMG LLP, chartered accountants, have audited Speedware’s consolidated financial statements as of September 30, 2004 and 2003, and for each of the three years in the period ended September 30, 2004, as set forth in their report.
      The consolidated financial statements of Prophet 21 as of June 30, 2005, 2004 and 2003, and for the years ended June 30, 2005 and 2004 and for the period from January 21, 2003 through June 30, 2003 (successor period) and for the period from July 1, 2002 through January 20, 2003 (predecessor period), have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
      We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We and our guarantor subsidiaries are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we and our guarantor subsidiaries will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. The registration statements, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).
      So long as we and our guarantor subsidiaries are subject to the periodic reporting requirements of the Exchange Act, we and our guarantor subsidiaries are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We and our guarantor subsidiaries have agreed that, even if they are not required under the Exchange Act to furnish such information to the SEC, they will nonetheless continue to furnish information that would be required to be furnished by them and their guarantor subsidiaries by Section 13 of the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by their certified independent accountants to the trustee and the holders of the outstanding notes or exchange notes as if they were subject to such periodic reporting requirements.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Activant Solutions Holdings Inc. and Subsidiaries Financial Statements
Report of independent registered public accounting firm	F-3
Consolidated balance sheets as of September 30, 2004 and 2005	F-4
Consolidated statements of operations and comprehensive income for the years ended September 30, 2003, 2004 and 2005	F-5
Consolidated statements of stockholders’ equity (deficit)	F-6
Consolidated statements of cash flows for the years ended September 30, 2003, 2004 and 2005	F-7
Notes to consolidated financial statements	F-8
Unaudited Condensed Consolidated Financial Statements
Condensed consolidated balance sheets as of September 30, 2005 (predecessor) and June 30, 2006	F-36
Condensed consolidated statements of operations and comprehensive income for the nine months ended June 30, 2005 and October 1, 2005 to May 2, 2006 (predecessor) and Inception to June 30, 2006	F-38
Condensed consolidated statements of cash flows for the nine months ended June 30, 2005 and October 1, 2005 to May 2, 2006 (predecessor) and Inception to June 30, 2006	F-39
Notes to consolidated financial statements	F-40
Speedware Corporation Inc. and Subsidiaries Financial Statements
Report of independent registered public accounting firm	F-67
Consolidated balance sheets as of September 30, 2002, 2003 and 2004	F-68
Consolidated statements of earnings for the years ended September 30, 2002, 2003 and 2004	F-69
Consolidated statements of deficit for the years ended September 30, 2002, 2003 and 2004	F-70
Consolidated statements of cash flows for the years ended September 30, 2002, 2003 and 2004	F-71
Notes to consolidated financial statements for the years ended September 30, 2002, 2003 and 2004	F-72
Consolidated balance sheets at September 30, 2004 and March 31, 2005 (unaudited)	F-94
Consolidated statements of earnings for the six month periods ended March 31, 2004 and 2005 (unaudited)	F-95
Consolidated statements of deficit for the six month periods ended March 31, 2004 and 2005 (unaudited)	F-96
Consolidated statements of cash flows for the six month periods ended March 31, 2004 and 2005 (unaudited)	F-97
Notes to consolidated financial statements for the six month periods ended March 31, 2004 and 2005 (unaudited)	F-98
Prophet 21, Inc. and Subsidiaries Financial Statements
Independent auditors’ report	F-107
Consolidated balance sheets as of June 30, 2005 and 2004	F-108
Consolidated statements of operations for the years ended June 30, 2005 and 2004	F-109
Consolidated statements of stockholders’ equity for the years ended June 30, 2005 and 2004	F-110
Consolidated statements of cash flows for the years ended June 30, 2005 and 2004	F-111
Notes to consolidated financial statements for the years ended June 30, 2005 and 2004	F-112
Independent auditors’ report	F-129
Consolidated balance sheet as of June 30, 2003	F-130
Consolidated statements of operations for the periods from July 1, 2002 through January 20, 2003 (predecessor period) and January 21, 2003 through June 30, 2003 (successor period)	F-131

Page

Consolidated statements of stockholders’ equity for the periods from July 1, 2002 through January 20, 2003 (predecessor period) and January 21, 2003 through June 30, 2003 (successor period)	F-132
Consolidated statements of cash flows for the periods from July 1, 2002 through January 20, 2003 (predecessor period) and January 21, 2003 through June 30, 2003 (successor period)	F-133
Notes to consolidated financial statements for the year ended June 30, 2003	F-134

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders of Activant Solutions Holdings Inc. and Subsidiaries.
      We have audited the accompanying consolidated balance sheets of Activant Solutions Holdings Inc. and subsidiaries (the “Company”) as of September 30, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Activant Solutions Holdings Inc. and subsidiaries at September 30, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 2005, in conformity with U.S. generally accepted accounting principles.
/s/ ERNST & YOUNG LLP
Austin, Texas
January 20, 2006

Activant Solutions Holdings Inc. and Subsidiaries
Consolidated balance sheets

	September 30,

(In thousands, except per share data)	2004	2005

Assets
Current assets:
Cash and cash equivalents	$32,065	$10,952
Trade accounts receivable, net of allowance for doubtful accounts of $5,639 and $5,208	33,516	54,013
Inventories, net	2,668	4,103
Deferred income taxes	430	4,832
Prepaid income taxes	5,338	361
Prepaid expenses and other current assets	3,188	6,662

Total current assets	77,205	80,923
Property and equipment, net	6,253	8,627
Capitalized computer software costs, net	5,482	3,865
Databases, net	5,290	4,975
Goodwill	79,541	344,863
Intangible assets, net	5,512	114,804
Deferred financing costs	4,852	13,770
Other assets	4,770	4,490

Total assets	$188,905	$576,317

Liabilities and stockholder’s equity (deficit)
Current liabilities:
Accounts payable	$9,026	$16,076
Payroll related accruals	14,175	16,261
Deferred revenue	15,418	34,179
Current portion of long-term debt	276	149
Accrued expenses and other current liabilities	9,761	18,010

Total current liabilities	48,656	84,675
Long-term debt, net of discount	155,438	455,328
Deferred tax liabilities	3	35,183
Other liabilities	4,828	6,805

Total liabilities	208,925	581,991
Commitments and contingencies (See Note 11)	—	—
Stockholders’ equity (deficit):
Class A Common Stock:
Par value $0.000125; authorized, issued and outstanding 25,000 shares	3	3
Common Stock:
Par value $0.000125; authorized 100,000 shares, issued and outstanding 19,303 shares	2	2
Additional paid-in capital	85,503	85,595
Retained deficit	(105,007)	(91,724)
Other accumulated comprehensive income (loss):
Cumulative translation adjustment	(521)	450

Total stockholders’ equity (deficit)	(20,020)	(5,674)

Total liabilities and stockholders’ equity (deficit)	$188,905	$576,317

The accompanying notes are an integral part of these Consolidated Financial Statements.

Activant Solutions Holdings Inc. and Subsidiaries
Consolidated statements of operations and comprehensive income

	Year ended September 30,

(In thousands, except per share data)	2003	2004	2005

Revenues:
Systems	$68,708	$81,956	$104,789
Services	152,838	143,850	161,202

Total revenues	221,546	225,806	265,991
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	35,040	45,034	59,179
Services	58,847	52,103	58,947

Total cost of revenues	93,887	97,137	118,126

Gross profit	127,659	128,669	147,865
Operating expenses:
Sales and marketing	31,589	31,596	38,076
Product development	15,653	15,562	21,379
General and administrative	24,244	24,283	28,068
Depreciation and amortization	22,768	16,584	16,114

Total operating expenses	94,254	88,025	103,637

Operating income	33,405	40,644	44,228
Interest expense	(14,782)	(19,367)	(25,728)
Expenses related to debt refinancing	(6,313)	(524)	—
Gain on sale of assets	—	6,270	—
Other income (loss), net	(144)	305	428

Income before income taxes	12,166	27,328	18,928
Income tax expense	4,351	10,561	5,645

Net income	$7,815	$16,767	$13,283

Comprehensive income:
Net income	$7,815	$16,767	$13,283
Foreign currency translation adjustments	376	(125)	971

Comprehensive income	$8,191	$16,642	$14,254

The accompanying notes are an integral part of these Consolidated Financial Statements.

Activant Solutions Holdings Inc. and Subsidiaries
Consolidated statements of stockholders’ equity (deficit)

						Other
		Common stock		Additional		accumulated	Total
	Class A			paid-in	Retained	comprehensive	stockholders’
(In thousands)	common	Shares	Amount	capital	deficit	income (loss)	equity (deficit)

Balance, September 30, 2002	$—	35,220	$4	$43,943	$(127,019)	$(772)	$(83,844)
Foreign currency translation adjustments	—	—	—	—	—	376	376
Accretion on Class A Common Stock	—	—	—	(16,407)	(108)	—	(16,515)
Repurchase common stock	—	(16,000)	(2)	(27,536)	(2,462)	—	(30,000)
Class A Common Stock modification of terms	3	—	—	85,503	—	—	85,506
Net income	—	—	—	—	7,815	—	7,815

Balance, September 30, 2003	3	19,220	2	85,503	(121,774)	(396)	(36,662)
Foreign currency translation adjustments	—	—	—	—	—	(125)	(125)
Net income	—	—	—	—	16,767	—	16,767

Balance, September 30, 2004	3	19,220	2	85,503	(105,007)	(521)	(20,020)
Foreign currency translation adjustments	—	—	—	—	—	971	971
Exercise of options	—	83	—	92	—	—	92
Net income	—	—	—	—	13,283	—	13,283

Balance, September 30, 2005	$3	19,303	$2	$85,595	$(91,724)	$450	$(5,674)

The accompanying notes are an integral part of these Consolidated Financial Statements.

Activant Solutions Holdings Inc. and Subsidiaries
Consolidated statements of cash flows

	Year ended September 30,

(In thousands)	2003	2004	2005

Operating activities
Net income	$7,815	$16,767	$13,283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,804	5,415	5,311
Amortization of intangible assets	15,964	11,169	10,803
Amortization of deferred financing costs	1,158	943	1,402
Deferred income taxes	(1,261)	10,778	(8,253)
Write-off of prior debt issuance costs	4,063	438	—
Lease loss provision	(1,520)	(1,491)	(102)
Provision for doubtful accounts	8,057	3,019	2,146
Gain on sale of assets	—	(6,270)	—
Other, net	829	(106)	1,226
Changes in assets and liabilities:
Trade accounts receivable	(19,196)	2,303	(7,817)
Inventories	(491)	878	(411)
Investment in leases	4,839	4,943	396
Prepaid expenses and other assets	(2,428)	(1,835)	4,881
Accounts payable	1,584	(653)	(951)
Deferred revenue	3,341	175	5,348
Accrued expenses and other liabilities	(2,889)	(4,129)	(7,054)

Net cash provided by operating activities	26,669	42,344	20,208
Investing activities
Purchase of Speedware, net of cash acquired	—	—	(100,834)
Purchase of P-21, net of cash acquired	—	—	(218,200)
Purchase of other business	—	—	(2,646)
Purchase of property and equipment	(5,473)	(4,558)	(4,410)
Property and equipment sale proceeds	—	7,212	—
Capitalized computer software costs and databases	(7,052)	(5,499)	(5,052)
Equity distributions from partnerships	82	196	542
Acquisition of other assets	(2,203)	—	—

Net cash used in investing activities	(14,646)	(2,649)	(330,600)
Financing activities
Proceeds from debt facility	1,210	—	—
Proceeds from long-term debt	154,946	—	300,000
Debt issuance cost	(7,509)	—	(10,320)
Payment on debt facility	(38,302)	—	—
Payment on long-term debt facility	(82,551)	(17,845)	(493)
Exercise of options	—	—	92
Repurchase of common stock	(30,000)	—	—

Net cash (used in) provided by financing activities	(2,206)	(17,845)	289,279
Change in cash and cash equivalents	9,817	21,850	(21,113)
Cash and cash equivalents, beginning of period	398	10,215	32,065

Cash and cash equivalents, end of period	$10,215	$32,065	$10,952

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$12,581	$17,267	$23,023
Income taxes	$13,373	$1,556	$6,342

The accompanying notes are an integral part of these Consolidated Financial Statements.

Activant Solutions Holdings Inc. and Subsidiaries
Notes to consolidated financial statements
September 30, 2005

Note 1.	Summary of Significant Accounting Policies
      Description of Business and Basis of Presentation—We are a provider of business management solutions serving small and medium-sized retail and wholesale distribution businesses. We have experience serving businesses with complex distribution requirements in three primary vertical markets: hardlines and lumber; wholesale distribution; and the automotive parts aftermarket. Using a combination of proprietary software and experience in these vertical markets, we provide complete business management solutions consisting of tailored systems, product support and content and data services designed to meet the unique requirements of our customers. Our fully integrated systems and services include point-of-sale, inventory management, general accounting and enhanced data management that enable our customers to manage their day-to-day operations.
      The consolidated financial statements include the accounts of our wholly owned subsidiaries. “Activant Operating” refers to Activant Solutions Inc., our direct wholly-owned subsidiary through which we conduct our operations. Investments in joint ventures and other subsidiaries in which we have between a 20 percent and 50 percent equity ownership and do not control, but have significant influence are reflected using the equity method. All intercompany accounts and transactions have been eliminated.
      Cash Equivalents—We consider all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.
      Inventories—Inventories primarily consist of purchased parts and finished goods. Inventories are stated at the lower of cost or market, using the average cost method, and include amounts that ultimately may be transferred to equipment or service parts. Inventories are recorded net of valuation reserves of $0.7 million and $0.7 million at September 30, 2004 and September 30, 2005, respectively.
      Property and Equipment—Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (two to ten years). Leasehold improvements are amortized using the straight-line method over the life of the lease or the estimated useful life, whichever is shorter. Service parts used for servicing installed equipment are stated at cost and are depreciated over a period not exceeding two years using the straight-line method.
      Capitalized Computer Software Costs—Costs relating to the conceptual formulation and design of software products are expensed as product development. Costs incurred subsequent to establishing the technological feasibility of software products are capitalized. Amortization of capitalized software costs begins when the products are available for general release to customers. Costs are amortized using the greater of the amount computed using (a) the ratio that current gross revenues bear to the total anticipated future gross revenues or (b) the straight-line method, generally over a period of two to five years. Management assesses the recoverability of its capitalized costs periodically based principally upon comparison of the net book value of the asset to the expected future revenue stream to be generated by the asset. If management finds evidence of asset impairment, the net book value is adjusted down to its fair value based upon the discounted cash flows. Amortization of capitalized software is included in systems cost of revenues.
      Capitalized Database Costs—Database development costs consist primarily of direct labor costs associated with the accumulation of data received from auto parts manufacturers and the conversion of that information to an electronic format. Costs are amortized using the greater of the amount computed using (a) the ratio that current gross revenues bear to the total anticipated future gross revenues or (b) the straight-line method over the approximate life cycle of the data (18 to 36 months). Management assesses the recoverability of its database costs periodically based principally upon comparison of the net book value of the asset to the expected future revenue stream to be generated by the asset. If management finds evidence of asset impairment, its net book value is adjusted to its fair value. Amortization of databases is included in services cost of revenues.

      Deferred Financing Costs—Financing costs are deferred and amortized to interest expense using the straight-line method over the terms of the related debt, which approximates the effective interest method. Amortization of such costs for the years ended September 30, 2003, 2004, and 2005 totaled approximately $1.3 million, $1.3 million, and $1.4 million, respectively. Amortization costs for the year ended September 30, 2004 include the write-off of the remaining $0.5 million deferred financing costs related to the redemption of the remaining $17.5 million of 9% senior subordinated notes.
      Goodwill and Other Intangible Assets—We account for goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Goodwill is tested for impairment on an annual basis as of July 1, and between annual tests if indicators of potential impairment exist, using a fair-value-based approach. No impairment of goodwill has been identified during any of the periods presented.
      We amortize other intangible assets using the straight-line method over their estimated period of benefit, ranging from one to fifteen years. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented.
      Long-Lived Assets—We periodically review the carrying amounts of property and equipment and other long-lived assets to determine whether current events or circumstances, as defined in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, warrant adjustments to such carrying amounts by considering, among other things, the future cash inflows expected to result from the use of the asset and its eventual disposition less the future cash outflows expected to be necessary to obtain those inflows. At this time, future cash inflows exceed the carrying value of the assets; thus, no impairment loss has been recognized.
      Revenue Recognition—We recognize revenue in accordance with Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, as amended by Staff Accounting Bulletin No. 104, Revenue Recognition, Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, and Statement of Position 97-2, Software Revenue Recognition. We derive revenue from software license fees, computer hardware, implementation and training, software and hardware maintenance and support, content and data services and other services. We generally utilize written contracts as the means to establish the terms and conditions by which our licenses, products, maintenance and services are sold to our customers. Revenue is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations remain, the fee is fixed and determinable and collection is probable.
      We use the following revenue recognition policies for sales of our systems, which generally consist of software, hardware, implementation and training:

•	Residual Method. For the majority of systems sales, we use the residual method of revenue recognition. Under the residual method, we have established vendor specific objective evidence of fair value for each element of the system sale (i.e., software, hardware and implementation and training) and have determined that implementation and training services are not essential to the functionality of the delivered system. The revenues of the undelivered element of the system sale (i.e., implementation and training) are deferred until provided. The revenue for the hardware and software portion of the system sale are recognized upon shipment.

•	Percentage of Completion. For those systems that include significant customization or modification of the software and where estimates of costs to complete and monitor the progress of the customization or modification are reasonably dependable, percentage of completion contract accounting is applied to both the software and implementation and training elements of the sale. Systems revenue from the software and implementation and training elements are recognized on a percentage-of-completion method with progress-to-completion measured based upon installation hours incurred. Hardware is not essential to the functionality of the overall system and thus the hardware portion of the system is recognized upon delivery. Currently, approximately seven percent of our systems revenue and three percent of our total revenues are recognized using percentage of completion accounting.

•	Completed Contract. For those systems that include significant customization or modification of the software and where costs or estimates are not dependable, systems revenue from these sales are recognized at completion of the implementation and training based upon the completed contract method.

•	Upon Shipment. When products are shipped to a customer and no contractual obligation exists that would warrant the percentage of completion method or the completed contract method, the revenue is recognized at time of shipment. For example, we recognize revenues when a current customer purchases additional hardware or software licenses.

      Product support and data and content services are primarily provided on a monthly subscription basis and are therefore recognized on the same monthly basis.
      These policies require our management, at the time of the transaction, to assess whether the amounts due are fixed and determinable, collection is reasonably assured and future performance obligations exist. These assessments are based on the terms of the agreement with the customer, past history and the customer’s credit worthiness. If management determines that collection is not reasonably assured or future performance obligations exist, revenue recognition is deferred until these conditions are satisfied.
      Allowance for Doubtful Accounts— The allowance for doubtful accounts is based on our assessment of the collectibility of customer accounts. We regularly review the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balance, and current economic conditions that may affect a customer’s ability to pay. A specific reserve for individual accounts is recorded when we become aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filing or deterioration in the customer’s operating results or financial position.
      Product Development Costs— We account for development costs related to products to be sold in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Development costs are capitalized beginning when a product’s technological feasibility has been established and ending when the product is available for general release to customers. Technological feasibility is achieved when the detailed program design is complete. For the years ended September 30, 2003, 2004 and 2005, we capitalized $7.1 million, $5.5 million and $5.1 million, respectively of software and database development costs. Amortization of capitalized software and database development costs was $14.4 million, $10.1 million and $7.0 million for the years ended September 30, 2003, 2004 and 2005, respectively.
      Advertising Costs— We expense all advertising costs as incurred and the amounts were not material for any of the periods presented.
      Income Taxes— Deferred income taxes are provided for all temporary differences based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Income taxes are provided on the undistributed earnings of foreign subsidiaries that are not considered to be permanently reinvested.
      There are many transactions and calculations for which the ultimate tax determination is uncertain. We establish reserves when, despite our belief that the tax return positions are fully supportable, we believe that certain positions are likely to be challenged and may not be sustained on review by tax authorities. We adjust these reserves in light of changing facts and circumstances, such as the closing of a tax audit. The provision of income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate.
      Fair Value of Financial Instruments— The carrying amounts of certain of our financial instruments including cash and cash equivalents, accounts receivable and accounts payable, approximate fair value because of their short maturities.

      Our long-term debt consists of obligations with both variable and fixed interest rates. The carrying value of debt obligations with variable interest rates is considered to approximate fair value. The estimated fair value of debt obligations with fixed interest rates is based on the quoted market prices for such debt obligations. The estimated fair value of long-term debt with fixed interest rates at September 30, 2005 with a carrying value of $155.3 million, net of discount, is $164.6 million.
      Use of Estimates— The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
      Certain Risks and Concentrations— We perform ongoing credit evaluations of our customers and generally do not require collateral from our customers. Most of our customers are in the automotive parts aftermarket, hardlines and lumber and wholesale distribution industries.
      No customer accounted for more than 10% of our revenues during the years ended September 30, 2003, 2004 and 2005.
      For the year ended September 30, 2005, Dell Inc. was our largest supplier of hardware supplies used in our solutions. No other supplier accounted for more than 10% of our total hardware supply expense. We have a number of competitive sources of supply for these and other supplies used in our operations.
      Pursuant to agreements with banks and lending institutions for the sale of lease receivables, we are contingently liable for losses in the event of lessee nonpayment up to stated recourse limits. At September 30, 2005, the maximum stated contingent liability for leases sold was $0.7 million.
      Foreign Currency— Assets and liabilities of subsidiary operations denominated in foreign currencies are translated at the year-end rates of exchange and the income statements are translated at the average rates of exchange for the year. Translation adjustments resulting from this process are charged or credited to other comprehensive income. Local currencies are considered to be the functional currencies.
      Employee Stock Benefit Plans— We use the intrinsic value method in accounting for employee stock options. Because the exercise price of the employee stock options is greater than or equal to the market price of the underlying stock, as determined by our Board of Directors, on the date of grant, no compensation expense is recognized.
      Pro forma information regarding net income is shown below as if we had accounted for our employee stock options granted under the fair value method prescribed by SFAS No. 123. The fair value of these options was estimated at the date of grant using the minimum value option pricing model with the following assumptions:

	Year ended September 30,

	2003	2004	2005

Risk-free interest rate	4.27%	3.5%	4.2%
Weighted-average expected life of the options	6.61 years	6.61 years	6.64 years
Dividend rate	0%	0%	0%
Assumed volatility	0%	0%	0%
Turnover	4.29%	2.07%	7.02%

      Recently Issued Accounting Standards— In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which supersedes Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees, SFAS No. 123, Accounting for Stock Based Compensation, and related implementation guidance. Under this pronouncement, share-based compensation to employees is required to be recognized as a charge to the statement of operations and such charge is to be measured according to the fair value of the stock options. In the absence of an observable market price for the stock awards, the fair value of the stock options would be based upon a valuation methodology that takes into consideration various factors, including the exercise price of the option, the expected term of the option, the current price of the underlying shares, the volatility of our stock and the risk free interest rate. Our current policy is not to expense share-based compensation, based upon the fair value method; however, we do disclose the affect of this item as currently required by SFAS 123. We are required to adopt SFAS No. 123R using the prospective method for options granted prior to June 2005 and the modified prospective method for options granted after May 2005. The adoption of SFAS 123R will not have a significantly negative impact on our results of operations or on our overall financial position. The pronouncement will now be effective for fiscal years beginning after June 15, 2005 based on the new rule adopted by the SEC in April 2005. We will adopt this pronouncement beginning in fiscal year 2006, which begins October 1, 2005.
      Reclassifications— Certain prior year amounts have been reclassified to conform to the current presentation.
Note 2.     Acquisitions
      Acquisitions have been recorded using the purchase method of accounting, and, accordingly, the results of operations are included in our consolidated results as of the date of each acquisition. We allocate the purchase price of our acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. The goodwill recorded as a result of these acquisitions is not expected to be deductible for tax purposes.
Speedware Corporation Inc.
      On March 30, 2005, we acquired approximately 96% of the common stock of Speedware Corporation Inc. (“Speedware”). We acquired the remaining common stock of Speedware on April 7, 2005.
      We paid $100.8 million in cash for 100% of Speedware’s common stock. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed as of September 30, 2005. The purchase price allocation is based upon the relative fair values of the identifiable assets acquired and liabilities assumed. The purchase price was allocated based on the fair value of net assets acquired as follows (in thousands):

Trade receivables	$5,997
Property and equipment	1,442
Other assets	4,143
Goodwill	89,966
Other intangible assets	30,400
Accounts payable and accrued expenses	(31,114)

Total purchase price	$100,834

      Acquired intangible assets consist primarily of customer contracts, customer lists and acquired technology with a weighted average estimated useful life of seven years. The amortization expense related to the acquired intangible assets is estimated to be approximately $4.5 million per annum.
Prophet 21, Inc.
      On September 13, 2005, we acquired all of the common stock of Prophet 21, Inc. (“Prophet 21”). Prophet 21 is a provider of business management solutions to the wholesale distribution vertical market. We believe that the integration of Prophet 21 into our operations has enhances our position and expertise serving the wholesale distribution vertical market and provided additional systems and service offerings for our customers.
      We paid $218.2 million in cash which was funded through cash on hand, and $180.0 million through borrowings under a senior unsecured bridge loan. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed as of September 30, 2005. The purchase price allocation is based upon the relative fair values of the identifiable assets acquired and liabilities assumed. The purchase price was allocated based on the fair value of net assets acquired as follows (in thousands):

Trade receivables	$8,748
Property and equipment	1,693
Other assets	7,313
Goodwill	174,361
Other intangible assets	82,711
Accounts payable and accrued expenses	(56,626)

Total purchase price	$218,200

      Acquired intangible assets consist primarily of customer contracts, customer lists and acquired technology with a weighted average estimated useful life of eight years. The amortization expense related to the acquired intangible assets is estimated to be approximately $10.3 million per annum.
The Systems House
      On May 16, 2005, we acquired substantially all of the assets of The Systems House, Inc. for a total purchase price of $2.6 million. We allocated $2.5 million of the purchase price to goodwill. The results of operations and financial position of this business are not material to the results of our operations and financial position.

Pro forma results (unaudited)
      The following table presents the unaudited pro forma combined results of our operations with Speedware and Prophet 21 for the year ended September 30, 2004 and 2005, after giving effect to certain pro forma adjustments primarily related to the amortization of acquired intangible assets and interest expense. These unaudited pro forma results are not necessarily indicative of the actual consolidated results of operations had the acquisition actually occurred on the first day of the respective periods or of future results of operations of the consolidated entities (in thousands).

	Year ended September 30,

	2004	2005

Total revenues	$311,930	$369,352
Total cost of revenues	139,696	164,244

Gross profit	172,234	205,108
Amortization of purchased intangibles assets	14,902	14,902
Total operating expenses	128,872	146,549

Operating income	43,362	58,559
Interest expense	(52,995)	(52,078)
Other income, net	5,786	496

Income (loss) before taxes	(3,847)	6,977
Income tax (expense) benefit	1,100	(2,018)

Net income (loss)	$(2,747)	$4,959

Note 3.	Property and Equipment
      Property and equipment consist of the following:

	Year ended
	September 30,

(In thousands)	2004	2005

Furniture and equipment	$32,296	$34,645
Service parts	11,397	10,183
Leasehold improvements	2,442	3,238

Gross property and equipment	46,135	48,066
Less accumulated depreciation	(39,882)	(39,439)

Net property and equipment	$6,253	$8,627

Note 4.	Capitalized Computer Software Costs

	Year ended
	September 30,

(In thousands)	2004	2005

Beginning balance	$7,711	$5,482
Capitalization of computer software costs	2,230	1,647
Amortization of computer software costs	(4,459)	(3,264)

Ending balance	$5,482	$3,865

Note 5.	Databases

	Year ended
	September 30,

(In thousands)	2004	2005

Beginning balance	$7,672	$5,290
Capitalization of database costs	3,272	3,405
Amortization of databases	(5,654)	(3,720)

Ending balance	$5,290	$4,975

Note 6.	Goodwill
      In fiscal 2005, we established a new organizational and reporting structure, whereby our reportable segments were changed. The carrying amount of goodwill by reportable segment for fiscal 2005 is as follows (in thousands):

	Company

	Historical	Speedware	Prophet 21	Total

Systems	$12,080	$33,135	$60,687	$105,902
Product Support	$30,604	54,189	103,445	188,238
Content and Data Services	37,852	319	9,543	47,714
Other	—	2,323	686	3,009

Total	$80,536	$89,966	$174,361	$344,863

      Changes in the carrying amount of goodwill for fiscal 2004 and 2005 are as follows (in thousands):

Balance as of September 30, 2003	$87,159
Purchase accounting adjustments	(7,618)

Balance as of September 30, 2004	79,541
Acquisition of Speedware Corporation	89,966
Acquisition of Prophet 21	174,361
Acquisition of The Systems House	2,535
Purchase accounting adjustments	(1,540)

Balance as of September 30, 2005	$344,863

      We test goodwill for impairment annually during the fourth quarter of each fiscal year at the reporting unit level using a fair value approach, in accordance with the provisions of SFAS No. 142, Goodwill and

Other Intangible Assets. Our annual testing resulted in no impairment charges to goodwill in the years ended September 30, 2003, 2004 and 2005. If an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value, goodwill will be evaluated for impairment between annual tests.
      For the year ended September 30, 2004 and 2005, we decreased goodwill by $7.6 million and $1.5 million, respectively, related to the resolution of additional pre-acquisition income tax uncertainties and basis adjustments related to temporary differences of acquired assets that are not expected to reverse.

Note 7.	Intangible Assets
      The components of purchased intangible assets are as follows:

	Year ended September 30, 2004			Year ended September 30, 2005

	Gross		Net	Gross		Net
	carrying	Accumulated	carrying	carrying	Accumulated	carrying
(In thousands)	amount	amortization	amount	amount	amortization	amount

Technology based	$—	$—	$—	$37,300	$(1,405)	$35,895
Customer based	—	—	—	61,000	(1,293)	59,707
Trademark and tradenames	14,627	(9,115)	5,512	14,827	(10,002)	4,825
Other	—	—	—	3,011	(233)	2,778

Total amortizable purchased intangible assets	14,627	(9,115)	5,512	116,138	(12,933)	103,205
Trademarks and tradenames	—	—	—	11,599	—	11,599

Total	$14,627	$(9,115)	$5,512	$127,737	$(12,933)	$114,804

      During the year ended September 30, 2005, we recorded additions to intangible assets of $30.4 in conjunction with the Speedware acquisition and $82.7 in conjunction with the Prophet 21 acquisition of which $11.6 million was considered to be indefinite life trademark and tradenames. We estimate that we have no significant residual value related to our finite-lived intangible assets. The components of finite-lived intangible assets acquired during the year ended September 30, 2005 are as follows:

		Weighted
(In thousands)	Amount	average life

Technology based	$37,300	6.6
Customer based	61,000	8.6
Trademark and tradenames	200	1.0
Other	3,011	2.0

Ending balance	$101,511

      Finite-lived intangibles are generally amortized on a straight-line basis over the weighted average periods. The related amortization expense was $0.9 million, $0.8 million and $3.8 million for the years ended September 30, 2003, 2004 and 2005, respectively. Estimated amortization expense is approximately $16.9 million in each of the next five fiscal years.
      We will evaluate the intangible assets on an annual basis as of the beginning of the fourth quarter, and whenever events and changes in circumstances indicate that there may be a potential impairment. Future impairment tests could result in a charge to earnings.

Note 8.	Debt

	Year ended
	September 30,

(In thousands)	2004	2005

10 1/2% senior notes due 2011, net of discount	$155,272	$155,328
Floating rate senior notes due 2010	—	120,000
Senior unsecured bridge loan	—	180,000
Revolving credit facility	—	—
Other	442	149

Total debt	155,714	455,477
Current portion	(276)	(149)

Long-term debt	$155,438	$455,328

      Senior notes. In June 2003, Activant Operating consummated a private placement of $155.0 million aggregate principal amount, net of discount of $2.0 million, of 10 1/2% senior notes due 2011 (the “Senior Notes”). With the proceeds from the Senior Notes, we repurchased $82.5 million of our 9% senior subordinated notes due 2009, repaid our outstanding term loan facility of $33.0 million, repurchased $30.0 million of our common stock and purchased for $1.8 million outstanding common stock in Internet Autoparts, Inc. that was held by our majority shareholder. On November 17, 2003, Activant Operating exchanged all of the existing Senior Notes for identical 10 1/2% senior notes due 2011 that were registered with the Securities and Exchange Commission. On August 5, 2005, Activant Operating repurchased $0.2 million principal amount of the Senior Notes at 101% of principal amount pursuant to an excess cash tender offer required by the terms of the indenture governing the Senior Notes.
      Interest on the Senior Notes is payable semiannually on June 15 and December 15. The Senior Notes are redeemable in whole or in part at our option on or after June 15, 2007 at the redemption prices (expressed as a percentage of the principal amount) of 105.25% declining to par in 2010 and thereafter. In addition, on or prior to June 15, 2006, we will be able to redeem up to 35% of the aggregate principal amount of the Senior Notes with the net cash proceeds of one or more private or public equity offerings at a redemption price equal to 110.5% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the originally issued aggregate principal amount of the Senior Notes remain outstanding after each such redemption. Upon the occurrence of a change of control, as defined by the indenture governing the Senior Notes, we are required to make an offer to repurchase the Senior Notes at a price equal to 101% of the principal amount thereof, together with the accrued and unpaid interest, if any.
      Floating rate senior notes. On March 30, 2005, Activant Operating completed a private placement of $120.0 million aggregate principal amount of floating rate senior notes due April 1, 2010 (the “Floating Rate Notes”). Activant Operating used the proceeds from the offering of the Floating Rate Notes to fund the total consideration paid in connection with our purchase of all of the issued and outstanding shares of common stock of Speedware, as described in Note 2, and to pay transaction fees and expenses.
      The Floating Rate Notes bear interest at a rate per annum equal to LIBOR, as defined in the indenture governing the Floating Rate Notes, plus 600 basis points payable quarterly. The Floating Rate Notes are redeemable in whole or in part at our option on or after April 1, 2006. We may also redeem up to 35% of the aggregate principal amount of the Floating Rate Notes using the proceeds from certain public equity offerings completed before April 1, 2006. Upon the occurrence of a change in control, as defined in the indenture governing the Floating Rate Notes, we will be required to make an offer to purchase the Floating Rate Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any. The terms of the Floating Rate Notes restrict certain activities, the most significant of which include limitations on additional indebtedness, liens, guarantees, payment or declaration of dividends, sale of assets and transactions with affiliates.
      Senior unsecured bridge loans. On September 13, 2005, Activant Operating entered into a Senior Bridge Loan Agreement for $140.0 million and we entered into a Senior Bridge Loan Agreement for $40.0 million (together, the “Bridge Loans”). The entire amount of the Bridge Loans was used to fund the purchase price paid in connection with the acquisition of Prophet 21. The Bridge Loans are general, unsecured obligations, guaranteed by certain of our subsidiaries. The Bridge Loans bear interest, payable quarterly, at a rate of 3-month LIBOR plus 6.5% for $140.0 million of the principal and 3-month LIBOR plus 9.0% for the remainder of the principal, both increasing by 0.5% every three months that the Bridge Loans remain outstanding. In addition, in the event that our long-term debt obligations fail to meet certain ratings requirements set forth in the Bridge Loans, the interest rate will be increased by 0.75%. In any event, the maximum interest rate payable under the Bridge Loans will not exceed 12.75%, plus 0.75% if the provisions with regards to our long-term debt ratings are not satisfied, and if the interest rate exceeds 11.75% at any one time, the excess interest will be paid in kind unless we elect to pay it in cash.
      At any time after October 13, 2005 and prior to September 13, 2006, we may be required to take all reasonable actions necessary or desirable so that debt securities may be publicly offered or privately placed in an amount sufficient to repay the then outstanding principal amount of the Bridge Loans. Our obligations under the Bridge Loans mature on September 13, 2006, provided that, so long as certain events specified in the Bridge Loan have not occurred on or as of such date, the maturity will be automatically extended to April 1, 2010.
      On October 17, 2005, Activant Operating completed a private placement of $145.0 million aggregate principal amount of senior floating rate notes due 2010 and we completed a private placement of $40.0 million aggregate principal amount of senior floating rate PIK notes due 2011. The notes bear interest at LIBOR plus 6.0% for $145 million of the principal and LIBOR plus 8.5% for the remainder, and are our general, unsecured obligations, subject to the terms and conditions contained in an Indenture, dated March 30, 2005, between us, certain of our subsidiary guarantors and Wells Fargo Bank, National Association. The proceeds of the private placements were used to repay the $180.0 million of proceeds from the senior unsecured bridge loan that we used to acquire Prophet 21, and to pay related transaction fees and expenses.
      Amended and restated credit agreement. In conjunction with the Bridge Loans, Activant Operating amended and restated the credit agreement and entered into a new $20.0 million senior revolving credit facility (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement provides for letters of credit up to $5.0 million. The terms of the Amended and Restated Credit Agreement restrict certain activities, the most significant of which include limitations on additional indebtedness, liens, guarantees, payment or declaration of dividends, sale of assets, investments, capital expenditures, and transactions with affiliates. Activant Operating must also meet certain tests relating to financial amounts and ratios defined in the Amended and Restated Credit Agreement. As of September 30, 2005, Activant Operating was in compliance with the covenants contained in the Amended and Restated Credit Agreement.
      In connection with the letters of credit in the Amended and Restated Credit Agreement, Activant Operating is required to pay a letter of credit commission fee equal to 2.25% per annum on the amount of the letters of credit outstanding. Each letter of credit bears a fee equal to 2.25%. As of September 30, 2005, there were two letters of credit outstanding in the amount of $465,000.
      Borrowings under the Amended and Restated Credit Agreement bear interest at Activant Operating’s option either at (i) a margin of 2.5% applied to the greater of lenders Prime Rate, the base CD rate plus 1% and the Federal Funds Rate plus 0.5% or (ii) the euro rate plus 3.5%. Lower margins may become available upon the attainment of certain financial ratios. Interest on base rate loans is payable quarterly, and interest on euro loans is payable at the end of the applicable interest period or every three months in the case of interest periods in excess of three months. A commitment fee ranging from 0.375% to 0.5% per annum is charged on unused revolving loans and is payable quarterly in arrears. The commitment fee at September 30, 2005 was 0.5%.

      Substantially all of Activant Operating’s assets and those of Activant Operating’s subsidiaries are pledged as collateral on the Amended and Restated Credit Agreement. The Senior Notes and the Floating Rate Notes are general, unsecured obligations and are guaranteed by certain of Activant Operating’s subsidiaries as disclosed in Note 16.
      Interest rate swap. Effective October 31, 2005, Activant Operating entered into a two year interest rate swap, for a notional amount of $100 million, to achieve a more equal mix of fixed and floating rate debt. The interest rate swap converts $100 million of floating rate debt to fixed rate debt by fixing the three month London Interbank Offered Rates Activant Operating pays at 4.72%.
      Contractual maturities of debt, net of discount and exclusive of interest, are as follows (in thousands):

2006	$149
2007	—
2008	—
2009	—
2010	300,000
Thereafter	155,328

Total	$455,477

Note 9.	Income Taxes
      Significant components of the income tax expense (benefit) attributable to continuing operations are as follows:

	Year ended September 30,

(In thousands)	2003	2004	2005

Current:
Federal	$3,865	$669	$8,842
State	1,315	113	1,128
Foreign	432	285	1,012

Total Current	5,612	1,067	10,982
Deferred:
Federal	(1,340)	8,092	(4,805)
State	(167)	1,278	(600)
Foreign	246	124	68

Total Deferred	(1,261)	9,494	(5,337)

Income tax expense	$4,351	$10,561	$5,645

      The provision for income taxes differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 35% to income before income taxes as a result of the following:

	Year ended September 30,

(In thousands)	2003	2004	2005

Income tax expense at U.S. statutory income tax rate	$4,258	$9,564	$6,625
State taxes, net of U.S. income tax expense (benefit)	855	1,193	837
Permanent differences	265	(27)	47
Tax credits and other	(1,027)	(169)	(1,864)

Income tax expense	$4,351	$10,561	$5,645

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax balances were impacted by the permitted adoption of a new tax accounting method for certain revenues, changes in estimates regarding the tax basis of certain acquired assets and liabilities, and the extinguishment of certain tax related contingencies. Significant components of our deferred taxes are as follows:

	September 30,

(In thousands)	2004	2005

Deferred tax assets:
Inventory and sales return reserves	$1,299	$1,827
Accrued expenses	1,496	2,223
Deferred income	—	—
Tax carryforwards	—	4,752
Depreciation and amortization	4,119	5,698
Bad debts and other	1,766	2,001

Total deferred tax assets	8,680	16,501
Deferred tax liabilities:
Direct financing leases	(3,602)	—
Software and intangible assets	(4,418)	(42,877)
Other	(234)	(1,887)

Total deferred tax liabilities	(8,254)	(44,764)
Valuation allowance for tax assets	—	(2,088)

Net deferred tax assets/(liabilities)	$426	$(30,351)

      As of September 30, 2005, we had $6.7 million of net operating loss carryforwards and $7.5 million of business tax credit carryforwards. The tax effected asset is $4.8 million, against which we are carrying a valuation allowance of $2.1 million.
      Substantially all of our operating income was generated from domestic operations during 2005. During the year we repatriated $3.4 million of the accumulated earnings of a foreign subsidiary. Sufficient foreign tax credits are available to offset this income at the US statutory rate and, accordingly, no additional Federal taxes have been provided thereon. Foreign taxes, at the treaty withholding rate for dividend distributions, were provided on this distribution. Remaining undistributed earnings of our foreign are considered to be permanently reinvested and, accordingly, no U.S. Federal or state income taxes have been provided thereon.

Note 10.	Employee Stock and Savings Plans
      We have developed stock option plans for the purpose of granting stock options to employees and key individuals associated with us.
      During 1998, we adopted the Activant Solutions Holdings Inc. 1998 Stock Option Plan, which provides for the grant of incentive and non-qualified stock options to employees and key individuals associated with us. The option price may not be less than the fair market value at the date of grant as set by our Board of Directors from time to time. Options vest in varying amounts over a five-year period and expire ten years from the date of the grant.
      During March 2000, we adopted the Activant Solutions Holdings Inc. 2000 Stock Option Plan, which provides for the grant of incentive and non-qualified stock options to employees and key individuals associated with us. The option price may not be less than the fair market value at the date of grant as set by our Board of Directors from time to time. Options vest in varying amounts over a period up to four years and expire ten years from the date of the grant.
      During 2001, we adopted the Activant Solutions Holdings Inc. 2001 Broad Based Stock Option Plan, which provides for the grant of incentive and non-qualified stock options to employees associated with us. The option price may not be less than the fair market value at the date of grant as set by our Board of Directors from time to time. Options vest in varying amounts over a period up to five years and expire ten years from the date of the grant.
      In 2001, a Stock Option Bonus program was adopted by us which protects options from dilution caused by the accretion of our Class A Common Stock. This program terminates in accordance with its terms without any payment upon consummation of an initial public offering of our common stock.
      Information on stock option activity is as follows:

		1998 option plan		2000 option plan		2001 option plan

	Total		Weighted		Weighted		Weighted
			average		average		average
	Total	Number of	exercise	Number of	exercise	Number of	exercise
	options	shares	price	shares	price	shares	price

Total options outstanding at September 30, 2002	6,433,875	2,161,400	$5.00	4,069,300	$1.00	203,175	$1.00
Options granted	870,350	—	—	817,700	2.42	52,650	2.32
Options forfeited	(421,050)	(79,500)	5.00	(318,450)	1.05	(23,100)	1.13
Options exercised	—	—	—	—	—	—	—

Total options outstanding at September 30, 2003	6,883,175	2,081,900	5.00	4,568,550	1.25	232,725	1.29
Options granted	399,250	—	—	345,250	2.25	54,000	2.12
Options forfeited	(867,400)	(193,750)	5.00	(639,900)	1.70	(33,750)	1.36
Options exercised	—	—	—	—	—	—	—

Total options outstanding at September 30, 2004	6,415,025	1,888,150	5.00	4,273,900	1.27	252,975	1.46
Options granted	5,233,500	—	—	5,230,000	2.34	3,500	2.25
Options forfeited	(745,753)	(536,450)	5.00	(179,453)	1.34	(29,850)	1.53
Options exercised	(83,332)	—	—	(83,332)	1.10	—	—

Total options outstanding at September 30, 2005	10,819,440	1,351,700	$5.00	9,241,115	$1.87	226,625	$1.46

      The following is a summary of options outstanding and exercisable as of September 30, 2005:

						Weighted-
		Number of	Weighted-		Number	average
		shares	average	Weighted-	of shares	exercise
		subject to	remaining	average	subject to	price of
	Range of	options	contractual	exercise	options	options
	exercise prices	outstanding	life (in years)	price	exercisable	exercisable

1998 Option Plan	$5.00	1,351,700	3.0	$5.00	1,351,700	$5.00
2000 Option Plan	1.00 and 3.50	9,241,115	7.6	1.87	3,652,303	1.16
2001 Option Plan	1.00 and 2.50	226,625	6.4	1.46	—	—

Combined Option Plans	$1.00 and $5.00	10,819,440	7.0	$2.26	5,004,003	$2.20

      We have a savings and investment plan known as the Activant Solutions Inc. Savings and Investment Plan (the “Plan”) as allowed under Sections 401(k) and 401(a) of the Internal Revenue Code. The Plan provides employees with tax deferred salary deductions and alternative investment options. Employees are eligible to participate the first day of hire and are able to apply for and secure loans from their account in the Plan.
      The Plan provides for contributions as determined annually by the Board of Directors. We match 50% of the first 6% of compensation contributed by each employee and the deferred amount cannot exceed 25% of the annual aggregate salaries of those employees eligible for participation. Highly compensated executive participants are limited to a maximum of 10%. Contributions to the Plan are allocated among eligible participants in the proportion of their salaries to the total salaries of all participants and amounted to $1.5 million, $1.4 million, and $1.5 million in the years ended September 30, 2003, 2004, and 2005, respectively.
Note 11.     Class A Common Stock
      In 1999, we issued 25,000,000 shares of our Class A Common Stock, par value $.000125 per share (the “Class A Common Stock”), for net proceeds of $23.9 million, which were used primarily to pay amounts outstanding under our senior secured revolving credit facility. Two of our existing stockholders purchased all of the Class A Common Stock. The purchasers were our majority stockholder, Hicks, Muse, Tate & Furst Equity Fund III, L.P. (“Hicks Muse”), and a Hicks Muse affiliate. Another Hicks Muse affiliate received a $1.0 million financial advisory fee in connection with the transaction.
      The Class A Common Stock is senior to our existing common stock upon liquidation, but votes with the existing common stock as a class. Upon dissolution of us, holders of Class A Common Stock are to receive the Stated Value (as hereinafter defined) of their shares before any distribution to common stockholders. Once the holders of Class A Common Stock receive the Stated Value, the remaining assets are distributed among the Class A Common and Common stockholders pro rata. The “Stated Value” of a share of Class A Common Stock is $1.00, plus notional interest of 35% per annum, accrued daily and compounded annually. As long as the Class A Common Stock is outstanding, there may be no dividends, stock splits or other distributions declared or paid on our common stock, as well as no redemptions or other repurchases, without the consent of the holders of the Class A Common Stock.
      In conjunction with our 10 1/2% Senior Notes Offering in June 2003, the holders of the Class A Common Stock agreed to modify the terms of the Class A Common Stock to (1) eliminate any further accretion of any additional interest or accretion on the liquidation preference, (2) provide that the holders of the Class A Common Stock would no longer have any right to cause us to purchase the Class A Common Stock, and we no longer have a right to redeem the Class A Common Stock, and (3) provide that the Class A Common Stock is convertible, in whole or in part, into common stock at a conversion price of $1.875 per share (the determined fair value) and vote with the shares of common stock on an as-converted basis.

      Prior to fiscal year 2003, the accretion on the Class A Common Stock was charged to Additional Paid-in Capital as we were in a retained deficit position. From October 1, 2002 through June 5, 2003, the accretion on the Class A common stock of $16.4 million was also charged to Additional Paid-in Capital. On June 5, 2003, we repurchased 16.0 million shares of common stock for $30.0 million resulting in the depletion of the remaining Additional Paid-in Capital balance of $27.5 million and a charge to Retained Deficit of $2.5 million. The accretion of $1.5 million from June 6, 2003 through June 27, 2003, the date the terms of the Class A Common Stock were modified, was charged to Retained Deficit. Upon the modification of terms on the Class A Common Stock, the accumulated accretion and excess over par totaling $85.5 million was recorded as Additional Paid-in Capital.

Note 12.	Commitments and Contingencies
      Guarantee—We have guaranteed certain automobile lease agreements of our European subsidiaries. At September 30, 2005, the amount guaranteed was approximately $14,000. No material loss is anticipated by reason of such agreements and guarantees.
      Operating Leases—We rent integration and distribution, software development and data entry facilities; administrative, executive, sales, and customer support offices; and, certain office equipment under non-cancelable operating lease agreements. Certain lease agreements contain renewal options and rate adjustments. Rental expense related to all operating leases was $7.1 million, $6.6 million, and $7.5 million in 2003, 2004, and 2005, respectively. Future minimum rental commitments under all non-cancelable operating leases are as follows (in thousands):

2006	$6,941
2007	6,448
2008	5,590
2009	4,422
2010	4,223
Thereafter	13,629

Total	$41,253

      Legal Matters—We are involved in litigation arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the resolution of these matters is not expected to have a material adverse effect on our results of operations or financial position.

Note 13.	Related Party Transactions
      In February 1997, we entered into a ten-year Monitoring and Oversight Agreement with Hicks, Muse & Co. Partners, L.P. (“Hicks Muse Partners”), pursuant to which we agreed to pay an annual fee for services provided to us. The fee is due in quarterly installments, and upon our acquisition of another business, the minimum fee is increased by an amount equal to 0.2% of the consolidated annual net sales of the acquired entity for the trailing twelve-month period. Cash paid in the years ended September 30, 2003, 2004 and 2005 was $384,000, $390,000 and $403,000, respectively.
      In February, 1997, we entered into a ten-year Financial Advisory Agreement with Hicks Muse Partners, pursuant to which we agreed to pay Hicks Muse Partners a fee equal to 1.5% of the transaction value for each add-on acquisition in which we are involved. We paid no fees in the years ended September 30, 2003 and 2004. For the year ended September 30, 2005, we paid fees of $5.0 million related to the acquisitions of Speedware and Prophet 21.
      As of September 30, 2005, we own approximately 47.5% of Internet Autoparts, Inc. (“Internet Autoparts”), a Web-based parts ordering and communication company. In February 2001, we received $1.96 million from Internet Autoparts, which represented our estimate of a year’s worth of services being performed on behalf of Internet Autoparts. In September 2001, we returned $318,790 of unused funds to

Internet Autoparts. In May 2002, we settled the final account with Internet Autoparts, which resulted in a payment of $506,897 by us to Internet Autoparts. In June 2003, we purchased the outstanding common stock of Internet Autoparts that was held by our majority stockholder for $1.8 million, which represented the cost basis in the stock.
      We, as general partner, own an approximate 20% interest in four separate partnerships with certain customers. We provide management information systems and services to these partnerships. During 2003, 2004, and 2005, we recorded service revenue from these partnerships of $3.9 million, $3.9 million, and $3.7 million, respectively. During 2003, 2004, and 2005, we recorded equity income from these partnerships of $271,000, $245,000, and $291,000, respectively.
      On November 23, 2005, we entered into a Stock Repurchase, Separation Agreement and General Release (the “Agreement”) with Michael Aviles, our former President, Chief Executive Officer and Chairman of our Board of Directors. The Agreement provides that we will pay to Mr. Aviles $1,634,744 in cash in consideration for the following: (i) the cancellation of currently exercisable options held by Mr. Aviles to purchase 300,000 shares of our Common Stock; (ii) a general release by Mr. Aviles in favor of us, certain affiliates of us; (iii) a waiver by Mr. Aviles relating to any rights or claims arising under the Age Discrimination in Employment Act of 1967; and (iv) the remaining severance payments and COBRA benefit payments due to Mr. Aviles pursuant to the Executive Employment Agreement among us and Mr. Aviles. The cash consideration paid to Mr. Aviles pursuant to the Agreement is net of the exercise price payable by Mr. Aviles in respect of his stock options. In addition, the Agreement provides for a general release of Mr. Aviles by us and certain affiliates of us. Pursuant to the Agreement, we also reaffirmed our obligation under the employment agreement with Mr. Aviles to indemnify him and include him as an additional insured on our directors’ and officers’ liability insurance policy. For the year ended September 30, 2005, we recorded a $0.5 million expense related to the Agreement.

Note 14.	Segment Reporting
      In the year ended September 30, 2005, we established a new organizational and reporting structure, whereby our reportable segments were changed in the second quarter of 2005. Commencing in the second quarter of 2005, we have organized our business around our products and services (“Segments”) as follows:

•	Systems, which is comprised primarily of proprietary software applications, third-party hardware and peripherals and implementation and training;

•	Product Support, which is comprised of daily operating support through our advice line, software updates, preventive and remedial on-site maintenance and depot repair services;

•	Content and Data Services, which is comprised primarily of databases, exchanges and other information services, including our electronic catalog in the automotive parts aftermarket, and

•	Other Services, which is comprised primarily of business products, such as forms and other paper products.
      Prior period segment information has been restated to conform to the current presentation. Each reportable Segment is managed separately on a revenue and gross profit basis. We do not allocate operating expenses, interest expense, other expenses or assets to each Segment, as this information is not used to measure the operating performance of the Segments. Organizationally, the functional operating areas that support all of our Segments, including systems integration, installation and training, product support, data services, product development and sales and marketing, are integrated under a common reporting and management structure to achieve operating efficiencies.

      The following tables set forth, for the periods indicated, our revenues, cost of revenues, gross profit and gross profit as a percentage of revenue by Segment (dollars in thousands):

	Year ended September 30, 2003

		Product	Content &	Other
	Systems	Support	Data Services	Services	Total

Revenues	$68,708	$85,770	$59,553	$7,515	$221,546
Cost of Revenues (exclusive of depreciation and amortization)	35,040	40,690	13,919	4,238	93,887

Gross Profit	$33,668	$45,080	$45,634	$3,277	$127,659

Gross Profit as a Percentage of Revenues	49.0%	52.6%	76.6%	43.6%	57.6%

	Year ended September 30, 2004

		Product	Content &	Other
	Systems	Support	Data Services	Services	Total

Revenues	$81,956	$79,193	$57,345	$7,312	$225,806
Cost of Revenues (exclusive of depreciation and amortization)	45,034	35,209	12,592	4,302	97,137

Gross Profit	$36,922	$43,984	$44,753	$3,010	$128,669

Gross Profit as a Percentage of Revenues	45.1%	55.5%	78.0%	41.2%	57.0%

	Year ended September 30, 2005

		Product	Content &	Other
	Systems	Support	Data Services	Services	Total

Revenues	$104,789	$96,267	$57,094	$7,841	$265,991
Cost of Revenues (exclusive of depreciation and amortization)	59,179	41,616	12,036	5,295	118,126

Gross Profit	$45,610	$54,651	$45,058	$2,546	$147,865

Gross Profit as a Percentage of Revenues	43.5%	56.8%	78.9%	32.5%	55.6%

      We derive our revenues primarily from customers that operate in three vertical markets— hardlines and lumber, wholesale distribution and Auto— and from our productivity tools business.

•	The hardlines and lumber vertical market consists of independent hardware retailers, home improvement centers, paint, glass and wallpaper stores, farm supply stores, retail nurseries and gardens, and independent lumber and building material yards.

•	The wholesale distribution vertical market includes distributors of a range of products including electrical supply, medical supply, plumbing, heating and air conditioning, brick, stone and related materials, roofing, siding, insulation, industrial machinery and equipment, industrial supplies and service establishment equipment.

•	The automotive parts aftermarket (“Auto”) consists of businesses engaged in the manufacture, distribution, sale and installation of new and remanufactured parts used in the maintenance and repair of automobiles and light trucks.

•	The productivity tools business, which primarily consists of software migration and application development tools, was acquired as a part of our acquisition of Speedware.
      The following tables set forth, for the periods indicated, our revenue by vertical market within each Segment.

	Year ended September 30,

(In thousands)	2003	2004	2005

Systems Revenues:
Hardlines and Lumber	$47,135	$63,116	$79,971
Auto	18,969	16,083	14,543
Wholesale Distribution	2,604	2,757	8,937
Productivity Tools	—	—	1,338

Total Systems Revenues	$68,708	$81,956	$104,789

Product Support Revenues:
Hardlines and Lumber	$39,021	$39,860	$50,031
Auto	45,531	37,716	34,484
Wholesale Distribution	1,218	1,617	8,033
Productivity Tools	—	—	3,719

Total Product Support Revenues	$85,770	$79,193	$96,267

Content and Data Services Revenues:
Hardlines and Lumber	$6,660	$4,427	$5,336
Auto	50,805	51,193	49,578
Wholesale Distribution	2,088	1,725	2,178
Productivity Tools	—	—	2

Total Content and Data Services Revenues	$59,553	$57,345	$57,094

Other Revenues:
Hardlines and Lumber	$6,536	$6,072	$7,104
Auto	794	932	415
Wholesale Distribution	185	308	322
Productivity Tools	—	—	—

Total Other Revenues	$7,515	$7,312	$7,841

Total Revenues:
Hardlines and Lumber	$99,352	$113,475	$142,442
Auto	116,099	105,924	99,020
Wholesale Distribution	6,095	6,407	19,470
Productivity Tools	—-	—-	5,059

Total Revenues	$221,546	$225,806	$265,991

      Geographic segments— A breakdown by geographic area of revenues and total assets is shown below (in thousands). The Americas geographic area covers the United States and Canada. The Europe geographic area covers the United Kingdom, Ireland and France.

	Year ended September 30,

	2003	2004	2005

Revenues:
Americas	$215,458	$219,132	$258,864
Europe	6,088	6,674	7,127

Total revenues	$221,546	$225,806	$265,991

Assets:
Americas	$198,583	$185,645	$573,797
Europe	3,702	3,260	2,520

Total assets	$202,285	$188,905	$576,317

Note 15.	Guarantor Consolidation
      The Senior Notes and the Floating Rate Notes are guaranteed by our existing, wholly-owned domestic subsidiaries Triad Systems Financial Corporation, Triad Data Corporation, CCI/TRIAD Gem, Inc., Triad Systems Corporation, Speedware USA Inc., Prelude Systems Inc., Enterprise Computing Inc., Prophet 21 Inc. Speedware Holdings Inc., Prophet 21 Investment Corp., Prophet 21 Canada, Inc., Prophet 21 New Jersey, Inc., SDI Merger Corp., Distributor Information Systems Corp., Trade Services Systems, Inc., STANPak Systems, Inc. and CCI/ARD, Inc. Our other subsidiaries (the “Non-Guarantors”) are not guaranteeing the Senior Notes and the Floating Rate Notes. The parent company debt is not subject to the guarantees. The following tables set forth consolidating financial information of the Guarantors and Non-Guarantors for the balance sheets as of September 30, 2005 and 2004, the statements of operations for the years ended September 30, 2005, 2004, and 2003, and the statements of cash flows for the years ended September 30, 2005, 2004 and 2003.

Consolidating Balance Sheet as of September 30, 2005

		Guarantor

	Parent	Activant	Guarantor	Non-Guarantor
(In thousands)	Company	Solutions, Inc.	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current assets:
Cash and cash equivalents	$—	$5,800	$3,943	$1,209	$—	$10,952
Trade accounts receivable, net of allowance for doubtful accounts	—	34,299	15,321	4,393	—	54,013
Inventories, net	—	3,213	820	70	—	4,103
Prepaid Income Taxes	—	251	18	92	—	361
Deferred income taxes	—	2,367	1,319	1,146	—	4,832
Prepaid expenses and other current assets	679	2,886	2,799	298	—	6,662

Total current assets	679	48,816	24,220	7,208	—	80,923

Property and equipment, net	—	5,277	2,702	648	—	8,627
Capitalized computer software costs, net	—	3,865	—	—	—	3,865
Databases, net	—	4,975	—	—	—	4,975
Other intangibles	—	110,218	—	4,586	—	114,804
Goodwill	—	344,863	—	—	—	344,863
Investments in subsidiaries	32,868	33,907	6,807	2,832	(76,414)	—
Deferred financing costs	1,014	12,756	—	—	—	13,770
Other assets	—	4,322	137	31	—	4,490

Total assets	$34,561	$568,999	$33,866	$15,305	$(76,414)	$576,317

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$—	$10,299	$4,790	$987	$—	$16,076
Intercompany payables (receivables)	—	71,606	(73,571)	1,965	—	—
Payroll related accruals	—	11,222	4,071	968	—	16,261
Deferred revenue	—	19,734	10,552	3,893	—	34,179
Current portion of long-term debt	—	—	149	—	—	149
Accrued expenses and other current liabilities	235	11,296	5,887	592	—	18,010

Total current liabilities	235	124,157	(48,122)	8,405	—	84,675
Long-term debt, net of discount	40,000	415,328	—	—	—	455,328
Deferred tax liabilities and other liabilities	—	34,091	8,329	(432)	—	41,988

Total liabilities	40,235	573,576	(39,793)	7,973	—	581,991
Total stockholder’s equity (deficit)	(5,674)	(4,577)	73,659	7,332	(76,414)	(5,674)

Total liabilities and stockholder’s equity	$34,561	$568,999	$33,866	$15,305	$(76,414)	$576,317

Consolidating Balance Sheet as of September 30, 2004

		Guarantor

	Parent	Activant	Guarantor	Non-Guarantor
(In thousands)	Company	Solutions, Inc.	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current assets:
Cash and cash equivalents	$—	$28,591	$(107)	$3,581	$—	$32,065
Trade accounts receivable, net of
allowance for doubtful accounts	—	30,960	—	2,556	—	33,516
Intercompany receivable	—	—	42,646	—	(42,646)	—
Inventories, net	—	2,608	—	60	—	2,668
Deferred income taxes	—	430	—	—	—	430
Prepaid income taxes	—	5,338	—	—	—	5,338
Prepaid expenses and other current assets	—	1,623	1,195	370	—	3,188

Total current assets	—	69,550	43,734	6,567	(42,646)	77,205
Property and equipment, net	—	6,036	—	217	—	6,253
Capitalized computer software costs, net	—	5,482	—	—	—	5,482
Databases, net	—	5,290	—	—	—	5,290
Goodwill	—	79,541	—	—	—	79,541
Investments in subsidiaries	(20,020)	11,558	—	816	7,646	—
Other assets	—	15,012	—	122	—	15,134

Total assets	$(20,020)	$192,469	$43,734	$7,722	$(35,000)	$188,905

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$—	$8,605	$47	$374	$—	$9,026
Intercompany payables	—	38,443	—	3,500	(41,943)	—
Payroll related accruals	—	14,020	—	155	—	14,175
Deferred revenue	—	14,311	67	1,040	—	15,418
Current portion of long-term debt	—	—	276	—	—	276
Accrued expenses and other current liabilities	—	9,490	110	161	—	9,761

Total current liabilities	—	84,869	500	5,230	(41,943)	48,656
Long-term debt, net of discount	—	155,272	166	—	—	155,438
Deferred tax liabilities and other liabilities	—	4,805	405	(379)	—	4,831

Total liabilities	—	244,946	1,071	4,851	(41,943)	208,925
Total stockholder’s equity (deficit)	(20,020)	(52,477)	42,663	2,871	6.943	(20,020)

Total liabilities and stockholder’s equity	$(20,020)	$192,469	$43,734	$7,722	$(35,000)	$188,905

Consolidating Statement of Operations for the Year Ended September 30, 2005

		Guarantor

	Parent	Activant	Guarantor	Non-Guarantor
(In thousands)	Company	Solutions, Inc.	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues:
Systems	$—	$89,601	$12,252	$2,940	$(4)	$104,789
Services	—	130,295	17,277	13,630	—	161,202

Total Revenues	—	219,896	29,529	16,570	(4)	265,991
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	—	52,901	4,887	1,391	—	59,179
Services	—	44,218	6,911	7,822	(4)	58,947

Total cost of revenues	—	97,119	11,798	9,213	(4)	118,126
Gross profit	—	122,777	17,731	7,357	—	147,865
Operating expenses:
Sales and marketing	—	33,108	2,231	2,737	—	38,076
Product development	—	16,514	3,549	1,316	—	21,379
General and administrative	—	20,816	5,321	1,931	—	28,068
Depreciation and amortization	—	15,188	302	624	—	16,114

Total operating expenses	—	85,626	11,403	6,608	—	103,637

Operating income	—	37,151	6,328	749	—	44,228
Interest expense	(235)	(25,499)	(18)	24	—	(25,728)
Other income, net	—	651	70	(293)	—	428

Income (loss) before income taxes	(235)	12,303	6,380	480	—	18,928
Income tax expense	—	3,210	2,035	400	—	5,645

Net income (loss)	$(235)	$9,093	$4,345	$80	—	$13,283

Consolidating Statement of Operations for the Year Ended September 30, 2004

		Guarantor

	Parent	Activant	Guarantor	Non-Guarantor
(In thousands)	Company	Solutions, Inc.	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues:
Systems	$—	$80,059	$—	$1,944	$(47)	$81,956
Services	—	132,282	1,046	10,522	—	143,850
Total Revenues	—	212,341	1,046	12,466	(47)	225,806
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	—	43,770	—	1,311	(47)	45,034
Services	—	46,617	—	5,486	—	52,103

Total cost of revenues	—	90,387	—	6,797	(47)	97,137
Gross profit	—	121,954	1,046	5,669	—	128,669
Operating expenses:
Sales and marketing	—	31,087	(1,460)	1,969	—	31,596
Product development	—	15,259	—	303	—	15,562
General and administrative	—	15,448	7,022	1,813	—	24,283
Depreciation and amortization	—	16,455	—	129	—	16,584

Total operating expenses	—	78,249	5,562	4,214	—	88,025

Operating income	—	43,705	(4,516)	1,455	—	40,644
Interest expense	—	(19,302)	(63)	(2)	—	(19,367)
Expenses related to debt refinancing	—	(524)	—	—	—	(524)
Gain on sale of assets	—	6,270	—	—	—	6,270
Other income, net	—	315	—	(10)	—	305

Income (loss) before income taxes	—	30,464	(4,579)	1,443	—	27,328

Income tax expense	—	10,354	—	207	—	10,561
Net income (loss)	$—	$20,110	$(4,579)	$1,236	$—	$16,767

Consolidating Statement of Operations for the Year Ended September 30, 2003

		Guarantor

	Parent	Activant	Guarantor	Non-Guarantor
(In thousands)	Company	Solutions, Inc.	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues:
Systems	$—	$67,106	$—	$1,605	$(3)	$68,708
Services	—	141,536	1,483	9,819	—	152,838

Total revenues	—	208,642	1,483	11,424	(3)	221,546
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	—	34,092	—	951	(3)	35,040
Services	—	53,002	—	5,845	—	58,847

Total cost of revenues	—	87,094	—	6,796	(3)	93,887
Gross profit	—	121,548	1,483	4,628	—	127,659
Operating expenses:
Sales and marketing	—	31,756	(1,424)	1,257	—	31,589
Product development	—	15,273	—	380	—	15,653
General and administrative	—	14,671	6,841	2,732	—	24,244
Depreciation and amortization	—	22,621	—	147	—	22,768

Total operating expenses	—	84,321	5,417	4,516	—	94,254

Operating income	—	37,227	(3,934)	112	—	33,405
Interest expense	—	(14,726)	(101)	45	—	(14,782)
Expenses related to debt refinancing	—	(6,313)	—	—	—	(6,313)
Other income (expense), net	—	(100)	—	(44)	—	(144)

Income (loss) before income taxes	—	16,088	(4,035)	113	—	12,166
Income tax expense	—	4,030	—	321	—	4,351
Net income (loss)	$—	$12,058	$(4,035)	$(208)	$—	$7,815

Consolidating Statement of Cash Flows for the Year Ended September 30, 2005

		Guarantor

	Parent	Activant	Guarantor	Non-Guarantor
(In thousands)	Company	Solutions, Inc.	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by (used in) operating activities	$(679)	$38,304	$(5,042)	$(12,375)	$—	$20,208
Investing activities
Purchase of Speedware, net of cash	—	(117,062)	6,071	10,157	—	(100,834)
Purchase of Prophet 21, net of cash	—	(221,848)	3,648	—	—	(218,200)
Purchase of other businesses	—	(2,646)	—	—	—	(2,646)
Purchase of property and equipment	—	(3,922)	(40)	(448)	—	(4,410)
Capitalized software costs and databases	—	(5,052)	—	—	—	(5,052)
Equity distributions from partnerships	—	542	—	—	—	542

Net cash provided by (used in) investing activities	—	(349,988)	9,679	9,709	—	(330,600)
Financing activities
Proceeds from long-term debt	40,000	260,000	—	—	—	300,000
Debt issuance cost	(1,014)	(9,306)	—	—	—	(10,320)
Payment on long-term debt	—	(200)	(293)	—	—	(493)
Exercise of options	92	—	—	—	—	92
Capital contribution from parent	(38,399)	38,399	—	—	—	—

Net cash provided by (used in) financing activities	679	288,893	(293)	—	—	289,279
Change in cash and cash equivalents	—	(22,791)	4,344	(2,666)	—	(21,113)
Cash and cash equivalents, beginning of period	—	28,591	(107)	3,581	—	32,065

Cash and cash equivalents, end of period	$—	$5,800	$4,237	$915	$—	$10,952

Consolidating Statement of Cash Flows for the Year Ended September 30, 2004

		Guarantor

	Parent	Activant	Guarantor	Non-Guarantor
(In thousands)	Company	Solutions, Inc.	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by operating activities	$—	$40,262	$431	$1,651	$—	$42,344
Investing activities
Purchase of property and equipment	—	(4,496)	—	(62)	—	(4,558)
Property and equipment sale proceeds	—	7,212	—	—	—	7,212
Capitalized software costs and databases	—	(5,499)	—	—	—	(5,499)
Equity distributions from partnerships	—	188	—	8	—	196

Net cash used in investing activities	—	(2,595)	—	(54)	—	(2,649)
Financing activities
Payment on debt facility	—	369	(369)	—	—	—
Payment on long-term debt facility	—	(17,845)	—	—	—	(17,845)

Net cash used in financing activities	—	(17,476)	(369)	—	—	(17,845)
Change in cash and cash equivalents	—	20,191	62	1,597	—	21,850
Cash and cash equivalents, beginning of period	—	8,400	(169)	1,984	—	10,215

Cash and cash equivalents, end of period	$—	$28,591	$(107)	$3,581	$—	$32,065

Consolidating Statement of Cash Flows for the Year Ended September 30, 2003

		Guarantor

	Parent	Activant	Guarantor	Non-Guarantor
(In thousands)	Company	Solutions, Inc.	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by operating activities	$—	$24,949	$227	$1,493	$—	$26,669
Investing activities
Purchase of property and equipment	—	(5,409)	—	(64)	—	(5,473)
Capitalized software costs and databases	—	(7,052)	—	—	—	(7,052)
Equity distributions from partnerships	—	82	—	—	—	82
Acquisition of other assets	—	(2,203)	—	—	—	(2,203)

Net cash used in investing activities	—	(14,582)	—	(64)	—	(14,646)
Financing activities
Proceeds from debt facility	—	1,203	7	—	—	1,210
Proceeds from long-term debt	—	154,946	—	—	—	154,946
Debt issuance costs	—	(7,509)	—	—	—	(7,509)
Payment on debt facility	—	(38,302)	—	—	—	(38,302)
Payment on long-term debt facility	—	(82,148)	(403)	—	—	(82,551)
Dividend to parent	—	(30,000)	—	—	—	(30,000)

Net cash used in financing activities	—	(1,810)	(396)	—	—	(2,206)
Change in cash and cash equivalents	—	8,557	(169)	1,429	—	9,817
Cash and cash equivalents, beginning of period	—	(157)	—	555	—	398

Cash and cash equivalents, end of period	$—	$8,400	$(169)	$1,984	$—	$10,215

Note 16.	Unaudited Quarterly Results
      Our unaudited quarterly results for the years ended September 30, 2004 and 2005 are presented below:

(In thousands)	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

2004
Total revenues	$56,701	$55,301	$57,306	$56,498
Gross profit	32,929	32,496	32,404	30,842
Gain on sale of assets	6,270	—	—	—
Net income (loss)	7,215	5,397	2,629	1,526
2005
Total revenues	$60,939	$58,148	$73,422	$73,482
Gross profit	34,537	32,611	40,863	39,854
Net income (loss)	5,044	4,128	4,710	(364)

ACTIVANT SOLUTIONS INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	Predecessor	Activant
	Company	Solutions Inc.

	September 30,	June 30,
(In Thousands, Except Share Data)	2005	2006

ASSETS:
Current assets:
Cash and cash equivalents	$10,952	$21,222
Trade accounts receivable, net of allowance for doubtful accounts of $5,208 and $747 at September 30, 2005 and June 30, 2006, respectively	54,013	52,998
Inventories, net	4,103	5,281
Deferred income taxes	4,832	4,558
Prepaid income taxes	361	21,171
Prepaid expenses and other current assets	6,662	8,241

Total current assets	80,923	113,471
Property and equipment, net	8,627	8,223
Goodwill	344,863	542,562
Intangible assets, net	123,644	306,931
Deferred financing costs	13,770	15,595
Other assets	4,490	3,918

Total assets	$576,317	$990,700

LIABILITIES AND STOCKHOLDER’S DEFICIT:
Current liabilities:
Accounts payable	$16,076	$14,631
Payroll related accruals	16,261	16,812
Deferred revenue	34,179	34,624
Short-term debt	149	3,900
Accrued expenses and other current liabilities	18,010	16,446

Total current liabilities	84,675	86,413
Long-term debt, net of discount	455,328	562,125
Deferred tax liabilities	35,183	90,128
Other liabilities	6,805	5,551

Total liabilities	581,991	744,217
Commitments and contingencies	—	—
Stockholder’s equity (deficit):
Class A Common Stock:
Par value $0.000125, authorized, issued and outstanding, 25,000,000 shares at September 30, 2005, no shares authorized, issued or outstanding at June 30, 2006	3	—
Common Stock:
Par value $0.000125, authorized 100,000,000 shares, issued and outstanding, 19,303,332 shares at September 30, 2005, no shares authorized, issued or outstanding at June 30, 2006	2	—
Par value $0.01, authorized 1,000 shares, 10 shares issued and outstanding at June 30, 2006	—	—
Additional paid-in capital	85,595	245,625
Retained deficit	(91,724)	(504)
Other accumulated comprehensive income:
Gain (loss) on hedging activities	—	1,423
Cumulative translation adjustment	450	(61)

Total stockholder’s equity (deficit)	(5,674)	246,483

Total liabilities and stockholder’s equity (deficit)	$576,317	$990,700

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

ACTIVANT SOLUTIONS INC.
Condensed Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

			Activant
	Predecessor Company		Solutions Inc.

	Three Months	Period from	Period from
	Ended	April 1, 2006 to	Inception to
(In Thousands)	June 30, 2005	May 2, 2006	June 30, 2006

Revenues:
Systems	$29,069	$9,813	$25,867
Services	44,353	18,218	37,549

Total revenues	73,422	28,031	63,416
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	15,816	5,400	13,590
Services	16,742	8,346	14,199

Total cost of revenues	32,558	13,746	27,789

Gross profit	40,864	14,285	35,627
Operating expenses:
Sales and marketing	9,431	11,087	9,065
Product development	6,446	4,890	6,084
General and administrative	7,209	24,678	6,021
Depreciation and amortization	3,529	2,195	6,971

Total operating expenses	26,615	42,850	28,141

Operating income (loss)	14,249	(28,565)	7,486
Interest expense	(7,487)	(6,181)	(8,184)
Write-off of prior deferred financing costs	—	(14,459)	—
Premiums on debt repurchase	—	(26,671)	—
Other income (loss), net	281	(191)	(115)

Income (loss) before income taxes	7,043	(76,067)	(813)
Income tax expense (benefit)	2,333	(25,970)	(309)

Net income (loss)	$4,710	(50,097)	$(504)

Comprehensive income (loss):
Net income (loss)	$4,710	$(50,097)	$(504)
Unrealized gain on cash flow hedges	—	—	1,423
Foreign currency translation adjustment	(590)	22	(61)

Comprehensive income (loss)	$4,120	$(50,075)	$858

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

ACTIVANT SOLUTIONS INC.
Condensed Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

			Activant
	Predecessor Company		Solutions Inc.

	Nine Months	Period from	Period from
	Ended	October 1, 2005 to	Inception to
(In Thousands)	June 30, 2005	May 2, 2006	June 30, 2006

Revenues:
Systems	$76,236	$91,404	$25,867
Services	116,273	133,811	37,549

Total revenues	192,509	225,215	63,416
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	42,667	47,613	13,590
Services	41,831	50,075	14,199

Total cost of revenues	84,498	97,688	27,789

Gross profit	108,011	127,527	35,627
Operating expenses:
Sales and marketing	26,271	37,167	9,065
Product development	14,248	23,819	6,084
General and administrative	18,925	44,704	6,021
Depreciation and Amortization	10,204	15,511	6,971

Total operating expenses	69,648	121,201	28,141

Operating income	38,363	6,326	7,486
Interest expense	(17,206)	(32,982)	(8,184)
Write-off of prior deferred financing costs	—	(15,994)	—
Premium on debt repurchase	—	(26,671)	—
Other income (loss), net	838	810	(115)

Income (loss) before income taxes	21,995	(68,511)	(813)
Income tax expense (benefit)	8,119	(23,033)	(309)

Net income (loss)	$13,876	$(45,478)	$(504)

Comprehensive income (loss):
Net income (loss)	$13,876	$(45,478)	$(504)
Unrealized gain on cash flow hedges	—	—	1,423
Foreign currency translation adjustment	(265)	(131)	(61)

Comprehensive income (loss)	$13,611	$(45,609)	$858

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

ACTIVANT SOLUTIONS INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

			Activant
	Predecessor Company		Solutions Inc.

	Nine Months	October 1, 2005	Period from
	Ended	to	Inception to
(In Thousands)	June 30, 2005	May 2, 2006	June 30, 2006

OPERATING ACTIVITIES
Net income (loss)	$13,876	$(45,478)	$(504)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,948	3,498	1,022
Stock compensation	—	1,393	—
Amortization of intangible assets	6,256	12,013	5,949
Amortization of deferred financing costs	928	1,783	315
Write-off of prior deferred financing costs	—	15,994	—
Write-off of capitalized IPO costs	—	1,776	—
Provision for doubtful accounts	1,662	1,558	747
Deferred income taxes	(241)	(10,533)	—
Other, net	(378)	1,332	(222)
Changes in assets and liabilities:
Trade accounts receivable	(8,793)	(1,427)	137
Inventories	(1,193)	(2,128)	950
Prepaid expenses and other assets	1,997	(22,788)	(859)
Accounts payable	(3,314)	(541)	(904)
Deferred revenue	5,596	994	1,851
Accrued expenses and other liabilities	(8,884)	55,055	3,349

Net cash provided by operating activities	11,460	12,501	11,831
INVESTING ACTIVITIES
Purchase of Activant Solutions Inc.	—	—	(782,893)
Purchase of property and equipment	(2,867)	(3,586)	(596)
Capitalized software costs and databases	(3,651)	(3,455)	(860)
Purchase of Speedware, net of cash acquired	(99,934)	—	—
Purchase of other businesses	(2,646)	—	—
Purchase price adjustments	—	508	—
Equity distributions from partnerships	305	679	—

Net cash used in investing activities	(108,793)	(5,854)	(784,349)
FINANCING ACTIVITIES
Issuance of common stock at inception	—	—	245,625
Proceeds from long-term debt	120,000	185,000	565,000
Repayment of senior unsecured bridge loan	—	(180,000)	—
Proceeds from credit facility	—	10,000	—
Repayment of credit facility	—	(10,000)	—
Payment on long-term debt	(229)	(149)	(975)
Repurchase of common stock	—	(840)	—
Exercise of stock options	—	105	—
Deferred financing costs	(6,439)	(3,561)	(15,910)

Net cash provided by financing activities	113,332	555	793,740
Net change in cash and cash equivalents	15,999	7,202	21,222
Cash and cash equivalents, beginning of period	32,065	10,952	—

Cash and cash equivalents, end of period	$48,064	$18,154	$21,222

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$20,154	$26,155	$116
Income taxes	$4,886	$8,311	$282
The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

ACTIVANT SOLUTIONS INC.
Notes to Condensed Consolidated Financial Statements
June 30, 2006
(Unaudited)

1.	BASIS OF PRESENTATION
      On May 2, 2006, Lone Star Holding Corp., or Lone Star, Lone Star Merger Corp., or Merger Sub, and Activant Solutions Holdings Inc., or Holdings (Predecessor Company), consummated a merger, whereupon Holdings became wholly owned by Lone Star, which is wholly owned by funds affiliated with Hellman & Friedman LLC, Thoma Cressey Equity Partners, Inc. and JMI Equity and certain members of our management. Following the merger, on May 2, 2006, Holdings merged with and into Activant Solutions Inc., with Activant Solutions Inc. (Company) continuing as the surviving corporation and wholly-owned subsidiary of Lone Star. These mergers are referred to in this quarterly report as the “mergers” and the mergers and the transactions related to the mergers are referred to collectively in this quarterly financial report as the “transactions.” The transaction was treated as a purchase and thus the assets and liabilities were recorded at their fair value as of the closing date. Lone Star was incorporated on March 7, 2006 for the purpose of acquiring Holdings and did not have any operations prior to May 2, 2006 other than in connection with the Holdings acquisition.
      The accompanying condensed consolidated balance sheet as of September 30, 2005 and the condensed consolidated statements of operations and cash flows for the periods ended May 2, 2006, represent the financial position, results of operations and cash flows of the Predecessor Company and its wholly owned subsidiaries. The accompanying condensed consolidated balance sheet as of June 30, 2006 and the accompanying condensed consolidated statements of operations and cash flows from Inception to June 30, 2006 represent the financial position, results of operations and cash flows of the Company and its wholly owned subsidiaries.
      In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments that are necessary for a fair presentation of the results for the interim periods presented. The results of operations for interim periods are not necessarily indicative of actual results achieved for full fiscal years.
      Unless the context otherwise requires, references in this report to “we,” “our,” “us,” and “the Company” refer to Activant Solutions Inc. and its consolidated subsidiaries.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and Cash Equivalents
      We consider all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.
Inventories
      Inventories primarily consist of purchased parts and finished goods. Inventories are stated at the lower of cost or market, using the average cost method, and include amounts that ultimately may be transferred to equipment or service parts. Inventories are recorded net of valuation reserves.
Property and Equipment
      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (two to ten years). Leasehold improvements are amortized using the straight-line method over the life of the lease or the estimated useful life, whichever is shorter.

Service parts used for servicing installed equipment are stated at cost and are depreciated over a period not exceeding two years using the straight-line method.
Capitalized Software Costs
      Costs relating to the conceptual formulation and design of software products are expensed as product development. Costs incurred subsequent to establishing the technological feasibility of software products are capitalized. Amortization of capitalized software costs begins when the products are available for general release to customers. Costs are amortized using the greater of the amount computed using (a) the ratio that current gross revenues bear to the total anticipated future gross revenues or (b) the straight-line method, generally over a period of seven to nine years. Management assesses the recoverability of its capitalized costs periodically based principally upon comparison of the net book value of the asset to the expected future revenue stream to be generated by the asset. If management finds evidence of asset impairment, the net book value is adjusted down to its fair value based upon the discounted cash flows. Amortization of capitalized software is included in operating expenses. Capitalized software costs are included in intangible assets on the balance sheet.
Capitalized Database Costs
      Database development costs consist primarily of direct labor costs associated with the accumulation of data received from auto parts manufacturers and the conversion of that information to an electronic format. Costs are amortized using the greater of the amount computed using (a) the ratio that current gross revenues bear to the total anticipated future gross revenues or (b) the straight-line method over the approximate life cycle of the data (seven to nine years). Management assesses the recoverability of its database costs periodically based principally upon comparison of the net book value of the asset to the expected future revenue stream to be generated by the asset. If management finds evidence of asset impairment, its net book value is adjusted to its fair value. Amortization of databases is included in operating expenses. Capitalized database costs are included in intangible assets on the balance sheet.
Deferred Financing Costs
      Financing costs are deferred and amortized to interest expense using the straight-line method over the terms of the related debt, which approximates the effective interest method.
Goodwill and Other Intangible Assets
      We account for goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Goodwill is tested for impairment on an annual basis as of July 1, and between annual tests if indicators of potential impairment exist, using a fair-value-based approach. No impairment of goodwill has been identified during any of the periods presented.
      We amortize other intangible assets (excluding indefinite-lived intangible assets) using the straight-line method over their estimated period of benefit, ranging from one to ten years. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No impairments of intangible assets have been identified during any of the periods presented.
Long-Lived Assets
      We periodically review the carrying amounts of property and equipment and other long-lived assets to determine whether current events or circumstances, as defined in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, warrant adjustments to such carrying amounts by considering, among other things, the future cash inflows expected to result from the use of the asset and its eventual disposition less the future cash outflows expected to be necessary to obtain those inflows.

Revenue Recognition
      We recognize revenue in accordance with Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, as amended by Staff Accounting Bulletin No. 104, Revenue Recognition, Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, and Statement of Position 97-2, Software Revenue Recognition. We derive revenue from software license fees, computer hardware, implementation and training, software and hardware maintenance and support, content and data services and other services. We generally utilize written contracts as the means to establish the terms and conditions by which our licenses, products, maintenance and services are sold to our customers. Revenue is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations remain, the fee is fixed and determinable and collection is probable.
      We use the following revenue recognition policies for sales of our systems, which generally consist of software, hardware, implementation and training:

•	Residual method. For the majority of systems sales, we use the residual method of revenue recognition. Under the residual method, we have established vendor specific objective evidence of fair value for each undelivered element of the system sale (i.e., implementation and training services) and have determined that these services are not essential to the functionality of the delivered system. The revenues of the undelivered element of the system sale are deferred until provided. The revenue for the hardware and software elements of the system sale are recognized upon shipment.

•	Percentage of completion. For those systems that include significant customization or modification of the software and where estimates of costs to complete and monitor the progress of the customization or modification are reasonably dependable, percentage of completion contract accounting is applied to both the software and implementation and training elements of the sale. Systems revenue from the software and implementation and training elements are recognized on a percentage-of-completion method with progress-to-completion measured based upon installation hours incurred. Hardware is not essential to the functionality of the overall system and thus the hardware portion of the system is recognized upon delivery.

•	Completed contract. For those systems that include significant customization or modification of the software and where costs or estimates are not dependable, systems revenue from these sales are recognized at completion of the implementation and training based upon the completed contract method.

•	Upon shipment. When products are shipped to a customer and no contractual obligation exists that would warrant the percentage of completion method or the completed contract method, the revenue is recognized at time of shipment. For example, we recognize revenues when a current customer purchases additional hardware or software licenses at time of shipment.
      Product support and data and content services are primarily provided on a monthly subscription basis and are therefore recognized on the same monthly basis.
      These policies require our management, at the time of the transaction, to assess whether the amounts due are fixed and determinable, collection is reasonably assured and future performance obligations exist. These assessments are based on the terms of the agreement with the customer, past history and the customer’s credit worthiness. If management determines that collection is not reasonably assured or future performance obligations exist, revenue recognition is deferred until these conditions are satisfied.
Allowance for Doubtful Accounts
      The allowance for doubtful accounts is based on our assessment of the collectibility of customer accounts. We regularly review the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balance, and current economic conditions that may affect a customer’s ability to pay. A specific reserve for individual accounts is recorded when we become aware of a customer’s inability to meet its financial obligations, such as in the case of a bankruptcy filing or deterioration in the customer’s operating results or financial position.
Product Development Costs
      We account for development costs related to products to be sold in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Development costs are capitalized beginning when a product’s technological feasibility has been established and ending when the product is available for general release to customers. Technological feasibility is achieved when the detailed program design is complete.
Advertising Costs
      We expense all advertising costs as incurred and the amounts were not material for any of the periods presented.
Derivative Instruments and Hedging Activities
      We account for derivative instruments in accordance with SFAS No. 133, 137, and 138 related to “Accounting for Derivative Instruments and Hedging Activities” (SFAS No. 133, as amended). Derivative instruments are recorded on the balance sheet as either an asset or liability measured at their fair value. Effective portions of changes in fair value are recorded as a component of “Comprehensive income (loss)” and recognized in the “Consolidated statements of operations” when the hedged item affects earnings. Ineffective portions of changes in the fair value of hedges are recognized in earnings.
Income Taxes
      Deferred income taxes are provided for all temporary differences based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Income taxes are provided on the undistributed earnings of foreign subsidiaries that are not considered to be permanently reinvested.
      There are many transactions and calculations for which the ultimate tax determination is uncertain. We establish reserves when, despite our belief that the tax return positions are fully supportable, we believe that certain positions are likely to be challenged and may not be sustained on review by tax authorities. We adjust these reserves in light of changing facts and circumstances, such as the closing of a tax audit. The provision of income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate.
Fair Value of Financial Instruments
      The carrying amounts of certain of our financial instruments including cash and cash equivalents, accounts receivable and accounts payable, approximate fair value because of their short maturities. Our long-term debt consists of obligations with both variable and fixed interest rates. The carrying value of debt obligations with variable interest rates is considered to approximate fair value.
Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Foreign Currency
      Assets and liabilities of subsidiary operations denominated in foreign currencies are translated at the year-end rates of exchange and the income statements are translated at the average rates of exchange for the year. Translation adjustments resulting from this process are charged or credited to other comprehensive income. Local currencies are considered to be the functional currencies.
Recently Issued Accounting Standards
      In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes— an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact of adopting FIN 48 on the consolidated financial statements.
Reclassifications
      Certain Predecessor Company amounts have been reclassified to conform to the Company’s presentation.

3.	MERGER AND RELATED TRANSACTIONS
      On May 2, 2006, Holdings became wholly owned by Lone Star, which is wholly owned by funds affiliated with Hellman & Friedman LLC, Thoma Cressey Equity Partners, Inc. and JMI Equity and certain members of our management. Following the merger, on May 2, 2006, Holdings merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Lone Star. The transaction was treated as a purchase and thus the assets and liabilities were recorded at their fair value as of the closing date.
      The mergers and related transactions were funded by a combination of approximately $245.6 million in equity contributions, a $390.0 million senior secured term loan facility and $175.0 million in senior subordinated notes, less cash received. The mergers have been recorded using the purchase method of accounting. We are in the process of determining values of certain tangible and intangible assets; thus, the allocation of the purchase price to the assets acquired and liabilities assumed in connection with the mergers is subject to change. The preliminary purchase price allocation is based upon management’s best estimates of the relative fair values of the identifiable assets acquired and liabilities assumed. The excess purchase price over those fair values is recorded as goodwill. The goodwill recorded as a result of these acquisitions is not expected to be deductible for tax purposes. The preliminary purchase price was allocated based on the fair value of net assets acquired as follows (in thousands):

Trade receivables	$53,882
Inventory	6,231
Property and equipment	8,599
Other assets	31,039
Goodwill	542,819
Other intangible assets	312,019
Accounts payable, accrued expenses and deferred revenue	(84,126)
Deferred taxes	(85,570)
Notes payable	(2,000)

Total purchase price	$782,893

      The allocation of the purchase price to the assets acquired and liabilities assumed is based on preliminary estimates and certain assumptions that the Company believes are reasonable under the circumstances. Acquired intangible assets consist primarily of customer contracts, customer lists and acquired technology with a weighted average estimated useful life of eight years.

Pro forma results
      The following table presents the unaudited pro forma combined results of our operations for the three and nine-month period ended June 30, 2006, after giving effect to certain pro forma adjustments primarily related to the amortization of acquired intangible assets and interest expense. These unaudited pro forma results are not necessarily indicative of the actual consolidated results of operations had the merger actually occurred on the first day of the respective periods or of future results of operations of the consolidated entities.

	Three Months	Nine Months
	Ended June 30,	Ended June 30,
(In Thousands)	2006	2006

Total revenues	$92,647	$289,831
Total cost of revenues (exclusive of depreciation and amortization shown separately below)	40,275	124,217

Gross profit	52,372	165,614
Total operating expenses	31,351	96,386
Depreciation and amortization	10,456	31,369

Operating income	10,565	37,859
Interest expense	(12,015)	(36,046)
Other income (expense), net	(307)	695

Income (loss) before taxes	(1,757)	2,508
Income tax expense (benefit)	(668)	953

Net income (loss)	$(1,089)	$1,555

4.	ACQUISITIONS
      Speedware Corporation Inc. In March and April 2005, the Predecessor Company acquired all of the common stock of Speedware Corporation Inc. (“Speedware”) for $100.8 million in cash. The Predecessor Company financial statements for the three and nine months ended June 30, 2005 include the results of operations of Speedware beginning April 1, 2005.
      The Systems House. In May 2005, the Predecessor Company acquired substantially all of the assets of The Systems House, Inc. for a total purchase price of $2.6 million.
      Prophet 21, Inc. In September 2005, the Predecessor Company acquired all of the common stock of Prophet 21, Inc. (“Prophet 21”). The Predecessor Company paid $218.2 million in cash for 100% of Prophet 21’s common stock.

5.	HEDGING AND DERIVATIVE INSTRUMENTS
      In May 2006, we issued $390.0 million of floating rate debt (See Note 9). During the same period, we entered into four interest rate swaps to manage and reduce the risk inherent in interest rate fluctuations and to effectively convert a notional amount of $245.0 million of floating rate debt to fixed rate debt. As of June 30, 2006, the fair value of our interest rate swaps was as follows (dollars in thousands):

Notional Amount	Maturity Date	Fixed Rate	Fair Value

$140,000	2011	5.42%	$773
$50,000	2009	5.32%	$353
$30,000	2008	5.29%	$185
$25,000	2007	5.23%	$112
      We account for the interest rate swaps discussed above as cash flow hedges. The realized gains and losses on these instruments are recorded in earnings as adjustments to interest expense. The unrealized gains are recognized in other comprehensive income. For the period ending June 30, 2006, we recorded an unrealized gain of $1.4 million ($0.9 million, net of tax) in other comprehensive income on these hedges.
      Effective October 31, 2005, the Predecessor Company entered into a two year interest rate swap, for a notional amount of $100 million, to achieve a more equal mix of fixed and floating rate debt. The interest rate swap converts a notional amount of $100 million of floating rate debt to fixed rate debt by fixing the three month London Interbank Offered Rates we pay at 4.72%. In April of 2006, the Predecessor Company also entered into an interest rate swap that converts a notional amount of $200 million of 5.21% fixed rate debt to variable. We account for these swaps as derivative financial instruments, thus the change in the fair value of the swaps for the period is recorded into earnings as other income and expense. For the period from October 1, 2005 to May 2, 2006, the Predecessor Company recorded a gain of $420,000. For the period of inception to June 30, 2006, we recorded a loss of $254,000.

6.	PROPERTY AND EQUIPMENT
      Property and equipment consist of the following:

	Predecessor Company
(In Thousands)	September 30, 2005	June 30, 2006

Furniture and equipment	$34,645	$7,203
Service parts	10,183	841
Leasehold improvements	3,238	1,201

Gross property and equipment	48,066	9,245
Less accumulated depreciation	(39,439)	(1,022)

Net property and equipment	$8,627	$8,223

7.	GOODWILL
      Pending finalization of the purchase price allocation, including allocation to segments, the carrying amount of goodwill by reportable segment as of June 30, 2006 is as follows:

(In Thousands)	June 30, 2006

Systems	$166,554
Product Support	296,081
Content and Data Services	75,186
Other	4,741

Total	$542,562

8.	INTANGIBLE ASSETS
      The components of purchased intangible assets are as follows:

	Predecessor Company
	Year Ended September 30, 2005

	Gross Carrying	Accumulated	Net Carrying	Weighted
(Dollars in Thousands)	Amount	Amortization	Amount	Average Life

Technology based	$53,124	$(8,389)	$44,735	6.6 years
Customer based	61,000	(1,293)	59,707	8.6 years
Trademark and tradenames	14,827	(10,002)	4,825	1.0 years
Other	3,011	(233)	2,778	2.0 years

Total amortizable intangible assets	131,962	(19,917)	112,045
Trademarks and tradenames	11,599	—	11,599	Indefinite

Total	$143,561	$(19,917)	$123,644

	June 30, 2006

	Gross Carrying	Accumulated	Net Carrying	Weighted
(Dollars in Thousands)	Amount	Amortization	Amount	Average Life

Technology based	$134,860	$(3,207)	$131,653	7.0 years
Customer based	148,019	(2,741)	145,278	9.0 years

Total amortizable intangible assets	282,879	(5,948)	276,931
Trademarks and tradenames	30,000	—	30,000	Indefinite

Total	$312,879	$(5,948)	$306,931

      We estimate that we have no significant residual value related to our finite-lived intangible assets. Acquired finite-lived intangibles are generally amortized on a straight-line basis over the weighted average periods. Estimated amortization expense is approximately $36.0 million in each of the next five fiscal years.
9.     DEBT
      Long-term debt consisted of the following:

	Predecessor
	Company

(In Thousands)	September 30, 2005	June 30, 2006

10 1/2% senior notes due 2011, net of discount	$155,328	$2,000
Floating rate senior notes due 2010	120,000	—
Senior unsecured bridge loan	180,000	—
Senior secured credit agreement	—	389,025
Senior subordinated notes	—	175,000
Other	149	—

Total debt	455,477	566,025
Current portion	(149)	(3,900)

Long-term debt	$455,328	$562,125

      On March 30, 2006, the Predecessor Company commenced tender offers for all of their outstanding 10 1/2% senior notes due 2011, floating rate senior notes due 2010 and Holdings’ senior floating rate PIK notes due 2011 and solicitations of consents from the holders of these notes with respect to amendments to the indentures governing such notes that would eliminate substantially all of the restrictive covenants contained in such indentures and in such notes and also eliminate certain events of default, certain covenants relating to mergers and certain conditions to legal defeasance and covenant defeasance, but would not eliminate, among other things, certain repurchase obligations in respect of such notes. On April 13, 2006, the Predecessor Company executed the proposed amendments to the indentures for such notes, which amendments became operative immediately prior to the mergers on May 2, 2006. The tender offers closed in conjunction with the mergers on May 2, 2006. After completion of the tender offers, $2.0 million in aggregate principal amount of the 10 1/2% senior notes due 2011, $22.6 million in aggregate principal amount of the floating rate senior notes due 2010 and none of Holdings’ senior floating rate PIK notes due 2011 remained outstanding. Also in connection with the completion of the mergers, we delivered an irrevocable notice of redemption with respect to the $22.6 million floating rate senior notes due 2010 that had not been tendered, and such redemption occurred on June 1, 2006.

Senior Secured Credit Agreement
      On May 2, 2006, in connection with the consummation of the mergers, we entered into a senior secured credit agreement. The senior secured credit agreement provides for (i) a seven-year term loan in the amount of $390.0 million, amortized at a rate of 1.00% per year on a quarterly basis for the first six and three-quarters years after May 2, 2006, with the balance paid at maturity, and (ii) a five-year revolving credit facility that permits loans in an aggregate amount of up to $40.0 million, which includes a letter of credit facility and a swing line facility. Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, five years from May 2, 2006. In addition, subject to certain terms and conditions, the senior secured credit agreement provides for one or more uncommitted incremental term loan and/or revolving credit facilities in an aggregate amount not to exceed $75.0 million. Proceeds of the term loan on the initial borrowing date were used to partially finance the mergers, to refinance certain of our indebtedness and to pay fees and expenses incurred in connection with the mergers and the related financings and transactions.
      The borrowings under the senior secured credit agreement bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank Trust Company Americas, and (2) the federal funds rate plus 1/2 of 1%; or (b) a reserve adjusted Eurodollar rate on deposits for periods of one-, two-, three-, or six-months (or, to the extent agreed to by each applicable lender, nine-or twelve-months or less than one month). The initial applicable margin for borrowings is:

•	under the revolving credit facility, 1.25% with respect to base rate borrowings and 2.25% with respect to Eurodollar rate borrowings, which may be reduced subject to our attainment of certain leverage ratios; and

•	under the term loan facilities, 1.00% with respect to base rate borrowings and 2.00% with respect to Eurodollar rate borrowings.
      In addition to paying interest on outstanding principal under the senior secured credit agreement, we will be required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The commitment fee rate may be reduced subject to our attaining certain leverage ratios. We must also pay customary letter of credit fees for issued and outstanding letters of credit.

Senior Subordinated Notes Due 2016
      On April 27, 2006, the Company issued $175.0 million aggregate principal amount of 9.50% senior subordinated notes due May 2, 2016. The notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act of 1933, as amended, but the notes are expected to be exchanged for substantially identical notes to be registered with the Securities and Exchange Commission pursuant to a registration rights agreement entered into in connection with the indenture.

      Each of our domestic subsidiaries, as primary obligors and not merely as sureties, jointly and severally, irrevocably and unconditionally guaranteed, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all of our obligations under the indenture and the notes. The notes are our unsecured senior subordinated obligations and are subordinated in right of payment to all of our existing and future senior indebtedness (including the senior secured credit agreement), are effectively subordinated to all of our secured indebtedness (including the senior secured credit agreement); and senior in right of payment to all of our existing and future subordinated indebtedness.
      The terms of the senior secured credit agreement and the senior subordinated notes restrict certain activities, the most significant of which include limitations on additional indebtedness, liens, guarantees, payment or declaration of dividends, sale of assets and transactions with affiliates. In addition, the senior secured credit agreement requires us to maintain a maximum total net leverage ratio and a minimum interest coverage ratio. The senior secured credit agreement also contains certain customary affirmative covenants and events of default. At June 30, 2006, we were in compliance with all of the senior secured credit agreement’s and the senior subordinated notes’ covenants.
10.     INCOME TAXES
      The Predecessor Company recorded income tax expense for the nine months ended June 30, 2005 at an effective tax rate of 36.9% which was based on expected results for the fiscal year ended September 30, 2005. This rate was slightly lower than the Predecessor Company’s combined statutory tax rate due to reversal of a tax reserve with the closing of a statutory tax period and absence of other evidence suggesting that this reserve was necessary.
      The Predecessor Company generated a pretax loss of approximately $68.5 million for the period from October 1, 2005 to May 2, 2006. This loss was benefited at a tax rate of 33.6% which rate is lower than the Predecessor Company’s combined statutory tax rate primarily due to the effect of certain non-deductible permanent differences.
      We recognized a pretax loss of $0.8 million from Inception to June 30, 2006. This loss was benefited at our expected combined annual statutory rate of 39.8%.
11.     COMMON STOCK OPTION PLAN

Predecessor Company
      In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R”), which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees.” This revised standard addresses the accounting for stock-based payment transactions in which a company receives employee services in exchange for either equity instruments of the company or liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after June 15, 2005, with early adoption encouraged.
      The Predecessor Company adopted SFAS 123R in the quarter ended December 31, 2005 using the prospective method for all options granted prior to June 2, 2005, the date they became a public company as defined by SFAS 123. Under this transition method, awards continue to be accounted for under APB 25 until they are modified, cancelled, or settled. As a result, there is no compensation cost recognized in the income statement for these awards. For all awards granted after June 2, 2005, they used the modified prospective method. Under this transition method, compensation cost recognized in fiscal 2006 includes compensation cost for all share-based payments granted subsequent to June 2, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. Results for prior periods have not been restated. The Predecessor Company recorded a charge of approximately $0.2 million to cost of sales, $0.2 million to sales and marketing expense, $0.3 million to product development expense, and $0.7 million in general and administrative operating expenses for the period October 1, 2005 through May 2, 2006. The total income tax benefit recognized in the income statement was approximately $0.5 million.
      Predecessor Company information on stock option activity is as follows:

	Total	1998 Option Plan		2000 Option Plan		2001 Option Plan

			Weighted		Weighted		Weighted
			Average		Average		Average
	Total	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Shares	Price	Shares	Price	Shares	Price

Total options outstanding at September 30, 2005	10,819,440	1,351,700	$5.00	9,241,115	$1.87	226,625	$1.46
Options granted	575,000	—	—	575,000	3.80	—	—
Options forfeited	(1,672,020)	(1,351,700)	5.00	(311,170)	1.04	(9,150)	1.29
Options exercised	(9,275,991)	—	—	(9,058,516)	2.34	(217,475)	1.74

Total options outstanding at May 2, 2006	446,429	—	$—	446,429	$2.24	—	$—

      The intrinsic value of options exercised during the period October 1, 2005 to May 2, 2006 was approximately $1.4 million. The weighted average estimated grant date fair value, as defined by SFAS 123R, for options granted under the Predecessor Company three stock option plans for the period October 1, 2005 to May 2, 2006 was $2.09 per share. The fair value of each award granted from the Predecessor Company stock option plans during that time was estimated at the date of grant using the Black-Scholes option pricing model, that uses the assumptions in the following table.

Expected term	6.52 years
Expected volatility	50%
Expected dividends	0%
Risk-free rate	4.4%
      The expected term is based on historical data and represents the period of time that stock options granted are expected to be outstanding. Due to the lack of public company stock trading experience, the expected volatility is based on a comparable group of companies for the period. The Predecessor Company does not intend to pay dividends on its common stock for the foreseeable future, and accordingly, they used a dividend yield of zero. The risk-free rate for periods within the contractual life of the option is based on the T-Bill coupon rate for U.S. Treasury securities in effect at the time of the grant with a maturity approximating the expected term.

Activant Solutions Inc.
      In connection with the mergers, the Predecessor Company entered into an agreement with Lone Star Holdings, which provides for the rollover of $1.0 million of the spread value of the remaining 446,429 outstanding stock options in Predecessor Company into 333,334 common stock options of Lone Star Holdings issued with an exercise price of $1.00 per share. These stock options were fully vested at Inception.
Information on stock options from Inception through June 30, 2006 is as follows:

2006 Option Plan

	Number of	Weighted Average
	Shares	Exercise Price

Total options outstanding at Inception	333,334	$1.00
Options granted	—	—
Options forfeited	—	—
Options exercised	—	—

Total options outstanding at June 30, 2006	333,334	$1.00

      From Inception through June 30, 2006, there were no grants of stock options and no unvested stock options outstanding, thus, no compensation expense was recorded during this period.
12.     SEGMENT REPORTING
      We have organized our business around our products and services (“Segments”) as follows:

•	Systems, which is comprised primarily of proprietary software applications, third-party hardware and peripherals and implementation and training;

•	Product Support, which is comprised of daily operating support through our advice line, software updates, preventive and remedial on-site maintenance and depot repair services;

•	Content and Data Services, which is comprised primarily of databases, exchanges and other information services, including our electronic catalog in the automotive parts aftermarket, and

•	Other Services, which is comprised primarily of business products, such as forms and other paper products.
      Each reportable Segment is managed separately on a revenue and gross profit basis. We do not allocate operating expenses, interest expense, other expenses or assets to each Segment, as this information is not used to measure the operating performance of the Segments. Organizationally, the functional operating areas that support all of our Segments, including systems integration, installation and training, product support, data services, product development and sales and marketing, are integrated under a common reporting and management structure to achieve operating efficiencies.
      The following tables set forth, for the periods indicated, our revenues, cost of revenues, gross profit and gross profit as a percentage of revenue by Segment:

	Three Months Ended June 30, 2005

		Product	Content &
Predecessor Company	Systems	Support	Data Services	Other	Total

Revenues	$29,069	$27,780	$14,236	$2,337	$73,422
Cost of Revenues (exclusive of depreciation and amortization)	15,816	12,062	3,157	1,523	32,558

Gross Profit	$13,253	$15,718	$11,079	$814	$40,864

Gross Profit as a Percentage of Revenues	45.6%	56.6%	77.8%	34.8%	55.7%

	Period from April 1, 2006 to May 2, 2006

		Product	Content &
Predecessor Company	Systems	Support	Data Services	Other	Total

Revenues	$9,813	$12,874	$4,554	$790	$28,031
Cost of Revenues (exclusive of depreciation and amortization)	5,400	6,688	1,118	540	13,746

Gross Profit	$4,413	$6,186	$3,436	$250	$14,285

Gross Profit as a Percentage of Revenues	45.0%	48.1%	75.5%	31.6%	51.0%

	Inception to June 30, 2006

		Product	Content &
Successor Company	Systems	Support	Data Services	Other	Total

Revenues	$25,867	$25,346	$10,696	$1,507	$63,416
Cost of Revenues (exclusive of depreciation and amortization)	13,590	10,504	2,555	1,140	27,789

Gross Profit	$12,277	$14,842	$8,141	$367	$35,627

Gross Profit as a Percentage of Revenues	47.5%	58.6%	76.1%	24.4%	56.2%

      The following tables set forth, for the periods indicated, our revenues, cost of revenues, gross profit and gross profit as a percentage of revenue by Segment:

	Nine Months Ended June 30, 2005

		Product	Content &
Predecessor Company	Systems	Support	Data Services	Other	Total

Revenues	$76,236	$67,798	$42,981	$5,494	$192,509
Cost of Revenues (exclusive of depreciation and amortization)	42,667	29,252	8,965	3,614	84,498

Gross Profit	$33,569	$38,546	$34,016	$1,880	$108,011

Gross Profit as a Percentage of Revenues	44.0%	56.9%	79.1%	34.2%	56.1%

	Period from October 1, 2005 to May 2, 2006

		Product	Content &
Predecessor Company	Systems	Support	Data Services	Other	Total

Revenues	$91,404	$91,739	$36,665	$5,407	$225,215
Cost of Revenues (exclusive of depreciation and amortization)	47,613	38,188	8,125	3,762	97,688

Gross Profit	$43,791	$53,551	$28,540	$1,645	$127,527

Gross Profit as a Percentage of Revenues	47.9%	58.4%	77.8%	30.4%	56.6%

	Inception to June 30, 2006

		Product	Content &
Successor Company	Systems	Support	Data Services	Other	Total

Revenues	$25,867	$25,346	$10,696	$1,507	$63,416
Cost of Revenues (exclusive of depreciation and amortization)	13,590	10,504	2,555	1,140	27,789

Gross Profit	$12,277	$14,842	$8,141	$367	$35,627

Gross Profit as a Percentage of Revenues	47.5%	58.6%	76.1%	24.4%	56.2%
      We derive our revenues primarily from customers that operate in three vertical markets— hardlines and lumber, wholesale distribution and the automotive parts aftermarket (“Auto”)— and from our productivity tools business.

•	The hardlines and lumber vertical market consists of independent hardware retailers, home improvement centers, paint, glass and wallpaper stores, farm supply stores, retail nurseries and gardens, and independent lumber and building material yards.

•	The wholesale distribution vertical market includes distributors of a range of products including electrical supply, medical supply, plumbing, heating and air conditioning, brick, stone and related materials, roofing, siding, insulation, industrial machinery and equipment, industrial supplies and service establishment equipment.

•	Auto consists of businesses engaged in the manufacture, distribution, sale and installation of new and remanufactured parts used in the maintenance and repair of automobiles and light trucks.

•	The productivity tools business, which primarily consists of software migration and application development tools, was acquired as a part of our acquisition of Speedware.

			Activant
	Predecessor Company		Solutions Inc.

	Three Months	Period from	Period from
	Ended	April 1, 2006 to	Inception to
	June 30, 2005	May 2, 2006	June 30, 2006
(In Thousands)
Systems Revenues:
Hardlines and Lumber	$21,683	$4,890	$12,693
Auto	4,247	1,761	2,296
Wholesale Distribution	1,812	2,564	8,990
Productivity Tools	1,327	598	1,888

Total Systems Revenues	$29,069	$9,813	$25,867

Product Support Revenues:
Hardlines and Lumber	$15,126	$5,421	$11,331
Auto	8,616	2,272	4,647
Wholesale Distribution	2,347	4,589	8,342
Productivity Tools	1,691	592	1,026

Total Product Support Revenues	$27,780	$12,874	$25,346

Content and Data Services Revenues:
Hardlines and Lumber	$1,841	$627	$1,520
Auto	12,395	3,350	7,705
Wholesale Distribution	—	577	1,471
Productivity Tools	—	—	—

Total Content and Data Services Revenues	$14,236	$4,554	$10,696

Other Revenues:
Hardlines and Lumber	$2,333	$790	$1,507
Auto	4	—	—
Wholesale Distribution	—	—	—
Productivity Tools	—	—	—

Total Other Revenues	$2,337	$790	$1,507

Total Revenues:
Hardlines and Lumber	$40,983	$11,728	$27,051
Auto	25,262	7,383	14,648
Wholesale Distribution	4,159	7,730	18,803
Productivity Tools	3,018	1,190	2,914

Total Revenues	$73,422	$28,031	$63,416

			Activant
	Predecessor Company		Solutions Inc.

	Nine Months	Period from	Period from
	Ended	October 1, 2005 to	Inception to
(In Thousands)	June 30, 2005	May 2, 2006	June 30, 2006

Systems Revenues:
Hardlines and Lumber	$61,786	$49,784	$12,693
Auto	11,311	10,590	2,296
Wholesale Distribution	1,812	27,108	8,990
Productivity Tools	1,327	3,922	1,888

Total Systems Revenues	$76,236	$91,404	$25,867

Product Support Revenues:
Hardlines and Lumber	$37,464	$38,012	$11,331
Auto	26,296	17,612	4,647
Wholesale Distribution	2,347	31,365	8,342
Productivity Tools	1,691	4,750	1,026

Total Product Support Revenues	$67,798	$91,739	$25,346

Content and Data Services Revenues:
Hardlines and Lumber	$5,500	$4,607	$1,520
Auto	37,481	27,935	7,705
Wholesale Distribution	—	4,123	1,471
Productivity Tools	—	—	—

Total Content and Data Services Revenues	$42,981	$36,665	$10,696

Other Revenues:
Hardlines and Lumber	$5,480	$5,407	$1,507
Auto	14	—	—
Wholesale Distribution	—	—	—
Productivity Tools	—	—	—

Total Other Revenues	$5,494	$5,407	$1,507

Total Revenues:
Hardlines and Lumber	$110,230	$97,810	$27,051
Auto	75,102	56,137	14,648
Wholesale Distribution	4,159	62,596	18,803
Productivity Tools	3,018	8,672	2,914

Total Revenues	$192,509	$225,215	$63,416

Geographic segments
      A breakdown by geographic area of revenues and total assets is shown below. The Americas geographic area covers the United States and Canada. The Europe geographic area covers the United Kingdom, Ireland and France.

			Activant
	Predecessor Company		Solutions Inc.

	Three Months	Period from	Period from
	Ended	April 1, 2006 to	Inception to
(In Thousands)	June 30, 2005	May 2, 2006	June 30, 2006

Revenues:
Americas	$71,273	$27,499	$62,432
Europe	2,149	532	984

Total revenues	$73,422	$28,031	$63,416

	Nine Months	Period from	Period from
	Ended	October 1, 2005 to	Inception to
	June 30, 2005	May 2, 2006	June 30, 2006

Revenues:
Americas	$186,810	$221,247	$62,432
Europe	5,699	3,968	984

Total revenues	$192,509	$225,215	$63,416

	September 30, 2005	June 30, 2006

Assets:
Americas	$573,797	$988,447
Europe	2,520	2,253

Total assets	$576,317	$990,700

13.     GUARANTOR CONSOLIDATION
      The senior secured credit agreement and the senior subordinated notes are guaranteed by our existing, wholly-owned domestic subsidiaries Triad Systems Financial Corporation, Triad Data Corporation, HM COOP, LLC, CCI/ TRIAD Gem, Inc., Triad Systems Corporation, Speedware USA, Inc., Prelude Systems Inc., Enterprise Computer Systems Inc., Prophet 21, Inc., Speedware Holdings, Inc., Prophet 21 Investment Corporation, Prophet 21 Canada, Inc., Prophet 21 (New Jersey), Inc., SDI Merger Corporation, Distributor Information Systems Corporation, Trade Services Systems, Inc., STANPak Systems, Inc. and CCI/ ARD, Inc. Our other subsidiaries (the “Non-Guarantors”) are not guarantors of the senior secured credit agreement and the senior subordinated notes. The following condensed consolidated balance sheet as of September 30, 2005 and the condensed consolidated statements of operations and cash flows for the periods ended June 30, 2005 and May 2, 2006, represent the financial position, results of operations and cash flows of the Predecessor Company’s Guarantors and Non-Guarantors. The accompanying condensed consolidated balance sheet as of June 30, 2006 and the accompanying condensed consolidated statements of operations and cash flows from Inception to June 30, 2006 represent the financial position, results of operations and cash flows of the Company’s Guarantors and Non-Guarantors.

Condensed Consolidating Balance Sheet as of June 30, 2006

	Guarantor

	Principal	Guarantor	Non-Guarantor
(In Thousands)	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current assets:
Cash and cash equivalents	$11,823	$7,737	$1,662	$—	$21,222
Trade accounts receivable, net of allowance for doubtful accounts	38,842	11,150	3,006	—	52,998
Inventories, net	4,755	492	34	—	5,281
Prepaid expenses and other current assets	30,009	2,962	999	—	33,970

Total current assets	85,429	22,341	5,701	—	113,471
Property and equipment, net	5,958	1,565	700	—	8,223
Goodwill	542,562	—	—	—	542,562
Intangible assets, net	306,931	—	—	—	306,931
Intercompany (payables) receivables	(8,481)	16,154	4,812	(12,485)	—
Deferred financing costs	15,595	—	—	—	15,595
Other assets	3,745	127	46	—	3,918

Total assets	$951,739	$40,187	$11,259	$(12,485)	$990,700

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$10,980	$3,278	$373	$—	$14,631
Payroll related accruals	11,867	3,698	1,247	—	16,812
Deferred revenue	20,475	10,731	3,418	—	34,624
Short-term debt	3,900	—			3,900
Accrued expenses and other current liabilities	14,260	2,261	(75)	—	16,446

Total current liabilities	61,482	19,968	4,963	—	86,413
Long-term debt, net of discount	562,125	—	—	—	562,125
Deferred tax liabilities and other liabilities	87,099	7,622	958	—	95,679

Total liabilities	710,706	27,590	5,921	—	744,217
Total stockholder’s equity (deficit)	241,033	12,597	5,338	(12,485)	246,483

Total liabilities and stockholder’s equity (deficit)	$951,739	$40,187	$11,259	$(12,485)	$990,700

Predecessor Company
Condensed Consolidating Balance Sheet as of September 30, 2005

		Guarantor

	Parent	Activant	Guarantor	Non-Guarantor
(In Thousands)	Company	Solutions Inc	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current assets:
Cash and cash equivalents	$—	$5,800	$3,943	$1,209	$—	$10,952
Trade accounts receivable, net of allowance for doubtful accounts	—	34,299	15,321	4,393	—	54,013
Inventories, net	—	3,213	820	70	—	4,103
Prepaid expenses and other current assets	679	5,504	4,136	1,536	—	11,855

Total current assets	679	48,816	24,220	7,208	—	80,923
Property and equipment, net	—	5,277	2,702	648	—	8,627
Goodwill	—	344,863	—	—	—	344,863
Intangible assets, net	—	119,058	—	4,586	—	123,644
Investments in subsidiaries	32,868	33,907	6,807	2,832	(76,414)	—
Deferred financing costs	1,014	12,756	—	—	—	13,770
Other assets	—	4,322	137	31	—	4,490

Total assets	$34,561	$568,999	$33,866	$15,305	$(76,414)	$576,317

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$—	$10,299	$4,790	$987	$—	$16,076
Intercompany payables (receivables)	—	71,606	(73,571)	1,965	—	—
Payroll related accruals	—	11,222	4,071	968	—	16,261
Deferred revenue	—	19,734	10,552	3,893	—	34,179
Short-term debt	—	—	149	—	—	149
Accrued expenses and other current liabilities	235	11,296	5,887	592	—	18,010

Total current liabilities	235	124,157	(48,122)	8,405	—	84,675
Long-term debt, net of discount	40,000	415,328	—	—	—	455,328
Deferred tax liabilities and other liabilities	—	34,091	8,329	(432)	—	41,988

Total liabilities	40,235	573,576	(39,793)	7,973	—	581,991
Total stockholder’s equity (deficit)	(5,674)	(4,577)	73,659	7,332	(76,414)	(5,674)

Total liabilities and stockholder’s equity (deficit)	$34,561	$568,999	$33,866	$15,305	$(76,414)	$576,317

Predecessor Company
Condensed Consolidating Statement of Operations for the period from April 1, 2006 to May 2, 2006

		Guarantor

		Activant	Guarantor	Non-Guarantor
(In Thousands)	Parent Company	Solutions Inc	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues:
Systems	$—	$6,396	$2,563	$854	$—	$9,813
Services	—	12,447	5,173	598	—	18,218

Total revenues	—	18,843	7,736	1,452	—	28,031
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	—	4,236	1,010	154	—	5,400
Services	—	5,952	1,373	1,021	—	8,346

Total cost of revenues	—	10,188	2,383	1,175	—	13,746
Gross profit	—	8,655	5,353	277	—	14,285
Operating expenses:
Sales and marketing	—	9,937	867	283	—	11,087
Product development	—	3,487	1,239	164	—	4,890
General and administrative	—	23,743	684	251	—	24,678
Depreciation and amortization	—	2,003	96	96	—	2,195

Total operating expenses	—	39,170	2,886	794	—	42,850
Operating income (loss)	—	(30,515)	2,467	(517)	—	(28,565)
Interest expense	(485)	(5,694)	(1)	(1)	—	(6,181)
Write-off of prior deferred financing costs	(1,445)	(13,014)	—	—	—	(14,459)
Premiums on debt repurchase	(5,120)	(21,551)	—	—	—	(26,671)
Other income (loss), net	—	(203)	12	—	—	(191)

Income (loss) before income taxes	(7,050)	(70,977)	2,478	(518)	—	(76,067)
Income tax expense (benefit)	—	(26,589)	1	618	—	(25,970)

Net income (loss)	$(7,050)	$(44,388)	$2,477	$(1,136)	$—	$(50,097)

Condensed Consolidating Statement of Operations from Inception to June 30, 2006

	Guarantor

	Principal	Guarantor	Non-Guarantor
(In Thousands)	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues:
Systems	$16,366	$8,990	$511	$—	$25,867
Services	25,301	9,813	2,435	—	37,549

Total revenues	41,667	18,803	2,946	—	63,416
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	9,060	3,462	1,068	—	13,590
Services	10,193	2,789	1,217	—	14,199

Total cost of revenues	19,253	6,251	2,285	—	27,789
Gross profit	22,414	12,552	661	—	35,627
Operating expenses:
Sales and marketing	5,712	2,696	657	—	9,065
Product development	3,249	2,443	392	—	6,084
General and administrative	4,192	1,233	596	—	6,021
Depreciation and amortization	6,750	173	48	—	6,971

Total operating expenses	19,903	6,545	1,693	—	28,141

Operating income	2,511	6,007	(1,032)	—	7,486
Interest expense	(8,177)	(6)	(1)	—	(8,184)
Other income, net	(1,129)	801	213	—	(115)

Income (loss) before income taxes	(6,795)	6,802	(820)	—	(813)
Income tax expense	(814)	505	—	—	(309)

Net income (loss)	$(5,981)	$6,297	$(820)	$—	$(504)

Predecessor Company
Condensed Consolidating Statement of Operations for the Three Months Ended June 30, 2005

		Guarantor

	Parent	Activant	Guarantor	Non-Guarantor
(In Thousands)	Company	Solutions Inc	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues:
Systems	$—	$22,674	$5,075	$1,320	$—	$29,069
Services	—	32,545	7,404	4,404	—	44,353

Total revenues	—	55,219	12,479	5,724	—	73,422
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	—	13,477	1,942	397	—	15,816
Services	—	11,261	3,453	2,028	—	16,742

Total cost of revenues	—	24,738	5,395	2,425	—	32,558
Gross profit	—	30,481	7,084	3,299	—	40,864
Operating expenses:
Sales and marketing	—	7,818	921	692	—	9,431
Product development	—	4,295	1,531	620	—	6,446
General and administrative	—	4,900	1,543	766	—	7,209
Depreciation and amortization	—	3,312	132	85	—	3,529

Total operating expenses	—	20,325	4,127	2,163	—	26,615

Operating income	—	10,156	2,957	1,136	—	14,249
Interest expense	—	(7,500)	(9)	22	—	(7,487)
Other income, net	—	62	—	219	—	281

Income (loss) before income taxes	—	2,718	2,948	1,377	—	7,043
Income tax expense	—	763	1,170	400	—	2,333

Net income (loss)	$—	$1,955	$1,778	$977	$—	$4,710

Predecessor Company
Condensed Consolidating Statement of Operations for the period from October 1, 2005 to May 2, 2006

		Guarantor

	Parent	Activant	Guarantor	Non-Guarantor
(In Thousands)	Company	Solutions Inc	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues:
Systems	$—	$62,373	$27,108	$1,923	$—	$91,404
Services	—	89,292	35,759	8,760	—	133,811

Total revenues	—	151,665	62,867	10,683	—	225,215
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	—	35,246	11,022	1,345	—	47,613
Services	—	33,722	10,387	5,966	—	50,075

Total cost of revenues	—	68,968	21,409	7,311	—	97,688
Gross profit	—	82,697	41,458	3,372	—	127,527
Operating expenses:
Sales and marketing	—	26,993	8,256	1,918	—	37,167
Product development	—	13,451	9,037	1,331	—	23,819
General and administrative	679	36,931	4,994	2,100	—	44,704
Depreciation and amortization	—	14,310	613	588	—	15,511

Total operating expenses	679	91,685	22,900	5,937	—	121,201

Operating income	(679)	(8,988)	18,558	(2,565)	—	6,326
Interest expense	(3,213)	(29,761)	(9)	1	—	(32,982)
Write-off of prior deferred financing costs	(1,774)	(14,220)	—	—	—	(15,994)
Premiums on debt repurchase	(5,120)	(21,551)	—	—		(26,671)
Other income, net	—	284	165	361	—	810

Income (loss) before income taxes	(10,786)	(74,236)	18,714	(2,203)	—	(68,511)
Income tax expense	(1,436)	(22,188)	7	584	—	(23,033)

Net income (loss)	$(9,350)	$(52,048)	$18,707	$(2,787)	$—	$(45,478)

Condensed Consolidating Statement of Operations from Inception to June 30, 2006

	Guarantor

	Principal	Guarantor	Non-Guarantor
(In Thousands)	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues:
Systems	$16,366	$8,990	$511	$—	$25,867
Services	25,301	9,813	2,435	—	37,549

Total revenues	41,667	18,803	2,946	—	63,416
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	9,060	3,462	1,068	—	13,590
Services	10,193	2,789	1,217	—	14,199

Total cost of revenues	19,253	6,251	2,285	—	27,789
Gross profit	22,414	12,552	661	—	35,627
Operating expenses:
Sales and marketing	5,712	2,696	657	—	9,065
Product development	3,249	2,443	392	—	6,084
General and administrative	4,192	1,233	596	—	6,021
Depreciation and amortization	6,750	173	48	—	6,971

Total operating expenses	19,903	6,545	1,693	—	28,141

Operating income	2,511	6,007	(1,032)	—	7,486
Interest expense	(8,177)	(6)	(1)	—	(8,184)
Other income, net	(1,129)	801	213	—	(115)

Income (loss) before income taxes	(6,795)	6,802	(820)	—	(813)
Income tax expense	(814)	505	—	—	(309)

Net income (loss)	$(5,981)	$6,297	$(820)	$—	$(504)

Predecessor Company
Condensed Consolidating Statement of Operations for the Nine Months Ended June 30, 2005

		Guarantor

		Activant
	Parent	Solutions	Guarantor	Non-Guarantor
(In Thousands)	Company	Inc.	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues:
Systems	$—	$68,622	$5,075	$2,539	$—	$76,236
Services	—	98,785	7,708	9,780	—	116,273

Total revenues	—	167,407	12,783	12,319	—	192,509
Cost of revenues (exclusive of depreciation and amortization shown separately below):
Systems	—	39,644	1,942	1,081	—	42,667
Services	—	33,495	3,453	4,883	—	41,831

Total cost of revenues	—	73,139	5,395	5,964	—	84,498
Gross profit	—	94,268	7,388	6,355	—	108,011
Operating expenses:
Sales and marketing	—	23,603	801	1,867	—	26,271
Product development	—	11,856	1,531	861	—	14,248
General and administrative	—	14,681	2,295	1,949	—	18,925
Depreciation and amortization	—	9,931	132	141	—	10,204

Total operating expenses	—	60,071	4,759	4,818	—	69,648

Operating income	—	34,197	2,629	1,537	—	38,363
Interest expense	—	(17,199)	(28)	21	—	(17,206)
Other income, net	—	485	2	351	—	838

Income (loss) before income taxes	—	17,483	2,603	1,909	—	21,995
Income tax expense	—	6,549	1,170	400	—	8,119

Net income (loss)	$—	$10,934	$1,433	$1,509	$—	$13,876

Predecessor Company
Condensed Consolidating Statement of Cash Flows for the period from October 1, 2005 to May 2, 2006

		Guarantor

		Activant
	Parent	Solutions	Guarantor	Non-Guarantor
(In Thousands)	Company	Inc.	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by (used in) operating activities	(6,856)	$20,608	$(1,068)	$(183)	$—	$12,501
Investing activities
Purchase of property and equipment	—	(3,232)	(210)	(144)	—	(3,586)
Capitalized software costs and databases	—	(3,455)	—	—	—	(3,455)
Purchase price adjustments	—	508	—	—	—	508
Equity distributions from partnerships	—	679	—	—	—	679

Net cash used in investing activities	—	(5,500)	(210)	(144)	—	(5,854)
Financing activities
Proceeds from long-term debt	40,000	145,000	—	—	—	185,000
Repayment of senior unsecured bridge loan	(40,000)	(140,000)	—	—	—	(180,000)
Proceeds from credit facility	—	10,000	—	—	—	10,000
Repayment on credit facility	—	(10,000)				(10,000)
Payment on long-term debt	—	—	(149)	—	—	(149)
Repurchase of common stock	(840)	—	—	—	—	(840)
Exercise of stock options	105	—	—	—	—	105
Dividend from Activant Solution Inc.	8,384	(8,384)	—	—	—	—
Deferred financing costs	(793)	(2,768)	—	—	—	(3,561)

Net cash provided by (used in) financing activities	6,856	(6,152)	(149)	—	—	555
Net change in cash and cash equivalents	—	8,956	(1,427)	(327)	—	7,202
Cash and cash equivalents, beginning of period	—	5,800	3,943	1,209	—	10,952

Cash and cash equivalents, end of period	$—	$14,756	$2,516	$882	$—	$18,154

Condensed Consolidating Statement of Cash Flows from Inception to June 30, 2006

	Guarantor

	Principal	Guarantor	Non-Guarantor
(In Thousands)	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by (used in) operating activities	$5,823	$5,296	$712	$—	$11,831
Investing activities
Purchase of Activant Solutions Inc.	(782,893)	—	—	—	(782,893)
Purchase of property and equipment	(589)	(75)	68	—	(596)
Capitalized software costs and databases	(860)	—	—	—	(860)

Net cash used in investing activities	(784,342)	(75)	68	—	(784,349)
Financing activities
Issuance of common stock at inception	245,625	—	—	—	245,625
Proceeds from long-term debt	565,000	—	—	—	565,000
Intercompany transfers	(3,398)	2,516	882	—	—
Payment of long-term debt	(975)	—	—	—	(975)
Deferred financing costs	(15,910)	—	—	—	(15,910)

Net cash used in financing activities	790,342	2,516	882	—	793,740
Net change in cash and cash equivalents	11,823	7,737	1,662	—	21,222
Cash and cash equivalents, beginning of period	—	—	—	—	—

Cash and cash equivalents, end of period	$11,823	$7,737	$1,662	$—	$21,222

Predecessor Company
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended June 30, 2005

		Guarantor

		Activant
	Parent	Solutions	Guarantor	Non-Guarantor
(In Thousands)	Company	Inc.	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by operating activities	$—	$10,181	$9,259	$(7,980)	$—	$11,460
Investing activities
Purchase of property and equipment	—	(2,493)	(5)	(369)	—	(2,867)
Purchase of businesses	—	(116,162)	6,071	10,157	—	(99,934)
Computer software and databases	—	(3,651)	—	—	—	(3,651)
Purchase of other businesses	—	(2,646)	—	—	—	(2,646)
Equity distributions from partnerships	—	305	—	—	—	305

Net cash used in investing activities	—	(124,647)	6,066	9,788	—	(108,793)
Financing activities
Proceeds from debt facility	—	120,000	—	—	—	120,000
Debt issuance costs	—	(6,439)	—	—	—	(6,439)
Payment on long-term debt	—	—	(229)	—	—	(229)

Net cash used in financing activities	—	113,561	(229)	—	—	113,332

Change in cash and cash equivalents	—	(905)	15,096	1,808	—	15,999
Cash and cash equivalents, beginning	—	28,591	(107)	3,581	—	32,065

Cash and cash equivalents, ending	$—	$27,686	$14,989	$5,389	$—	$48,064

Report of independent registered public accounting firm
To the Directors of Speedware Corporation Inc. and its subsidiaries:
      We have audited the accompanying consolidated balance sheets of Speedware Corporation Inc. and its subsidiaries as at September 30, 2002, 2003 and 2004 and the consolidated statements of earnings, deficit and cash flows for each of the years in the three-year period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our audit opinion.
      In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Speedware Corporation Inc. and its subsidiaries as at September 30, 2002, 2003 and 2004 and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2004 in accordance with Canadian generally accepted accounting principles.
      Canadian generally accepted accounting principles vary in certain respects from accounting principles generally accepted in the United States. Information relating to the nature and effect of such differences is presented in note 21 to the consolidated financial statements.
/s/ KPMG LLP
Chartered Accountants
Montreal, Canada
November 23, 2004
(except as to note 20,
which is as of February 1, 2005)

Speedware Corporation Inc.
and subsidiaries
Consolidated balance sheets

	September 30,

(In Canadian dollars; in accordance with Canadian GAAP)	2002	2003	2004

Assets
Current assets:
Cash	$10,643,384	$11,963,967	$9,624,610
Marketable securities	—	485,391	—
Accounts receivable	1,803,582	3,622,791	11,687,998
Research tax credits receivable	300,000	201,000	201,000
Inventories	—	290,127	489,955
Prepaid expenses, deposits and supplies	186,759	1,456,381	2,137,907

	12,933,725	18,019,657	24,141,470
Long-term prepaid expenses	—	299,742	101,183
Non-refundable research tax credits	—	2,000,000	2,000,000
Future tax assets (note 13)	—	745,304	945,987
Property and equipment (note 3)	1,002,174	2,061,610	2,075,950
Intangible assets (note 4)	—	4,745,936	8,658,253
Goodwill (notes 2 and 5)	—	12,402,860	20,290,986

	$13,935,899	$40,275,109	$58,213,829

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$2,984,320	$6,203,150	$11,266,649
Balance of sale on business acquisitions (note 2)	—	—	1,597,403
Income taxes payable	—	—	1,489,950
Deferred revenue (note 7)	3,328,822	3,757,206	8,353,079
Current portion of obligations under capital leases (note 8)	121,839	122,769	162,130

	6,434,981	10,083,125	22,869,211
Long-term accrued liabilities (note 12)	658,338	166,488	—
Long-term deferred revenue (note 7)	130,611	405,098	130,492
Obligations under capital leases (note 8)	115,296	86,222	215,525
Shareholders’ equity:
Share capital (note 9)	27,894,173	44,437,733	45,527,768
Deficit	(21,297,500)	(14,903,557)	(9,828,054)
Cumulative translation adjustment	—	—	(701,113)

	6,596,673	29,534,176	34,998,601

Commitments (note 10)
Subsequent event (note 20)
	$13,935,899	$40,275,109	$58,213,829

On behalf of the Board:

(signed) Reid Drury, Chairman of the Board	(signed) Richard Vaughan, Director
See accompanying notes to consolidated financial statements.

Speedware Corporation Inc.
and subsidiaries
Consolidated statements of earnings

	Years ended September 30,

(In Canadian dollars; in accordance with Canadian GAAP)	2002	2003	2004

Revenues:
Revenue from services	$9,616,088	$20,151,671	$31,770,774
Revenue from software	4,812,458	4,481,750	9,052,105
Other revenue	—	1,016,595	3,541,312

	14,428,546	25,650,016	44,364,191
Operating expenses (income):
Cost of revenue from services	2,186,142	5,120,551	9,164,815
Cost of revenue from software	385,099	657,394	2,093,752
Selling, general and administrative	5,397,024	9,977,176	16,213,736
Foreign exchange	(116,710)	635,731	412,499
Research and development	3,010,925	4,702,451	7,693,769
Research tax credits earned (note 11)	(846,658)	(3,303,609)	(665,000)
Special charges (note 12)	653,094	—	—

	10,668,916	17,789,694	34,913,571

Earnings before amortization and financial and other	3,759,630	7,860,322	9,450,620
Amortization of property and equipment (note 17(a))	303,728	708,989	1,162,764
Amortization of intangible assets (note 17(a))	—	354,196	930,323
Financial and other (note 17(b))	81,328	(414,924)	(61,195)

Earnings before income taxes	3,374,574	7,212,061	7,418,728

Income taxes (note 13)
Current	—	822,000	2,028,347
Future	—	(3,882)	314,878

	—	818,118	2,343,225

Net earnings	$3,374,574	$6,393,943	$5,075,503

Earnings per share (note 14):
Basic	$0.27	$0.27	$0.17
Diluted	$0.26	$0.26	$0.15

See accompanying notes to consolidated financial statements.

Speedware Corporation Inc.
and subsidiaries
Consolidated statements of deficit

	Years ended September 30,

(In Canadian dollars; in accordance with Canadian GAAP)	2002	2003	2004

Deficit, beginning of year	$(24,672,074)	$(21,297,500)	$(14,903,557)
Net earnings	3,374,574	6,393,943	5,075,503

Deficit, end of year	$(21,297,500)	$(14,903,557)	$(9,828,054)

See accompanying notes to consolidated financial statements.

Speedware Corporation Inc.
and subsidiaries
Consolidated statements of cash flows

	Years ended September 30,

(In Canadian dollars; in accordance with Canadian GAAP)	2002	2003	2004

Cash flows from operating activities:
Net earnings	$3,374,574	$6,393,943	$5,075,503
Adjustment for items not involving cash:
Amortization of property and equipment	303,728	708,989	1,162,764
Amortization of intangible assets	—	354,196	930,323
Future income taxes	—	(3,882)	314,878
Non-refundable research tax credits	—	(2,000,000)	—
Loss (gain) on disposal of property and equipment	5,486	(1,587)	—
Gain on sale of marketable securities	—	(457,526)	(140,747)
Write-off of property and equipment	114,988	382,869	38,575
Change in operating assets and liabilities (note 17(c))	50,747	(2,476,677)	2,658,249

	3,849,523	2,900,325	10,039,545
Cash flows from financing activities:
Proceeds from issuance of common shares	5,049,156	17,558,825	1,090,035
Costs related to issuance of common shares	(119,206)	(1,015,265)	—
Net repayment of short-term borrowing	—	(140,437)	—
Repayment of obligations under capital leases	(203,306)	(156,639)	(141,684)

	4,726,644	16,246,484	948,351
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(17,321,852)	(13,231,178)
Purchase of marketable securities	—	(1,612,829)	—
Purchase of property and equipment	(216,746)	(153,225)	(535,947)
Acquired software and license	—	(209,684)	(349,844)
Proceeds from sale of marketable securities	—	1,584,963	626,138
Proceeds from the sale of subsidiary	43,800	—	—
Proceeds from disposal of property and equipment	31,320	3,000	—

	(141,626)	(17,709,627)	(13,490,831)
Effect of foreign exchange rate changes on cash	(120,203)	(116,599)	163,578

Increase (decrease) in cash	8,314,338	1,320,583	(2,339,357)
Cash, beginning of year	2,329,046	10,643,384	11,963,967

Cash, end of year	$10,643,384	$11,963,967	$9,624,610

Supplemental cash flow information
Interest and income taxes paid:
Interest paid	$38,294	$28,252	$33,746
Income taxes paid	—	—	44,824
Non-cash items:
Purchase of equipment financed by capital leases	150,398	128,496	82,236
Balance of sale on business acquisitions	—	—	1,597,403

See accompanying notes to consolidated financial statements.

Speedware Corporation Inc.
Notes to consolidated financial statements for the
years ended September 30, 2002, 2003 and 2004
      Speedware Corporation Inc. (the “Company”), incorporated under the Canada Business Corporations Act, is a vendor of business intelligence products, client/ server and Web-based technology for rapid application development. With the Company’s acquisition of Enterprise Computer Systems Inc. (ECS) and Prelude Systems Inc. (PSI), the Company’s offerings now include complete enterprise resource planning (ERP) solutions for the building materials and distribution markets.
1.     Significant accounting policies:
      These consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in Canada. All information is presented in Canadian dollars, unless otherwise specified.
(a) Principles of consolidation:
      The consolidated financial statements of the Company include the accounts of Speedware Corporation Inc. and its subsidiaries.
      All inter-company balances and transactions have been eliminated on consolidation.
(b) Foreign exchange:
      Monetary assets and liabilities denominated in foreign currencies have been translated into Canadian dollars at exchange rates in effect at the balance sheet dates. Non-monetary assets and liabilities have been translated at the rate of exchange in effect at the time the related transactions occurred. Revenue and expense items have been translated into Canadian dollars using average exchange rates for the year. Gains and losses on foreign exchange are recorded in the consolidated statements of earnings.
      Foreign subsidiaries that are considered to be integrated foreign operations have been translated using the temporal method as described above with translation gains and losses included in the consolidated statements of earnings. Foreign subsidiaries that are considered to be self-sustaining operations have been translated using the current rate method. Under this method, all assets and liabilities of the subsidiary are translated into Canadian dollars at the exchange rate in effect at the balance sheet date. Revenue and expense items are translated into Canadian dollars at the average exchange rates for the periods during which the transactions occur. Foreign exchange gains and losses arising from the translation of the financial statements are included in cumulative translation adjustment, a separate component of shareholders’ equity.
(c) Cash equivalents:
      Cash equivalents include highly liquid short-term investments that are readily convertible into known amounts of cash and generally have maturities within three months from their date of purchase. As at September 30, 2002, 2003 and 2004, the Company had no cash equivalents.
(d) Marketable securities:
      Marketable securities are recorded at the lower of cost and market value.
(e) Inventories:
      Inventories consist of computer and related equipment and forms and are stated at the lower of cost and net realizable value. Cost is determined by the first-in, first-out and specific identification methods.

(f) Research and development:
      The Company expenses software development costs as incurred unless they meet the criteria for deferral and amortization under generally accepted accounting principles. Software development costs incurred prior to the establishment of technological feasibility do not meet these criteria, and are expensed as incurred.
      For costs that are capitalized, the amortization is the greater of the amount calculated using either (i) the ratio that the appropriate product’s current gross revenues bear to the total of current and anticipated future gross revenues for that product or (ii) amortization over a four year period on a straight-line basis.
      Research costs are expensed as incurred.
(g) Property and equipment:
      Property and equipment are recorded at cost, net of investment tax credits. Assets under capital lease are stated at the present value of minimum lease payments. Amortization is provided using the following methods and annual rates:

Asset	Method	Rate

Computer software and equipment	Straight-line	3 years
Office equipment and fixtures	Declining balance	20%
Leasehold improvements	Straight-line	Term of the leases

(h) Goodwill and other intangible assets:
      Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the fair value of the net identifiable assets acquired. Goodwill is not amortized, but is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit is compared with its fair value. The fair value is the estimated value at which the asset could be bought or sold in a transaction between willing parties. When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of the test is not required. The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the impairment loss, if any. When the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item on the consolidated statement of earnings.
      Intangible assets acquired in business combinations and intangible assets acquired individually or with a group of other assets, which have indefinite lives, are not amortized and are also tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized on the consolidated statement of earnings for the excess, if any.
      Intangible assets with definite lives are being amortized over their estimated useful lives on a straight-line basis over the following periods:

Customer contracts and customer relationships	48-84 months
Acquired technology	60 months
Acquired software	43 months
License	48 months

(i) Impairment of long-lived assets:
      Effective October 1, 2003, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants (CICA) with respect to the impairment of long-lived assets. Long-lived assets, which include property and equipment and intangible assets with definite useful lives, are reviewed on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is generally measured by the comparison of the carrying amount of an asset to undiscounted net cash flows expected to be generated by that asset. If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is the estimated value at which the asset could be bought or sold in a transaction between willing parties. There was no significant impact on the results of operations from the adoption of these recommendations.
(j) Revenue recognition and deferred revenue:
      The Company’s revenues consist primarily of software license fees, hardware sales, professional services and revenues from hardware and software maintenance contracts. Revenue from software licenses is recognized at the point in time when persuasive evidence of an arrangement exists, the price is fixed, final delivery has occurred, and there is reasonable assurance of collection of the sale proceeds. If, after delivery of the software, there remain significant obligations to be fulfilled by the Company, then no revenue is recognized until those obligations are fulfilled or become insignificant. Delivery typically occurs on the date that the software is shipped to the customer. If a software fee is not contractually due until the occurrence of a future event, revenue is recognized when the event occurs and the fee becomes contractually due.
      Hardware sales are recognized upon shipment to the customer but are presented on a net basis because the Company typically acts as an agent in these transactions. Net hardware sales are presented as “other revenue” on the consolidated statements of earnings.
      Revenue from professional services is recognized as the services are performed. For long-term contracts for professional services, the Company uses the percentage of completion method in measuring revenue based on the degree of completion of the service under the contract. Revenue from maintenance contracts is recognized into income over the period covered by the contract.
      When more than one product or service is provided to a customer under one arrangement, the Company allocates revenue to each element of the arrangement based on the relative fair value of the elements. For arrangements with multiple elements, revenue is allocated to each element of a transaction based upon its fair value as determined in reliance on “vendor specific objective evidence”. Vendor specific objective evidence fair value for all elements of an arrangement is based upon the normal pricing practice for the products and services when sold separately.
      Deferred revenue includes that portion of amounts invoiced on maintenance contracts for which services have not yet been rendered, customer deposits and unamortized lease inducements. Deposits billed upon executing a contract or billed incrementally based upon the completion of certain stages are deferred and recognized as revenue when the applicable revenue recognition criteria has been met. Lease inducements are being amortized over the remaining term of the leases as a credit against rent expense.
(k) Government incentives and investment tax credits:
      Government assistance is recorded as a reduction of the related expense or the cost of the assets acquired. Government assistance is recorded in the accounts when reasonable assurance exists that the Company has complied with the terms and conditions of the approved grant program or, for tax credits, where there is reasonable assurance that they will be realized.
(l) Income taxes:
      The Company applies the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on “temporary differences” (differences between the accounting basis and the tax basis of the assets and liabilities), and are measured using the currently enacted, or substantively enacted, tax rates and laws expected to apply when these differences reverse. A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will not be realized.
(m) Stock-based compensation plan:
      All stock-based payments to non-employees, and employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, granted on or after October 1, 2002, are accounted for using the fair value method. For all other stock-based employee compensation awards, the Company uses the settlement method of accounting as permitted under the standard. Under this method, no compensation expense is recognized when stock options are issued to employees. Any consideration received from the plan participants upon exercise of stock options is credited to share capital.
      The Company has disclosed the pro forma effect of accounting for all stock-based awards granted after September 30, 2002 using the fair value-based accounting method in note 14.
      Effective October 1, 2004, the Company adopted the new recommendations of the CICA and accounts for stock-based employee compensation awards using the fair value method. Under this method, compensation expense is determined when stock options are granted to employees, and is amortized over the related vesting periods.
(n) Earnings per share:
      Basic earnings per share are calculated using the weighted average number of common shares outstanding. Diluted earnings per share are calculated using the treasury stock method. This method is consistent with the basic earnings per share calculation except that the weighted average shares outstanding are increased to include additional shares from the assumed exercise of options and warrants, if dilutive. The number of additional shares is calculated by assuming that outstanding options and warrants were exercised and that the proceeds from such exercises are used to repurchase common shares at the average market price during the reporting period.
(o) Guarantees:
      In the normal course of business, the Company enters into various agreements that may contain features that meet the definition of a guarantee. A guarantee is defined to be a contract (including an indemnity) that contingently requires the Company to make payments to a third party based on (i) changes in an underlying interest rate, foreign exchange rate, equity or commodity instrument, index or other variable that is related to an asset, a liability or an equity security of the guaranteed party, (ii) failure of another party to perform under an obligating agreement, or (iii) failure of another party to pay its indebtedness when due. A liability is recorded when the Company considers probable that a payment relating to a guarantee has to be made to the other party of the contract or agreement.
(p) Use of estimates:
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas requiring the use of management estimates include estimating the useful lives of property and equipment and intangible assets, allocating the purchase price of business combinations to the net assets acquired, as well as assessing the recoverability of research tax credits, future tax assets, goodwill and other intangible assets. The reported amounts and note disclosures reflect the most probable set of economic conditions and planned courses of action. Financial results as determined by actual events could differ from those estimates.

2.     Business acquisitions:
(a) Enterprise resource planning assets of eXegeSys Systems Inc.:
      On August 26, 2004, the Company acquired the enterprise resource planning assets of eXegeSys Systems, Inc. of Salt Lake City, Utah, for a total cash consideration of $2.5 million (US$1.9 million), including acquisition costs, subject to certain post-closing adjustments. This acquisition was accounted for using the purchase method and the results of operations of this business have been consolidated with those of the Company since the date of acquisition.
      The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The purchase price allocation is based upon management’s best estimate of the relative fair values of the identifiable assets acquired and liabilities assumed. The Company is in the process of finalizing the valuation of the net assets acquired, including the determination of post-closing adjustments and other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

	US$	Cdn$

Fair value of net assets acquired:
Cash	$398,388	$520,973
Accounts receivable	254,076	332,255
Prepaid expenses	11,416	14,928
Property and equipment	5,768	7,543
Customer contracts	507,491	663,645
Acquired technology	1,163,544	1,521,566
Accounts payable and accrued liabilities	(149,041)	(194,901)
Deferred revenue	(290,818)	(380,302)

Fair value of net assets acquired	$1,900,824	$2,485,707

Consideration:
Cash, including acquisition costs of $60,493 (US$46,259)	$1,627,445	$2,128,210
Balance of sale	273,379	357,497

	$1,900,824	$2,485,707

(b) Prelude Systems Inc.:
      On July 19, 2004, the Company acquired all of the outstanding shares of PSI, a Dallas, Texas-based provider of enterprise software solutions to the distribution market, for a total consideration of $14.6 million (US$11.0 million). Under the terms of the agreement, the Company will also pay an additional cash consideration of up to $5.1 million (US$4 million) one year after closing if PSI achieves certain revenue and profitability targets. The contingent consideration under the share purchase agreement will be accounted for as additional goodwill when the contingency is resolved. The Company has provided a general and continuing security interest in the acquired PSI shares to the selling shareholders as collateral for its obligation to settle the contingent consideration. This acquisition was accounted for using the purchase method and the results of operations of PSI have been consolidated with those of the Company since the date of acquisition.

      The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The purchase price allocation is based upon management’s best estimate of the relative fair values of the identifiable assets acquired and liabilities assumed. The Company is in the process of finalizing the valuation of the net assets acquired, including the determination of post-closing adjustments and other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

	US$	Cdn$

Fair value of net assets acquired:
Cash	$1,242,882	$1,645,824
Accounts receivable	3,659,581	4,846,017
Inventories	26,453	35,029
Future income tax assets	389,338	515,562
Prepaid expenses	257,593	341,105
Property and equipment	495,603	656,277
Customer contracts and customer relationships	1,825,966	2,417,944
Accounts payable and accrued liabilities	(2,100,346)	(2,781,278)
Deferred revenue	(1,148,057)	(1,520,257)
Capital lease obligations	(180,476)	(238,986)

	4,468,537	5,917,237
Goodwill	6,545,224	8,667,185

Fair value of net assets	$11,013,761	$14,584,422

Consideration:
Cash, including acquisition costs of $344,590 (US$260,225)	$10,020,968	$13,269,765
Balance of sale	992,793	1,314,657

	$11,013,761	$14,584,422

(c) Enterprise Computer Systems Inc.:
      Effective April 17, 2003, the Company acquired 100% of the common shares of ECS, an ERP software solution provider for the building materials market, based in Greenville, South Carolina, for a total cash consideration of $17.3 million (US$11.8 million). This acquisition was accounted for using the purchase method and the results of operations of ECS have been consolidated with those of the Company since the date of acquisition.

      Details of the acquisition are as follows:

	US$	Cdn$

Fair value of net assets acquired:
Accounts receivable	$2,042,458	$3,010,583
Inventories	177,712	261,947
Prepaid expenses	1,170,491	1,725,304
Property and equipment	1,270,254	1,872,354
Customer contracts and customer relationships	3,317,807	4,890,448
Future income tax assets	503,000	741,422
Bank indebtedness	(101,085)	(148,999)
Accounts payable and accrued liabilities	(3,621,883)	(5,338,656)
Deferred revenue	(1,421,581)	(2,095,411)

	3,337,173	4,918,992
Goodwill	8,414,423	12,402,860

Fair value of net assets acquired for cash	$11,751,596	$17,321,852

3.     Property and equipment:

		Accumulated
2002	Cost	amortization	Net book value

Computer software and equipment	$1,247,547	$897,649	$349,898
Office equipment and fixtures	1,052,200	892,271	159,929
Leasehold improvements	214,000	79,744	134,256
Investment tax credits	(289,986)	(286,811)	(3,175)
Computer software and equipment under capital lease	637,312	276,046	361,266

	$2,861,073	$1,858,899	$1,002,174

		Accumulated
2003	Cost	amortization	Net book value

Computer software and equipment	$4,945,492	$3,612,778	$1,332,713
Office equipment and fixtures	1,804,843	1,504,778	300,066
Leasehold improvements	424,829	198,978	225,851
Investment tax credits	(289,986)	(287,922)	(2,064)
Computer software and equipment under capital lease	285,666	142,685	142,981
Office equipment and fixtures under capital lease	79,795	17,732	62,063

	$7,250,639	$5,189,029	$2,061,610

		Accumulated
2004	Cost	amortization	Net book value

Computer software and equipment	$5,269,771	$4,092,486	$1,177,285
Office equipment and fixtures	2,215,319	1,706,206	509,113
Leasehold improvements	477,413	329,527	147,886
Investment tax credits	(289,986)	(289,033)	(953)
Computer software and equipment under capital lease	330,675	259,012	71,663
Office equipment and fixtures under capital lease	361,276	190,320	170,956

	$8,364,468	$6,288,518	$2,075,950

      Amortization includes amortization of equipment under capital leases of $132,331 in 2004 (2003—$137,421; 2002—$114,360).
      In 2004, the Company wrote-off property and equipment with a net book value of $38,575 (2003—$382,869; 2002—$114,988).
4.     Intangible assets:

		Accumulated
2003	Cost	amortization	Net book value

Customer contracts and relationships	$4,890,448	$349,320	$4,541,128
Acquired software	209,684	4,876	204,808

	$5,100,132	$354,196	$4,745,936

      In August 2003, the Company acquired the AMXW migration software from Neartek Inc. for a cash consideration of $209,684 (US$150,000). This product allows customers to migrate from existing legacy platforms to open system environments.

		Accumulated
2004	Cost	amortization	Net book value

Customer contracts and relationships	$7,857,732	$1,170,910	$6,686,822
Acquired technology	1,521,566	31,699	1,489,867
Acquired software	209,684	63,388	146,296
License	349,844	14,576	335,268

	$9,938,826	$1,280,573	$8,658,253

      In July 2004, the Company acquired from OpenMFG LLC a perpetual license to the unrestricted use of the OpenMFG product, including client and server source code materials, database schemas and testing and supporting databases. The total cash consideration for the acquisition, including acquisition costs, was $349,844 (US$262,646).
      The net book value of the customer contracts and relationships is net of foreign exchange adjustments of $110,359.

5.     Goodwill:
      Goodwill relates to the following reporting units:

	2002	2003	2004

ECS	$—	$12,402,860	$12,033,555
PSI	—	—	8,257,431

	$—	$12,402,860	$20,290,986

      Changes in the goodwill balances were as follows:

	2002	2003	2004

Balance, beginning of year	$—	$—	$12,402,860
Acquisition of ECS	—	12,402,860	—
Acquisition of PSI	—	—	8,667,185
Fair value adjustments—ECS	—	—	(369,305)
Change due to foreign exchange	—	—	(409,754)

	$—	$12,402,860	$20,290,986

      During the year ended September 30, 2004, the Company reduced the cost of the ECS acquisition by $369,305 for certain liabilities assumed at date of acquisition that were not expended by the Company.
6.     Credit facilities:
      The Company has a demand operating facility for up to $1.5 million based on qualifying accounts receivable and bears interest at a rate of prime plus 1.5%. The facility is secured by a general security agreement granting the lender a first charge on the major assets and undertakings of the Company. The Company had no amounts outstanding under its credit facility as at September 30, 2002, 2003 and 2004.
      ECS has a demand operating facility for up to US$3 million based on qualifying accounts receivable and bears interest at a rate that is the greater of 5.50% or US prime plus 1.50%. The facility is secured by a general security agreement granting the lender a first charge on the assets of ECS. As at September 30, 2003 and 2004, ECS had no amounts outstanding under its credit facility.
      PSI has a demand operating facility for up to US$2 million based on qualifying accounts receivable and bears interest at a rate of US prime plus 2.25%. The facility is secured by a general security agreement granting the lender a first charge on the assets of PSI. As at September 30, 2004, PSI had no amounts outstanding under its credit facility.

7.     Long-term deferred revenue:
      Long-term deferred revenue includes the following:

	2002	2003	2004

Deferred revenue	$3,250,455	$4,021,322	$8,427,178
Unamortized lease inducements	208,978	140,982	56,393

	$3,459,433	$4,162,304	$8,483,571
Less current portion of:
Deferred revenue	(3,250,455)	(3,672,617)	(8,296,686)
Unamortized lease inducements	(78,367)	(84,589)	(56,393)

	(3,328,822)	(3,757,206)	(8,353,079)

	$130,611	$405,098	$130,492

8.     Obligations under capital leases:

	2002	2003	2004

2003	$141,393	$—	$—
2004	88,883	137,793	—
2005	34,313	83,758	190,222
2006	—	13,748	120,213
2007	—	—	82,651
2008	—	—	35,119

Total minimum lease payments	264,589	235,299	428,205
Less amount representing interest at rates ranging from 5% to 13%	27,454	26,308	50,550

Present value of net minimum capital lease payments	237,135	208,991	377,655
Less current portion of obligations under capital leases	(121,839)	(122,769)	(162,130)

	$115,296	$86,222	$215,525

      Interest of $29,614 (2003—$28,252; 2002—$38,924) relating to capital lease obligations has been included in “financial and other” in the consolidated statements of earnings.
9.     Share capital:
(a) Authorized:
      An unlimited number of voting common shares.
      An unlimited number of non-voting preferred shares issuable in series.

(b) Issued and outstanding:

	2002		2003		2004

	Number of		Number of		Number of
	shares	Amount	shares	Amount	shares	Amount

Common shares, issued and outstanding:
Balance, beginning of year	8,863,377	$22,964,223	17,260,552	$27,894,173	29,836,948	$44,437,733
Common shares issued on private placement, net of share issue costs of 2002—$119,206 2003—$1,015,265; 2004—nil	8,333,333	4,880,794	12,500,000	16,484,735	224,611	660,850
Common shares issued on options exercised	63,842	49,156	76,396	58,825	553,824	429,185

	17,260,552	$27,894,173	29,836,948	$44,437,733	30,615,383	$45,527,768

      On April 24, 2002, the Company issued 8,333,333 units (“the Units”) for aggregate proceeds of $5 million. Each Unit consisted of one common share and one-half of one common share purchase warrant. The warrants, which have a four year term, entitle the holders to acquire in equal tranches one common share at prices of $1.00, $1.50, and $2.00, resulting in maximum subscription proceeds to the Company of $6.25 million if fully exercised.
      On March 20, 2003, the Company completed a private placement for gross proceeds of $17.5 million. The funds were held in escrow pending the completion of the acquisition described in note 2(c). Upon closing of the transaction on April 17, 2003, the funds were released and the Company issued 12.5 million common shares.
      On July 26, 2004, the Company issued 224,611 common shares under a private placement agreement for gross proceeds of $660,850 (US$500,000).
(c) Employee stock option plan:
      The Company has a Stock Option Plan (the “plan”) under which options may be granted to certain directors, officers, employees and service providers to purchase common shares at a price fixed by the Board of Directors of the plan, but which is not less than the current market price of the Company’s shares at the time the option is granted. In general, options vest over a three year period from the date of grant and expire five years after the grant date. During fiscal 2004, the shareholders of the Company approved an amendment to the plan to increase the number of shares available for options from 1,773,675 to 3,673,675. The maximum number of shares available for issuance to any one individual is to be no more than 5% of the issued and outstanding shares of the Company. Option agreements under the plan, which must be approved by the Board of Directors, include non-competition and confidentiality provisions in favor of the Company.

      Changes in outstanding options for the past three fiscal years are as follows:

	2002		2003		2004

	Common	Weighted	Common	Weighted	Common	Weighted
	shares under	average price	shares under	average price	shares under	average price
	options	per share	options	per share	options	per share

Options outstanding at beginning of year	944,880	$0.97	1,101,553	$0.71	1,595,492	$1.17
Cancelled or expired	(224,152)	1.61	(10,999)	0.77	—	—
Exercised	(63,842)	0.77	(76,396)	0.77	(553,824)	0.78
Granted	444,667	0.63	581,334	1.97	814,500	2.63

Options outstanding at end of year	1,101,553	$0.71	1,595,492	$1.17	1,856,168	$1.93

Options exercisable at end of year	746,923	$0.74	997,417	$0.72	643,225	$0.99

      Options outstanding at September 30, 2004 are exercisable at the following prices:

		Weighted average	Number
	Exercise	remaining	exercisable as of
	price per	contractual life	September 30,
Number outstanding as of September 30, 2004	share	in years	2004

400,000	$0.60	2.36	400,000
40,667	0.77	0.74	40,667
24,667	1.05	0.56	24,667
43,334	1.36	1.15	27,223
380,000	1.88	3.60	110,834
293,500	2.20	4.04	—
153,000	2.40	3.83	39,834
396,000	2.85	4.96	—
125,000	2.95	4.81	—

1,856,168	$1.93	3.63	643,225

(d) Warrants:
      Warrants outstanding at September 30, 2004 are as follows:

	Exercise
	price per
Number outstanding as of September 30, 2004	warrant	Expiry

1,388,889	$1.00	April 24, 2006
1,388,889	1.50	April 24, 2006
1,388,889	2.00	April 24, 2006

4,166,667	$1.50

10.     Commitments:
(a) Operating leases:
      The Company is committed to minimum annual payments under operating leases for office space and office equipment approximately as follows:

2005	$1,700,000
2006	1,425,000
2007	1,125,000
2008	254,000
2009	247,000
2010	144,000

$4,895,000

(b) Royalty commitment:
      The Company is committed to pay royalties under an asset purchase agreement with Neartek Inc. (see note 4) based on the revenues generated by the software acquired. For the period until March 31, 2004, a royalty of 25% is due on software sales and 10% is due on support revenue in excess of US$100,000. From the period of April 1, 2004, to March 31, 2007, a royalty of 10% is due on software sales and 10% is due on support revenues in excess of US$100,000. For the year ended September 30, 2004, royalties paid and payable under the agreement were $105,609 (2003—nil).
      In addition, under the agreement with OpenMFG LLC (see note 4), the Company is committed to pay a percentage of revenues received from certain customers during the period to July 2006.
(c) Guarantees:
      The Company has pledged the shares of PSI as collateral for its obligation to settle the contingent consideration under the share purchase agreement described in note 2(b).
11.     Research tax credits:
      Research tax credits earned consists of the following:

	2002	2003	2004

Quebec wage credits:
Current	$300,000	$201,000	$200,000
Recognition of tax credits from prior years	546,658	280,609	—
Federal:
Tax credits utilized in the current year to reduce income taxes payable	—	822,000	279,000
Recognition of tax credits from prior years	—	2,000,000	186,000

	$846,658	$3,303,609	$665,000

      In 2004, the Company recorded previously unrecognized research tax credits relating to prior taxation years in the amount of $186,000 (2003—$280,609 and $2,000,000; 2002—$546,658). The Company determined that there was reasonable assurance that these credits would be realized in accordance with the Company’s accounting policy detailed in note 1(k).

12.     Special charges:
      (a) The Company recorded a restructuring charge in fiscal 2002 in the amount of $653,094, which consisted primarily of severance payments, lease exit and related costs. As at September 30, 2004, there was no remaining provision associated with this charge included in accounts payable and accrued liabilities on the consolidated balance sheets (2003—nil; 2002—$101,000).
      (b) During fiscal 2001, the Company recorded a charge related primarily to the write-down of certain leasehold improvements and other property, the provision for lease costs relating to leased property that is no longer being used by the Company, and the reversal of the excess amount accrued for the settlement of the California sales tax issue. As at September 30, 2004, the remaining provision associated with this charge amounted to $166,488 (2003—$416,233; 2002—$768,812), of which nil (2003—$166,488; 2002—$480,508) is included in long-term accrued liabilities and $166,488 (2003—$249,745; 2002—$288,304) is included in accounts payable and accrued liabilities on the consolidated balance sheets.
      (c) In fiscal 1998, the Company recorded a charge of $2,936,009, relating primarily to long-term severance payments in connection with costs associated with restructuring the Company’s operations. As at September 30, 2004, the remaining provision associated with this charge amounted to nil (2003—$177,831; 2002—$400,053), of which nil (2003—$177,831; 2002—$222,221) is included in accounts payable and accrued liabilities and nil (2003—nil; 2002—$177,830) is included in long-term accrued liabilities on the consolidated balance sheets.
13.     Income taxes:
      (a) The income tax provision reported differs from the amount computed by applying the combined Canadian federal and provincial rate to earnings before income taxes. The reasons for the difference and the related tax effects are as follows:

	2002	2003	2004

Earnings before income taxes	$3,374,574	$7,212,061	$7,418,728
Expected rate	35.6%	33.6%	31.6%

Expected tax	1,201,348	2,423,252	2,344,318
Adjustments:
Reduction due to utilization of losses carried forward and other unclaimed deductions	(1,201,348)	(132,573)	(151,182)
Difference in tax rates in different jurisdictions	—	20,853	223,061
Foreign exchange	—	468,373	(480,410)
Change in valuation allowance	—	(1,592,405)	632,211
Effect of permanent and other differences	—	(369,382)	(224,773)

Income tax expense	$—	$818,118	$2,343,225

      (b) Future income taxes reflect the net effects of temporary differences between the carrying values of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s future tax position at September 30 are as follows:

	2003	2004

Future tax assets:
Loss carryforwards	$4,640,000	$4,510,000
Research and development expenditures	2,548,000	2,309,000
Restructuring and other reserves	608,000	1,007,000
Intangible assets	251,000	—
Share issue costs	275,000	204,000
Foreign exchange	103,000	409,000
Other	104,000	—

	8,529,000	8,439,000
Less: valuation allowance	(6,248,696)	(5,725,013)

	2,280,304	2,713,987

Future tax liabilities:
Property and equipment	123,000	64,000
Intangible assets	—	480,000
Research tax credits	898,000	785,000
Prepaid expenses	514,000	439,000

	1,535,000	1,768,000

Net future tax asset	$745,304	$945,987

      In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will not be realized. The ultimate realization of future income tax assets is dependent upon the generation of future taxable income and tax planning strategies.
      The Company recorded a future income tax asset in the amount of approximately $1.3 million as an identifiable asset in allocating the cost of the PSI purchase at date of acquisition for previously unrecognized loss carryforwards that were more likely than not of being realized as a result of the acquisition.
      (c) The Company has accumulated non-capital losses for income tax purposes, principally in its foreign subsidiaries, of approximately $9,876,000 available to reduce taxable income of future years for which no benefit has been recognized in the accounts. Certain losses are subject to annual limitations in reducing foreign taxable income. These losses expire as follows:

2006	$741,000
2007	329,000
2010	924,000
2011	814,000
2018	4,006,000
2019	1,193,000
Indefinitely	1,869,000

$9,876,000

      (d) The Company has accumulated scientific research and experimental development expenditures of $9,000,000 in Canada available to reduce future federal taxable income for which no benefit has been recognized in the accounts.
14.     Earnings per share:
(a) Basic and diluted earnings per share:
      The reconciliation between basic and diluted earnings per share is as follows:

	2002	2003	2004

Basic:
Basic weighted average number of common shares outstanding	12,525,347	23,528,399	30,255,315

Basic earnings per share	$0.27	$0.27	$0.17

Diluted:
Basic weighted average number of common shares outstanding	12,525,347	23,528,399	30,255,315
Add impact of stock options and warrants	446,033	1,511,753	2,646,897

Diluted common shares	12,971,380	25,040,152	32,902,212

Diluted earnings per share	$0.26	$0.26	$0.15

(b) Stock-based compensation:
      As per CICA Handbook Section 3870, pro forma information regarding net earnings and earnings per share is required and has been determined as if the Company had accounted for its employee stock options granted after October 1, 2002, under the fair value method. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

	2003	2004

Risk-free interest rate	4.71%	3.72%
Expected volatility	51.11%	35.47%
Expected life in years	3.83	4.00
Expected dividend yield	nil	nil

      Dividend yield was excluded from the calculation since it is the present policy of the Company to retain all earnings to finance operations.
      For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options’ vesting periods. Had the fair value method been used to account for the employee options granted during the period, net earnings and earnings per share would have been:

	2003	2004

Reported net earnings	$6,393,943	$5,075,503
Pro forma adjustments to compensation expense	(63,000)	(215,100)

Pro forma net earnings	$6,330,943	$4,860,403

	2003	2004

Pro forma earnings per share
Basic	$0.27	$0.16
Diluted	$0.25	$0.15

      The following table summarizes the weighted average grant-date fair value per share of options granted during the year ended September 30:

	2003	2004

Number of options granted (issued at market)	581,334	814,500
Weighted average grant-date fair value per share	$0.84	$0.86

15.     Segmented and related information:
(a) Business segments:
      The Company has three reportable segments: Enterprise Application Solutions (EAS), Speedware Development and Analytics Tools (DAT) and Corporate. The EAS segment offers complete enterprise resource planning solutions specifically targeted to the building materials and distribution markets. The DAT segment offers industry-specific business intelligence solutions, application development technology and HP e3000 migration solutions. The Corporate segment is responsible for the Company’s financial and corporate direction, and also includes general expenses which cannot be directly attributed to a specific segment.
      Financial information relating to business segments is as follows:

2002	EAS	DAT	Corporate	Total

Revenues	$—	$14,428,546	$—	$14,428,546
Interest revenue	—	30,388	—	30,388
Interest expense	—	46,944	—	46,944
Amortization of property and equipment	—	303,728	—	303,728
Net earnings (loss)	—	4,213,328	(838,754)	3,374,574
Total assets	—	7,957,498	5,978,401	13,935,899
Capital expenditures	—	367,144	—	367,144

2003	EAS	DAT	Corporate	Total

Revenues	$13,395,300	$12,254,716	$—	$25,650,016
Interest revenue	—	63,855	31,745	68,600
Interest expense	32,275	44,512	—	76,787
Other income	—	—	457,526	457,526
Amortization of property and equipment	395,641	313,348	—	708,989
Amortization of intangible assets	349,320	4,876	—	354,196
Net earnings (loss)	1,254,589	5,921,189	(781,835)	6,393,943
Total assets	23,852,714	15,075,349	1,347,046	40,275,109
Capital expenditures	66,899	214,822	—	281,721
Business and other acquisitions	17,321,852	209,684	—	17,531,536

2004	EAS	DAT	Corporate	Total

Revenues	$33,367,057	$10,997,134	$—	$44,364,191
Interest revenue	1,293	76,612	20,828	98,733
Interest expense	15,268	18,478	—	33,746
Other income	—	—	140,747	140,747
Amortization of property and equipment	853,370	309,394	—	1,162,764
Amortization of intangible assets	811,710	118,613	—	930,323
Net earnings (loss)	3,914,049	2,836,629	(1,675,175)	5,075,503
Total assets	43,042,314	15,138,194	33,321	58,213,829
Capital expenditures	405,365	212,818	—	618,183
Business and other acquisitions	14,584,422	2,835,551	—	17,419,973

(b) Geographic information:

	2002	2003	2004

Revenues:
Canada	$2,979,932	$2,323,614	$1,463,910
United States	9,803,184	20,701,936	40,465,248
Europe	1,645,430	2,624,466	1,992,435
Other	—	—	442,598

	$14,428,546	$25,650,016	$44,364,191

Property, equipment, goodwill and intangible assets:
Canada	$983,832	$718,897	$911,541
United States	—	18,488,925	30,113,648
Europe	18,342	2,584	—

	$1,002,174	$19,210,406	$31,025,189

(c) Information about major customers:
      No one customer represented greater than 10% of total revenues for 2002, 2003 or 2004.
16.     Related party transactions:
      Included in “selling, general and administrative” expenses on the consolidated statements of earnings are consulting services and incentive payments to shareholders in the amount of $384,331 (2003—$228,148; 2002—$20,833), of which $166,026 is included in accounts payable and accrued liabilities at September 30, 2004. The transactions are recorded at the exchange amount, which is the consideration agreed to by the parties.

17.     Supplementary information:
(a) Amortization consists of the following:

	2002	2003	2004

Amortization of property and equipment	$303,728	$708,989	$1,162,764
Amortization of customer contracts and customer relationships	—	349,320	825,536
Amortization of acquired technology	—	—	31,699
Amortization of acquired software	—	4,876	58,512
Amortization of license	—	—	14,576

	$303,728	$1,063,185	$2,093,087

(b) Financial and other consists of the following:

	2002	2003	2004

Gain on sale of marketable securities	$—	$(457,526)	$(140,747)
Interest revenue	(30,388)	(68,600)	(98,733)
Interest expense	46,944	76,787	33,746
Bank charges	32,141	28,211	92,884
Other	32,631	6,204	51,655

	$81,328	$(414,924)	$(61,195)

(c) Change in operating assets and liabilities:

	2002	2003	2004

Accounts receivable	$1,052,721	$772,969	$(3,296,185)
Research tax credits receivable	733,356	99,000	—
Inventories	—	(13,211)	(193,348)
Prepaid expenses, deposits and supplies	51,739	320,530	(454,243)
Long-term prepaid expenses	—	(308,376)	187,836
Accounts payable and accrued liabilities	(803,831)	(1,730,166)	2,523,446
Income taxes payable	—	—	1,480,428
Deferred revenue	(427,278)	(1,410,105)	2,838,292
Long-term deferred revenue	(82,239)	284,532	(261,489)
Long-term accrued liabilities	(473,721)	(491,850)	(166,488)

	$50,747	$(2,476,677)	$2,658,249

(d) The amount of allowance for doubtful accounts included in accounts receivable is as follows:

2002	$638,404
2003	1,170,971
2004	901,166

18.     Financial instruments:
(a) Foreign currency risk management:
      A substantial portion of the Company’s revenues is denominated in currencies other than Canadian dollars. This results in financial risk due to fluctuations in the value of the Canadian dollar relative to those foreign currencies. For the most part, this exposure is reduced to the extent that the Company incurs payroll and other operating expenses in the local currencies of the countries in which the Company has operations. The Company does not use derivative financial instruments to reduce its foreign exchange exposure. Fluctuations in payments made for the Company’s products and services could cause unanticipated fluctuations in the Company’s operating results.
(b) Credit risk:
      Credit risk results from the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, marketable securities and accounts receivable.
      Cash and marketable securities are maintained with high-credit quality financial institutions.
      Concentration of credit risk with respect to accounts receivable is limited due to the Company’s credit evaluation process, the large number of customers comprising the Company’s customer base and their dispersion among many different industries and geographical locations.
      In the normal course of business, the Company evaluates the financial condition of its customers on a continuing basis and reviews the credit worthiness of all new customers. Allowances are maintained for potential credit losses consistent with the credit risk, historical trends, general economic conditions and other information.
(c) Fair value disclosures:
      Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.
      The carrying values of the Company’s short-term financial assets and liabilities, including marketable securities, approximate their fair values due to the relatively short periods to maturity of these instruments. The carrying values of the obligations under capital lease approximate fair value.
(d) Interest rate risk:
      The Company is not exposed to significant interest rate risk because its financial instruments bear interest at a fixed rate.

Cash and cash equivalents	Fixed interest rate
Obligations under capital leases	Fixed interest rate

19.     Comparative figures:
      Certain of the comparative figures have been reclassified to conform to the presentation adopted in the current year.
20.     Subsequent event:
      Under the terms of an agreement signed January 24, 2005, a subsidiary of Activant Solutions Inc. (Activant), a Texas-based ERP solutions provider, will, subject to certain conditions, make a tender offer to purchase all of the issued and outstanding common shares of the Company, including all common shares issuable upon exercise of currently outstanding options and warrants, for CA$3.91 per share in cash. The offer, which is subject to customary closing conditions, including the tendering of at least 66 2/3% of the common shares outstanding on a fully diluted basis, is expected to close by March 31, 2005.
21.     US GAAP reconciliation:
      Under the terms of the agreement with Activant, the Company is required to deliver financial statements to Activant reconciling the Company’s financial statements to accounting principles generally accepted in the United States. The reconciliation is as follows:
      The consolidated financial statements of the Company are expressed in Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles (GAAP), which conform, in all material respects, with those generally accepted in the United States except as described below:
      Consolidated statements of earnings:

	2002	2003	2004

Net earnings in accordance with Canadian GAAP	$3,374,574	$6,393,943	$5,075,503
Adjustments for:
Stock-based compensation (a)	(91,103)	(208,151)	(215,394)

Net earnings in accordance with US GAAP	$3,283,471	$6,185,792	$4,860,109

Earnings per share—US GAAP
Basic	$0.26	$0.26	$0.16
Diluted	$0.25	$0.25	$0.15

      Consolidated statements of comprehensive income:

	2002	2003	2004

Net earnings in accordance with US GAAP	$3,283,471	$6,185,792	$4,860,109
Adjustments for:
Cumulative translation adjustments (b)	—	—	(701,113)
Unrealized loss on available for sale securities, net of taxes of $2,097 (c)	—	(10,614)	10,614

Comprehensive income in accordance with US GAAP	$3,283,471	$6,175,178	$4,169,610

      Consolidated statements of shareholders’ equity:

	2002	2003	2004

Shareholders’ equity in accordance with Canadian GAAP	$6,596,673	$29,534,176	$34,998,601
Adjustments for:
Stock-based compensation (a)	—	—	—
Accumulated other comprehensive income (c)	—	(10,614)	—

Shareholder’s equity in accordance with US GAAP	$6,596,673	$29,523,562	$34,998,601

(a) Stock-based compensation:
      The Company uses the settlement method to account for stock-based compensation as permitted by Canadian GAAP. Under this method, no compensation expense is recorded when stock options are granted to employees. Under US GAAP, as prescribed by APB Opinion No. 25, the intrinsic value based method may be used. Under this method, no compensation expense is recorded as long as the exercise price was not less than market price on the date of grant. However, the Company repriced certain outstanding stock options during fiscal 2001. Under US GAAP, these options would have to be accounted for as variable from the date of the change to the date they are exercised, cancelled or expire.
      The change in net earnings for the compensation expense each year results in a credit to additional paid-in capital. Consequently, these adjustments offset one another in the reconciliation of shareholders’ equity.
(b) Foreign currency translation adjustments:
      Comprehensive income consists of net earnings and all other changes in shareholders’ equity that do not result from transactions with shareholders. This amount consists of foreign currency translation adjustments which result from the process of translating the financial statements of foreign subsidiaries.
(c) Unrealized loss on available for sale securities:
      Under Canadian GAAP, marketable securities are accounted for at the lower of cost and market. Under US GAAP, these securities are classified as “available for sale” and are carried at market value with unrealized gains or losses reflected as a separate component of shareholders’ equity and included in comprehensive income.

Speedware Corporation Inc.
and subsidiaries
Consolidated balance sheets

	September 30	March 31
(US dollars in thousands) (In accordance with Canadian GAAP)	2004	2005

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,629	$16,228
Accounts receivable	9,264	6,526
Research tax credits receivable	159	224
Inventories	388	530
Prepaid expenses and deposits	1,695	1,875

	19,135	25,383
Long-term prepaid expenses	80	63
Non-refundable research tax credits	1,585	1,302
Future tax assets	750	531
Property and equipment	1,646	1,517
Intangible assets	6,863	6,216
Goodwill (note 2)	16,084	19,084

	$46,143	$54,096

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$8,931	$5,089
Balance of sale on acquisitions (note 2)	1,266	3,993
Income taxes payable	1,181	855
Deferred revenue	6,621	5,698
Current portion of obligations under capital leases	129	107

	18,128	15,742
Long-term deferred revenue	103	64
Obligations under capital leases	171	131

Shareholders’ equity:
Share capital (note 4(b))	29,835	38,864
Additional paid in capital (note 4(e))	—	—
Deficit	(5,212)	(3,823)
Cumulative translation adjustment (note 1(a))	3,118	3,118

	27,741	38,159

	$46,143	$54,096

See accompanying notes to the unaudited consolidated financial statements.

Speedware Corporation Inc.
and subsidiaries
Consolidated statements of earnings

	For the six
	month periods
	ended March 31
(US dollars in thousands, except per share amounts)
(In accordance with Canadian GAAP)	2004	2005

	(Unaudited)
Revenues:
Revenues from services	$10,424	$17,557
Revenues from software	2,860	6,725
Other	1,180	1,756

	14,464	26,038
Operating expenses (income):
Cost of revenue from services	2,902	5,852
Cost of revenue from software	665	1,588
Selling, general and administrative	5,428	8,167
Research and development	2,575	4,293
Research tax credits earned	(184)	(57)
Foreign exchange	28	(68)
Acquisition-related costs (note 7(a))	—	2,114
Amortization of property and equipment	416	361
Amortization of intangible assets	287	733
Financial charges (income)	(112)	25

	12,005	23,008

Earnings before income taxes	2,459	3,030
Income taxes:
Current	571	1,202
Future	148	228

	719	1,430

Net earnings	$1,740	$1,600
Earnings per share (note 5):
Basic	$0.06	$0.05
Diluted	$0.05	$0.05

See accompanying notes to the unaudited consolidated financial statements.

Speedware Corporation Inc.
and subsidiaries
Consolidated statements of deficit

	For the six month
	periods ended
	March 31

(US dollars in thousands) (In accordance with Canadian GAAP)	2004	2005

	(Unaudited)
Deficit, beginning of period:
As previously reported	$(9,047)	$(5,212)
Adjustment to reflect change in accounting policy for stock-based compensation (note 1(b))	—	(211)

Deficit, beginning of period	(9,047)	(5,423)
Net earnings	1,740	1,600

Deficit, end of period	$(7,307)	$(3,823)

See accompanying notes to the unaudited consolidated financial statements.

Speedware Corporation Inc.
and subsidiaries
Consolidated statements of cash flows

	For the six month
	periods ended
	March 31
(US dollars in thousands)
(In accordance with Canadian GAAP)	2004	2005

	(Unaudited)
Cash flows from operating activities:
Net earnings	$1,740	$1,600
Adjustments for items not involving cash:
Amortization of property and equipment	416	361
Amortization of intangible assets	287	733
Future income taxes	148	228
Non-refundable research tax credits	—	347
Stock-based compensation	—	740
Gain on sale of marketable securities	(107)	—
Change in operating assets and liabilities (note 7(b))	(257)	(2,955)

	2,227	1,054
Cash flows from financing activities:
Proceeds from issuance of common shares	240	8,078
Repayment of obligations under capital leases	(51)	(65)

	189	8,013
Cash flows from investing activities:
Payment of balance of sale on acquisition	—	(273)
Purchase of property and equipment	(169)	(233)
Proceeds from sale of marketable securities	476	—

	307	(506)
Effect of foreign exchange rate changes	315	38

Increase in cash and cash equivalents	3,038	8,599
Cash and cash equivalents, beginning of period	8,860	7,629

Cash and cash equivalents, end of period	$11,898	$16,228

Supplemental cash flow information:
Interest paid	$9	$15
Income taxes paid	—	$1,315

See accompanying notes to the unaudited consolidated financial statements.

Speedware Corporation Inc.
Notes to consolidated financial statements
March 31, 2005 (in US dollars)
(Unaudited)
      Speedware Corporation Inc. (the “Company”) is incorporated under the Canada Business Corporations Act. The Company is a software company providing solutions and tools through its four operating divisions. ECS and PSI, known collectively as the Enterprise Application Solutions (EAS) segment, provide complete ERP solutions to the building materials and distributions markets respectively. The Company’s Development and Analytics Tools (DAT) segment consists of the Productivity Tools division (previously referred to as Speedware Ltd.) providing customers with application development and business intelligence tools and services, and OpenERP Solutions developing next generation open source ERP solutions for small to medium-size manufacturers.
      These financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The unaudited balance sheet as at March 31, 2005 and the unaudited statements of operations, deficit and cash flows for the six month periods ended March 31, 2004 and 2005 reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented. The results of operations for any interim period are not necessarily indicative of the results for the full year. The interim financial statements follow the same accounting policies and methods of application as described in note 1 to the annual financial statements for the year ended September 30, 2004, except as described in note 1 below. The interim financial statements do not include all disclosures required for annual financial statement purposes and should be read in conjunction with the most recent audited annual financial statements as at and for the year ended September 30, 2004.
      On March 30, 2005, Activant Solutions Inc. (“Activant”), through its wholly owned subsidiary, Activant Solutions Acquisitions Ltd. (“Acquisitionco”), acquired pursuant to a takeover bid, 96.45% of the Company’s issued and outstanding shares. In April 2005, Activant, through Acquisitionco, exercised its statutory rights under the Canada Business Corporations Act to compulsorily acquire all of the remaining common shares that were not deposited under the takeover bid. Following the compulsory acquisition, Activant will apply to de-list the Company’s common shares from the Toronto Stock Exchange. In addition, in April 2005, the Company was amalgamated with Acquisitionco.
      On April 20, 2005, PSI and ECS entered into two agreements whereby they agreed to assume the covenants, agreements and undertakings of a guarantor under debt agreements entered into by Activant, which provides for the issuance for an aggregate $277 million aggregate principal amount of senior notes, of which $120 million bear interest at floating rates and are due 2010 and $157 million bear interest at 10 1/2% and are due 2011. In addition, PSI and ECS entered into an assumption agreement to another debt agreement entered into by Activant whereby they assigned and transferred to an administrative agent a security interest in all collateral owned by them and assumed all obligations and liabilities of a guarantor under the debt agreement.
1.     Changes in accounting policies
(a) Change in functional and reporting currency
      As a result of a significant portion of its revenues, expenses, assets and liabilities being denominated in US dollars, as well as the majority of its operations being in the US, the Company adopted the US dollar as its functional and reporting currency effective October 1, 2004, the beginning of fiscal 2005. All assets and liabilities as at September 30, 2004, have been translated into US dollars using the exchange rate in effect on September 30, 2004. For comparative purposes, historical financial statements have been restated into US dollars as if the Company had adopted the US dollar as its reporting currency for those periods.
      The change in functional currency for the prior periods resulted in a currency translation adjustment of $3.1 million as at September 30, 2004, which is reflected in the cumulative translation adjustment account, a separate component of shareholders’ equity.

(b) Stock-based compensation
      In November 2003, the Canadian Institute of Chartered Accountants (CICA) revised Handbook Section 3870, Stock-based Compensation and other Stock-based Payments, with respect to the accounting for stock-based compensation and other stock-based payments. The revised recommendations require that beginning October 1, 2004, the fair value-based method be used to account for all transactions whereby goods and services are received in exchange for stock-based compensation and other stock-based payments. The revised standard no longer permits the use of the settlement method for stock-based employee compensation awards. Under the settlement method, any consideration paid by employees on the exercise of stock options is credited to share capital and no compensation expense is recognized. Under the fair value-based method, compensation cost is measured at fair value at the date of grant and is expensed over the award’s vesting periods.
      In accordance with one of the transitional options permitted under this standard, the Company has retroactively applied the fair value based method to all employee stock options granted on or after October 1, 2002, without restatement of prior periods. The cumulative effect of this change in accounting policy of $211,298 has been recorded as an increase to the opening deficit and additional paid-in capital at October 1, 2004.
2.     Amendment to the PSI share purchase agreement
      Concurrent with the Activant takeover bid, the Company amended the share purchase agreement to acquire Prelude Systems Inc. (“PSI”) concluded July 19, 2004, which provided for the payment of an additional cash consideration of up to $4 million one year after closing of the transaction if PSI achieved certain revenue and profitability targets. On March 30, 2005, the agreement was amended such that the Company has assured the payment of $3 million to the PSI selling shareholders regardless of financial performance. This amount is now payable in equal installments (i) immediately following completion of the takeover bid, (ii) June 30, 2005, and (iii) September 30, 2005. The remaining $1 million of contingent consideration remains subject to financial performance and becomes payable after December 31, 2005. The final two payments of the contingent consideration will be held in escrow pending determination of certain indemnification claims under the PSI share purchase agreement.
      The Company recorded the additional contingent consideration of $3 million that is now guaranteed as an increase to goodwill and the balance of sale on acquisitions at March 31, 2005 since the amount is no longer contingent on financial performance and is determinable beyond a reasonable doubt.
      Changes in goodwill and balance of sale on acquisitions during the period ended March 31, 2005 were as follows:

		Balance of sale
(Dollars in thousands)	Goodwill	on acquisition

Balance, September 30, 2004	$16,084	$1,266
Payment of balance of sale on acquisition of eXegeSys Systems Inc.	—	(273)
Additional consideration payable on PSI acquisition	3,000	3,000

Balance, March 31, 2005	$19,084	$3,993

      At March 31, 2005, all of the balance of sale on acquisitions relates to the PSI acquisition. In April 2005, the Company paid $1,993,000 of the balance of sale related to the PSI acquisition.
3.     Credit facilities
      The Company has a demand operating facility for up to CA$1.5 million based on qualifying accounts receivable and bears interest at a rate of Canadian prime plus 1.5%. The facility is secured by a general security agreement granting the lender a first charge on the major assets and undertakings of the Company, not including ECS. The Company had no amounts outstanding under this credit facility as at March 31, 2005 and as at September 30, 2004.
      ECS has a demand operating facility for up to $3 million based on qualifying accounts receivable and bears interest at a rate that is the greater of 5.50% or US prime plus 1.50%. The facility is secured by a general security agreement granting the lender a first charge on the assets of ECS and is fully guaranteed by the Company. ECS had no amounts outstanding under this credit facility as at March 31, 2005 and as at September 30, 2004.
      PSI has a demand operating facility for up to $2 million based on qualifying accounts receivable and bears interest at a rate of US prime plus 2.25%. The facility is secured by a general security agreement granting the lender a first charge on the assets of PSI. PSI had no amounts outstanding under this credit facility as at March 31, 2005 and as at September 30, 2004.
4.     Share capital
(a) Authorized
      An unlimited number of voting common shares.
      An unlimited number of non-voting preferred shares issuable in series.
(b) Issued and outstanding

	As at September 30	As at March 31
(Dollars in thousands)	2004	2005

30,615,383 common shares at September 30, 2004; 36,639,551 common shares as at March 31, 2005	$29,835	$38,864

      Changes in the issued and outstanding common shares for the period ended March 31, 2005, were as follows:

	Common shares

(Dollars in thousands)	Number	Dollars

Balance, September 30, 2004	30,615,383	$29,835
Exercise of stock options:
For cash	1,857,501	2,988
Ascribed value from additional paid in capital	—	951
Exercise of warrants for cash	4,166,667	5,090

Balance, March 31, 2005	36,639,551	$38,864

(c) Employee stock option plan
      The Company has a stock option plan under which options may be granted to certain directors, officers, employees and service providers to purchase up to 3,673,675 common shares of the Company at a price fixed by the administrator of the plan, but which is not less than the current market price of the Company’s shares at the time the option is granted. In general, options vest over a three-year period from the date of grant and expire five years after the date of grant. The maximum number of shares available for issuance to any one individual is to be no more than 5% of the issued and outstanding shares of the Company. Option agreements under the plan, which must be approved by the Board of Directors, include non-competition and confidentiality provisions in favor of the Company.

      Changes in outstanding options for the period are as follows:

		Weighted average
	Number	exercise price

Options outstanding, October 1, 2004	1,856,168	$1.61
Adjustment	1,333	—
Exercised	(1,857,501)	1.61

Options outstanding, March 31, 2005	—	$—

Options exercisable, March 31, 2005	—	$—

(d) Warrants
      During the period ended March 31, 2005, 4,166,667 warrants were exercised for aggregate proceeds of $5,090,000. At March 31, 2005, no warrants remained outstanding.
(e) Additional paid in capital
      Changes in additional paid in capital during the period ended March 31, 2005 were as follows:

For the six month period
ended March 31, 2005
(Dollars in thousands)

Balance, September 30, 2004	$—
Adjustment to reflect change in accounting policy on October 1, 2004, for stock-based compensation	211
Stock-based compensation expense	740
Ascribed value reclassified to share capital upon exercise of stock options	(951)

Balance, March 31, 2005	$—

5.     Earnings per share
(a) Basic and diluted earnings per share
      The reconciliation between basic and diluted earnings per share is as follows:

	For the six month periods
	ended March 31

	2004	2005

Basic:
Basic weighted average number of common shares outstanding	30,087,829	30,670,657

Basic earnings per share	$0.06	$0.05

Diluted:
Basic weighted average number of common shares outstanding	30,087,829	30,670,657
Impact of stock options and warrants	2,517,444	2,967,144

Diluted weighted average number of common shares	32,605,273	33,637,801

Diluted earnings per share	$0.05	$0.05

(b) Stock-based compensation
      During the six month period ended March 31, 2005, the Company recorded total stock-based compensation expense of $740,175 related to stock options granted after October 1, 2002, in accordance with the change in accounting policy described in note 1. Stock-based compensation in the period represents the amortization of compensation expense related to options granted after October 1, 2002, over their vesting periods. As a result of the Activant takeover bid, all of these options became immediately vested and all the related compensation expense was recognized in the period ended March 31, 2005.
      Had the fair value method been used to account for stock-based compensation expense for the six month period ended March 31, 2004, pro forma net earnings and pro forma earnings per share would have been:

For the six month
period ended
March 31
(Dollars in thousands)	2004

Reported net earnings	$1,740
Pro forma adjustments to compensation expense	(70)

Pro forma net earnings	$1,670

Pro forma earnings per share
Basic	$0.06
Diluted	$0.05

      The following table summarizes the weighted average grant-date fair value per share of options granted during the six month periods ended March 31, 2004 and 2005, for which the exercise price per option is equal to or less than the market price per share:

	For the six
	month periods
	ended March 31,

	2004	2005

Number of options	293,500	—
Weighted average grant-date fair value per share	$0.52	$—

      The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

	For the six month
	periods ended
	March 31

	2004	2005

Risk free interest rate	3.52%	—
Expected volatility	34.74%	—
Expected life in years	4.00	—
Expected dividend yield	nil	—

      Dividend yield was excluded from the calculation since it is the present policy of the Company to retain all earnings to finance operations.

6.     Segmented and related information
(a) Business segments
      The Company has three reportable segments: Enterprise Application Solutions (EAS), Speedware Development and Analytics Tools (DAT) and Corporate. The EAS segment offers complete enterprise resource planning solutions targeted to the building materials market through ECS and to the distribution market through PSI. The DAT segment offers business intelligence and application development technology tools and services and HP e3000 migration solutions through its Productivity Tools division (previously referred to as Speedware Ltd.), as well as developing next generation open source ERP solutions for small to medium sized manufacturers through the OpenERP Solutions division. The Corporate segment is responsible for the Company’s financial and corporate direction, and also includes general expenses which cannot be directly attributed to a specific segment.
      Financial information relating to each business segment is as follows:

	For the six month period ended
	March 31, 2004

(Dollars in thousands)	EAS	DAT	Corporate	Total

Revenues	$10,797	$3,667	$—	$14,464
Interest revenue	—	16	—	16
Interest expense	2	7	—	9
Other income	—	—	107	107
Amortization of property and equipment	311	105	—	416
Amortization of intangible assets	265	22	—	287
Net earnings (loss)	1,483	790	(533)	1,740
Capital expenditures	64	105	—	169
Total assets (as at Sept 30, 2004)	34,116	11,999	28	46,143

	For the six month period ended
	March 31, 2005

(Dollars in thousands)	EAS	DAT	Corporate	Total

Revenues	$20,268	$5,770	$—	$26,038
Interest revenue	16	17	—	33
Interest expense	13	2	—	15
Amortization of property and equipment	273	88	—	361
Amortization of intangible assets	450	283	—	733
Net earnings (loss)	3,352	1,254	(3,006)	1,600
Capital expenditures	187	46	—	233
Total assets	37,078	8,819	8,199	54,096

(b) Geographic information

	For the six
	month periods
	ended March 31

(Dollars in thousands)	2004	2005

Revenues:
Canada	$600	$831
United States	12,981	24,451
Europe	751	616
Other	132	140

	$14,464	$26,038

	As of September 30	As of March 31
	2004	2005

Property, equipment, goodwill and intangible assets:
Canada	$724	$633
United States	23,869	26,184

	$24,593	$26,817

7.     Supplementary information
(a) Acquisition related costs:
      In connection with the Activant takeover bid, the Company incurred acquisition-related costs of $2,114,000, consisting primarily of severance to former executives and professional fees, that were expensed in the period ended March 31, 2005.
(b) Change in operating assets and liabilities:

	For the six
	month periods
	ended March 31

(Dollars in thousands)	2004	2005

Accounts receivable	$(187)	$2,885
Research tax credits receivable	(76)	(57)
Inventories	23	(142)
Prepaid expenses	(266)	(170)
Long-term prepaid expenses	149	17
Accounts payable and accrued liabilities	(631)	(3,993)
Income taxes payable	463	(326)
Deferred revenue	539	(1,130)
Long-term deferred revenue	(176)	(39)
Long-term accrued liabilities	(95)	—

	$(257)	$(2,955)

8.     Reconciliation to US GAAP
      The consolidated financial statements of the Company are expressed in US dollars and are prepared in accordance with Canadian generally accepted accounting principles (GAAP), which conform, in all material respects, with those generally accepted in the United States except as described below:
      Consolidated statements of earnings:

	For the six
	month periods
	ended March 31

(Dollars in thousands)	2004	2005

Net earnings in accordance with Canadian GAAP	$1,740	$1,600
Adjustments for:
Stock-based compensation, intrinsic value method (a)	(163)	—
Stock-based compensation, fair value method (b)	—	740

Net earnings in accordance with US GAAP	$1,577	$2,340

Earnings per share— US GAAP
Basic	$0.05	$0.08
Diluted	$0.05	$0.07

      Consolidated statements of comprehensive income:

	For the six
	month periods
	ended March 31

(Dollars in thousands)	2004	2005

Net earnings in accordance with US GAAP	$1,577	$2,340
Adjustments for:
Cumulative translation adjustments (c)	—	—
Unrealized gain on available for sale securities (d)	9	—

Comprehensive income in accordance with US GAAP	$1,586	$2,340

      Consolidated statements of shareholders’ equity:

	As of September 30	As of March 31
(Dollars in thousands)	2004	2005

Shareholders’ equity in accordance with Canadian GAAP	$27,741	$38,159
Adjustments for:
Stock-based compensation, intrinsic value method (a)	—	—
Stock-based compensation, fair value method (b)	—	—

Shareholders’ equity in accordance with US GAAP	$27,741	$38,159

(a) Stock-based compensation, intrinsic value method:
      Prior to October 1, 2004, the Company used the settlement method to account for stock-based compensation as permitted by Canadian GAAP. Under this method, no compensation expense is recorded when stock options are granted to employees. Under US GAAP, as prescribed by APB Opinion No. 25, the intrinsic value based method may be used. Under this method, no compensation expense is recorded as long as the exercise price was not less than market price on the date of grant. However, the Company repriced certain outstanding stock options during fiscal 2001. Under US GAAP, these options would have to be accounted for as variable from the date of the change to the date they are exercised, cancelled or expire.
      The change in net earnings for the compensation expense each year results in a credit to additional paid-in capital. Consequently, these adjustments offset one another in the reconciliation of shareholders’ equity.
(b) Stock-based compensation, fair value method:
      Effective October 1, 2004, under Canadian GAAP, the Company uses the fair value-based method to account for all transactions whereby goods and services are received in exchange for stock-based compensation and other stock-based payments. Under this method, compensation cost is measured at fair value at the date of grant and is expensed over the award’s vesting periods. Under US GAAP, as prescribed by APB Opinion No. 25, the intrinsic value based method may be used. Under this method, no compensation expense is recorded as long as the exercise price was not less than market price on the date of grant.
      The adjustment to opening deficit to recognize the cumulative effect of this change in accounting policies resulted in a credit to additional paid-in capital. These adjustments offset one another in the reconciliation of shareholders’ equity. Similarly, the change in net earnings for the compensation expense each year results in a credit to additional paid-in capital and these adjustments also offset one another in the reconciliation of shareholders’ equity.
(c) Foreign currency translation adjustments:
      Comprehensive income consists of net earnings and all other changes in shareholders’ equity that do not result from transactions with shareholders. Although the balance sheet includes a cumulative translation account, this results from the restatement of prior periods’ financial statements as a result of the change in reporting currency described in note 1(a). As this amount does not result from the process of translating the financial statements of foreign subsidiaries, it is not included as a reconciling item.
(d) Available for sale securities:
      Under Canadian GAAP, marketable securities are accounted for at the lower of cost and market. Under US GAAP, these securities are classified as “available for sale” and are carried at market value with unrealized gains or losses reflected as a separate component of shareholders’ equity and included in comprehensive income.
9.     Comparative figures
      Certain of the comparative figures from the prior year have been reclassified to conform to the presentation adopted in the current year.

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
Prophet 21, Inc.:
      We have audited the accompanying consolidated balance sheets of Prophet 21, Inc. and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prophet 21, Inc. and subsidiaries as of June 30, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ KPMG LLP
Philadelphia, PA
August 19, 2005

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
June 30, 2005 and 2004
(In thousands, except share and per-share data)

	2005	2004

Assets
Current assets:
Cash	$554	$2,495
Accounts receivable, net of allowance for doubtful accounts of $838 in 2005 and $744 in 2004	11,320	9,629
Inventories	517	542
Deferred income taxes	864	374
Prepaid expenses and other current assets	624	1,679

Total current assets	13,879	14,719
Property and equipment, net	1,836	1,496
Other assets	1,403	343
Acquired intangible assets, net of accumulated amortization of $13,741 in 2005 and $6,013 in 2004	30,176	28,304
Goodwill	54,495	33,071

Total assets	$101,789	$77,933

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity
Current liabilities:
Revolving credit facility	$23,350	$8,700
Current portion of term debt	10,000	3,250
Accounts payable	2,704	2,088
Accounts payable— related party (note 19)	197	200
Accrued expenses	5,131	4,012
Interest payable	380	32
Commissions payable	793	586
Taxes payable	1,645	2,775
Profit sharing plan contribution payable	314	249
Deferred revenues	8,942	6,166

Total current liabilities	53,456	28,058
Deferred income taxes	7,605	9,456
Other long-term liabilities	124	—
Term debt, excluding current portion	36,750	—

Total liabilities	97,935	37,514

Commitments and contingencies (note 18)
Redeemable preferred stock, $0.01 par value; authorized 75,000 shares; issued and outstanding 0 shares in 2005 and 34,789.59 shares in 2004	—	38,908
Stockholders’ equity:
Common stock, $0.01 par value; authorized 20,000,000 shares; issued and outstanding 13,775,179 shares in 2005 and 13,744,645 shares in 2004	138	138
Note receivable— stockholder	(100)	—
Additional paid-in capital	460	259
Retained earnings	3,356	1,114

Total stockholders’ equity	3,854	1,511

Total liabilities and stockholders’ equity	$101,789	$77,933

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Years Ended June 30, 2005 and 2004
(In thousands)

	2005	2004

Revenues:
Software and hardware	$19,829	$13,788
Services and support	51,886	34,515
Trading Partner Connect	4,857	3,682
Other	751	606

Total revenue	77,323	52,591

Cost of revenues:
Software and hardware	7,526	5,862
Services and support	19,459	13,089
Trading Partner Connect	2,255	1,980
Other	564	482

Total cost of revenue	29,804	21,413

Gross profit	47,519	31,178

Operating expenses:
Sales and marketing	11,581	8,738
Research and product development	12,716	9,311
General and administrative	6,070	4,359
Amortization of intangibles	5,208	2,012
Merger and acquisition related expenses	271	324

Total operating expenses	35,846	24,744

Operating income	11,673	6,434
Interest expense, net	(3,972)	(418)

Income before taxes	7,701	6,016
Provision for income taxes	3,178	1,817

Net income	4,523	4,199
Accretion of dividends on redeemable preferred stock (note 15)	2,281	2,882

Net income available to common stockholders	$2,242	$1,317

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years Ended June 30, 2005 and 2004
(In thousands, except share data)

					Retained
	Common Stock		Note	Additional	Earnings	Total
			Receivable—	Paid-In	(Accumulated	Stockholders’
	Shares	Amount	Stockholder	Capital	Deficit)	Equity

Balance, June 30, 2003	13,744,645	$138	$—	$259	$(203)	$194
Accretion of dividends (note 15)	—	—	—	—	(2,882)	(2,882)
Net income	—	—	—	—	4,199	4,199

Balance, June 30, 2004	13,744,645	138	—	259	1,114	1,511
Accretion of dividends (note 15)	—	—	—	—	(2,281)	(2,281)
Loan to stockholder	—	—	(100)	—	—	(100)
Issuance of common stock	30,534	—	—	201	—	201
Net income	—	—	—	—	4,523	4,523

Balance, June 30, 2005	13,775,179	$138	$(100)	$460	$3,356	$3,854

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years Ended June 30, 2005 and 2004
(In thousands)

	2005	2004

Cash flows from operating activities:
Net income	$4,523	$4,199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,512	5,309
Provision for doubtful accounts	1,016	742
Deferred income taxes	(2,606)	(891)
Amortization of deferred financing costs	446	66
Decrease (increase) in operating assets, net of effect of acquisitions:
Accounts receivable	(1,153)	2,431
Inventories	83	182
Prepaid expenses and other current assets	1,075	(174)
Other assets	714	(64)
Increase (decrease) in operating liabilities, net of effect of acquisitions:
Accounts payable	(280)	203
Accrued expenses and commissions payable	1,560	(792)
Interest payable	379	(24)
Taxes payable	(1,306)	(203)
Profit sharing plan contribution payable	65	30
Deferred revenues	2,018	570

Net cash provided by operating activities	15,046	11,584

Cash flows from investing activities:
Capital expenditures	(906)	(509)
Acquisitions of businesses, net of cash acquired	(30,922)	(15,825)

Net cash used in investing activities	(31,828)	(16,334)

Cash flows from financing activities:
Issuance of common stock	101	—
Redemption of preferred stock	(41,189)	—
Proceeds from revolving credit facility	67,000	17,100
Repayments on revolving credit facility	(52,350)	(9,300)
Proceeds from term debt	50,000	—
Repayments of term debt	(6,500)	(2,167)
Deferred financing costs	(2,221)	(185)

Net cash provided by financing activities	14,841	5,448

Net (decrease) increase in cash	(1,941)	698
Cash at beginning of year	2,495	1,797

Cash at end of year	$554	$2,495

Supplemental cash flow disclosures:
Income taxes paid	$5,908	$1,446
Interest paid	2,429	384
See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(1)	ORGANIZATION
      Prophet 21, Inc. and its wholly owned subsidiaries (the Company) develop, market, and support a complete suite of fully integrated, industry-specific enterprise application software consisting of order and inventory management, pricing and promotions, warehouse automation, procurement, finance, business analysis and reporting, and customer relationship management modules. In addition, the Company’s Internet trading network (Trading Partner Connect) streamlines the commerce process among distributors, their manufacturers/suppliers and end-users.
      On January 21, 2003, XXI Merger Corp. was merged with and into the Company in a transaction that was accounted for as a business combination. XXI Merger Corp. is owned by affiliated funds of Thoma Cressey Equity Partners (TCEP) and LLR Partners, Inc. (LLR) and certain management members of the Company. This purchase transaction resulted in a new basis of accounting for the purchased assets and liabilities on January 21, 2003. See note 19 for related-party transactions.

(2)	BASIS OF PRESENTATION
      The accompanying consolidated financial statements include the accounts of Prophet 21, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Use of Estimates
      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b) Allowance for Doubtful Accounts
      The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(c) Inventories
      Inventories primarily consist of purchased third-party software and hardware. Inventories are stated at the lower of cost or market. Cost is determined using the average-cost method.

(d) Property and Equipment
      Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives of three to ten years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term (including renewal periods in certain instances). When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations for the period. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

(e)	Long-Lived Assets
      Acquired intangible assets consist of customer contracts and related customer relationships, trademarks and trade names, noncompete or nonsolicitation agreements and acquired technology arising from acquisitions. Customer contracts and related customer relationships are amortized using the straight-line method over their estimated economic lives. Noncompete agreements are amortized using the straight-line method over the respective noncompete period. Trademarks and trade names are considered to have an indefinite life, and therefore are not amortized.
      The provisions of Statement of Financial Accounting Standard (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, were adopted on July 1, 2002. SFAS No. 144 establishes accounting standards for the impairment of long-lived assets such as property and equipment and intangible assets subject to amortization. Long-lived assets to be held-and-used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the fair value is estimated using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset.

(f)	Capitalized Software and Acquired Technology
      SFAS No. 86, Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requires the capitalization of costs incurred upon achieving technological feasibility until such product is ready for sale. The Company determines technological feasibility to occur when beta testing with existing clients begins. The time period between the establishment of technological feasibility and the completion of software development is short, and accordingly, no development costs have been incurred or capitalized during the years ended June 30, 2005 and 2004.
      Under the provisions of Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, costs associated with internally developed and/or purchased software systems for new products and enhancements to existing products are capitalized once the projects have reached the application development stage and meet recoverability tests. Capitalized costs include external direct costs of materials and services utilized in developing or obtaining internal-use software, and payroll and payroll-related expenses for employees who are directly associated with and devote time to the internal-use software project. Capitalization of such costs begins when the preliminary project stage is complete and ceases no later than the point at which the project is substantially complete and ready for its intended purpose. These capitalized costs are amortized using the straight-line method over the estimated economic useful life beginning when the asset is ready for its intended use.
      Acquired technology represents existing software that was acquired by way of a business combination. Such software, which is intended to be licensed to others or used internally, has been recorded at its fair value, and amortized using the straight-line method over the estimated economic life (note 9). Amortization of acquired technology was $2,520 for the years ended June 30, 2005 and 2004, and is recorded within cost of software and hardware revenues in the accompanying consolidated statement of operations.
      All other research and product development costs, including amounts related to assets that have no alternative use, have been expensed as incurred.

(g)	Goodwill
      In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite lives be tested for impairment at least annually. Under the provisions of SFAS No. 142, the first step of the impairment test requires that an entity determine the fair value of its reporting units, and compare the fair value to the reporting units’ carrying amount. To the extent the carrying amount of a reporting unit exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and the entity must perform a second more detailed impairment assessment. The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date. The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify an impairment charge as of the assessment date. The Company has determined that it has one reporting unit. The Company performed its annual impairment test as of June 30, 2005 and 2004 and noted no impairment. In the future, the Company expects to perform the annual test during its fiscal fourth quarter unless events or circumstances indicate impairment may have occurred before that time.

(h)	Revenue Recognition and Deferred Revenues
      Revenue from software licensing and related services is accounted for under SOP 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. SOP 97-2, as amended, requires the total revenue on software arrangements involving multiple elements to be allocated to each element based on vendor specific objective evidence of fair values of the elements.
      Revenue from software is recognized when a contract has been executed, the product has been shipped to the customer, uncertainty surrounding customer acceptance becomes insignificant, payment terms are fixed or determinable, and collection of the related receivable is probable. Maintenance revenues from hardware and software support fees are deferred and recognized ratably over the contract period. As the functionality of the hardware is not dependent on any other services provided by the Company, hardware sales are recognized upon shipment. Revenue allocated to professional services is recognized as the services are provided. Deferred revenues represent amounts received from customers in advance of revenue being recognized and primarily relates to post contract customer support. Trading Partner Connect revenues represent software and services revenues related to this product.

(i)	Warranty and Guarantees
      Hardware and the proprietary software are warranted against design defects. A provision for future claims is recorded based upon historical experience.
      The Company’s software license agreements typically provide for indemnification of customers for intellectual property infringement claims. The Company has not incurred significant obligations under customer indemnification provisions historically, and do not expect to incur significant obligations in the future. Accordingly, the Company does not maintain any accruals for potential customer indemnification obligations.

(j)	Derivative Instruments
      The Company accounts for derivatives and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, as amended, which requires that all derivatives instruments be recorded on the balance sheet at their respective fair values.
      The Company has an interest-rate-related derivative instrument to manage its exposure on its debt instruments. The Company does not enter into derivative instruments for any purpose other than cash-flow-hedging purposes. That is, the Company does not speculate using derivative instruments.
      For all hedging relationships, the Company assesses whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive income to the extent that the derivative is effective as a hedge, until earnings are affected by the variability in cash flows of the designated hedged item. The ineffective portion of the change in fair value of a derivative instrument that qualifies as a cash-flow hedge is reported in earnings.

However, if a derivative is designated as ineffective, changes in the fair value of derivatives are reported in current period earnings. The Company’s interest rate swap has been designated as ineffective (note 12).

(k)	Income Taxes
      The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the Company to record income taxes using the asset-and-liability method. Deferred income tax assets and liabilities are determined based on differences between the financial statement carrying amounts of existing assets and liabilities and the respective income tax bases and the future tax consequences attributable to operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences, operating losses, or tax credit carryforwards are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. SFAS No. 109 also requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Management evaluates the weight of all available evidence to determine whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its deferred tax assets.

(l)	Deferred Financing Costs
Net deferred financing costs of $1,276 and $249 are included in other assets as of June 30, 2005 and 2004, respectively, in the accompanying consolidated balance sheets and relate to debt issued in 2004 and 2005 (note 11). These costs are being amortized to interest expense over the term of the related debt.

(m)	Recently Issued Accounting Standards
      In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. For nonpublic companies, this Statement will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation cost arising from subsequent modifications of awards after the grant date must be recognized. As the Company has not issued any stock options, this Statement does not have any impact on the Company’s financial statements. This Statement will be effective for the Company’s year ending June 30, 2007.
      In May 2003, SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued. For entities such as the Company, mandatory redeemable financial instruments are subject to the provisions of SFAS No. 150 for the first fiscal period beginning after December 15, 2003, which is the Company’s fiscal year ended June 30, 2005. However, the FASB deferred this implementation date through the issuance of FASB Staff Position (FSP) FAS 150-3, “Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150.” For instruments that are mandatorily redeemable on fixed dates, such as the Company’s preferred stock, FSP FAS 150-3 delayed the effective date to fiscal periods beginning after December 15, 2004, which is the Company’s fiscal year ending June 30, 2006. As the Company redeemed its outstanding preferred stock in March 2005 (note 15), the adoption of SFAS No. 150 will not have any impact on the Company’s consolidated financial statements.

(n)	Merger and Acquisition Related Expenses
      Merger and acquisition related expenses represent costs incurred during the years ended June 30, 2005 and 2004 in connection with acquisitions that the Company ultimately did not consummate.

(o) Reclassifications
      Certain prior year amounts have been reclassified to conform to current year presentation.

(4)	ACQUISITION OF TRADE SERVICE SYSTEMS, INC.
      On July 12, 2004, the Company acquired all of the outstanding stock of Trade Service Systems, Inc. (TSS) for a total purchase price of $12,413, including direct acquisition costs of $213 and a nonsolicitation agreement of $200. TSS is a provider of enterprise software solutions and services to distribution entities in the electrical industry. The results of operations from TSS have been included in the consolidated financial statements from the date of acquisition.
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of July 12, 2004:

Current assets	$943
Property and equipment	162
Intangible assets	3,300
Goodwill	10,060

Total assets acquired	14,465

Current liabilities	1,633
Deferred revenues	419

Total liabilities assumed	2,052

Net assets acquired	$12,413

      The Company applied the fair value provisions of Emerging Issues Task Force (EITF) No. 01-3, Accounting in a Business Combination for Deferred Revenue of an Acquiree, to record the fair value of deferred revenues at the acquisition date. The $419 recorded for deferred revenues reflects a reduction of $250 from amounts recorded on the seller’s balance sheet, which was $669.
      The customer contract and related customer relationship intangible asset of $2,000 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $1,100 has a useful life of five years and is being amortized using the straight-line method. The nonsolicitation agreement intangible asset of $200 has a useful life of three years and is being amortized using the straight-line method. Goodwill of $10,060 is not deductible for income tax purposes.

(5)	ACQUISITION OF WHOLESALE DISTRIBUTION SYSTEMS CORPORATION
      On November 8, 2004, the Company acquired certain assets and assumed certain liabilities of Wholesale Distribution Systems Corporation (WDS) for a total purchase price of $14,165, including direct acquisition costs of $33. WDS is a provider of enterprise software solutions and services to distribution entities in the various industries. The results of operations from WDS have been included in the consolidated financial statements from the date of acquisition.

      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of November 8, 2004:

Accounts receivable	$759
Intangible assets	5,400
Goodwill	8,280

Total assets acquired	14,439

Current liabilities	68
Deferred revenues	206

Total liabilities assumed	274

Net assets acquired	$14,165

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $206 recorded for deferred revenues reflects a reduction of $143 from amounts recorded on the seller’s balance sheet, which was $349.
      The customer contract and related customer relationship intangible asset of $4,900 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $500 has a useful life of three years and is being amortized using the straight-line method. Goodwill of $8,280 is deductible for income tax purposes.

(6)	ACQUISITION OF STANPAK SYSTEMS, INC.
      On June 27, 2005, the Company acquired all of the outstanding stock of Stanpak Systems, Inc. for a total purchase price of $4,529, including direct acquisition costs of $129. A portion of the purchase price consideration ($500) remains unpaid as of June 30, 2005 and is included in accrued expenses in the accompanying consolidated balance sheets (note 14). The remaining consideration will be paid no later than June 27, 2006, pending resolution of certain contingencies. Stanpak Systems, Inc. is a provider of enterprise software solutions and services to distribution entities in the janitorial and paper products industry. The results of operations from Stanpak Systems, Inc. have been included in the consolidated financial statements from the date of acquisition.
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of June 27, 2005:

Cash	$184
Other current assets	423
Property and equipment	57
Intangible assets	900
Goodwill	3,339

Total assets acquired	4,903

Current liabilities	241
Deferred revenues	133

Total liabilities assumed	374

Net assets acquired	$4,529

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $133 recorded for deferred revenues reflects a reduction of $67 from amounts recorded on the seller’s balance sheet, which was $200.

      The customer contract and related customer relationship intangible asset of $700 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $200 has a useful life of five years and is being amortized using the straight-line method. Goodwill of $3,339 is not deductible for income tax purposes.

(7)	FISCAL YEAR 2004 ACQUISITIONS

(a)	Systems Design, Inc.
      On November 5, 2003, the Company acquired all of the outstanding stock of Systems Design, Inc. (SDI) for a total purchase price of $5,410, including direct acquisition costs of $110. A portion of the purchase price consideration ($500) remained unpaid as of June 30, 2004 and was included in accrued expenses in the accompanying consolidated balance sheets (note 14) as of June 30, 2004. During the year ended June 30, 2005, certain adjustments were made to the purchase price and recorded through goodwill (note 10). The remaining consideration will be paid on November 5, 2005, pending resolution of certain contingencies. As of June 30, 2005, $100 remains unpaid and included in accrued expenses in the accompanying consolidated balance sheets. SDI is a provider of enterprise software solutions and services to distribution entities in the floor coverings industry. The results of operations from SDI have been included in the consolidated financial statements from the date of acquisition.
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of November 5, 2003:

Cash	$159
Other current assets	1,131
Property and equipment	306
Intangible asset	2,900
Goodwill	3,315

Total assets acquired	7,811

Current liabilities	2,043
Deferred revenue	358

Total liabilities assumed	2,401

Net assets acquired	$5,410

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $358 recorded for deferred revenues reflects a reduction of $68 from amounts recorded on the seller’s balance sheet, which was $426.
      The customer contract and related customer relationship intangible asset of $2,900 has a useful life of four years and is being amortized using the straight-line method. Goodwill of $3,315 is not deductible for income tax purposes. See note 10 for adjustments to goodwill which occurred during the year ended June 30, 2005.

(b)	Distribution Information Systems Corporation, Inc.
      On March 31, 2004, the Company acquired all of the outstanding stock of Distribution Information Systems Corporation, Inc. (DISC) for a total purchase price of $7,883, including direct acquisition costs of $183. A portion of the purchase price consideration ($750) has been paid but is held in an escrow account pending resolution of certain contingencies. The escrow amount will be released to the seller in two installments on March 31, 2005 and March 31, 2006. In March 2005, $350 was released from escrow to DISC. DISC is a provider of enterprise software solutions and services to distribution entities in the fluid power industry. The results of operations from DISC have been included in the consolidated financial statements from the date of acquisition.
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of March 31, 2004:

Cash	$847
Other current assets	3,408
Property and equipment	40
Intangible assets	4,418
Goodwill	4,290

Total assets acquired	13,003

Current liabilities	3,766
Deferred revenue	1,354

Total liabilities assumed	5,120

Net assets acquired	$7,883

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $1,354 recorded for deferred revenues reflects a reduction of $1,735 from amounts recorded on the seller’s balance sheet, which was $3,089.
      The customer contract and related customer relationship intangible asset of $3,500 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $918 has a useful life of five years and is being amortized using the straight-line method. Goodwill of $4,290 is not deductible for income tax purposes. See note 10 for adjustments to goodwill which occurred during the year ended June 30, 2005.

(c)	Dynamic Data Systems, Inc.
      On June 3, 2004, the Company acquired all of the outstanding stock of Dynamic Data Systems, Inc. (DDS) for a total purchase price of $3,694, including direct acquisition costs of $94. A portion of the purchase price consideration ($300) has been paid but was being held in an escrow account pending resolution of certain contingencies. As of June 30, 2005, this amount is still held in escrow. DDS is a provider of enterprise software solutions and services to distribution entities in the medical products industry. The results of operations from DDS have been included in the consolidated financial statements from the date of acquisition.

      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of June 3, 2004:

Cash	$156
Other current assets	1,006
Property and equipment	32
Intangible assets	2,099
Goodwill	2,096

Total assets acquired	5,389

Current liabilities	1,382
Deferred revenue	313

Total liabilities assumed	1,695

Net assets acquired	$3,694

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $313 recorded for deferred revenues reflects a reduction of $160 from amounts recorded on the seller’s balance sheet, which was $473.
      The customer contract and related customer relationship intangible asset of $1,300 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $799 has a useful life of four years and is being amortized using the straight-line method. Goodwill of $2,096 is not deductible for income tax purposes. See note 10 for adjustments to goodwill which occurred during the year ended June 30, 2005.

(8)	PROPERTY AND EQUIPMENT
      Property and equipment consist of the following at June 30, 2005 and 2004:

	2005	2004

Equipment	$88	$118
Computer hardware and software	2,755	1,827
Furniture and fixtures	374	374
Leasehold improvements	431	286

	3,648	2,605
Less accumulated depreciation and amortization	(1,812)	(1,109)

	$1,836	$1,496

      Depreciation and amortization expense for the years ended June 30, 2005 and 2004 was $784 and $777, respectively.

(9)	ACQUIRED INTANGIBLE ASSETS
      Acquired intangible assets consist of the following at June 30, 2005:

	Gross
	Carrying	Accumulated
	Amount	Amortization	Useful Life

Acquired technology	$12,600	$6,159	5 years
Customer contracts and related customer relationships	22,400	6,655	4-7 years
Noncompete agreements	3,717	862	3-5 years
Nonsolicitation agreement	200	65	3 years
Trademarks and trade names	5,000	—	Indefinite

	$43,917	$13,741

      Acquired intangible assets consist of the following at June 30, 2004:

	Gross
	Carrying	Accumulated
	Amount	Amortization	Useful Life

Acquired technology	$12,600	$3,639	5 years
Customer contracts and related customer relationships	14,800	2,256	4-7 years
Noncompete agreements	1,917	118	4-5 years
Trademarks and trade names	5,000	—	Indefinite

	$34,317	$6,013

      Aggregate amortization expense for the years ended June 30, 2005 and 2004 was $7,728 and $4,532, including $2,520 and $2,520, respectively, of amortization of acquired technology.
      The following table provides estimated future aggregate amortization expense related to acquired intangible assets:

Year ended June 30:
2006	$8,468
2007	8,468
2008	6,003
2009	1,800
2010	437

(10)	GOODWILL
      The changes in the carrying amount of goodwill for the years ended June 30, 2005 and 2004 are as follows:

Balance, June 30, 2003	$23,098
Acquisition of SDI	3,315
Acquisition of DISC	4,290
Acquisition of DDS	2,096
Adjustment to Faspac Systems, Inc. goodwill	272

Balance, June 30, 2004	33,071
Acquisition of TSS	10,060
Acquisition of WDS	8,280
Acquisition of Stanpak Systems, Inc.	3,339
Adjustment to Systems Design, Inc. goodwill	(296)
Adjustment to Distribution Information Systems Corporation, Inc. goodwill	(153)
Adjustment to Dynamic Data Systems, Inc. goodwill	194

Balance, June 30, 2005	$54,495

      The Company acquired certain assets and assumed certain liabilities of Faspac Systems, Inc. (Faspac) on June 13, 2003. During the year ended June 30, 2004, the goodwill associated with the Faspac acquisition increased by $250 as a result of an additional payment to the sellers of Faspac. Additionally, the goodwill related to the Faspac acquisition increased by $22 during the year ended June 30, 2004 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on June 13, 2003.
      During the year ended June 30, 2005, the goodwill associated with the SDI acquisition decreased by $296 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on November 5, 2003.
      During the year ended June 30, 2005, the goodwill associated with the DISC acquisition decreased by $153 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on March 31, 2004.
      During the year ended June 30, 2005, the goodwill associated with the DDS acquisition increased by $194 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on June 3, 2004.

(11)	DEBT

(a) 2003 Facility
      On January 21, 2003, the Company entered into a debt agreement (the 2003 Facility) with a commercial bank. The 2003 Facility included a $6,500 term loan facility and up to a $6,500 revolving credit facility based on qualifying accounts receivable. On January 21, 2003, the Company borrowed the full amount of term loan. The term loan bore interest at LIBOR plus 3.25% or the prime rate plus 0.50% (4.40% at June 30, 2004). The term loan was due and payable in 12 equal quarterly installments beginning March 31, 2003 and was secured by certain of the Company’s assets. The revolving credit facility bore interest either at the LIBOR rate plus 3.00% or at the prime rate plus 0.25% (4.25% at June 30, 2004) and was scheduled to mature on January 21, 2006. The Company had to pay an unused commitment fee of 0.25% on the unused portion of the revolving credit facility commitment. The 2003 Facility was subject to customary terms and conditions and included financial covenants for maintenance of a minimum tangible net worth, a minimum level of funded debt to earnings before interest, taxes, depreciation and amortization and a certain fixed charge coverage ratio.

      There were three separate amendments made to the 2003 Facility during the year ended June 30, 2004. The first amendment, dated October 13, 2003, increased the revolving credit facility to extend up to $6,500 regardless of the amount of qualifying accounts receivable for a certain time period. The second amendment, dated March 29, 2004, increased the revolving credit facility to extend up to $9,500 for a certain time period. The third amendment, dated May 27, 2004, increased the revolving credit facility to extend up to $10,500 regardless of the amount of qualifying accounts receivable through and including June 30, 2004; thereafter, the revolving credit facility was limited to the lesser of $6,500 or qualified accounts receivable.
      During the year ended June 30, 2004, the highest outstanding balance on the revolving credit facility was $9,200. Interest expense on the term debt and revolving credit facility was $206 and $133, respectively, for the year ended June 30, 2004.
      The Company was in compliance with all financial covenants under the 2003 Facility as of June 30, 2004. As of June 30, 2004, the Company had outstanding borrowings of $3,250 on the term loan and $8,700 on the revolving credit facility.

(b) 2004 Facility
      On July 12, 2004, the Company replaced the 2003 Facility with a new debt agreement with the same commercial bank (the 2004 Facility). On July 12, 2004, all amounts outstanding under the 2003 Facility were repaid with the proceeds from the 2004 Facility. The 2004 Facility consisted of a single revolving credit facility for up to $26,000. The 2004 Facility bore interest at either the LIBOR rate plus 3.0% or at the prime rate plus 1.0% and was scheduled to mature on July 12, 2007. The Company had the right to repay any borrowing under the 2004 Facility, in whole or in part, without premium or penalty before the maturity date. The 2004 Facility was subject to customary terms and conditions and included various nonfinancial covenants. The Company was in compliance with all financial covenants under the 2004 Facility during the year ended June 30, 2005.
      Interest expense on the revolving credit facility was $931 for the year ended June 30, 2005.

(c) 2005 Facility
      On March 8, 2005, the Company replaced the 2004 Facility with a new debt agreement with the same commercial bank (the 2005 Facility). On March 8, 2005, all amounts outstanding under the 2004 Facility were repaid with the proceeds from the 2005 Facility. The 2005 Facility initially consisted of a $50,000 term loan facility, a $25,000 revolving credit facility, a $3,000 swing line loan and an interest rate swap agreement (note 12). The 2005 Facility bears interest at either the LIBOR rate plus a margin between 2.5% and 3.5% based on the Company’s total leverage ratio or the greater of prime rate plus a margin between 0.75% and 1.75% based on the Company’s total leverage ratio or the Federal Funds Open Rate in effect on such day plus 0.5% plus a margin between 0.75% and 1.75% based on the Company’s total leverage ratio. The 2005 Facility matures on March 7, 2008. The Company must pay an unused commitment fee between 0.30% and 0.50% based on the Company’s total leverage ratio on the unused portion of the revolving credit facility commitment. The Company has the right to repay any borrowing under the 2005 Facility, in whole or in part, without premium or penalty before the maturity date. The 2005 Facility is subject to customary terms and conditions and includes various financial and nonfinancial covenants.
      On June 21, 2005, the 2005 Facility was amended to increase the revolving credit facility to $30,000. During the year ended June 30, 2005, the highest outstanding balance on the revolving credit facility was $23,250. Interest expense on the term loan and revolving credit facility was $1,164 and $477, respectively, for the year ended June 30, 2005.
      The Company was in compliance with all financial covenants under the 2005 Facility during the 2005 fiscal year and as of June 30, 2005. As of June 30, 2005, the Company had outstanding borrowings of $46,750 on the term loan. The term loan required a principal payment of $750 on March 31, 2005 and, beginning on June 30, 2005 is payable in quarterly installments of $2,500 through December 30, 2007, with the balance due on March 7, 2008. Accordingly, the current portion of the term loan is $10,000 and is reflected as a current liability on the accompanying consolidated balance sheets as of June 30, 2005. As of June 30, 2005, there is an outstanding balance of $23,250 on the revolving credit facility and $100 on the swing line loan. At June 30, 2005, availability under the revolving credit facility was $6,750 and $2,900 under the swing line loan.
      See note 20.

(12)	HEDGE ACCOUNTING
      The Company uses variable-rate debt to finance its operations. The debt obligations expose the Company to variability in interest payments due to changes in interest rates. Management believes that it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management enters into interest rate swap agreements to manage fluctuations in cash flows resulting from interest rate risk. These swaps change the variable-rate cash flow exposure on the debt obligations to fixed cash flows. Under terms of the interest rate swaps, the Company receives variable interest rate payments and makes fixed interest rate payments.
      Changes in fair value of interest rate swaps designated as hedging instruments that effectively offset the variability of cash flows associated with variable-rate, long-term debt obligations are reported in accumulated other comprehensive income within stockholders’ equity. Changes in the fair value of interest rate swaps designated as ineffective cash flow hedges are reported currently in earnings. The Company did not enter into any interest rate swaps during fiscal year 2004. The Company’s interest rate swaps, which were entered into in March 2005, have been designated as ineffective. Accordingly, the changes in the fair value of the Company’s interest rate swaps have been recorded as interest expense during fiscal year 2005 in the accompanying consolidated statements of operations.
      The notional amount of the Company’s interest rate swap is $25,000. The swap was entered into in March 2005 and is scheduled to terminate in March 2008. As of June 30, 2005, the fair value of the interest rate swap is $215 and is included in interest payable on the accompanying consolidated balance sheets (note 20).

(13)	FAIR VALUE OF FINANCIAL INSTRUMENTS
      The carrying amounts of cash, accounts receivable, inventories, prepaid expenses and other current assets, accounts payable, accrued expenses (nonderivatives), commissions payable, income taxes payable, profit sharing plan contribution payable and deferred revenues approximate fair value because of the short maturity of these instruments. Interest rate swaps, which are included in interest payable on the accompanying consolidated balance sheets are recorded at fair value.

(14)	ACCRUED EXPENSES
      Accrued expenses consist of the following at June 30, 2005 and 2004:

	2005	2004

Accrued salaries	$3,342	$2,544
Accrued vacation	823	600
SDI purchase consideration (note 7)	100	500
Stanpak Systems, Inc. purchase consideration (note 6)	500	—
Other	366	368

	$5,131	$4,012

(15)	REDEEMABLE PREFERRED STOCK AND STOCKHOLDER’S EQUITY
      The Company has two classes of authorized stock: common and preferred stock.

(a) Common Stock
      The Company is authorized to issue 20,000,000 shares of common stock, par value $0.01 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared. Dividends were subject to the preferential rights of the holders of the Company’s preferred stock. The Company has never declared dividends on its common stock.
      On December 22, 2004, the Company entered into an agreement with the Chief Financial Officer (CFO) of the Company pursuant to which the Company sold the CFO 30,534 shares of the Company’s Common Stock. In conjunction with this transaction, the CFO paid cash to the Company of $100 and issued a full recourse promissory note to the Company in the amount of $100. Interest on this note accrues at the lesser of 5% annually or the highest rate permitted under the applicable law. The amounts due under this note are secured by a pledge of 30,534 shares of the Company’s Common stock, and the payment of the principal amount and accrued interest under this note is subject to certain offset rights under the Senior Management Purchase Agreement (see below).

(b) Redeemable Preferred Stock
      In January 2003, the Company issued 34,789.59 shares of redeemable preferred stock to TCEP, LLR and certain management members of the Company. See note 19 for related-party transactions.
      Dividends accrued on the preferred stock quarterly at the rate of 8% per annum of the liquidation value. For the years ended June 30, 2005 and 2004, $2,281 and $2,882, respectively, were recorded for the accretion of dividends. As of June 30, 2005 and 2004, a total of $6,399 and $4,118, respectively, were recorded for the accretion of dividends.
      In the event of any liquidation, dissolution, or winding-up of the Company, the holders of preferred stock were entitled to be paid, before any payment to holders of common stock, an amount equal to $1,000 per share (liquidation value) plus all accrued but unpaid dividends thereon, and the holders of preferred stock were not entitled to further payment. The liquidation value plus accrued but unpaid dividends were payable to holders of preferred stock on December 31, 2009, the mandatory redemption date. The Company had the option at any time, with the approval of a majority of the holders of preferred stock, to redeem all or a portion of the preferred shares then outstanding at a price per share equal to the liquidation value plus all accrued but unpaid dividends thereon. The Company had to, at the request of a majority of the holders of preferred stock, apply the net cash proceeds from any Initial Public Offering to redeem shares of preferred stock at a price per share equal to the liquidation value plus all accrued but unpaid dividends thereon. No preferred share was entitled to any dividends accruing after the date which the liquidation value of such share was paid. The preferred stock was carried at its current redemption value on the accompanying consolidated balance sheets as of June 30, 2004 (note 3(m)).
      On March 9, 2005, the Company exercised its option to redeem all of the preferred shares outstanding at $1,000 per share plus $6,399 in accrued and unpaid dividends for a total payment of $41,189.

(c) Senior Management Purchase Agreement
      Under a Senior Management Purchase Agreement dated January 21, 2003, the executive officers of the Company were granted the right to purchase common and preferred stock. The shares of common stock were acquired at $0.029 per share and the shares of preferred stock were acquired at $1,000 per share, both of which represented the same price that was paid by TCEP and LLR. A portion of the shares of common stock acquired by the executives (referred to as carry shares) is subject to a vesting schedule. Certain of the carry shares vest 25% per year over a four-year period.

      The remaining carry shares cliff vest on December 31, 2009, unless the Company meets certain performance criteria (as established by the board of directors) for the fiscal years ending June 30, 2003 through June 30, 2006. Vesting is accelerated on 25% of these shares whenever the specified performance criteria are met. In fiscal year 2005, the Company’s board of directors determined that the specified performance criteria was achieved, and accordingly, these remaining carry shares, that were to cliff vest on December 31, 2009 became fully vested. Upon the occurrence of a sale of the Company, all carry shares that have not yet become vested shall become vested immediately prior to such event (note 20).
      In the event the executive is terminated, other than for cause, the Company has the right, but not the obligation, to acquire from the executive all or a portion of the unvested carry shares for an amount equal to the executive’s original cost, plus up to 50% of the vested carry shares for an amount equal to the fair value of the common stock, as determined by the board of directors. If the Company does not exercise its right or chooses to acquire less than the maximum number of unvested or vested carry shares available to it, then TCEP and LLR have the right, but not the obligation, to acquire from the executive any such carry shares not acquired by the Company at the same price as described above. If the executive is terminated for cause, the Company (or TCEP and LLR, if the Company does not exercise any or all of its right) has the right, but not the obligation, to acquire all or a portion of the unvested carry shares and up to 50% of the vested carry shares for an amount equal to the executive’s original cost.

(16)	INCOME TAXES
      On January 21, 2003, XXI Merger Corp. was merged with and into the Company in a reverse cash merger. For federal income tax purposes, the assets acquired and liabilities assumed remained at their pre-merger historical tax bases. For financial reporting purposes, the merger transaction was accounted for as a purchase business combination whereby the assets acquired and liabilities assumed were recorded at their fair values. Accordingly, a difference exists between the tax basis of the assets acquired and liabilities assumed in the merger transaction and the assigned values of these assets and liabilities for financial reporting purposes.
      The provision for income taxes consisted of the following for the years ended June 30, 2005 and 2004:

	2005	2004

Federal:
Current	$4,491	$2,328
Deferred	(2,328)	(909)

	2,163	1,419

State:
Current	1,294	380
Deferred	(279)	18

	1,015	398

	$3,178	$1,817

      The components of net deferred tax liabilities consist of the following as of June 30, 2005 and 2004:

	2005	2004

Deferred tax assets:
Net operating loss carryforward	$103	$236
Research and development credit carryforward	207	12
Accrued expenses	—	17
Prepaid expenses	—	37
Inventories	10	62
Accrued vacation	109	150
Allowance for doubtful accounts	335	323
Property and equipment	458	759
Deferred rent	55	—
AMT credit carryforward	82	—
Unrealized loss on interest rate swap	86	—
Valuation allowance	—	(12)

	1,445	1,584
Deferred tax liabilities:
Intangible assets	(8,162)	(10,148)
Deferred revenues	(24)	(518)

Net deferred tax liability	$(6,741)	$(9,082)

      The net deferred tax liability consists of the following as of June 30, 2005 and 2004:

	2005	2004

Current deferred tax asset	$864	$374
Noncurrent deferred tax liability	(7,605)	(9,456)

	$(6,741)	$(9,082)

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards are available and the temporary differences representing net future deductibles reverse. Based upon these factors, management determined that it is likely that the Company will realize all of the benefits of these deferred tax assets, and as a result, no valuation allowance has been provided.
      The following is a reconciliation between the statutory rate of 35% and 34% and the effective tax rate for the years ended June 30, 2005 and 2004:

	2005	2004

Tax expense at the statutory rate	35.0%	34.0%
State tax expense, net of federal benefit	8.4	4.5
Research and development credit	(4.4)	(7.9)
Federal rate change	3.4	—
Other	(1.2)	(0.4)

	41.2%	30.2%

(17)	EMPLOYEE BENEFITS
      A qualified profit-sharing plan covering employees who meet certain eligibility requirements is maintained for the benefit of the Company’s employees. Contributions are at the discretion of the board of directors and may not exceed the maximum amount allowable for federal income tax deduction purposes. No contributions were made to the qualified profit-sharing plan for the years ended June 30, 2005 and 2004.
      A 401(k) Retirement Savings Plan is maintained for the benefit of the Company’s employees. Contributions are at the discretion of management and were $314 and $248 for the years ended June 30, 2005 and 2004, respectively.

(18)	COMMITMENTS AND CONTINGENCIES
      The Company leases its primary facility under a lease that expires on November 30, 2007. The lease agreement includes a five-year renewal provision at the Company’s option. The future minimum payments under noncancelable operating leases at June 30, 2005 are as follows:

Year ended June 30:
2006	$1,054
2007	1,080
2008	566
2009	31

$2,731

      Rent expense for the years ended June 30, 2005 and 2004 was $1,503 and $961, respectively.
      There is no material litigation pending to which the Company is a party or to which any of its property is subject. The Company is involved from time to time as a plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of pending proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with respective counsel representing the Company in such proceedings, that the resolution of these proceedings should not have a material effect on the Company’s consolidated financial position, liquidity, or results of operation.

(19)	RELATED-PARTY TRANSACTIONS
      TCEP and LLR provide consulting services to the Company from time to time. Under this arrangement, TCEP and LLR are to be paid an aggregate minimum annual amount of $200. As of June 30, 2005 and 2004, the Company maintained an outstanding payable to TCEP and LLR of $197 and $200, respectively, which is recorded within accounts payable-related party in the accompanying consolidated balance sheets.
      On December 22, 2004, the Company entered into an agreement with CFO of the Company pursuant to which the Company sold the CFO 30,534 shares of the Company’s Common Stock (note 15a).

(20)	SUBSEQUENT EVENTS
      On August 17, 2005, Activant Solutions Inc. (Activant) announced that it has agreed to purchase the Company. Under the terms of a definitive merger agreement entered on August 15, 2005, the Company will merge with a newly formed subsidiary of Activant. As a result, Activant will become the owner of all of the outstanding stock of the Company. The aggregate purchase price is approximately $215,000, subject to certain adjustments. The transaction is expected to close in mid-September 2005, subject to the satisfaction of certain customary closing conditions. In connection with this transaction, the Company’s debt (note 11) will be repaid. Additionally, in connection with this transaction, the interest rate swap will be terminated and the Company will be required to pay the bank the fair value of the interest rate swap at the date of termination. See note 12 for fair value of interest rate swap.

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
Prophet 21, Inc.:
      We have audited the accompanying consolidated balance sheet of Prophet 21, Inc. (Successor Company) and subsidiaries as of June 30, 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from January 21, 2003 to June 30, 2003 (successor period) and the consolidated statements of operations, stockholders’ equity, and cash flows for Prophet 21, Inc. (Predecessor Company) and subsidiaries for the period from July 1, 2002 to January 20, 2003 (predecessor period). These consolidated financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the aforementioned Successor Company consolidated financial statements present fairly, in all material respects, the financial position of Successor Company and subsidiaries as of June 30, 2003, and the results of their operations and their cash flows for the successor period, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the aforementioned Predecessor Company consolidated financial statements present fairly, in all material respects, the results of Predecessor Company and subsidiaries’ operations and Predecessor Company and subsidiaries’ cash flows for the predecessor period, in conformity with accounting principles generally accepted in the United States of America.
      As discussed in note 2 to the consolidated financial statements, effective January 21, 2003, XXI Merger Corp. merged with and into Predecessor Company in a business combination accounted for as a purchase. As a result of the transaction, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the period before the transaction and, therefore, is not comparable.
/s/ KPMG LLP
Philadelphia, PA
November 24, 2003, except
  as to the last two paragraphs
  of note 15, which are as of
  March 31, 2004

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
June 30, 2003
(In thousands, except share and per-share data)

(Successor
Company)

Assets
Current assets:
Cash	$1,797
Accounts receivable, net of allowance for doubtful accounts of $494	7,472
Inventories	672
Deferred tax asset	96
Prepaid expenses and other current assets	1,708

Total current assets	11,745
Property and equipment, net	1,386
Other assets	156
Intangibles, net of amortization $1,481	23,419
Goodwill	23,098

Total assets	$59,804

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity
Current liabilities:
Line of credit	$900
Current portion of long-term debt	2,167
Accounts payable	1,561
Accrued expenses	3,876
Commissions payable	627
Taxes payable	692
Profit sharing plan contribution payable	218
Deferred revenue	3,572

Total current liabilities	13,613
Deferred tax liability	6,721
Long-term debt, less current portion	3,250

Total liabilities	23,584

Redeemable preferred stock, $1,000 par value. Authorized 75,000 shares; issued and outstanding 34,789.59 shares	36,026
Stockholders’ equity:
Common stock, $0.01 par value. Authorized 20,000,000 shares; issued and outstanding 13,744,645 shares	138
Additional paid-in capital	259
Accumulated deficit	(203)

Total stockholders’ equity	194

Total liabilities and stockholders’ equity	$59,804

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003
(In thousands)

	(Predecessor	(Successor
	Company)	Company)

Revenue:
Software and hardware	$5,583	$6,191
Service and support	15,655	11,813
Trading Partner Connect	1,627	1,225
Summit and other	32	396

	22,897	19,625

Cost of revenue:
Software and hardware	1,683	2,476
Service and support	6,213	5,180
Trading Partner Connect	1,199	916
Summit and other	—	380

	9,095	8,952

Gross profit	13,802	10,673

Operating expenses:
Sales and marketing	3,724	3,623
Research and product development	4,278	3,568
General and administrative	2,121	1,526
Amortization of intangibles	—	362
Merger and acquisition related expenses	454	—

Total operating expenses	10,577	9,079

Operating income	3,225	1,594
Interest income (expense), net	202	(171)

Income before taxes	3,427	1,423
Provision for income taxes	1,210	390

Net income	2,217	1,033

Accretion of dividends on redeemable preferred stock (note 10)	—	1,236

Net income (loss) available to common stockholders	$2,217	$(203)

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003
(In thousands, except share and per-share data)

				Retained	Accumulated
	Common Stock		Additional	Earnings	Other			Total
			Paid-In	(Accumulated	Comprehensive	Treasury	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit)	Loss	Stock	Income	Equity

Balance, July 1, 2002	4,451	$44	$12,624	$20,368	$(175)	$(4,014)		$28,847
Issuance of common stock in connection with exercise of stock options	156	2	988					990
Income tax benefit from stock options exercised			639					639
Other comprehensive loss					(10)		$(10)	(10)
Net income				2,217			2,217	2,217

Comprehensive income							$2,207

Balance, January 20, 2003	4,607	$46	$14,251	$22,585	$(185)	$(4,014)		$32,683

Issuance of common and preferred stock	13,745	$138	$259	$—				$397
Dividend accretion (note 10)				(1,236)				(1,236)
Net income				1,033				1,033

Balance, June 30, 2003	13,745	$138	$259	$(203)				$194

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003
(In thousands)

	(Predecessor	(Successor
	Company)	Company)

Cash flows from operating activities:
Net income	$2,217	$1,033
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,012	1,857
Provisions for losses on accounts receivable	401	270
Deferred taxes	(687)	(1,296)
Tax benefit deriving from exercise and sale of stock option shares	639	—
Decreases (increases) in operating assets, net of effect of acquisitions:
Accounts receivable	388	(795)
Inventories	(157)	309
Prepaid expenses and other current assets	(104)	(261)
Other assets	66	(150)
Increases (decreases) in operating liabilities, net of effect of acquisitions:
Accounts payable	8	(357)
Accrued expenses	(2,085)	247
Taxes payable	655	616
Profit sharing plan contribution payable	(36)	53
Deferred revenue	523	2,052

Total adjustments	623	2,545

Net cash provided by operating activities	2,840	3,578

Cash flows from investing activities:
Purchases of equipment and improvements, net	(192)	(74)
Acquisition of businesses, net of cash acquired	—	(43,211)
Sale of marketable securities	7,625	—

Net cash provided by (used in) investing activities	7,433	(43,285)

Cash flows from financing activities:
Proceeds from exercise of stock options	990	—
Issuance of common and preferred stock	—	35,187
Proceeds from loans	—	10,300
Repayment of loan principal	—	(3,983)

Net cash provided by financing activities	990	41,504

Effect of exchange rate changes on cash	(10)	—

Net increase in cash and cash equivalents	11,253	1,797
Cash and cash equivalents at beginning of period	16,220	—

Cash and cash equivalents at end of period	$27,473	$1,797

Supplemental cash flow disclosures:
Income taxes paid	$1,093	$435
Interest paid	20	$93
See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 2003
(Amounts in thousands, except share and per share data)

(1)	ORGANIZATION
      Prophet 21, Inc. (Successor Company) and its wholly owned subsidiaries develops, markets, and supports a complete suite of fully integrated, industry-specific enterprise applications consisting of order and inventory management, pricing and promotions, warehouse automation, procurement, finance, business analysis and reporting, and customer relationship management modules. In addition, the Successor Company’s Internet trading network streamlines the commerce process between distributors, their manufacturers/suppliers and end-users. Prior to the transaction that is described in note 4, Prophet 21, Inc. (Predecessor Company) and subsidiaries were engaged in the business that is now carried out by Successor Company.

(2)	BASIS OF PRESENTATION
      On January 21, 2003, XXI Merger Corp. was merged with and into Predecessor Company in a transaction that has been accounted for as a business combination. XXI Merger Corp. is owned by affiliated funds of Thoma Cressey Equity Partners (TCEP) and LLR Partners, Inc. (LLR) and certain management members of Successor Company. Upon the merger, the former shareholders of Predecessor Company became entitled to receive $16.30 in cash per share (see note 4). Purchase transactions result in a new basis of accounting for the purchased assets and liabilities, regardless of whether the purchased entity continues to exist or is merged into the new parent’s operations. Accordingly, the cost of acquiring Predecessor Company has been “pushed down” to Successor Company’s separate consolidated financial statements. The fair value of the consideration paid exceeded the net tangible and identifiable intangible assets of Predecessor Company. In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, this excess was allocated to goodwill.
      The consolidated financial statements include the accounts of Prophet 21, Inc. (predecessor or successor, as applicable) and its wholly owned subsidiaries. All intercompany transactions have been eliminated.

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Cash and Cash Equivalents
      For purposes of the consolidated statements of cash flows, all highly liquid instruments purchased with an initial maturity of three months or less are considered to be cash equivalents.

(b) Allowance for Doubtful Accounts
      Successor Company establishes a general allowance for doubtful accounts based on percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but not limited to, current economic trends and historical payment experience. In addition, Successor Company establishes allowances to charge off specifically identified doubtful accounts for the amount deemed worthless when a loss is determined to be both probable and estimable.

(c) Inventories
      Inventories primarily consist of purchased hardware and third party software. Inventories are stated at the lower of cost or market. Cost is determined using the average cost method.

(d) Property and Equipment
      Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives of three to ten years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term (including renewal periods in certain instances). When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations for the period. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

(e) Goodwill
      In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite lives be tested for impairment at least annually. Under the provisions of SFAS No. 142, the first step of the impairment test requires that an entity determine the fair value of its reporting units, and compare the fair value to the reporting units’ carrying amount. To the extent the carrying amount of a reporting unit exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and the entity must perform a second more detailed impairment assessment. The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date. The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify an impairment charge as of the assessment date. Successor Company has determined that it has one reporting unit. Successor Company performed its annual impairment test as of June 30, 2003 and noted no impairment. In the future, Successor Company expects to perform the annual test during its fiscal fourth quarter unless events or circumstances indicate impairment may have occurred before that time.

(f) Long-Lived Assets
      Acquired intangible assets consist of customer contracts and related customer relationships, trademarks and trade names, noncompete agreements and acquired technology arising from acquisitions. Customer contracts and related customer relationships are amortized using the straight-line method over their estimated economic life of seven years. Trademarks and trade names are considered to have an indefinite life, and therefore are not amortized.
      The provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, were adopted on July 1, 2002. SFAS No. 144 establishes accounting standards for the impairment of long-lived assets such as property and equipment and intangible assets subject to amortization. Long-lived assets to be held-and-used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the fair value is estimated using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. The adoption of SFAS No. 144 did not have a material impact on Predecessor Company’s or Successor Company’s consolidated financial statements.

(g) Capitalized Software and Acquired Technology
      Software development costs associated with a new product are capitalized pursuant to SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Such costs are capitalized only after technological feasibility has been established. Such capitalized amounts are amortized commencing with product introduction using the straight-line method over the estimated economic life of the product.
      Under the provisions of Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, costs associated with internally developed and/or purchased software systems for new products and enhancements to existing products are capitalized once the projects have reached the application development stage and meet recoverability tests. Capitalized costs include external direct costs of materials and services utilized in developing or obtaining internal-use software, and payroll and payroll-related expenses for employees who are directly associated with and devote time to the internal-use software project. Capitalization of such costs begins when the preliminary project stage is complete and ceases no later than the point at which the project is substantially complete and ready for its intended purpose. These capitalized costs are amortized using the straight-line method over the estimated economic useful life of five year beginning when the asset is ready for its intended use.
      Acquired technology represents existing software that was acquired by way of a business combination. Such software, which may be intended to be licensed to others or used internally, is recorded at its fair value, and amortized using the straight-line method over the estimated economic life of five years.
      Amortization of capitalized software development costs or acquired technology ($410 and $1,119 for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003, respectively) is charged to cost of revenue. All other research and product development costs, including amounts related to assets that have no alternative use, have been expensed as incurred.

(h) Revenue Recognition and Deferred Income
      Revenue from software licensing and related services is accounted for under SOP 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. SOP 97-2, as amended, requires the total revenue on software arrangements involving multiple elements to be allocated to each element based on vendor specific objective evidence of fair values of the elements.
      Revenue from software is recognized when a contract has been executed, the product has been shipped to customers, uncertainty surrounding customer acceptance becomes insignificant, payment terms are fixed or determinable and collection of the related receivable is probable. Maintenance revenues from hardware and software support fees are deferred and recognized ratably over the contract period. As the functionality of the hardware is not dependent on any other services provided by Predecessor Company or Successor Company, hardware sales are recognized upon shipment. Revenue allocated to professional services is recognized as the services are provided. Deferred revenue represents amounts received from customers in advance of revenue being recognized and primarily relates to post contract customer support.

(i) Warranty
      Hardware and the proprietary software are warranted against design defects. A provision for future claims is recorded based upon historical experience.

(j) Stock Based Compensation
      Predecessor Company applied Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock-based employee compensation plans. In 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which, if fully adopted by Predecessor Company, would have changed the method used to recognize the cost of such plans. Predecessor Company adopted the disclosure requirements of SFAS No. 123. Had Predecessor Company adopted the cost recognition provisions of SFAS No. 123 for the period from July 1, 2002 through January 20, 2003, Predecessor Company’s net income would have been adjusted to the pro forma amount indicated below.

Net income, as reported	$2,217
Deduct:
Total stock based employee compensation expense, determined under fair value based method for all awards, net of tax	(455)

Pro forma net income	$1,762

      The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model.

(k) Comprehensive Income
      SFAS No. 130, Reporting Comprehensive Income, requires net foreign exchange translation gains or losses to be included in accumulated other comprehensive income (loss) in the consolidated balance sheet and in the disclosure of comprehensive income (loss). The totals of other comprehensive loss items and comprehensive income are displayed separately for Predecessor Company in the consolidated statements of stockholders’ equity. There were no other comprehensive income (loss) items for Successor Company.

(l) Income Taxes
      The asset and liability approach for income taxes is utilized, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amount and the tax basis of assets and liabilities and operating loss and tax credit carryforwards.

(m) Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	TRANSACTION WITH XXI MERGER CORP.
      On January 21, 2003, XXI Merger Corp. was merged with and into Predecessor Company in a reverse cash merger. As a consequence of the transaction, the former shareholders of Predecessor Company became entitled to receive $16.30 in cash per share. Outstanding options to acquire shares in Predecessor Company were cancelled at the time of the merger, and the holders of each cancelled option with an exercise price of less than $16.30 became entitled to receive an amount equal to the excess of $16.30 over the per share exercise price times the number of shares of common stock subject to the option. XXI Merger Corp. is owned by affiliated funds of TCEP and LLR and certain management members of Successor Company.
      The transaction was accounted for as a purchase business combination. The total purchase price, including direct acquisition costs of $385, was $69,490. The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of January 21, 2003:

Cash	$27,473
Other current assets	9,020
Property and equipment	1,561
Other assets	1
Intangible assets	23,200
Goodwill	22,428

Total assets acquired	83,683

Current liabilities	6,807
Noncurrent liabilities	7,386

Total liabilities assumed	14,193

Net assets acquired	$69,490

      The amortizable acquired intangible assets have a weighted average useful life of approximately six years. The intangible assets include a customer contract and related customer relationship intangible asset of $5,400, which is being amortized using the straight-line method over seven years, acquired technology of $12,600, which is being amortized using the straight-line method over five years, a covenant-not-to-compete of $200, which is being amortized using the straight-line method over five years and trademarks and trade names of $5,000, which are considered to have an indefinite life. The $22,428 of goodwill is not deductible for income tax purposes.

(5)	ACQUISITION OF FASPAC SYSTEMS, INC.
      On June 13, 2003, Successor Company acquired certain assets and assumed certain liabilities of Faspac Systems, Inc. for a total purchase price of $1,842, including direct acquisition costs of $92. A portion of the purchase price ($648) will be paid out no later than June 13, 2004. In addition, $250 of contingent consideration is being held in an escrow account. Such amount, which is currently included in prepaid expenses and other current assets, will be paid out on June 13, 2004 pending the resolution of certain contingencies. Faspac Systems is a provider of enterprise software solutions and services to distribution entities in the fastener industry. Successor Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of June 13, 2003:

Current assets	$360
Property and equipment	127
Intangible asset	1,700
Goodwill	670

Total assets acquired	2,857

Current liabilities	1,015

Total liabilities assumed	1,015

Net assets acquired	$1,842

      The customer contract and related customer relationship intangible asset of $1,700 has a useful life of four years and is being depreciated using the straight-line method. The $670 of goodwill is deductible for income tax purposes.

(6)	PROPERTY AND EQUIPMENT
      Property and equipment consist of the following at June 30, 2003:

Equipment	$91
Computer hardware and software	1,044
Furniture and fixtures	363
Leasehold improvements	234

1,732
Less accumulated depreciation and amortization	(346)

$1,386

      Depreciation and amortization expense for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003 was $548 and $346, respectively.

(7)	ACQUIRED INTANGIBLE ASSETS
      Acquired intangible assets consist of the following at June 30, 2003:

	Gross
	Carrying	Accumulated
	Amount	Amortization

Acquired technology	$12,600	$1,119
Customer contracts and related customer relationships	7,100	344
Covenant-not-to-compete	200	18
Trademarks and trade names	5,000	—

	$24,900	$1,481

      Aggregate amortization expense for the period from January 21, 2003 through June 30, 2003 was $1,481.
      The following table provides estimated future amortization expense related to acquired intangible assets for each of the five succeeding fiscal years:

June 30:
2004	$3,756
2005	3,756
2006	3,756
2007	3,756
2008	2,196

(8)	DEBT
      On January 21, 2003, Successor Company entered into a debt agreement (the 2003 Facility) with a commercial bank. The 2003 Facility includes a $6,500 term loan facility and up to a $6,500 revolving credit facility based on qualifying accounts receivable. On January 21, 2003, Successor Company borrowed the full amount of the term loan and $2,900 on the revolving credit facility. On June 13, 2003, Successor Company borrowed an additional $900 on the revolving credit facility in connection with the Faspac Systems transaction. The term loan facility bears interest at LIBOR plus 3.25% or the prime rate plus 0.50% (4.35% at June 30, 2003). The term loan is due and payable in 12 equal quarterly installments and is secured by certain of Successor Company’s assets. The revolving credit facility bears interest either at the LIBOR rate plus 3.00%, or at the prime rate plus 0.25% (4.25% at June 30, 2003) and matures on January 21, 2006. Successor Company must pay an unused commitment fee of 0.25% on the unused portion of the commitment. The 2003 Facility is subject to customary terms and conditions and includes financial covenants for maintenance of a minimum tangible net worth, a minimum level of funded debt to earnings before interest, taxes, depreciation and amortization and a certain fixed charge coverage ratio. Successor Company was in compliance with all covenants as of June 30, 2003. As of June 30, 2003, Successor Company had outstanding borrowings of $5,417 on the term loan and $900 on the revolving credit facility.

(9)	ACCRUED EXPENSES
      Accrued expenses consist of the following at June 30, 2003:

Accrued salaries	$2,410
Faspac Systems purchase consideration	648
Accrued vacation	360
Other	458

$3,876

(10)	REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
      Successor Company has two classes of authorized stock: common and preferred stock.

(a) Common Stock
      Successor Company is authorized to issue 20,000,000 shares of common stock, par value $0.01 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared. Dividends are subject to the preferential rights of the holders of Successor Company’s preferred stock. Successor Company has never declared dividends on its common stock.

(b) Redeemable Preferred Stock
      In January 2003, Successor Company issued 34,789.59 shares of redeemable preferred stock to TCEP, LLR and certain management members of Successor Company. The preferred stock accrues dividends quarterly at 8% of the liquidation value. For the period from January 21, 2003 through June 30, 2003, $1,236 was recorded for the accretion of dividends. The preferred stock was carried at its current redemption value on the accompanying consolidated balance sheet as of June 30, 2003. Each share of the preferred stock has a liquidation value of $1,000 per share. The liquidation value plus accrued but unpaid dividends are payable on December 31, 2009, the mandatory redemption date.

(c) Senior Management Purchase Agreement
      Under a Senior Management Purchase Agreement dated January 21, 2003, the executive officers of Successor Company were granted the right to purchase common and preferred stock. The shares of common stock were acquired at $0.029 per share and the shares of preferred stock were acquired at $1,000 per share, both of which represented the same price that was paid by TCEP and LLR. A portion of the shares of common stock acquired by the executives (referred to as carry shares) is subject to a vesting schedule. Some of the carry shares vest 25% per year over a four-year period. The remaining carry shares cliff vest on December 31, 2009, unless Successor Company meets certain performance criteria (as established by the board of directors) for the fiscal years ending June 30, 2003 through June 30, 2006. Vesting is accelerated on 25% of these shares whenever the specified performance criteria are met. Upon the occurrence of a sale of Successor Company, all carry shares that have not yet become vested shall become vested immediately prior to such event.
      In the event the executive is terminated, other than for cause, Successor Company has the right, but not the obligation, to acquire from the executive all or a portion of the unvested carry shares for an amount equal to the executive’s original cost, plus up to 50% of the vested carry shares for an amount equal to the fair value of the common stock, as determined by the board of directors. If Successor Company does not exercise its right or chooses to acquire less than the maximum number of unvested or vested carry shares available to it, then TCEP and LLR have the right, but not the obligation, to acquire from the executive any such carry shares not acquired by Successor Company at the same price as described above. If the executive is terminated for cause, Successor Company (or TCEP and LLR, if Successor Company doesn’t exercise any or all of its right) has the right, but not the obligation, to acquire all or a portion of the unvested carry shares and up to 50% of the vested carry shares for an amount equal to the executive’s original cost.

(11)	INCOME TAXES
      On January 21, 2003, XXI Merger Corp. was merged with and into Predecessor Company in a reverse cash merger. For federal income tax purposes, the assets acquired and liabilities assumed will remain at their pre-merger historical tax bases. For financial reporting purposes the merger transaction was accounted for as a purchase business combination whereby the assets acquired and liabilities assumed were recorded at their fair values. Accordingly, a difference exists between the tax basis of the assets acquired and liabilities assumed in the merger transaction and the assigned values of these assets and liabilities for financial reporting purposes.

      SFAS No. 109, Accounting for Income Taxes, requires that deferred tax assets and liabilities be recognized at the date of the merger transaction for (a) acquired net operating loss and credit carryforwards and (b) differences between the assigned values for financial reporting purposes and the tax bases of assets acquired and liabilities assumed. A valuation allowance for acquired deferred tax assets is established at the merger date if it is more likely than not that all or some portion of the acquired tax benefits will not be realized in the future. Increases in the valuation allowance recognized subsequent to the merger will be recorded as an increase in the provision for income taxes for Successor Company.
      The provision for income taxes consisted of the following for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003:

	(Predecessor	(Successor
	Company)	Company)

Federal:
Current	$1,718	$1,384
Deferred	(808)	(1,137)

	910	247

State:
Current	179	302
Deferred	121	(159)

	300	143

	$1,210	$390

      The components of net deferred tax liabilities consist of the following as of June 30, 2003:

Deferred tax assets:
Net operating loss carryforward	$349
Research and development credit carryforward	837
Inventory	13
Accrued vacation	47
Bad debt	194
Property and equipment	292

1,732
Deferred tax liabilities:
Intangibles	(8,199)
Deferred revenue	(158)

Net deferred tax liability	$(6,625)

      The net deferred tax liability consists of the following as of June 30, 2003:

Current deferred tax asset	$96
Noncurrent deferred tax liability	(6,721)

$(6,625)

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards are available and the temporary differences representing net future deductibles reverse. Based upon these factors, management determined that it is more likely than not that

Successor Company will realize the benefits of these deferred tax assets, and as a result, has not provided for a valuation allowance.
      The following is a reconciliation between expected tax expense at the statutory rate of 34% and actual tax expense for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003:

	(Predecessor	(Successor
	Company)	Company)

Tax expense at the statutory rate	34.0%	34.0%
State tax expense, net of federal benefit	4.5	2.8
Research and development credit	(11.1)	(13.3)
Nondeductible expenses	5.8	3.1
Tax exempt income	(0.8)	(0.1)
Other	2.9	0.9

	35.3%	27.4%

(12)	STOCK OPTION AND AWARD PLAN
      Under Predecessor Company’s 1993 Stock Plan (the Plan), Predecessor Company had reserved 1,200,000 shares of common stock for issuance of both incentive and nonqualified options. Under the Plan, options to purchase shares of common stock could have been granted to key employees and consultants. The Plan provided that the exercise price of incentive options should not be less than the fair market value of the shares on the date of the grant, that the exercise price of nonqualified options should not be less than 75% of the fair market value of the shares on the date of grant and, in either case, that no portion of such options could be exercised beyond ten years from the date of grant.
      Under the Plan, Predecessor Company was authorized to issue shares of common stock pursuant to awards granted in various forms, including incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options, and other similar stock-based awards.
      A summary of the changes to Predecessor Company’s stock options during the period from July 1, 2002 through January 20, 2003 is presented below:

			Weighted
			Average
		Exercise Price	Exercise
	Shares	Per Share	Price

Options outstanding at July 1, 2002	717,152	$4.125 to $22.375	$8.91
Cancelled	(3,000)	$9.900 to $15.875	11.89
Exercised	(156,000)	$4.500 to $9.125	6.36

Options outstanding at January 20, 2003	558,152	$4.125 to $22.375	11.89
Cancelled in connection with merger	(558,152)

Options outstanding at June 30, 2003	—

      The following table summarizes information concerning outstanding and exercisable options as of January 20, 2003:

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
	Number of	Remaining	Exercise	Number of	Exercise
Range of Exercise Prices	Options	Life (Years)	Price	Options	Price

$4.125 to $5.250	113,785	3.58	$5.11	113,785	$5.11
$6.50 to $9.90	290,000	3.42	7.89	260,665	7.77
$15.875 to $22.375	154,367	6.86	16.17	119,632	16.16

$4.125 to $22.375	558,152	5.60	9.61	494,082	9.17

(13)	EMPLOYEE BENEFITS
      A qualified profit sharing plan covering employees who meet certain eligibility requirements is maintained for the benefit of the employees. Contributions are at the discretion of the board of directors and may not exceed the maximum amount allowable for federal income tax deduction purposes. No contributions were made to the qualified profit sharing plan for the periods presented.
      A 401(k) Retirement Savings Plan is maintained for the benefit of the employees. Contributions are at the discretion of management and were $121 and $97 for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003, respectively.

(14)	COMMITMENTS
      Successor Company leases its primary facility from the majority stockholder of Predecessor Company under a lease that expires on November 30, 2007. The lease agreement includes a five-year renewal provision at Successor Company’s option. The future minimum payments under noncancelable operating leases at June 30, 2003 are as follows:

Fiscal year:
2004	$648
2005	518
2006	533
2007	547
2008	234

$2,480

      Rent expense, including the above lease, for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003 was $307 and $258, respectively.
      There is no material litigation pending to which Successor Company is a party or to which any of its property is subject. Successor Company is involved from time to time as a plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of pending proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with respective counsel representing Successor Company in such proceedings, that the resolution of these proceedings should not have a material effect on Successor Company’s consolidated financial position, liquidity or results of operation.

(15)	SUBSEQUENT EVENTS
      On November 5, 2003, Successor Company acquired all of the outstanding stock of Systems Design, Inc. (SDI). The total purchase price, including estimated direct acquisition costs of $95, was $5,395. SDI is a provider of enterprise software solutions and services for distributors in the tile and floor covering and other durable goods industries. Successor Company borrowed $4,000 on the revolving credit facility as partial consideration for the SDI acquisition.
      On March 31, 2004, Successor Company acquired all of the outstanding stock of Distributor Information Systems Corporation, Inc. (DISC). The total purchase price, including estimated direct acquisition costs of $95, was $7,795. DISC is a provider of enterprise software solutions and services for distributors in the fluid power, hydraulics and other durable goods industries. Prior to the closing of the transaction, Successor Company amended its revolving credit facility to allow for borrowings up to $9,500. Successor Company borrowed $7,700 on the amended revolving credit facility in connection with the acquisition of DISC.
      Successor Company is in the process of obtaining independent third-party appraisals of the fair value of the acquired intangibles for the SDI and DISC acquisitions. Information with respect to assets acquired and liabilities assumed is not currently available with respect to these two acquisitions.

________________________________________________________________________________

Activant Solutions Inc.
Offers to Exchange
         $175,000,000 aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2016, which have been registered under the Securities Act of 1933, for any and all of its outstanding 9 1/2% Senior Subordinated Notes due 2016.
      Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
      (a) Triad Data Corporation and Triad Systems Financial Corporation are each incorporated under the laws of California.
      Under Section 317 of the California General Corporation Law (“CGCL”), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.
      Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized under Section 317.
      The bylaws of each of the corporations provides that each corporation may indemnify any director, officer, employee or other agent of the corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a proceeding to which that person was or is threatened to be made a party by reason of the fact that he was or is an agent of the corporation, but only to the extent allowed by CGCL and subject to director or shareholder approval as required by the CHCL.
      (b) Distributor Information Systems Corporation is incorporated under the laws of Connecticut.
      Under Section 33 of the Business Corporation Act (the “BCA”) the corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding he conducted himself in good faith, he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation. and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, or he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the BCA.
      A corporation may also purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify or advance expenses to him against the same liability under the BCA.
      The bylaws of Distributor Information Systems Corporation state that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is a director or officer of the corporation shall be indemnified by the corporation to the fullest extent it is empowered to do so unless prohibited under the BCA.
      (c) CCI/ ARD, Inc., Speedware Holdings, Inc., Prophet 21 Canada, Inc. and Prophet 21 Investment Corporation are each incorporated under the laws of Delaware.
      Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
      Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.
      In accordance with these provisions, the articles of incorporation and/or the bylaws of CCI/ ARD, Inc., Speedware Holdings, Inc., Prophet 21 Canada, Inc. and Prophet 21 Investment Corporation provide for indemnification of any person who is, was or shall be a director, officer, employee or agent of the corporation, to the full extent permitted by the DGCL, as amended from time to time.
      (d) HM Coop, LLC is a limited liability company organized under the laws of Delaware
      Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.
      In accordance with this provisions, the Limited Liability Company Agreement of HM Coop, LLC states that HM Coop, LLC shall indemnify any person who was, is, or is threatened to be made a party to a proceeding to the fullest extent permitted by the DLLCA.
      (e) SDI Merger Corporation is incorporated under the laws of Illinois.
      Under Section 805 of the Illinois Business Act of 1983, as amended, (the “IBA”) a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
      A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the IBA.
      The bylaws of SDI Merger Corporation permit the corporation to indemnify its officers and directors to the fullest extent permissible under the IBA.
      (f) Stanpak Systems, Inc. is incorporated under the laws of Massachusetts.
      Chapter 156B, Section 67 of the Annotated Laws of Massachusetts (the Massachusetts Business Corporation Act) (“MBCA”) states that indemnification of directors, officers, employees and other agents of a corporation may be provided by it to whatever extent authorized by the articles of organization or a bylaw adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or bylaws otherwise require, indemnification of any such persons who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification.
      No indemnification may be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.
      A corporation shall also have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation whether or not the corporation would have the power to indemnify him against such liability.
      The bylaws of Stanpak Systems, Inc. provide that any person made party to or involved in any litigation by reason of the fact that he is or was a director or officer or by reason of his alleged negligence or misconduct in the performance of his duties as such director or officers shall be indemnified by the corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defence of such litigation.
      Each corporation, acting through its board of directors, has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization in which it has an interest, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.
      (g) Prophet 21 (New Jersey), Inc. is incorporated under the laws of New Jersey.
      Section 14A of the Business Corporation Act (the “BCA”) states that any corporation organized for any purpose under any general or special law of New Jersey shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.
      The bylaws of Prophet 21 (New Jersey), Inc. state that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation shall be indemnified to the fullest extent permitted under the BCA.
      (h) Trade Service Systems, Inc. is incorporated under the laws of Pennsylvania.
      Under Section 1741 of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), subject to certain limitations, a corporation has the power to indemnify directors, officers and other parties under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a representative of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
      Expenses incurred by parties in defending any action may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the party to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.
      The bylaws of Trade Service Systems, Inc. provide that the corporation may indemnify any person who is or was or shall be a director or officer of the corporation, and may indemnify any person who is or was or shall be an employee or agent of the corporation, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
      (j) Enterprise Computer Systems, Inc. is incorporated under the laws of South Carolina.
      Under Section 33 of the South Carolina Code of Laws (the “SCCL”), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
      The bylaws of Enterprise Computer Systems, Inc. state that the corporation shall indemnify any individual made a party to a proceeding because he is or was a director or officer of the corporation against liability incurred in the proceeding to the fullest extent permitted by the
      (k) Prelude Systems, Inc. is incorporated under the laws of Texas.
      The Texas Business Corporation Act (the “TBCA”) provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defence of the proceeding. A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.
      An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 of the TBCA if it is determined in accordance with Section 8.103 that the person acted in good faith; reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and, in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

      The articles of incorporation and bylaws of Prelude Systems, Inc. provide that the corporation shall indemnify its present and former officers and directors to the fullest extent permitted by the TBCA.
Item 21. Exhibits and Financial Statement Schedules.
      (a) Exhibits

2.1	Agreement and Plan of Merger, dated as of March 3, 2006, between EM Acquisition Corporation and Education Management Corporation (“EDMC”) (incorporated herein by reference to the Exhibits filed with EDMC’s Current Report on Form 8-K dated March 9, 2006 and filed March 9, 2006 (Commission File No. 000-21363))
3.1	Articles of Incorporation of Activant Solutions Inc.
3.2	Bylaws of Activant Solutions Inc.
3.3	Articles of Incorporation of CCI/ ARD, Inc.
3.4	Bylaws of CCI/ ARD, Inc.
3.5	Articles of Incorporation of CCI/ Triad Gem, Inc.
3.6	Bylaws of CCI/ Triad Gem, Inc.
3.7	Articles of Incorporation of Distributor Information Systems Corporation
3.8	Bylaws of Distributor Information Systems Corporation
3.9	Articles of Incorporation of Enterprise Computer Systems, Inc.
3.10	Bylaws of Enterprise Computer Systems, Inc.
3.11	Certificate of Formation of HM Coop, Inc.
3.12	Limited Liability Company Agreement of HM Coop, Inc.
3.13	Articles of Incorporation of Prelude Systems, Inc.
3.14	Bylaws of Prelude Systems, Inc.
3.15	Articles of Incorporation of Prophet 21 Canada, Inc.
3.16	Bylaws of Prophet 21 Canada, Inc.
3.17	Articles of Incorporation of Prophet 21, Inc.
3.18	Bylaws of Prophet 21, Inc.
3.19	Articles of Incorporation of Prophet 21 Investment Corporation
3.20	Bylaws of Prophet 21 Investment Corporation
3.21	Articles of Incorporation of Prophet 21 (New Jersey), Inc.
3.22	Bylaws of Prophet 21 (New Jersey), Inc.
3.23	Articles of Incorporation of SDI Merger Corporation
3.24	Bylaws of SDI Merger Corporation
3.25	Articles of Incorporation of Speedware Holdings, Inc.
3.26	Bylaws of Speedware Holdings, Inc.
3.27	Articles of Incorporation of Speedware USA Inc.
3.28	Bylaws of Speedware USA Inc.
3.29	Articles of Incorporation of Stanpak Systems, Inc.
3.30	Bylaws of Stanpak Systems, Inc.
3.31	Articles of Incorporation of Trade Service Systems, Inc.
3.32	Bylaws of Trade Service Systems, Inc.
3.33	Articles of Incorporation of Triad Data Corporation
3.34	Bylaws of Triad Data Corporation
3.35	Articles of Incorporation Triad Systems Corporation
3.36	Bylaws of Triad Systems Corporation
3.37	Articles of Incorporation of Triad Systems Financial Corporation

3.38	Bylaws of Triad Systems Financial Corporation
4.1	Indenture, dated as of May 2, 2006 Among Lone Star Merger Corp., Activant Solutions Inc., Activant Solutions Holdings Inc., the Guarantors therein and Wells Fargo Bank, National Association, as Trustee, relating to the 9 1/2% Senior Subordinated Notes due 2016
5.1	Opinion of Simpson Thacher & Bartlett LLP*
5.2	Opinion of California Counsel*
5.3	Opinion of Connecticut Counsel*
5.4	Opinion of Illinois Counsel*
5.5	Opinion of Massachusetts Counsel*
5.6	Opinion of New Jersey Counsel*
5.7	Opinion of Pennsylvania Counsel*
5.8	Opinion of South Carolina Counsel*
5.9	Opinion of Texas Counsel*
10.1	Credit Agreement, dated as of May 2, 2006, among Lone Star Merger Corp., a Delaware corporation (to be merged with, and into, Activant Solutions Holdings Inc., which, in turn shall be merged with, and into, Activant Solutions Inc.), Lone Star Holding Corp., a Delaware corporation, Deutsche Bank Trust Company Americas, as Administrative Agent, Swing Line Lender and an L/ C Issuer, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Syndication Agent
10.2	Guarantee Agreement, dated as of May 2, 2006, among Lone Star Merger Corp., a Delaware corporation (to be merged with, and into, Activant Solutions Holdings Inc., which, in turn, will be merged with, and into, Activant Solutions Inc., “Merger Sub”), Lone Star Holding Corp., a Delaware corporation (“Holdings”), the Subsidiaries of the Borrower identified therein and Deutsche Bank Trust Company Americas, as Administrative Agent
10.3	Security Agreement, dated as of May 2, 2006, among Lone Star Merger Corp., a Delaware corporation (to be merged with, and into, Activant Solutions Holdings Inc., which, in turn, will be merged with, and into, Activant Solutions Inc., “Merger Sub”), Lone Star Holding Corp., a Delaware corporation (“Holdings”), the Subsidiaries of Holdings identified therein and Deutsche Bank Trust Company Americas, as Collateral Agent for the Secured Parties (as defined therein)
10.4	Intellectual Property Security Agreement, dated as of May 2, 2006, among Lone Star Merger Corp., a Delaware corporation (to be merged with, and into, Activant Solutions Holdings Inc., which, in turn, will be merged with, and into, Activant Solutions Inc., “Merger Sub”), Lone Star Holding Corp., a Delaware corporation (“Holdings”), the Subsidiaries of Holdings identified therein and Deutsche Bank Trust Company Americas, as Collateral Agent for the Secured Parties (as defined therein)
10.6	Employment Agreement between Pervez Qureshi and Lone Star Holding Corp, dated as of May 2, 2006
10.7	Stockholders Agreement, dated as of May 2, 2006, among Lone Star Holding Corp., Lone Star Merger Corp., Hellman & Friedman Capital Partners V, L.P., Hellman & Friedman Capital Partners V (Parallel), L.P., Hellman & Friedman Capital Associates V, LLC, Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P., Thoma Cressey Fund VIII, L.P., JMI Equity Fund V, L.P., JMI Equity Fund V (AI), L.P. and the other signatories thereto
12.1	Computation of Ratio of Earnings to Fixed Charges
21.1	List of Subsidiaries
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of California Counsel (included as part of its opinion filed as Exhibit 5.2 hereto)
23.3	Consent of Connecticut Counsel (included as part of its opinion filed as Exhibit 5.3 hereto)
23.4	Consent of Illinois Counsel (included as part of its opinion filed as Exhibit 5.4 hereto)
23.5	Consent of Massachusetts Counsel (included as part of its opinion filed as Exhibit 5.5 hereto)
23.6	Consent of New Jersey Counsel (included as part of its opinion filed as Exhibit 5.6 hereto)
23.7	Consent of Pennsylvania Counsel (included as part of its opinion filed as Exhibit 5.6 hereto)
23.8	Consent of South Carolina Counsel (included as part of its opinion filed as Exhibit 5.8 hereto)

23.9	Consent of Texas Counsel (included as part of its opinion filed as Exhibit 5.9 hereto)
23.10	Consent of Ernst & Young LLP
23.11	Consent of KPMG LLP (Montreal)
23.12	Consent of KPMG LLP (Philadelphia)
24.1	Power of Attorney of Activant Solutions Inc.
24.2	Power of Attorney of CCI/ ARD, Inc.
24.3	Power of Attorney of CCI/ Triad Gem, Inc.
24.4	Power of Attorney of Distributor Information Systems Corporation
24.5	Power of Attorney of Enterprise Computer Systems, Inc.
24.6	Power of Attorney of HM Coop, LLC
24.7	Power of Attorney of Prelude Systems, Inc.
24.8	Power of Attorney of Prophet 21 Canada, Inc.
24.9	Power of Attorney of Prophet 21, Inc.
24.10	Power of Attorney of Prophet 21 Investment Corporation
24.11	Power of Attorney of Prophet 21 (New Jersey), Inc.
24.12	Power of Attorney of SDI Merger Corporation
24.13	Power of Attorney of Speedware Holdings, Inc.
24.14	Power of Attorney of Speedware USA Inc.
24.15	Power of Attorney of Stanpak Systems, Inc.
24.16	Power of Attorney of Trade Service Systems, Inc.
24.17	Power of Attorney of Triad Data Corporation
24.18	Power of Attorney Triad Systems Corporation
24.19	Power of Attorney of Triad Systems Financial Corporation
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of with respect to the Indenture governing the Notes
99.1	Form of Letter of Transmittal*
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.3	Form of Letter to Clients*
99.4	Form of Notice of Guaranteed Delivery*

* To be filed by amendment
      (b) Financial Statement Schedules

None.

Item 22.	Undertakings.
      (a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

ACTIVANT SOLUTIONS INC.

By:	*

Name: Pervez Qureshi

Title:	President, Chief Executive Officer and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Pervez Qureshi	President, Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2006

* Greg Petersen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 19, 2006

/s/ Christopher Speltz Christopher Speltz	Senior Vice President of Finance, Treasurer and Assistant Secretary (Principal Accounting Officer)	October 19, 2006

* Andy Ballard	Director	October 19, 2006

* Paul Barber	Director	October 19, 2006

* Marcel Bernard	Director	October 19, 2006

* Orlando Bravo	Director	October 19, 2006

* S. Scott Crabill	Director	October 19, 2006

* Allen Thorpe	Director	October 19, 2006

Signature		Title	Date

* David Tunnell		Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

CCI/ ARD, INC.

By:	/s/ Christopher Speltz

Name: Christopher Speltz

Title:	President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Christopher Speltz Christopher Speltz		President (Principal Executive Officer) and Director	October 19, 2006

* Greg Petersen		Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

CCI/ TRIAD GEM, INC.

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Executive Vice President, Secretary (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

DISTRIBUTOR INFORMATION SYSTEMS CORPORATION

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

ENTERPRISE COMPUTER SYSTEMS, INC.

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Senior Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

HM COOP, LLC

By:	*

Name: Greg Petersen

Title:	President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Greg Petersen	President (Principal Executive Officer and Director)	October 19, 2006

/s/ Christopher Speltz Christopher Speltz	Vice President (Principal Financial Officer and Principal Accounting Officer)	October 19, 2006

* Pervez Qureshi	Director	October 19, 2006

* Andy Ballard	Director	October 19, 2006

* Paul Barber	Director	October 19, 2006

* Marcel Bernard	Director	October 19, 2006

* Orlando Bravo	Director	October 19, 2006

* S. Scott Crabill	Director	October 19, 2006

* Allen Thorpe	Director	October 19, 2006

Signature		Title	Date

* David Tunnell		Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

PRELUDE SYSTEMS, INC.

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

PROPHET 21 CANADA, INC.

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

PROPHET 21, INC.

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

PROPHET 21 INVESTMENT CORPORATION

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

PROPHET 21 (NEW JERSEY), INC.

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

SDI MERGER CORPORATION

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Senior Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

SPEEDWARE HOLDINGS, INC.

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

SPEEDWARE USA INC.

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

STANPAK SYSTEMS, INC.

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

TRADE SERVICE SYSTEMS, INC.

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

TRIAD DATA CORPORATION

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Executive Vice President, Assistant Secretary (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

TRIAD SYSTEMS CORPORATION

By:	*

Name: Greg Petersen
Title: President and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Executive Vice President, Assistant Secretary (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2006.

TRIAD SYSTEMS FINANCIAL CORPORATION

By:	*

Name: Greg Petersen

Title:	President, Chief Executive Officer and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Greg Petersen		President, Chief Executive Officer (Principal Executive Officer) and Director	October 19, 2006

/s/ Christopher Speltz Christopher Speltz		Senior Vice President, Chief Financial Officer, Assistant Secretary (Principal Financial Officer and Principal Accounting Officer) and Director	October 19, 2006

*By:	/s/ Christopher Speltz Christopher Speltz Attorney-in-Fact